                                                      Registration No. 333-23911
                                                      ==========================

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         PRE-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                      MID-MISSOURI HOLDING COMPANY, INC.
            (Exact name of registrant as specified in its charter)

             MISSOURI                            6060                      43-1676881
(State or other jurisdiction of       (Primary Standard Industrial        (IRS Employer
 incorporation or organization)       Classification Code Number)     Identification Number)

                       318 West Main Street, P.O. Box 489
                         Sullivan, Missouri  63080-0489
                                 (573) 468-3191

  (Address, including zip code and telephone number, including area code, of
                   Registrant's principal executive offices)
                         _____________________________

                              E. MILT BRANUM, JR.

                     President and Chief Executive Officer
                       Mid-Missouri Holding Company, Inc.
                      318 West Main Street, P.O. Box 489
                         Sullivan, Missouri 63080-0489
                                 (573) 468-3191

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                         _____________________________

                                  COPIES TO:

       JOHN K. PRUELLAGE, ESQ.             MICHAEL W. FORSTER, ESQ.
       Lewis, Rice & Fingersh, L.C.        Sandberg, Phoenix & von Gontard,P.C.
       500 N. Broadway, Suite 2000         1 City Centre, 15th Floor
       St. Louis, Missouri 63102           St. Louis, Missouri  63101
       (314) 444-7600                      (314) 231-3332

================================================================================

            AMERICAN FEDERAL SAVINGS & LOAN ASSOCIATION OF SULLIVAN

                                PROXY STATEMENT

                            ______________________
                       MID-MISSOURI HOLDING COMPANY, INC.

                                   PROSPECTUS

RELATING TO UP TO 40,000 SHARES OF COMMON STOCK, PAR VALUE $10.00 PER SHARE, OF
                       MID-MISSOURI HOLDING COMPANY, INC.


    This Proxy Statement/Prospectus ("Proxy Statement/Prospectus") is being furnished to the stockholders of American Federal Savings & Loan Association of Sullivan, a Federal savings and loan association ("American Federal"), in connection with the solicitation of proxies by the Board of Directors of American Federal for use at the special meeting of stockholders of American Federal (the "Special Meeting") to be held at 10:00 a.m., local time, on June 17, 1997, at the Odd Fellows Community Center, located at 77 Hughes Ford Road, Sullivan, Missouri, and at any adjournments or postponements thereof.

    At the Special Meeting, stockholders of American Federal will consider and vote upon the Agreement and Plan of Merger, dated December 6, 1996, as amended on February 13, 1997 and on May 7, 1997 (as amended, the "Merger Agreement"), by and among American Federal, Mid-Missouri Holding Company, Inc., a Missouri corporation ("Mid-Missouri"), and Bank of Sullivan, a Missouri bank and wholly owned subsidiary of Mid-Missouri ("Subsidiary Bank"), which provides for, among other matters, the merger (the "Merger") of American Federal with and into Subsidiary Bank, and in connection therewith an amendment to Section 8 of the Federal Stock Charter of American Federal to eliminate the five-year prohibition on direct and indirect offers to acquire, and acquisitions of, more than ten percent (10%) of any class of any equity security of American Federal (the "Charter Amendment"). In addition, the holders of the issued and outstanding shares of common stock, par value $1.00 per share, of American Federal ("American Federal Common") may be asked to vote on a proposal to adjourn or postpone the Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the Merger Agreement and the Charter Amendment.
Upon consummation of the Merger, each issued and outstanding share of American Federal Common (other than shares held by any stockholder properly exercising dissenters' rights) will be converted into the right to receive a combination of cash and shares of common stock of Mid-Missouri, par value $10.00 per share ("Mid-Missouri Common"), calculated in accordance with the formula set forth in
Section 1.05 of the Merger Agreement and described in this Proxy Statement/Prospectus.

    This Proxy Statement/Prospectus also constitutes a prospectus of Mid-Missouri with respect to up to 40,000 shares of Mid-Missouri Common issuable in the Merger to holders of American Federal Common.

    This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to stockholders of American Federal on or about May 15, 1997 (the "Mailing Date").

    Any proxy given pursuant to this solicitation may be revoked by the grantor at any time prior to the voting thereof at the Special Meeting. Furthermore, any such proxy indicating a vote against approval of the Merger Agreement and Charter Amendment may not be used to vote in favor of an adjournment or postponement of the Special Meeting if the purpose thereof is to allow time for the solicitation of additional votes to approve the Merger Agreement and the Charter Amendment, unless contrary instructions are expressly provided in such proxy. Holders of American Federal Common will be entitled to dissenters' rights in connection with the Merger as described herein.

    This Proxy Statement/Prospectus does not cover any resales of the Mid-Missouri Common offered hereby to be received by the stockholders deemed to be "affiliates" of Mid-Missouri or American Federal upon consummation of the Merger. No person is authorized to make use of this Proxy Statement/Prospectus in connection with such resales.

     THE SHARES OF MID-MISSOURI COMMON ISSUABLE IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("S.E.C.") OR
   ANY STATE SECURITIES COMMISSION NOR HAS THE S.E.C. OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      ___________________________________
   THE SHARES OF MID-MISSOURI COMMON OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS,
    DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE
 FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                      ___________________________________
     THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS May 15, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                                           PAGE
                                                                                           ----
AVAILABLE INFORMATION.....................................................................    1

FORWARD LOOKING STATEMENTS................................................................    1

SUMMARY INFORMATION.......................................................................    3
    Introduction..........................................................................    3
    The Parties...........................................................................    3
         Mid-Missouri.....................................................................    3
         American Federal.................................................................    4
         Relationship of the Parties......................................................    4
    The Special Meeting...................................................................    4
         Date, Time and Place of the Special Meeting......................................    4
         Matters to be Considered at the Special Meeting..................................    4
         Record Date for the Special Meeting..............................................    5
         Vote Required to Approve the Merger Agreement and the Charter Amendment..........    5
         Certain Holders of American Federal Common.......................................    5
         Revocation of Proxies............................................................    5
    The Merger............................................................................    6
         Merger Consideration.............................................................    6
         Calculation of the Merger Consideration..........................................    7
         Reasons for the Merger and Recommendations of the Boards of Directors............    8
         Opinions of Financial Advisors...................................................    8
         Conduct of Business Pending the Merger; Dividends................................    9
         Conditions to the Merger; Regulatory Approvals...................................    9
         Termination of the Merger Agreement..............................................   10
         Regulation.......................................................................   10
         Federal Income Tax Consequences..................................................   10
         Accounting Treatment.............................................................   11
         Effective Time of the Merger.....................................................   11
         Interests of Certain Persons in the Merger.......................................   12
         Dissenters' Rights...............................................................   12
    Management and Operations After the Merger............................................   12
    The Charter Amendment.................................................................   13
         General..........................................................................   13
         Conditions to the Charter Amendment; Regulatory Approvals; Effective Time........   13
    Comparison of Shareholder Rights......................................................   14

COMPARATIVE STOCK PRICES..................................................................   15

SELECTED COMPARATIVE PER SHARE DATA.......................................................   16

SELECTED FINANCIAL DATA...................................................................   17

THE SPECIAL MEETING.......................................................................   20
    Date, Time and Place of the Special Meeting...........................................   20
    Matters to be Considered at the Special Meeting.......................................   20
    Record Date for the Special Meeting...................................................   20

                                                                                           PAGE
                                                                                           ----
    Vote Required to Approve the Merger Agreement and the Charter Amendment...............   20
    Voting and Revocation of Proxies for the Special Meeting..............................   21
    Solicitation of Proxies for the Special Meeting.......................................   22
    Expenses for Preparation of Proxy Statement/Prospectus................................   22
    Mailing Date of Proxy Statement/Prospectus............................................   22

THE PARTIES...............................................................................   22
    Mid-Missouri..........................................................................   22
    American Federal......................................................................   22
    Relationship of the Parties...........................................................   23

THE MERGER AND THE CHARTER AMENDMENT......................................................   23
    General...............................................................................   23
    Background of the Merger..............................................................   23
    Background of the Charter Amendment...................................................   24
    Reasons for the Merger................................................................   25
         American Federal.................................................................   25
         Mid-Missouri.....................................................................   25
    Opinions of the Financial Advisors....................................................   25
    Recommendation of the Board of Directors..............................................   26
    Merger Consideration..................................................................   27
    Fractional Shares.....................................................................   28
    Form of the Merger....................................................................   28
    Closing Date; Effective Time..........................................................   28
    Conduct of Business Pending the Merger; Dividends.....................................   28
    Regulatory Approvals..................................................................   29
         The Merger.......................................................................   29
         The Charter Amendment............................................................   29
    Conditions to Consummation of the Merger and the Charter Amendment....................   30
         The Merger.......................................................................   30
         The Charter Amendment............................................................   31
    Termination or Abandonment............................................................   31
    Dissenters' Rights....................................................................   31
    Exchange of American Federal Stock Certificates; Fractional Shares....................   32
    Representations and Warranties of American Federal, Mid-Missouri and Subsidiary Bank..   33
    Certain Other Agreements..............................................................   33
         Business of American Federal in Ordinary Course..................................   33
         Additional American Federal Reserves, Accruals, Charges and Expenses.............   34
         Other American Federal Agreements................................................   34
         Mid-Missouri's Agreements........................................................   35
    No Solicitation.......................................................................   35
    Waiver and Amendment..................................................................   35
    Federal Income Tax Consequences.......................................................   35
    Resale of Mid-Missouri Common.........................................................   37
    Interests of Certain Persons in the Merger............................................   37
         Insurance; Indemnification.......................................................   37
    Accounting Treatment..................................................................   37
    Management and Operations After the Merger............................................   38

PRO FORMA FINANCIAL DATA..................................................................   39

                                                                                            PAGE
                                                                                            ----
DESCRIPTION OF MID-MISSOURI CAPITAL STOCK.................................................   43
    Mid-Missouri Common...................................................................   43

COMPARISON OF SHAREHOLDER RIGHTS..........................................................   43
    Shareholder Vote Required for Certain Transactions....................................   44
         Business Combinations............................................................   44
         Removal of Directors.............................................................   44
         Amendments to Articles of Incorporation/Charter..................................   45
    Voting Rights.........................................................................   45
    Special Meetings of Shareholders; Shareholder Action by Written Consent...............   46
    Dissenters' Rights....................................................................   46
    Takeover Statutes.....................................................................   47
    Liability of Directors; Indemnification...............................................   48
    Limitation of Liability of Directors..................................................   49
    Consideration of Non-Shareholder Interests............................................   49

INFORMATION ABOUT MID-MISSOURI............................................................   50
    Business of Mid-Missouri..............................................................   50
    Management's Discussion and Analysis of Financial Condition and Results of
         Operations of Mid-Missouri.......................................................   53

INFORMATION ABOUT AMERICAN FEDERAL........................................................   66
    Business of American Federal..........................................................   66
    Management's Discussion and Analysis of Financial Condition and Results of
         Operations of American Federal...................................................   66
    Security Ownership of Certain Beneficial Owners and Management........................   74
    Family Relationships..................................................................   75

LEGAL OPINION.............................................................................   76

EXPERTS...................................................................................   76
    Independent Auditors for Mid-Missouri.................................................   76
    Independent Auditors for American Federal.............................................   76
    Presence at Special Meeting...........................................................   76

SHAREHOLDER PROPOSALS.....................................................................   76

FINANCIAL STATEMENTS FOR MID-MISSOURI AND AMERICAN FEDERAL................................ FS-1

    APPENDICES
         Merger Agreement.................................................................  A-1
         Section 8 of the Federal Stock Charter of American Federal.......................  B-1
         Proposed Stockholder Resolutions Regarding the Merger Agreement and the Charter
               Amendment..................................................................  C-1
         Fairness Opinion of Norman Backues & Associates, Inc.............................  D-1
         Fairness Opinion of Lexington Financial Group, L.L.C.............................  E-1
         Excerpts of Title 12 - Banks and Banking (Dissenters' Rights)....................  F-1
         Preliminary Tax Opinion of Lewis, Rice & Fingersh, L.C...........................  G-1

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND ANY SUCH INFORMATION OR REPRESENTATION, IF GIVEN OR MADE, MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MID-MISSOURI OR AMERICAN FEDERAL. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE A SOLICITATION OR AN OFFERING OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR IN ANY JURISDICTION TO ANY PERSON TO WHOM IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT ANY INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                             AVAILABLE INFORMATION

    Mid-Missouri has filed with the Securities and Exchange Commission (the "S.E.C.") a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Mid-Missouri Common to be issued pursuant to the Merger described herein. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the S.E.C., 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Statements contained in this Proxy Statement/Prospectus or in any document incorporated in this Proxy Statement/Prospectus by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance where reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement is qualified in all respects by such reference.

    In connection with the filing of the Registration Statement, Mid-Missouri is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, New York, New York 10048, and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661, and copies of such materials can be obtained from the public reference section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the SEC. The address of that site is http://www.sec.gov.


                          FORWARD LOOKING STATEMENTS

    THIS PROXY STATEMENT/PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND THE BUSINESS OF MID-MISSOURI FOLLOWING THE CONSUMMATION OF THE MERGER. SEE "SUMMARY INFORMATION," "THE MERGER AND THE CHARTER AMENDMENT -- REASONS FOR THE MERGER," "THE MERGER AND THE CHARTER AMENDMENT -- RECOMMENDATION OF THE BOARD OF DIRECTORS," AND "PRO FORMA FINANCIAL DATA." THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES:

(1) EXPECTED COST SAVINGS FROM THE MERGER CANNOT BE FULLY REALIZED; (2) DEPOSIT ATTRITION, CUSTOMER LOSS OR REVENUE LOSS FOLLOWING THE MERGER IS GREATER THAN EXPECTED; (3) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF MID-MISSOURI AND AMERICAN FEDERAL ARE GREATER THAN EXPECTED; (4) CHANGES IN THE INTEREST RATE ENVIRONMENT AND REDUCED MARGINS; (5) THE IMPACT OF REGULATORY CHANGES IS OTHER THAN AS EXPECTED; AND (6) GENERAL ECONOMIC CONDITIONS, EITHER NATIONALLY OR REGIONALLY, ARE LESS FAVORABLE THAN EXPECTED RESULTING IN A DETERIORATION OF CREDIT QUALITY.

--------------------------------------------------------------------------------

                              SUMMARY INFORMATION

    The following is a brief summary of certain information contained elsewhere in this Proxy Statement/Prospectus. Although the following summary addresses material information regarding the Merger, it is not intended to be complete and is qualified in all respects by the information appearing elsewhere herein or incorporated by reference into this Proxy Statement/Prospectus, the Appendices hereto and the documents referred to herein. All information contained in this Proxy Statement/Prospectus relating to Mid-Missouri and its subsidiary has been supplied by Mid-Missouri and all information relating to American Federal has been supplied by American Federal. Stockholders are urged to read this Proxy Statement/Prospectus and the Appendices hereto in their entirety.


                                 INTRODUCTION

    This Proxy Statement/Prospectus relates to an Agreement and Plan of Merger dated December 6, 1996, as amended on February 13, 1997 and on May 7, 1997 (as amended, the "Merger Agreement"), by and among American Federal Savings & Loan Association of Sullivan, a Federal savings and loan association ("American Federal"), Mid-Missouri Holding Company, Inc., a Missouri corporation ("Mid-Missouri"), and Bank of Sullivan, a Missouri bank and wholly owned subsidiary of Mid-Missouri ("Subsidiary Bank"), which provides for, among other matters, the merger (the "Merger") of American Federal with and into Subsidiary Bank, and in connection therewith a proposal to amend Section 8 of the Federal Stock Charter of American Federal (the "American Federal Charter"), to eliminate the five-year prohibition on direct and indirect offers to acquire, and acquisitions of, more than ten percent (10%) of any class of any equity security of American Federal (the "Charter Amendment"). Both of these matters will be presented as a single item for consideration and approval to the holders of the common stock, par value $1.00 per share, of American Federal ("American Federal Common"), at the Special Meeting (as hereinafter defined). In addition, the holders of American Federal Common may be asked to vote on a proposal to adjourn or postpone the Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the Merger Agreement and the Charter Amendment. As a result of the Merger, Mid-Missouri will retain beneficial ownership of all of the issued and outstanding stock of Subsidiary Bank, and the separate corporate existence of American Federal will cease.

    The summary set forth in this Proxy Statement/Prospectus of certain provisions of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement incorporated as Appendix A to this Proxy Statement/Prospectus. The summary set forth herein with respect to the Charter Amendment is qualified in its entirety by Section 8 of the American Federal Charter and the resolutions seeking amendment thereof, incorporated as Appendix B and C, respectively, to this Proxy Statement/ Prospectus.

                                  THE PARTIES

MID-MISSOURI

    Mid-Missouri, a Missouri corporation organized in 1993, is a bank holding company headquartered in Sullivan, Missouri. At December 31, 1996, Mid-Missouri had consolidated assets of approximately $120.7 million, shareholders' equity of approximately $9.6 million, and approximately 76 shareholders.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The principal executive offices of Mid-Missouri are located at 318 West Main Street, Sullivan, Missouri 63080-0489 (telephone number (573) 468-3191).

AMERICAN FEDERAL

    American Federal, a Federal savings and loan association, was organized as a mutual savings and loan association in 1962, and converted to stock form on January 6, 1993. American Federal is headquartered in Sullivan, Missouri. At December 31, 1996, American Federal had total assets of approximately $18.9 million, stockholders' equity of approximately $3.7 million, and approximately 100 stockholders. The principal executive offices of American Federal are located at 20 Hughes Ford Road, Sullivan, Missouri 63080 (telephone number (573) 468-4176), which location is directly across the street from the principal executive offices of Mid-Missouri and Subsidiary Bank.

RELATIONSHIP OF THE PARTIES

    Mid-Missouri, Subsidiary Bank and American Federal have had an ongoing relationship due principally to the service of John W. Waller, as Chairman of the Board, and James E. McIntosh, as a director, of all three entities. John M. Brummet, a long-time director of American Federal, was appointed during January, 1997, to serve as a director of each of Mid-Missouri and Subsidiary Bank. Other than these relationships and the proposed Merger, however, neither Mid-Missouri nor Subsidiary Bank has engaged in any material contracts (including loan participations), arrangements, understandings, or other transactions with American Federal. Mid-Missouri (together with Subsidiary Bank) and American Federal have conducted, and continue to conduct, their respective business operations independently.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING

    The special meeting of stockholders of American Federal (the "Special Meeting") will be held at the Odd Fellows Community Center, located at 77 Hughes Ford Road, Sullivan, Missouri, on June 17, 1997, at 10:00 a.m., local time.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    At the Special Meeting, holders of American Federal Common will consider and vote upon the approval of the Merger Agreement providing for, among other matters, the Merger of American Federal with and into Subsidiary Bank, and in connection therewith an amendment to Section 8 of the American Federal Charter to eliminate the five-year prohibition on direct and indirect offers to acquire, and acquisitions of, more than ten percent (10%) of any class of any equity security of American Federal. In addition, the holders of American Federal Common may be asked to vote on a proposal to adjourn or postpone the Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the Merger Agreement and the Charter Amendment.

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

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RECORD DATE FOR THE SPECIAL MEETING

    The record date for the determination of holders of American Federal Common to receive notice of and to vote at the Special Meeting is May 13, 1997 (the "Record Date").

VOTE REQUIRED TO APPROVE THE MERGER AGREEMENT AND THE CHARTER AMENDMENT

    The presence, in person or by proxy, of a majority of the outstanding shares of American Federal Common entitled to vote on the Record Date is necessary to
constitute a quorum at the Special Meeting.   Approval of the Merger Agreement
will require the affirmative vote of two-thirds (2/3) of the outstanding shares of American Federal Common entitled to vote thereon. The Charter Amendment, if presented as a separate proposal, would only require the affirmative vote of a majority of the outstanding shares of American Federal Common entitled to vote thereon. The Charter Amendment is, however, a part of the proposal to approve the Merger Agreement. Holders of American Federal Common will be entitled to one vote per share of American Federal Common held on the Record Date. The failure to submit a proxy card (or to vote in person) at the Special Meeting, the abstention from voting at the Special Meeting and, in the case of shares held in street name, the failure of the beneficial owner thereof to give specific voting instructions to the broker holding such shares (broker non-votes), will have the same effect as a vote against approval of the Merger Agreement and the Charter Amendment. Any proxy given in connection with this solicitation indicating a vote against approval of the Merger Agreement and the Charter Amendment may not be used to vote in favor of an adjournment or postponement of the Special Meeting if the purpose of such adjournment or postponement is to allow time for the solicitation of additional votes to approve the Merger Agreement and the Charter Amendment, unless contrary instructions are expressly provided in such proxy.

CERTAIN HOLDERS OF AMERICAN FEDERAL COMMON

    As of the Record Date, the executive officers and directors of American Federal and their affiliates owned beneficially 51,672 shares (approximately 34%) of American Federal Common, all of which are expected by management of American Federal to be voted in favor of the Merger Agreement and the Charter Amendment. The 51,672 shares includes 13,676 shares (approximately 9%) of American Federal Common held by the American Federal Employee Stock Ownership Plan (the "ESOP") for which Mr. Waller, Mr. McIntosh and Ms. Heady are trustees. The 13,676 shares of American Federal Common held by the ESOP have been allocated to the accounts of the ESOP participants and thus are deemed issued and outstanding for corporate purposes. These ESOP shares are entitled to and shall be converted into the right to receive the Merger Consideration (as hereinafter defined) on the same basis as all other shares of American Federal Common issued and outstanding on the Record Date. In addition, two directors of Mid-Missouri and Subsidiary Bank, who are not also directors or officers of American Federal, own a total 6,980 shares (approximately 4.6%) of American Federal Common. These shares are also expected to be voted in favor of the Merger Agreement and the Charter Amendment. See "INFORMATION ABOUT AMERICAN FEDERAL -- Security Ownership of Certain Beneficial Owners and Management."

REVOCATION OF PROXIES

    Proxies for use at the Special Meeting accompany this Proxy
Statement/Prospectus. Any proxy given pursuant to this solicitation may be revoked by the grantor at any time prior to the voting thereof on the Merger Agreement and the Charter Amendment by filing with Mr. Joseph G. Withington, Secretary of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

American Federal, 20 Hughes Ford Road, P.O. Box 250, Sullivan, Missouri 63080, a written revocation or a duly executed proxy bearing a later date. A holder of American Federal Common may revoke his or her proxy at the Special Meeting at any time before it is exercised by giving notice of such revocation to Mr. Joseph G. Withington, Secretary of American Federal, at the Special Meeting and voting in person by ballot at such meeting; however, attendance at the Special Meeting will not in and of itself constitute a revocation of the proxy.

                                  THE MERGER

    The following summary is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Appendix A hereto and incorporated herein by reference.

MERGER CONSIDERATION

    At the effective time of the Merger (the "Effective Time"), each share of American Federal Common issued and outstanding immediately prior thereto, other than shares held by any stockholder properly exercising and perfecting his or her dissenters' rights under applicable federal law, will, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive a combination of cash and shares of common stock, par value $10.00 per share, of Mid-Missouri ("Mid-Missouri Common"), in an aggregate amount equal to the per share Closing Book Value (as hereinafter defined) of American Federal (such aggregate amount of cash and Mid-Missouri Common is hereinafter referred to as the "Merger Consideration").

    As used herein, the term "Closing Book Value" shall mean the amount of American Federal's consolidated stockholders' equity accounts, exclusive of preferred stock, REDUCED BY any and all accruals, expenses, charge-offs, deductions or adjustments to the accounts in connection with the Merger. The Closing Book Value shall be determined as of the last day of the month immediately preceding the month in which the date of the closing of the Merger (the "Closing Date") occurs in accordance with generally accepted accounting principles consistently applied.

    The Stock Component of the Merger Consideration.

    The aggregate number of shares of Mid-Missouri Common constituting the stock portion of the Merger Consideration (the "Stock Component") will be calculated as follows:

                    "Total Assets" of American Federal x .07
                    ----------------------------------------
                 Per Share "Book Value" of Mid-Missouri Common

For purposes of this calculation, the "Total Assets" will mean the total assets of American Federal as shown on the books of American Federal as of the last day of the month immediately preceding the month in which the Closing Date occurs and the term "Book Value" will mean the amount of the consolidated shareholders' equity accounts, exclusive of preferred stock, of Mid-Missouri, REDUCED BY any and all accruals, expenses, charge-offs, deductions or adjustments to the accounts in connection with the Merger, determined as of the last day of the month immediately preceding the month in which the Closing Date occurs. The per share Book Value of Mid-Missouri shall be determined by dividing the Book Value of Mid-Missouri by the number of shares of Mid-Missouri Common outstanding on the last day of the month immediately preceding the month in which the Closing Date occurs.

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

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    The Cash Component of the Merger Consideration.

    The aggregate amount of cash constituting the cash portion of the Merger Consideration (the "Cash Component") will equal the difference between the Merger Consideration minus the aggregate Book Value of the Stock Component as described immediately above.

    Notwithstanding the foregoing, the Stock Component issuable pursuant to the Merger Agreement will be increased, as necessary, and the amount of the Cash Component payable will be decreased, as necessary, such that the aggregate Book Value of the Stock Component, determined as of the Closing Date, will not be less than forty percent (40%) of the Merger Consideration (after adjustments for fractional shares).

    The stockholders of American Federal will receive the combination of cash and Mid-Missouri Common described herein and in the Merger Agreement and will not be entitled to elect to receive more or less cash or stock.

CALCULATION OF THE MERGER CONSIDERATION

    The actual Merger Consideration to be received by stockholders of American Federal, including the number of shares of Mid-Missouri Common constituting the Stock Component and the cash constituting the Cash Component, cannot be calculated as of the date of this Proxy Statement/Prospectus. In accordance with the Merger Agreement, the actual Merger Consideration will be determined based upon the applicable financial information as of the last day of the month immediately preceding the month in which the Closing Date occurs. The Closing Date is expected to occur during the second or third quarter of this year.

    For illustration purposes using information available as of December 31, 1996, and an estimate of expenses relating to the Merger, the Merger Consideration would be calculated as follows: The amount of the consolidated shareholders' equity accounts, exclusive of preferred stock, of American Federal at December 31, 1996 was approximately $3,732,215 (see "SELECTED FINANCIAL DATA"). The "Closing Book Value" of American Federal used in the calculation of the actual Merger Consideration would be the amount of the consolidated shareholders' equity accounts, exclusive of preferred stock, of American Federal REDUCED BY any and all accruals, expenses, charge-offs, deductions or adjustments to the accounts in connection with the Merger. As of the date of this Proxy Statement/Prospectus, expenses incurred by American Federal in connection with the Merger are estimated to be approximately $25,000. Applying this estimate of expenses to December 31, 1996, the Closing Book Value of American Federal, and thus the aggregate Merger Consideration, would be approximately $3,707,215, or $24.38 per share [$3,732,215, which is the total shareholders' equity of American Federal, minus $25,000, estimated American Federal expenses]. Although the Stock Component is to be calculated by dividing the product of the Total Assets of American Federal multiplied by .07, by the Book Value of Mid-Missouri Common, the Stock Component will be not be less than forty percent (40%) of the Merger Consideration, which using the estimate for December 31, 1996, of $3,707,215, would be approximately $1,482,886 [$3,707,215
x .40], and the Cash Component would be 60% or $2,224,329. Using an estimated per share Book Value for Mid-Missouri Common of $47.24 (which was determined by subtracting an estimated $125,000 for expenses from the December 31, 1996 Stockholders' Equity of Mid-Missouri of $9,573,000, and dividing that quotient by 200,000, the total number of outstanding shares of Mid-Missouri Common), the total number of shares of the Stock Component would be 31,403. Using these estimates and available information as of December 31, 1996, each share of American Federal would be converted into the right to receive approximately
 .2064 shares of Mid-Missouri Common and $14.63 in cash.

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    The Merger Consideration estimated above may increase or decrease depending on the components making up the determination of American Federal's Closing Book Value, as herein described, and the date on which the Effective Time occurs.
The actual Stock Component and Cash Component may also vary based upon the Total Assets of American Federal and Book Value of Mid-Missouri. The Merger Agreement contemplates that shares of American Federal Common will be converted, at the Effective Time, into cash and shares of Mid-Missouri Common in an amount equal to the Closing Book Value of American Federal as defined above. There is no assurance that the Closing Book Value of American Federal will not decrease from the estimated amount reflected at December 31, 1996 in the example above, resulting in stockholders of American Federal receiving less cash and fewer shares of Mid-Missouri Common for each share of American Federal Common. Notwithstanding the foregoing, the stockholders of American Federal will be resolicited and will thereby have an opportunity to reconsider the proposed Merger should the per share Closing Book Value, as determined in accordance with the Merger Agreement, decrease by an amount greater than ten percent (10%) of the per share value estimated in the example above as of December 31, 1996, or be less than $21.94 per share.

REASONS FOR THE MERGER AND RECOMMENDATION OF THE BOARDS OF DIRECTORS

    American Federal

    The Board of Directors of American Federal has determined that the Merger and the Merger Agreement, including the Merger Consideration, are fair to, and in the best interests of, American Federal and its stockholders. The Board of Directors of American Federal believes that a business combination with Mid-Missouri would, in addition to providing significant value to all stockholders, enable American Federal, as part of a larger institution, to compete more efficiently and effectively in its market area and participate in the expanded opportunities for growth that the Merger will make possible. ACCORDINGLY, THE BOARD RECOMMENDS THAT STOCKHOLDERS OF AMERICAN FEDERAL VOTE FOR THE MERGER AGREEMENT PROVIDING FOR THE MERGER AND, IN CONNECTION THEREWITH, THE CHARTER AMENDMENT.

    Certain members of the management and Board of Directors of American Federal have interests in the Merger that are in addition to the interests of stockholders of American Federal generally. See "THE MERGER AND THE CHARTER AMENDMENT -- Interests of Certain Persons in the Merger."

    Mid-Missouri

    As part of its ongoing operations, Mid-Missouri continually is presented with and seeks out acquisition opportunities to enhance its banking franchise. The Board of Directors of Mid-Missouri believes the acquisition of American Federal would be a natural and desirable addition to Mid-Missouri's existing banking franchise.

OPINIONS OF FINANCIAL ADVISORS

    Norman Backues & Associates, Inc., American Federal's financial advisor, has delivered a written opinion to the Board of Directors of American Federal stating that, as of December 31, 1996, based on the matters set forth in such opinion, the consideration to be paid by Mid-Missouri pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of American Federal Common. A copy

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

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of this written opinion, which sets forth the assumptions made, the procedures followed, the matters considered and the limits on the review undertaken by Norman Backues & Associates, Inc., is attached as Appendix D to this Proxy Statement/Prospectus and the holders of American Federal Common are urged to read carefully this written opinion in its entirety. See "THE MERGER AND THE CHARTER AMENDMENT -- Opinions of the Financial Advisors."

    Lexington Financial Group, L.L.C., Mid-Missouri's financial advisor, has delivered a written opinion to the Board of Directors of Mid-Missouri stating that, as of December 31, 1996, based on the matters set forth in such opinion, the consideration to be paid by Mid-Missouri pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of the common stock of Mid-Missouri. The written opinion delivered by Lexington Financial Group, L.L.C., which sets forth the assumptions made, the procedures followed, the matters considered and the limits on the review undertaken by Lexington Financial Group, L.L.C., is attached as Appendix E to this Proxy Statement/Prospectus and the holders of American Federal Common are urged to read carefully this written
opinion in its entirety.   See "THE MERGER AND THE CHARTER AMENDMENT -- Opinions
of the Financial Advisors."

CONDUCT OF BUSINESS PENDING THE MERGER; DIVIDENDS

    Pursuant to the Merger Agreement, American Federal has agreed to carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the Merger Agreement. The Merger Agreement provides that, after the date of the Merger Agreement and prior to the Effective Time or the earlier termination of the Merger Agreement, American Federal may not declare and/or pay any dividend or make any other distribution to stockholders, whether in cash, stock or other property.

CONDITIONS TO THE MERGER; REGULATORY APPROVALS

    The Merger is subject to various conditions including, among other things:
(i) approval of the Merger Agreement, by the requisite two-thirds (2/3) vote of the stockholders of American Federal, and the Charter Amendment; (ii) receipt of regulatory approval from Missouri Division of Finance (the "Division of Finance") and the Federal Deposit Insurance Corporation (the "F.D.I.C."), and the submission of notice to the Office of Thrift Supervision (the "O.T.S."), with respect to the Merger; and (iii) receipt of an opinion of counsel to Mid-Missouri on certain tax aspects of the Merger. The conditions described in items (i) and (ii) above (the receipt of stockholder and regulatory approvals) may not be waived by any party. Although the remaining conditions to effect the Merger may be waived by any party entitled to the benefit thereof, neither Mid-Missouri, Subsidiary Bank nor American Federal intend to waive any such conditions except in those circumstances where the Board of Directors of either Mid-Missouri, Subsidiary Bank or American Federal, as the case may be, deems such waiver to be in the best interests of Mid-Missouri, Subsidiary Bank or American Federal, as the case may be, and its respective shareholders and stockholders. There can be no assurances as to when and if any conditions to the Merger will be satisfied (or, where permissible, waived) or that the Merger will be consummated.

    Applications for the required regulatory approvals of the Merger from the F.D.I.C. and the Division of Finance were filed on March 17, 1997 and March 20, 1997, respectively, and the required notice was provided to the O.T.S on March 21, 1997. The Division of Finance approved the proposed Merger by Order dated April 18, 1997, and the F.D.I.C. approved such transaction on May 8, 1997. Lewis, Rice & Fingersh, L.C., counsel to Mid-Missouri, has delivered a preliminary tax opinion, as hereinafter described

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

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and attached hereto as Appendix G, to Mid-Missouri on May 7, 1997. However, one
of the conditions set forth in the preliminary tax opinion is that certain certificates and representations will be delivered in connection with the closing of the Merger. If such certificates and representations are not delivered, a final tax opinion may not be delivered by Lewis, Rice & Fingersh, L.C., and this condition may not be satisfied. There can be no assurance as to when and if the Merger will be consummated.

TERMINATION OF THE MERGER AGREEMENT

    The Merger Agreement may be terminated at any time prior to the Effective
Time: (i) by any party if the Merger is not consummated on or prior to July 31, 1997; provided, however, a party which is then in breach of its obligations or covenants under the Merger Agreement in any material respect may not exercise such right to terminate unless the other party is in breach of its obligations or covenants under the Merger Agreement in any material respect; (ii) by mutual written agreement of the parties; (iii) by any party in the event of a material breach by the other of any of its representations and warranties or agreements under the Merger Agreement not cured within 30 days after written notice of such breach is given by the non-breaching party; (iv) by any party in the event any of the conditions to its obligations are not satisfied or waived (and not cured within any applicable cure period); (v) by Mid-Missouri in the event that American Federal becomes a party or subject to any new or amended written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding with any federal or state agency charged with the supervision or regulation of thrifts or banks after the date of the Merger Agreement which is significant to American Federal's overall business, operations or financial condition; (vi) by any party with written notice within thirty (30) calendar days of June 30, 1997, if any regulatory application filed in connection with the Merger should be finally denied or disapproved by the applicable regulatory authority or if Mid-Missouri fails to obtain any regulatory approvals required to consummate the Merger on or before June 30, 1997; and (vii) by any party if the stockholders of American Federal do not approve the Merger.

REGULATION

    Following consummation of the proposed Merger, the primary regulatory agency for Mid-Missouri will be the Board of Governors of the Federal Reserve System. Subsidiary Bank will remain subject to regulation by the Missouri Division of Finance and the Federal Deposit Insurance Corporation.

FEDERAL INCOME TAX CONSEQUENCES

    The discussion set forth under this heading is a reflection of the preliminary tax opinion dated May 7, 1997, delivered to Mid-Missouri by its counsel, Lewis, Rice & Fingersh, L.C. A copy of such preliminary tax opinion is attached as Appendix G to this Proxy Statement/Prospectus and the holders of American Federal Common are urged to read carefully this preliminary tax opinion in its entirety.

    Pursuant to Sections 6.01(h) and 6.02(g) of the Merger Agreement, consummation of the Merger is conditioned upon receipt by Mid-Missouri of an opinion of Mid-Missouri's accountants or tax counsel that, if the Merger is consummated in accordance with the terms set forth in the Merger Agreement, the Merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The preliminary tax opinion delivered by Mid-Missouri's counsel, and set forth as Appendix G hereto, is subject to certain assumptions and based on the receipt of certain representations of each of Mid-Missouri, American Federal and certain holders of American Federal Common (the "Representations").
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                                       10
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Further, the preliminary tax opinion is based on current law, which could be amended, revoked, or modified with or without retroactive effect, in a manner which would change such opinion. If the Representations, as described above, are not delivered in connection with the closing of the Merger, the required final tax opinion to Mid-Missouri may not be delivered, which delivery is a condition to the closing of the proposed Merger. See "THE MERGER AND CHARTER AMENDMENT - Federal Income Tax Consequences."

    Except for stockholders perfecting their dissenters' rights, and cash received as part of the Merger Consideration, holders of shares of American Federal Common will recognize no gain or dividend income on the receipt of Mid-Missouri Common in the Merger. Additionally, a stockholder's aggregate basis in the shares of Mid-Missouri Common received in the Merger will be the same as his or her aggregate basis in the shares of American Federal Common converted in the Merger decreased by the amount of cash received by such stockholder and increased by the amount, if any, treated as a dividend and the amount of gain, if any, recognized by such stockholder on the exchange. Provided the shares surrendered are held as capital assets, the holding period of the shares of Mid-Missouri Common received by stockholders will include the holding period of their shares of American Federal Common exchanged therefor. Cash received as the Cash Component of the Merger Consideration and cash received by stockholders exercising their dissenters' rights will be treated as a distribution in full payment of such interests, or shares surrendered in exercise of dissenters' rights, resulting in capital gain or ordinary income, as the case may be, depending upon each stockholder's particular situation. Subject to the conditions hereinabove described and as set forth in the preliminary tax opinion attached hereto as Appendix G, Mid-Missouri, American Federal and Subsidiary Bank should each be a "party to a reorganization" within the meaning of Section 368(b) of the Code and no gain should be recognized by Mid-Missouri, American Federal or Subsidiary Bank by reason of the Merger.

    THE FOREGOING IS A GENERAL SUMMARY OF ALL OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO AMERICAN FEDERAL STOCKHOLDERS, WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH STOCKHOLDER'S TAX SITUATION AND STATUS. EACH AMERICAN FEDERAL STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING ANY SUCH SPECIFIC TAX SITUATION AND STATUS, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN LAWS AND THE POSSIBLE EFFECT OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

    The Merger will be accounted for by Mid-Missouri under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," as amended. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. Income of the combined entity will not include results of operations of American Federal prior to the Effective Time.

EFFECTIVE TIME OF THE MERGER

    The Merger Agreement provides that the Merger will become effective upon the filing for record a copy of the short-form merger agreement required by law in the office of the recorder of deeds of Franklin County, Missouri and Crawford County, Missouri. It is presently anticipated that the Merger will become effective during the second or third quarter of 1997, but no assurance can be given that such timetable will be met.
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                                       11
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INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain members of American Federal's management and Board of Directors have interests in the Merger that are in addition to, and separate from, the interests of stockholders of American Federal generally. Pursuant to Section
5.04 of the Merger Agreement, American Federal has obtained a one (1) year, One Million Dollar ($1,000,000) Officers and Directors Liability Bond, which is renewable annually for additional one year terms for a period of five (5) years, indemnifying the present and former directors, officers, employees and agents of American Federal against any liability arising out of or related to actions or omissions occurring on or prior to the consummation of the proposed Merger. In addition, as described below under the heading "Management and Operations After the Merger," certain officers and directors of American Federal will continue to serve Mid-Missouri and/or Subsidiary Bank following consummation of the proposed Merger. None of these continuing officers or directors have, or will have following consummation of the proposed Merger, an employment agreement with Mid-Missouri and/or Subsidiary Bank.

    For information about the percentage of American Federal Common owned by the directors and executive officers of American Federal, see "INFORMATION ABOUT AMERICAN FEDERAL -- Security Ownership of Certain Beneficial Owners and Management." None of the directors or executive officers of American Federal would own, on a pro forma basis giving effect to the Merger, more than 26% of the issued and outstanding shares of Mid-Missouri Common.

DISSENTERS' RIGHTS

    Under federal banking law, holders of American Federal Common who (i) dissent from the Merger, (ii) do not vote in favor of the Merger, and (iii) meet the procedural requirements, have the right to demand payment of the fair or appraised value of such stock. Any holders of American Federal Common electing to make a demand for the fair or appraised value of such stock must deliver to American Federal, before voting on the Merger, a writing identifying himself or herself and stating his or her intent thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the Merger. See "THE MERGER AND THE CHARTER AMENDMENT -- Dissenters' Rights" and Appendix F hereto.


                   MANAGEMENT AND OPERATIONS AFTER THE MERGER

    Subsidiary Bank will be the surviving bank in the Merger. The Board of Directors of Subsidiary Bank will continue following the Merger. The Subsidiary Bank Board and the Mid-Missouri Board each currently include three individuals who are presently directors of American Federal: John W. Waller, James E. McIntosh and John M. Brummet. These directors will continue to serve the Subsidiary Bank and Mid-Missouri Boards following consummation of the Merger. The remaining members of the American Federal Board do not presently, and will not, serve on either the Subsidiary Bank Board or the Mid-Missouri Board.

    John W. Waller is presently Chairman of Mid-Missouri and Subsidiary Bank and Chairman and President of American Federal. Mr. Waller will continue as Chairman of Mid-Missouri and Subsidiary Bank following consummation of the proposed Merger. James E. McIntosh is presently Treasurer of Mid-Missouri and Vice President, Assistant Secretary and Assistant Treasurer of American Federal. Mr.
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                                       12
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McIntosh will continue as Treasurer of Mid-Missouri following consummation of the proposed Merger. Rita J. Heady, Executive Vice President and Managing Officer of American Federal, will become an executive officer of Mid-Missouri and Subsidiary Bank following consummation of the proposed Merger. No other officers of American Federal will continue as executive officers of either Subsidiary Bank or Mid-Missouri following consummation of the proposed Merger. None of the officers of Mid-Missouri, Subsidiary Bank or American Federal have, or will have (as applicable), written employment agreements with any of such institutions.

    Following consummation of the Merger, the present executive office of American Federal, which is owned by American Federal and is located directly across the street from the executive offices of Mid-Missouri and Subsidiary Bank, will not be maintained as a branch office of Subsidiary Bank and no branch activities will thereafter be conducted at that location. The Board of Directors and management of Mid-Missouri have not yet determined whether Mid-Missouri and/or Subsidiary Bank will utilize the present executive office of American Federal or lease or sell the facility. The majority of the space in the building owned by American Federal and in which American Federal maintains its executive office is presently leased to non-related businesses. Following consummation of the proposed Merger, Subsidiary Bank will continue to operate its main office facility located at 318 West Main Street, Sullivan, Missouri, its drive-in facility located at Fisher and Springfield Streets, Sullivan, Missouri, and its full service branch located at 1 Meramec Plaza, Sullivan, Missouri. No additional facilities will be operated by Subsidiary Bank immediately following, and in connection with, the proposed Merger.


                             THE CHARTER AMENDMENT

GENERAL

    Section 8.A. of the American Federal Charter provides that during the 5-year period beginning on January 6, 1993 and ending on January 6, 1998, no person shall, subject to certain exceptions, directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of any equity security of American Federal. Section 8 of the American Federal Charter is attached hereto in its entirety as Appendix B. Unless repealed, such
Section 8 would prohibit the Merger proposed herein as such transaction involves an offer to acquire 100% of the outstanding shares of American Federal Common. As discussed above, the Board of Directors of American Federal has determined that the Merger and the Merger Agreement, including the Merger Consideration, are fair to, and in the best interests of, American Federal and its stockholders. As such, in order to complete the Merger it is necessary to repeal Section 8.A. A copy of the proposed stockholders resolutions to approve the Merger Agreement and to amend the American Federal Charter to repeal Section 8.A. thereof are attached hereto as Appendix C. ACCORDINGLY, THE BOARD RECOMMENDS THAT STOCKHOLDERS OF AMERICAN FEDERAL VOTE FOR THE MERGER AGREEMENT PROVIDING FOR THE MERGER AND, IN CONNECTION THEREWITH, THE CHARTER AMENDMENT.

CONDITIONS TO THE CHARTER AMENDMENT; REGULATORY APPROVALS; EFFECTIVE TIME

    Amending the American Federal Charter requires that the amendment first be proposed by the association's Board of Directors and thereafter approved by the stockholders of American Federal at the Special Meeting. At its regular meeting on March 5, 1997, the Board of Directors of American Federal proposed that the Charter Amendment be presented to the stockholders of American Federal. According
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                                       13
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to the O.T.S., the Charter Amendment will become effective upon approval by the stockholders of American Federal in accordance with the American Federal Charter and Bylaws. Thereupon, American Federal must provide written notice of such approval to the O.T.S. No additional approvals by the O.T.S. or any other regulatory authorities are required in connection with consummation of the Charter Amendment.

                        COMPARISON OF SHAREHOLDER RIGHTS

    The rights of the stockholders of American Federal Common and the shareholders of Mid-Missouri Common differ in certain respects. The rights of the stockholders of American Federal who receive shares of Mid-Missouri Common in the Merger will be governed by the corporate law of Missouri, the state in which Mid-Missouri is incorporated, and by Mid-Missouri's Articles of Incorporation, Bylaws and other corporate documents. The governing law and documents of Mid-Missouri differ from those which apply to American Federal, which is a federal savings and loan association, in several respects. The material differences between American Federal Common and Mid-Missouri Common from the perspective of the shareholders, as described in more detail under "COMPARISON OF SHAREHOLDER RIGHTS," are the procedures for shareholders to make proposals for consideration at meetings of shareholders; the ability of shareholders to amend the Articles or Certificate of Incorporation; and rights of Mid-Missouri and its shareholders pursuant to certain corporate takeover statutes. See "COMPARISON OF SHAREHOLDER RIGHTS."
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                                       14
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                            COMPARATIVE STOCK PRICES

    There is no established trading market for shares of Mid-Missouri Common or shares of American Federal Common. Mid-Missouri and American Federal have had minimal transfers of their respective common shares during 1994, 1995 and 1996. To the best knowledge of Mid-Missouri and American Federal, the transfers that have occurred in such stock primarily relate to estate planning transactions. The management of Mid-Missouri and American Federal have no knowledge of the prices used in or the values assigned to such transfers.
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                                       15
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                      SELECTED COMPARATIVE PER SHARE DATA


    The following summary presents comparative historical, pro forma and pro forma equivalent unaudited per share data for Mid-Missouri and American Federal. The pro forma amounts assume the Merger had been effective during the period presented and has been accounted for under the purchase method of accounting. For a description of the purchase method of accounting with respect to the Merger, see "THE MERGER AND THE CHARTER AMENDMENT -- Accounting Treatment."

    The amounts designated "Pro Forma Combined Per Mid-Missouri Share" represent the pro forma results of the Merger, the amounts designated "Equivalent Pro Forma Per American Federal Share" are computed by multiplying the Pro Forma Combined Per Mid-Missouri Share amounts by a factor of .2051 to reflect the Merger Consideration (which is assumed to equal $14.72 in cash plus .2051 shares of Mid-Missouri Common for each share of American Federal Common). See "THE MERGER AND THE CHARTER AMENDMENT -- Merger Consideration."

    The data presented should be read in conjunction with the more detailed information and financial statements included herein or incorporated by reference in this Proxy Statement/Prospectus and with the unaudited pro forma financial statements included elsewhere in this Proxy Statement/Prospectus. See "PRO FORMA FINANCIAL DATA" and "FINANCIAL STATEMENTS FOR MID-MISSOURI AND AMERICAN FEDERAL."

                                                                Year Ended         Year Ended
                                                             December 31, 1996  December 31, 1995
                                                           -------------------  -------------------
     NET INCOME PER COMMON SHARE:
     Historical:
         Mid-Missouri......................................        $ 5.57             $ 5.30
         American Federal..................................           .67                .86
     Pro forma combined per Mid-Missouri share.............          5.23               5.11
     Equivalent pro forma per American Federal share.......          1.08               1.11

     DIVIDENDS PER COMMON SHARE:
     Historical
         Mid-Missouri......................................        $ 2.00             $ 1.50
         American Federal..................................           .83                .60
     Pro forma combined per Mid-Missouri share/(1)/........          2.27               1.65
     Equivalent pro forma per American Federal share/(2)/..           .47                .36

     BOOK VALUE PER COMMON SHARE (PERIOD END):
     Historical
         Mid-Missouri......................................        $47.86             $44.37
         American Federal..................................         24.54              24.11
     Pro forma combined per Mid-Missouri share.............         51.11              47.51
     Equivalent pro forma per American Federal share/(3)/..         25.20              24.80

____________________________________

/(1)/ Mid-Missouri's pro forma dividends per share represent historical dividends per share paid by Mid-Missouri and American Federal.
/(2)/ Represents historical dividends per share paid by Mid-Missouri calculated on the basis of the Merger Consideration.
/(3)/ Including cash paid to American Federal Stockholders.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                            SELECTED FINANCIAL DATA

    The following tables present selected consolidated historical financial data for Mid-Missouri, selected historical financial data for American Federal and pro forma combined amounts reflecting the Merger. The pro forma amounts assume that the Merger had been effective during the periods presented. The data presented are derived from the consolidated financial statements of Mid-Missouri and the financial statements of American Federal and should be read in conjunction with the more detailed information and financial statements included herein or incorporated by reference in this Proxy Statement/Prospectus. The data should also be read in conjunction with the unaudited pro forma financial statements included elsewhere in this Proxy Statement/Prospectus. See "PRO FORMA FINANCIAL DATA" and "FINANCIAL STATEMENTS FOR MID-MISSOURI AND AMERICAN FEDERAL."


                       MID-MISSOURI HOLDING COMPANY, INC.
                            SELECTED FINANCIAL DATA

                                                                Year Ended December 31,
                                                  -----------------------------------------------
                                                  1996      1995     1994    1993    1992    1991
                                                  ----      ----     ----    ----    ----    ----
                                                       (in thousands, except per share data)
Summarized Income Statement:
---------------------------
 Net Interest Income...........................    4,248    4,132    3,908   3,964   3,444   3,007
 Provision for Loan Losses.....................        0        0        0      60       7     238
 Noninterest Income (Loss).....................      874      865      124     811     551    (225)
 Noninterest Expense...........................    3,550    3,460    3,128   3,116   2,852   2,564
 Income Tax Expense............................      459      478      237     499     327      --
 Net Income....................................    1,113    1,059      667   1,100     809     (20)
Per Common Share Data:
---------------------
 Net Income (Loss).............................     5.57     5.30     3.33    5.50    4.04    (.10)
 Cash Dividends Paid...........................     2.00     1.50     1.25    1.50     .50     .50
 Stockholders' Equity (period end).............    47.86    44.37    39.35   39.13   35.13   31.59
Financial Position at Period End:
--------------------------------
 Loans, Net of Unearned Income.................   72,609   61,306   56,682  44,950  38,873  37,167
 Total Assets..................................  120,742  102,871  101,903  89,476  90,860  89,740
 Deposits......................................   95,755   86,468   88,779  73,051  78,573  77,976
 Borrowed Money................................   14,910    6,876    4,884   8,044   4,875   4,758
 Stockholders' Equity..........................    9,573    8,873    7,869   7,827   7,027   6,318
Selected Financial Ratios:
-------------------------
 Return on Average Assets......................     1.03     1.01      .71    1.21     .92    (.02)
 Return on Average Common Equity...............    12.23    12.66     8.42   14.63   12.47    (.29)
 Return on Average Total Equity................    12.23    12.66     8.42   14.63   12.47    (.29)
 Net Interest Margin...........................     4.06     4.33     4.51    4.81    4.14    3.40
 Nonperforming Assets as % of Total Loans and
  Foreclosed Property..........................      .21      .09      .09     .23    1.14     .83
 Nonperforming Loans as % of Total Loans.......      .21      .09      .09     .23    1.14     .83
 Loan Reserve as % of Net Loans................      .84     1.13     1.04    1.42    1.58    1.73
 Net Charge-Offs as % of Average Loans.........      .13      .00      .09     .09     .10     .08
 Equity to Assets..............................     7.93     8.57     7.78    8.73    7.72    7.04
 Tangible Equity to Assets.....................     7.48     7.98     6.96    8.73    7.71    7.04
 Tier 1 Risk-Based Capital.....................    13.12    13.00    12.55   16.02   15.95   14.13
 Total Risk-Based Capital......................    14.01    14.11    13.55   17.27   17.20   15.39

___________________________

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            AMERICAN FEDERAL SAVINGS & LOAN ASSOCIATION OF SULLIVAN
                            SELECTED FINANCIAL DATA

                                                  Year Ended December 31,
                                      ---------------------------------------------
                                        1996       1995     1994     1993      1992
                                      -------     ------   ------   ------    -----
                                       (in thousands, except per share data)
Summarized Income Statement:
---------------------------
 Interest Income......................    1,380    1,379    1,443    1,551    1,612
 Interest Expense.....................      752      708      621      696      947
  Net Interest Income.................      628      671      822      855      665
 Provision for Loan Losses............        0        0        0        0        0
 Noninterest Income...................       21       21       22       24       24
 Noninterest Expense..................      503      481      488      414      345
 Income Tax Expense...................       44       80      133      165      105
  Income Before Change in Accounting
   Principle..........................      102      131      223      300      239
 Cumulative Effect of Change in
   Accounting Principle...............        0        0        0      (12)       0
 Net Income...........................      102      131      223      288      239
Per Common Share Data:
---------------------
 Before Extraordinary Item............      .67      .86     1.46     1.98     1.57
 Cumulative Effect of Change in
  Accounting Principle................        0        0        0     (.09)       0
 Net Income...........................      .67      .86     1.46     1.89     1.57
 Cash Dividends Paid..................      .83      .60      .55      .60        0
 Book Value Per Common and Common
  Equivalent Shares...................    24.54    24.11    23.30    21.74    12.04
 Weighted Average Number of Common
  and Common Equivalent Shares
  Outstanding.........................  152,087  152,087  152,087  152,087        0
Financial Position at Period End:
--------------------------------
 Total Assets.........................   18,922   19,317   19,079   20,267   20,243
 Loans, Net...........................    7,831    7,140    7,133    7,759    8,552
 Total Deposits.......................   15,006   15,467   15,370   16,723   18,263
 Total Stockholders' Equity...........    3,732    3,666    3,544    3,307    1,831
Selected Financial Ratios:
-------------------------
 Return on Average Assets.............      .53      .68     1.13     1.49     1.27
 Return on Average Total Equity.......     2.75     3.63     6.51    11.71    13.96
 Non-Performing Assets as % of Total
  Loans and Foreclosed Property/(1)/..       .5      1.1       .7       .8       .5
 Nonperforming Loans as % of
  Total Loans.........................       .5      1.1       .7       .8       .5
 Nonperforming Loans as % of
  Net Loans...........................       .5      1.1       .7       .8       .5
 Loan Loss Reserve as % of Net Loans..       .6       .7       .7       .6       .6
 Net Charge-Offs as % of                      0
  Average Loans.......................                 0        0        0        0
 Total Equity to Total Assets.........    19.72    18.98    18.57    16.32     9.05
 Tangible Equity to Assets/(2)/.......    18.86    18.58    18.57    16.32     9.05
 Tier 1 Risk-Based Capital............    59.68    61.10    61.49    53.88    27.65
 Total Risk-Based Capital.............    62.64    63.59    62.37    54.69    28.40

___________________________
/(1)/ Nonperforming assets include nonaccrual, restructured and impaired loans, loans past due 90 days or more, and foreclosed property.
/(2)/ Tangible equity to assets is defined as total equity less all intangibles as a percentage of total tangible assets.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                         MID-MISSOURI/AMERICAN FEDERAL
                   PRO FORMA COMBINED SELECTED FINANCIAL DATA

                          Year Ended December 31, 1996
                     (In Thousands, except per share data)

Summarized Income Statement:
---------------------------
 Interest Income......................    9,545
 Interest Expense.....................    4,667
  Net Interest Income.................    4,878
 Provision for Loan Losses............        0
 Noninterest Income...................      895
 Noninterest Expense..................    4,006
 Income Tax Expense...................      558
 Net Income...........................    1,209
Per Common Share Data:
---------------------
 Net Income...........................     5.23
 Cash Dividends Paid..................     2.27
 Book Value Per Common and Common
  Equivalent Shares...................    51.11
 Weighted Average Number of Common
  and Common Equivalent Shares
  Outstanding.........................  231,189
Financial Position at Period End:
--------------------------------
 Total Assets.........................  138,260
 Loans, Net...........................   80,490
 Total Deposits.......................  110,761
 Total Stockholders' Equity...........   11,815
Selected Financial Ratios:
-------------------------
 Return on Average Assets.............      .94%
 Return on Average Total Equity.......    10.63%
 Non-Performing Assets as % of Total
  Loans and Foreclosed Property/(1)/..      .46
 Nonperforming Loans as % of
  Total Loans.........................      .46
 Nonperforming Loans as % of
  Net Loans...........................      .47
 Loan Loss Reserve as % of Net Loans..      .64
 Net Charge-Offs as % of                    .12
  Average Loans.......................
 Total Equity to Total Assets.........     8.50%
 Tangible Equity to Assets/(2)/.......     7.78%
 Tier 1 Risk-Based Capital............    14.54%
 Total Risk-Based Capital.............    45.24%
 Leverage Capital.....................     7.69%

___________________________
/(1)/ Nonperforming assets include nonaccrual, restructured and impaired loans, loans past due 90 days or more, and foreclosed property.
/(2)/ Tangible equity to assets is defined as total equity less all intangibles as a percentage of total tangible assets.

--------------------------------------------------------------------------------

                              THE SPECIAL MEETING


DATE, TIME AND PLACE OF THE SPECIAL MEETING

    This Proxy Statement/Prospectus is being furnished to stockholders of American Federal Savings & Loan Association of Sullivan, a Federal savings and loan association ("American Federal"), in connection with the solicitation of proxies by the Board of Directors of American Federal for use at the special meeting of stockholders of American Federal (the "Special Meeting") to be held at the Odd Fellows Community Center located at 77 Hughes Ford Road, Sullivan, Missouri, on June 17, 1997, at 10:00 a.m., local time, and at any adjournments or postponements thereof.


MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

    At the Special Meeting, the holders of common stock, par value $1.00 per share, of American Federal ("American Federal Common") will be asked to vote upon and approve the Agreement and Plan of Merger, dated December 6, 1996, as amended on February 13, 1997 and on May 7, 1997 (as amended, the "Merger Agreement"), by and among American Federal, Mid-Missouri Holding Co., a Missouri corporation ("Mid-Missouri"), and Bank of Sullivan, a Missouri bank and wholly-owned subsidiary of Mid-Missouri ("Subsidiary Bank"), providing for, among other matters, the merger (the "Merger") of American Federal with and into Subsidiary Bank, and in connection therewith an amendment to Section 8 of the Federal Stock Charter of American Federal (the "American Federal Charter") to eliminate the five-year prohibition on direct and indirect offers to acquire, and acquisitions of, more than ten percent (10%) of any class of any equity security of American Federal (the "Charter Amendment"). Both of these matters will be presented as a single item for consideration and approval to the stockholders of American Federal at the Special Meeting. In addition, the holders of American Federal Common may be asked to vote on a proposal to adjourn or postpone the Special Meeting, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the Merger Agreement and the Charter Amendment.


RECORD DATE FOR THE SPECIAL MEETING

    The Board of Directors of American Federal has fixed the close of business on May 13, 1997, as the record date (the "Record Date") for the determination of holders of shares of American Federal Common to receive notice of and to vote at the Special Meeting. On the Record Date, there were 152,087 shares of American Federal Common outstanding held by approximately 100 stockholders. Only holders of shares of American Federal Common of record on the Record Date are entitled to vote at the Special Meeting. No shares of American Federal Common can be voted at the Special Meeting unless the record holder is present in person or represented by proxy.


VOTE REQUIRED TO APPROVE THE MERGER AGREEMENT AND THE CHARTER AMENDMENT

    The presence, in person or by proxy, of a majority of the outstanding shares of American Federal Common entitled to vote on the Record Date is necessary to constitute a quorum at the Special Meeting. Approval of the Merger Agreement will require the affirmative vote of two-thirds (2/3) of the outstanding shares of American Federal Common entitled to vote thereon. The Charter Amendment, if presented as a separate proposal, would only require the affirmative vote of a majority of the outstanding shares of American Federal

Common entitled to vote thereon. The Charter Amendment is, however, a part of the proposal to approve the Merger Agreement. Each holder of American Federal Common will be entitled to one vote per share of American Federal Common held by him or her on the Record Date. Proxies marked as abstentions and shares held in street name, which have been designated by brokers on proxy cards as not voted, will not be counted as votes cast and, as a result, will have the same effect as a vote against the Merger Agreement, and the transactions contemplated thereby, including the Merger, and the Charter Amendment. Proxies marked as abstentions, however, will be treated as shares present for purposes of determining whether a quorum is present.

    As of the Record Date, the executive officers and directors of American Federal and their affiliates have the power to vote 51,672 shares (approximately 34% of American Federal Common), including 13,676 shares (approximately 9% of American Federal Common) held by the American Federal Employee Stock Ownership Plan for which Mr. Waller, Mr. McIntosh and Ms. Heady are trustees, all of which are expected by management of American Federal to be voted in favor of the Merger Agreement and the Charter Amendment. For information regarding the shares of American Federal Common beneficially owned, directly or indirectly, by certain stockholders, by each director and executive officer of American Federal, and by all directors and officers of American Federal as a group, see "INFORMATION ABOUT AMERICAN FEDERAL -- Security Ownership of Certain Beneficial Owners and Management." In addition, two directors of Mid-Missouri and Subsidiary Bank, who are not also directors or officers of American Federal, own a total 6,980 shares (approximately 4.6%) of American Federal Common. These shares are also expected to be voted in favor of the Merger Agreement and the Charter Amendment.


VOTING AND REVOCATION OF PROXIES FOR THE SPECIAL MEETING

    Proxies for use at the Special Meeting accompany this Proxy Statement/Prospectus. A stockholder may use his or her proxy if he or she is unable to attend the Special Meeting in person or wishes to have his or her shares voted by proxy even if he or she does attend the Special Meeting. Shares of American Federal Common represented by a proxy properly signed and returned to Mr. Joseph G. Withington, Secretary of American Federal, 20 Hughes Ford Road, Sullivan, Missouri 63080, at, or prior to, the Special Meeting, unless subsequently revoked, will be voted at the Special Meeting in accordance with the instructions thereon. If a proxy is properly signed and returned and the manner of voting is not indicated on the proxy, all shares of American Federal Common represented by such proxy will be voted FOR the Merger Agreement providing for the Merger and, in connection therewith, the Charter Amendment, and FOR any proposal regarding adjournment or postponement, if such a proposal is made. Notwithstanding the foregoing, any proxy given in connection with the Special Meeting indicating a vote against approval of the Merger Agreement and the Charter Amendment may not be used to vote in favor of an adjournment or postponement of the Special Meeting if the purpose of such adjournment or postponement is to allow time for the solicitation of additional votes to approve the Merger Agreement and the Charter Amendment, unless contrary instructions are expressly provided in such proxy card. The failure to submit a proxy card (or to vote in person) at the Special Meeting, the abstention from voting at the Special Meeting and, in the case of shares held in street name, the failure of the beneficial owner thereof to give specific voting instructions to the broker holding such shares (broker non-votes), will have the same effect as a vote against approval of the Merger Agreement and, in connection therewith, the Charter Amendment.

    Any proxy given pursuant to this solicitation may be revoked by the grantor at any time prior to the voting thereof on the Merger Agreement and, in connection therewith, the Charter Amendment by filing with the Secretary of American Federal a written revocation or a duly executed proxy bearing a later date. A holder of American Federal Common who previously signed and returned a proxy and who elects to attend the Special Meeting and vote in person may revoke his or her proxy at any time before it is exercised by giving notice of such revocation to the Secretary of American Federal at the Special Meeting and voting in person by ballot at the Special Meeting; however, attendance at the Special Meeting will not in and of itself constitute a revocation of the proxy.


SOLICITATION OF PROXIES FOR THE SPECIAL MEETING

    In addition to solicitation of proxies from stockholders of American Federal Common by American Federal through mail, proxies also may be solicited by personal interview, telephone and wire by directors, officers and employees of American Federal, who will not be specifically compensated for such services.
It is expected that banks, brokerage houses and others will be requested to forward soliciting material to their principals and obtain authorization for the execution of proxies. Except as set forth herein, all costs of soliciting proxies, assembling and mailing this Proxy Statement/Prospectus and all papers which now accompany or hereafter may supplement the same will be borne by American Federal and Mid-Missouri as they determine.


EXPENSES FOR PREPARATION OF PROXY STATEMENT/PROSPECTUS

    Mid-Missouri and American Federal have agreed to share in the expense of preparing this Proxy Statement/Prospectus, and Mid-Missouri will bear the entire cost of printing this Proxy Statement/Prospectus and all Securities and Exchange Commission ("S.E.C.") and other regulatory filing fees incurred in connection therewith.


MAILING DATE OF PROXY STATEMENT/PROSPECTUS

    This Proxy Statement/Prospectus, the attached notice of Special Meeting and the enclosed proxy card are first being sent to stockholders of American Federal on or about May 15, 1997 (the "Mailing Date").


                                  THE PARTIES

MID-MISSOURI

    Mid-Missouri, a Missouri corporation organized in 1993, is a bank holding company headquartered in Sullivan, Missouri. At December 31, 1996, Mid-Missouri had consolidated assets of approximately $120.7 million, shareholders' equity of approximately $9.6 million, and approximately 76 shareholders. The principal executive offices of Mid-Missouri are located at 318 West Main street, P.O. Box 489, Sullivan, Missouri 63080-0489 (telephone number (573) 468-3191).


AMERICAN FEDERAL

    American Federal, a Federal savings and loan association, was organized as a mutual savings and loan association in 1962 and converted to stock form on January 6, 1993. American Federal is headquartered in Sullivan, Missouri. The executive offices of American Federal are across the street from the Subsidiary Bank. At December 31, 1996, American Federal had total assets of approximately $18.9 million, stockholders' equity of approximately $3.7 million, and approximately 100 stockholders. The principal executive offices of

American Federal are located at 20 Hughes Ford Road, Sullivan, Missouri 63080 (telephone number (573) 468-4176).


RELATIONSHIP OF THE PARTIES

    Mid-Missouri, Subsidiary Bank and American Federal have had an ongoing relationship due principally to the service of John W. Waller, as Chairman of the Board, and James E. McIntosh, as a director, of all three entities. John M. Brummet, a long-time director of American Federal, was appointed during January, 1997, to serve as a director of Mid-Missouri and Subsidiary Bank. Other than these relationships and the proposed Merger, however, neither Mid-Missouri nor Subsidiary Bank has engaged in any material contracts (including loan participations), arrangements, understandings, or other transactions with American Federal. Mid-Missouri (together with Subsidiary Bank) and American Federal have conducted, and continue to conduct, their respective business operations independently. Baird, Kurtz & Dobson currently provides accounting services for both Mid-Missouri and American Federal. The law firm of Lewis, Rice & Fingersh, L.C. currently represents Mid-Missouri and Subsidiary Bank in connection with the proposed Merger. In the past, Lewis Rice & Fingersh, L.C. represented American Federal with respect to certain legal matters. The law firm of Sandberg, Phoenix and von Gontard, P.C. currently represents American Federal with respect to the proposed Merger. Sandberg, Phoenix and von Gontard, P.C. has represented Subsidiary Bank in the past and currently represents it in connection with matters wholly unrelated to the Merger. American Federal has received a fairness opinion from Norman Backues & Associates, Inc., a copy of which is included in Appendix D hereto. Mid-Missouri has received a fairness opinion from Lexington Financial Group, L.L.C., a copy of which is included in Appendix E hereto. See "THE MERGER AND THE CHARTER AMENDMENT -- Opinions of the Financial Advisors."


                      THE MERGER AND THE CHARTER AMENDMENT

GENERAL

    This section of the Proxy Statement/Prospectus describes certain aspects of the Merger and the Charter Amendment, including the principal provisions of the Merger Agreement. The following information relating to the Merger and the Charter Amendment is qualified in its entirety by reference to the other information contained elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto and the documents incorporated herein by reference. A copy of the Merger Agreement is attached hereto as Appendix A and is incorporated by reference herein. Reference is made thereto for a complete description of the terms of the Merger. A copy of Section 8 of the American Federal Charter is attached hereto as Appendix B and is incorporated by reference herein. A copy of the resolutions to be presented to the stockholders of American Federal with respect to approval of the Merger Agreement and the Charter Amendment are attached hereto as Appendix C and are incorporated by reference herein. Reference is made to such Appendices for a complete description of the terms of the Merger Agreement and the Charter Amendment. ALL STOCKHOLDERS OF AMERICAN FEDERAL ARE URGED TO READ APPENDIX A, APPENDIX B AND APPENDIX C IN THEIR ENTIRETY.


BACKGROUND OF THE MERGER

    At its regular meeting on July 9, 1996, the Board of Directors of Mid-Missouri first formally discussed the possibility of effecting a business combination involving American Federal and either Mid-Missouri or Subsidiary
Bank in accordance with applicable laws, rules and regulations.   The Board of
Directors of Mid-Missouri believed that a combination with American Federal, whose executive offices are located across the street from Subsidiary Bank, would provide a number of efficiencies. At such meeting, the Mid-Missouri board unanimously approved a motion that, following receipt of any and all federal and state regulatory approvals and all board and shareholder approvals required by law, Mid-Missouri or Subsidiary Bank effect a business combination with American Federal wherein shares of Mid-Missouri Common would be exchanged for shares of American Federal Common on a dollar for dollar basis based on the capital value of the stock of each institution as of the day immediately prior to the date of approval of the proposed combination. Shortly thereafter, management of Mid-Missouri officially approached management of American Federal with respect to such a business combination. At its regular meeting on August 7, 1996, the Board of Directors of American Federal approved resolutions expressing an interest in effecting a business combination involving Mid-Missouri and authorizing management of American Federal to proceed with the negotiation of suitable terms and conditions. The Board of Directors of Mid-Missouri approved similar resolutions at its September 10, 1996 regular meeting. Since John W. Waller serves on the Mid-Missouri Board of Directors, the Subsidiary Bank Board of Directors and the American Federal Board of Directors, the Mid-Missouri and Subsidiary Bank boards of directors selected E. Milt Branum, Jr., President and Chief Executive Officer of Mid-Missouri and Subsidiary Bank, to handle the negotiations on behalf of Mid-Missouri and Subsidiary Bank. The American Federal Board of Directors selected Rita J. Heady, Executive Vice President of American Federal, to negotiate on behalf of American Federal.

    Following extensive discussions between Mid-Missouri and American Federal, and their respective legal and financial advisors, the parties agreed to a form of agreement and plan of merger pursuant to which American Federal would merge with and into Subsidiary Bank, with Subsidiary Bank being the survivor under its charter. This form of merger agreement was approved, subject to certain specified revisions, by the Board of Directors of Mid-Missouri at its regular meeting on November 12, 1996, and by the Board of Directors of American Federal at a special meeting on November 15, 1996. The Merger Agreement was executed by the parties on December 6, 1996. On January 13, 1997, the boards of directors of Mid-Missouri and Subsidiary Bank, at their respective regular meetings, approved, ratified and confirmed in all respects the Merger Agreement, as executed, and the transactions contemplated thereby. On February 5, 1997, the parties executed a First Amendment to the Merger Agreement extending certain deadlines and including as a condition to the Merger the approval by the Mid-Missouri shareholders of an amendment to the company's Articles of Incorporation increasing the number of authorized shares of Mid-Missouri Common from 200,000 to 300,000 shares in order to provide a sufficient number of shares of Mid-Missouri Common to be issued in connection with the Merger. This First Amendment was approved, ratified and confirmed by the boards of directors of Mid-Missouri and Subsidiary Bank at their respective regular meetings on February 11, 1997, and by the Board of Directors of American Federal at its regular meeting on February 5, 1997. The shareholders of Mid-Missouri, by a vote of 191,010 shares for (representing approximately 95.6% of the Mid-Missouri Common) and 0 shares against, approved the amendment to the Mid-Missouri Articles of Incorporation increasing the number of authorized shares at a special meeting of shareholders duly called and held on February 28, 1997. The Missouri Secretary of State issued a Certificate of Amendment with respect to this Amendment to Mid-Missouri's Articles of Incorporation on March 5, 1997, causing such amendment to become effective. On May 7, 1997, the parties executed a Second Amendment to the Merger Agreement further extending certain deadlines. This Second Amendment was approved by the boards of directors of Mid-Missouri and Subsidiary Bank at their respective regular meetings on April 8, 1997, and by the Board of Directors of American Federal at its regular meeting on May 7, 1997.


BACKGROUND OF THE CHARTER AMENDMENT

    Section 8.A. of the American Federal Charter provides that during the 5-year period beginning on January 6, 1993 and ending on January 6, 1998, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of any equity security of American Federal except for (i) a transaction in which American Federal forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights, (ii) the purchase of shares by underwriters in connection with a public offering, or (iii) the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under Section 574.3(c)(1)(vi) of the regulations of the O.T.S. In the event shares are acquired in violation of this prohibition, all shares beneficially owned by any person in excess of ten percent (10%) will not be counted as shares entitled to vote and will not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote. Section 8 of the American Federal Charter is attached hereto in its entirety as Appendix B. Unless repealed, Section 8 would prohibit the merger proposed herein as such transaction involves an offer to acquire 100% of the shares of American Federal Common. As discussed above, the Board of Directors of American Federal has determined that the Merger and the Merger Agreement, including the Merger Consideration, are fair to, and in the best interests of, American Federal and its stockholders. As such, in order to complete the Merger it is necessary to repeal Section 8.A. A copy of the proposed stockholders resolutions to approve the Merger Agreement and to amend the American Federal Charter to repeal Section 8.A. are attached hereto as Appendix C.


REASONS FOR THE MERGER

    American Federal.

    The Board of Directors of American Federal has determined that the Merger and the Merger Agreement, including the Merger Consideration (as defined herein), are fair to, and in the best interests of, American Federal and its stockholders. The Board of Directors of American Federal believes that a business combination with a larger financial institution would provide significant value to all stockholders, enable American Federal to compete more effectively in its market area and participate in the expanded opportunities for growth. Accordingly, the Board recommends that stockholders of American Federal vote FOR approval and adoption of the Merger Agreement providing for the Merger and, in connection therewith, the Charter Amendment.

    Certain members of the management and Board of Directors of American Federal have interests in the Merger that are in addition to the interests of the American Federal stockholders generally. See "THE MERGER AND THE CHARTER AMENDMENT -- Interests of Certain Persons in the Merger."

    Mid-Missouri.

    As part of its ongoing operations, Mid-Missouri continually is presented with and seeks out acquisition opportunities to enhance its banking franchise. The Board of Directors of Mid-Missouri believes the acquisition of American Federal would be a natural and desirable addition to Mid-Missouri's existing banking franchise.


OPINIONS OF THE FINANCIAL ADVISORS

    Norman Backues & Associates, Inc., American Federal's financial advisor, has delivered a written opinion to the Board of Directors of American Federal stating that, as of December 31, 1996, based on the matters set forth in such opinion, the consideration to be paid by Mid-Missouri pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of American Federal Common. A copy of this written opinion, which sets forth the assumptions made, the procedures followed, the matters considered and the limits on the review undertaken by Norman Backues & Associates, Inc., is attached as Appendix D to this

Proxy Statement/Prospectus and the holders of American Federal Common are urged to read carefully this written opinion in its entirety.

    The American Federal Board of Directors retained Norman Backues & Associates, Inc. based upon its experience and expertise with regard to the banking industry and merger and acquisition transactions. It is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Pursuant to its engagement with Norman Backues & Associates, Inc., American Federal agreed to pay that firm an estimated fee of $2,500.

    Lexington Financial Group, L.L.C., Mid-Missouri's financial advisor, has delivered a written opinion to the Board of Directors of Mid-Missouri stating that, as of December 31, 1996, based on the matters set forth in such opinion, the consideration to be paid by Mid-Missouri pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of the common stock of Mid-Missouri. A copy of the written opinion, which sets forth the assumptions made, the procedures followed, the matters considered and the limits on the review undertaken by Lexington Financial Group, L.L.C., is attached as Appendix E to this Proxy Statement/Prospectus and the holders of American Federal Common are urged to read carefully this written opinion in its entirety.


RECOMMENDATION OF THE BOARD OF DIRECTORS

    FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS OF AMERICAN FEDERAL RECOMMENDS THAT THE HOLDERS OF AMERICAN FEDERAL COMMON VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT PROVIDING FOR THE MERGER AND, IN CONNECTION THEREWITH, THE CHARTER AMENDMENT.

MERGER CONSIDERATION

    At the effective time of the Merger (the "Effective Time"), each share of American Federal Common issued and outstanding immediately prior thereto, other than shares held by any stockholder properly exercising and perfecting his or her dissenters' rights under applicable federal law, will, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive a combination of cash and shares of common stock, par value $10.00 per share, of Mid-Missouri ("Mid-Missouri Common"), in an aggregate amount equal to the per share Closing Book Value (as hereinafter defined) of American Federal (such aggregate amount of cash and Mid-Missouri Common is hereinafter referred to as the "Merger Consideration").

    As used herein, the term "Closing Book Value" shall mean the amount of American Federal's consolidated stockholders' equity accounts, exclusive of preferred stock, REDUCED BY any and all accruals, expenses, charge-offs, deductions or adjustments to the accounts in connection with the Merger. The Closing Book Value shall be determined as of the last day of the month immediately preceding the month in which the date of the closing of the Merger (the "Closing Date") occurs in accordance with generally accepted accounting principles consistently applied.

    The Stock Component of the Merger Consideration.

    The aggregate number of shares of Mid-Missouri Common constituting the stock portion of the Merger Consideration (the "Stock Component") will be calculated as follows:

                    "Total Assets" of American Federal x .07
                    ----------------------------------------
                 Per Share "Book Value" of Mid-Missouri Common

For purposes of this calculation, the "Total Assets" will mean the total assets of American Federal as shown on the books of American Federal as of the last day of the month immediately preceding the month in which the Closing Date occurs and the term "Book Value" will mean the amount of the consolidated shareholders' equity accounts, exclusive of preferred stock, of Mid-Missouri, REDUCED BY any and all accruals, expenses, charge-offs, deductions or adjustments to the accounts in connection with the Merger, determined as of the last day of the month immediately preceding the month in which the Closing Date occurs. The per share Book Value of Mid-Missouri shall be determined by dividing the Book Value of Mid-Missouri by the number of shares of Mid-Missouri Common outstanding on the last day of the month immediately preceding the month in which the Closing Date occurs.

    The Cash Component of the Merger Consideration.

    The aggregate amount of cash constituting the cash portion of the Merger Consideration (the "Cash Component") will equal the difference between the Merger Consideration minus the aggregate Book Value of the Stock Component as described immediately above.

    Notwithstanding the foregoing, the Stock Component issuable pursuant to the Merger Agreement will be increased, as necessary, and the amount of the Cash Component payable will be decreased, as necessary, such that the aggregate Book Value of the Stock Component, determined as of the Closing Date, will not be less than forty percent (40%) of the Merger Consideration (after adjustments for fractional shares).

    The stockholders of American Federal will receive the combination of cash and Mid-Missouri Common described herein and in the Merger Agreement and will not be entitled to elect to receive more or less cash or stock.


FRACTIONAL SHARES

    No fractional shares of Mid-Missouri Common will be issued and, in lieu thereof, holders of American Federal Common who would otherwise be entitled to a fractional share interest of Mid-Missouri Common (after taking into account all shares of American Federal Common held by such holder) will be paid an amount in cash (which will be added to, and considered a part of, the Cash Component) in an amount equal to the product of such fractional share interest and the Book Value of a share of Mid-Missouri Common. Notwithstanding the foregoing, the number of whole shares of Mid-Missouri Common issued to each stockholder of American Federal will be increased, as necessary, and the Cash Component of the Merger Consideration payable to each stockholder of American Federal will be decreased, as necessary, such that the aggregate Book Value of the Stock Component of the Merger Consideration, determined as of the Closing Date, will be not less than forty percent (40%) of the aggregate Merger Consideration payable to all stockholders of American Federal.


FORM OF THE MERGER

    The Merger Agreement provides that, subject to the satisfaction or waiver (where permissible) of the conditions set forth therein, at the Effective Time, American Federal will merge into Subsidiary Bank, and Subsidiary Bank will be the surviving institution in the Merger. Upon consummation of the Merger, Subsidiary Bank will continue to be a wholly owned subsidiary of Mid-Missouri, and the separate corporate existence of American Federal will terminate.


CLOSING DATE; EFFECTIVE TIME

    The Merger Agreement provides that the Closing of the Merger will take place at the close of business on the last business day of the month during which all of the conditions to the Merger are satisfied or waived (where permissible), or on such other date thereafter as Mid-Missouri and American Federal may agree. The Merger Agreement provides that the Merger will become effective upon the filing for record of a copy of the short-form merger agreement attached to the Merger Agreement as Exhibit 1.07 (the "Statutory Merger Agreement") in the offices of the recorder of deeds of Franklin County, Missouri and Crawford County, Missouri. Assuming that the Merger is approved by the requisite vote of the stockholders of American Federal and that the other conditions to the Merger are satisfied or waived (where permissible), it is presently anticipated that the Merger will be consummated during the second or third quarter of 1997, but no assurance can be given that such timetable will be met.


CONDUCT OF BUSINESS PENDING THE MERGER; DIVIDENDS

    Pursuant to the Merger Agreement, American Federal has agreed to carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the execution of the Merger Agreement. The Merger Agreement provides that American Federal may not declare or pay a dividend or make any other distribution to stockholders, whether in cash, stock or other property, after December 6, 1996.

REGULATORY APPROVALS

    The Merger.

    The Merger is subject to the prior approval of the Federal Deposit Insurance Corporation (the "F.D.I.C.") and the Missouri Division of Finance (the "Division of Finance") and it is also subject to prior notice requirements imposed by the Office of Thrift Supervision (the "O.T.S."). The federal Bank Merger Act requires that the F.D.I.C. take into consideration the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the communities they serve. The Bank Merger Act also prohibits the F.D.I.C. from approving the Merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or its effect in any section of the country may be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the F.D.I.C. finds that the anticompetitive effects of the Merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

    Under the Bank Merger Act, the Merger may not be consummated until the thirtieth (30th) day following the date of F.D.I.C. approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds; the Merger may, however, be consummated after the fifteenth (15th) day following the date of F.D.I.C. approval if the F.D.I.C. has not received any adverse comments from the United States Department of Justice relating to the competitive aspects of the transaction, and the Department of Justice has consented to such shorter waiting period. The commencement of an antitrust action would stay the effectiveness of the F.D.I.C.'s approval unless a court specifically orders otherwise.

    Under the Missouri Banking Act and the Missouri Savings and Loan Law, the Merger Agreement, including the Statutory Merger Agreement, must be approved or disapproved by the Division of Finance within thirty (30) days after filing. If the Division of Finance approves the Merger Agreement and the Statutory Merger Agreement, then the stockholders of American Federal must, within sixty (60) days after such approval, meet to vote on approval of the Merger Agreement, including the Statutory Merger Agreement, and the transactions contemplated thereby. Under the Missouri Savings and Loan Law, the Merger must also comply with all federal statutory and regulatory requirements.

    Applications for the required regulatory approvals of the Merger from the F.D.I.C. and the Division of Finance were filed on March 17, 1997 and March 20, 1997, respectively, and the required notice was provided to the O.T.S on March 21, 1997. The Division of Finance approved the proposed Merger by Order dated April 18, 1997, and the F.D.I.C. approved such transaction on May 8, 1997. The notice publication and public comment requirements under the Bank Merger Act have been satisfied. Despite the foregoing, however, there can be no assurance as to when and if the Merger will be consummated.

    Following consummation of the proposed Merger, the primary regulatory agency for Mid-Missouri will be the Board of Governors of the Federal Reserve System. Subsidiary Bank will remain subject to regulation by the Division of Finance and the F.D.I.C.

    The Charter Amendment.

    Upon the receipt of approval of the Charter Amendment from the stockholders of American Federal, American Federal must provide written notice thereof to the O.T.S. No additional approvals by the O.T.S. or any other regulatory authorities are required to be obtained in connection with consummation of the Charter Amendment.

CONDITIONS TO CONSUMMATION OF THE MERGER AND THE CHARTER AMENDMENT

    The Merger.

    The Merger is subject to various conditions. Specifically, as set forth in the Merger Agreement, the obligations of each party to effect the Merger are subject to the fulfillment or waiver (where permissible) by each of the parties, at or prior to the Closing Date, of the following conditions: (i) the representations and warranties of the respective parties to the Merger Agreement as set forth therein will be true and correct in all material respects on and as of the Closing Date; (ii) each of the respective parties to the Merger Agreement will have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date;
(iii) no party to the Merger Agreement will be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger; (iv) all necessary regulatory approvals and consents required to consummate the Merger, including the approval of the Merger Agreement and the Charter Amendment by the stockholders of American Federal, will have been obtained and all waiting periods in respect thereof will have expired; (v) each party will have received all required documents from the other party; (vi) the Registration Statement relating to the Mid-Missouri Common to be issued pursuant to the Merger will have become effective, and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or threatened by the S.E.C.; and (vii) Mid-Missouri will have received an opinion of its accountants or counsel, and American Federal will have received a copy of such opinion, to the effect that if the Merger is consummated in accordance with the terms set forth in the Merger Agreement, (a) the Merger will constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); (b) gain, if any, will be recognized by each holder of shares of American Federal Common who receives both Mid-Missouri Common and cash, but not in excess of the amount of cash received; (c) the aggregate tax basis of Mid-Missouri Common received by each stockholder of American Federal will be the same as the aggregate tax basis of shares of American Federal Common exchanged therefor decreased by the amount of cash received by the stockholder and increased by the amount, if any, treated as a dividend and the amount of gain recognized by the stockholder on the exchange; and (d) the holding period of the shares of Mid-Missouri Common to be received by each American Federal stockholder will include the holding period of the shares of American Federal Common exchanged therefor, provided the shares of American Federal Common are held as a capital asset as of the Effective Time.

    The conditions described in item (iv) above (the receipt of stockholder and regulatory approvals) may not be waived by any party. Although the remaining conditions to effect the Merger may be waived by the party entitled to the benefit thereof, neither Mid-Missouri, Subsidiary Bank nor American Federal intend to waive any such conditions except in those circumstances where the Board of Directors of either Mid-Missouri, Subsidiary Bank or American Federal, as the case may be, deems such waiver to be in the best interests of Mid-Missouri, Subsidiary Bank or American Federal, as the case may be, and their respective shareholders.

    Applications for the required regulatory approvals of the Merger from the F.D.I.C. and the Division of Finance were filed on March 17, 1997 and March 20, 1997, respectively, and the required notice was provided to the O.T.S on March 21, 1997. The Division of Finance approved the proposed Merger by Order dated April 18, 1997, and the F.D.I.C. approved such transaction on May 8, 1997. Notwithstanding the foregoing, however, there can be no assurance as to when and if the Merger will be consummated.

    No assurance can be provided as to if or when any of the remaining foregoing conditions precedent to the Merger will be satisfied or waived (where permissible) by the party permitted to do so. If the Merger is not effected by July 31, 1997, the Merger Agreement may be terminated by Mid-Missouri, Subsidiary Bank or American Federal; provided, however, a party who is then in breach of its obligations or covenants under the

Merger Agreement in any material respect may not exercise such right of termination unless the other party is also in breach in any material respect. See "THE MERGER AND THE CHARTER AMENDMENT -- Termination or Abandonment."

    The Charter Amendment.

    Amending the American Federal Charter requires that the amendment first be proposed by the association's Board of Directors and thereafter approved by the stockholders of American Federal at the Special Meeting by a vote of a majority of the total votes eligible to be cast at the meeting. At its regular meeting on March 5, 1997, the Board of Directors of American Federal proposed that the Charter Amendment be presented to the stockholders of American Federal at the Special Meeting.


TERMINATION OR ABANDONMENT

    The Merger Agreement may be terminated at any time prior to the Effective
Time: (i) by any party if the Merger is not consummated on or prior July 31, 1997; provided, however, a party who is then in breach of its obligations or covenants under the Merger Agreement in any material respect may not exercise such right to terminate unless the other party is in breach in any material respect; (ii) by mutual written agreement of the parties; (iii) by any party in the event of a material breach by the other of any of its representations and warranties or agreements under the Merger Agreement not cured within 30 days after written notice of such breach is given by the non-breaching party; (iv) by any party in the event any of the conditions to its obligations are not satisfied or waived (and not cured within any applicable cure period); (v) by Mid-Missouri in the event that American Federal becomes a party or subject to any new or amended written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding with any federal or state agency charged with the supervision or regulation of thrifts or banks after the date of the Merger Agreement which is significant to American Federal's overall business, operations or financial condition; (vi) by any party by providing written notice within thirty (30) calendar days after June 30, 1997, if any regulatory application filed in connection with the Merger should be finally denied or disapproved by the applicable regulatory authority or if Mid-Missouri fails to obtain any regulatory approvals required to consummate the Merger on or before June 30, 1997; and (vii) by any party if the stockholders of American Federal do not approve the Merger.


DISSENTERS' RIGHTS

    The following summary of the rights of American Federal stockholders who choose to dissent and demand payment for their shares of American Federal Common does not purport to be a complete statement of the federal law relating to their rights, and is qualified by reference to the excerpts of the federal law that have been set forth as Appendix F to this Proxy Statement/Prospectus. Each stockholder of American Federal who chooses to dissent from the Merger Agreement should consult with his or her own legal counsel concerning his or her rights and the specific procedures and available remedies under the federal law.

    Holders of American Federal Common who (i) dissent from the Merger, (ii) do not vote in favor of the Merger, and (iii) meet the procedural requirements hereinafter summarized and as set forth in Appendix F attached hereto, have the right to demand payment of the fair or appraised value of such stock. Any holders of American Federal Common electing to make a demand for the fair or appraised value of their stock must deliver to Joseph G. Withington, Secretary of American Federal, at 20 Hughes Ford Road, P.O. Box 250, Sullivan, Missouri 63080, before voting on the Merger, a writing identifying himself or herself and stating his or her intent thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the Merger. Within ten (10) days after the Effective Time of the Merger, Subsidiary Bank, as the resulting entity, must (a) give written notice to those American Federal stockholders who have complied with Title 12 of the federal law and have not voted in favor of the proposed Merger, of the Effective Time of the Merger, (b) make a written offer to each such stockholder to pay for dissenting shares at a specified price deemed by Subsidiary Bank to be the fair value thereof, and (c) inform such stockholders that they must, within sixty (60) days of such date, if they disagree with Subsidiary Bank's determination of fair value, file a petition with the O.T.S. demanding that agency's determination of fair value and submit to the Exchange Agent (as hereinafter defined) his or her certificates representing shares of American Federal Common for notation thereon that an appraisal and payment have been demanded.

    ANY FAILURE TO FOLLOW THE DETAILED PROCEDURES SET FORTH IN THE FEDERAL LAW MAY RESULT IN A STOCKHOLDER OF AMERICAN FEDERAL LOSING ANY RIGHT HE OR SHE MAY HAVE TO DISSENT FROM THE MERGER AGREEMENT AND DEMAND AN APPRAISAL FOR THE VALUE FOR HIS OR HER SHARES OF AMERICAN FEDERAL COMMON.


EXCHANGE OF AMERICAN FEDERAL STOCK CERTIFICATES; FRACTIONAL SHARES

    The conversion of American Federal Common into the Merger Consideration (other than any shares as to which dissenters' rights are properly exercised) will occur by operation of law at the Effective Time. After the Effective Time, certificates theretofore evidencing shares of American Federal Common (such certificates, other than certificates held by stockholders exercising their dissenters' rights, being collectively referred to herein as the "American Federal Certificates") which may be exchanged for the Merger Consideration will be deemed, for all corporate purposes other than the payment of dividends and other distributions on shares of Mid-Missouri Common, to evidence ownership of and entitlement to receive such Merger Consideration.

    As soon as reasonably practicable after the Effective Time, Mid-Missouri, acting as exchange agent (the "Exchange Agent") will mail a transmittal letter and instructions to each record holder of a American Federal Certificate advising such holder of the amount of cash and number of shares of Mid-Missouri Common such holder is entitled to receive pursuant to the Merger, and of the procedures for surrendering such American Federal Certificates in exchange for a certificate for the number of whole shares of Mid-Missouri Common constituting the Stock Component, and a check for the cash amount such holder is entitled to receive for the Cash Component. The letter of transmittal will also specify that delivery will be effected, and risk of loss and title to the American Federal Certificates will pass, only upon proper delivery of the American Federal Certificates to the Exchange Agent and will be in such form and have such other provisions as Mid-Missouri may reasonably specify. STOCKHOLDERS OF AMERICAN FEDERAL ARE REQUESTED NOT TO SURRENDER THEIR AMERICAN FEDERAL CERTIFICATES FOR EXCHANGE UNTIL SUCH LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED. The shares of Mid-Missouri Common constituting the Stock Component of the Merger Consideration into which American Federal Common will be converted in the Merger will be deemed to have been issued at the Effective Time. Unless and until the American Federal Certificates are surrendered, along with a duly executed letter of transmittal, any other required documents and notification of the holder's federal taxpayer identification number, dividends which would otherwise be payable on the shares of Mid-Missouri Common constituting the Stock Component of the Merger Consideration issuable with respect to such American Federal Common will not be paid to the holders of such American Federal Certificates and, in such case, upon surrender of the American Federal Certificates and a duly executed letter of transmittal, any other required documents and notification of taxpayer identification number, there will be paid any dividends on such shares of Mid-Missouri Common which became payable between the Effective Time and the time of such surrender and notification. No interest on any such dividends will accrue or be paid.

REPRESENTATIONS AND WARRANTIES OF AMERICAN FEDERAL, MID-MISSOURI AND SUBSIDIARY BANK

    The Merger Agreement contains various representations and warranties of the parties thereto. These include, among other things, representations and warranties by American Federal, except as otherwise disclosed to Mid-Missouri, as to: (i) its organization and good standing; (ii) its capitalization; (iii) the due authorization and execution of the Merger Agreement by American Federal;
(iv) subsidiaries, partnerships and joint ventures; (v) the accuracy of the financial statements of American Federal; (vi) the absence of material adverse changes in the financial condition, results of operations, business or prospects of American Federal; (vii) the absence of certain orders, agreements or memoranda of understanding between American Federal and any federal or state agency charged with the supervision or regulation of thrifts; (viii) the filing of tax returns and payment of taxes; (ix) the absence of pending or threatened litigation or other such actions; (x) agreements with employees, including employment agreements; (xi) certain reports required to be filed with various regulatory agencies; (xii) its investment portfolio; (xiii) its loan portfolio;
(xiv) employee matters and ERISA; (xv) title to its properties, the absence of liens (except as specified) and insurance matters; (xvi) environmental matters;
(xvii) compliance with applicable laws and regulations; (xviii) the absence of undisclosed liabilities; (xix) brokerage commissions or similar finder's fees in connection with the Merger; and (xx) the accuracy of information supplied by American Federal in connection with the Registration Statement, this Proxy Statement/Prospectus and any other documents to be filed with the S.E.C. or any banking, thrift or other regulatory authority in connection with the transactions contemplated by the Merger Agreement.

    Mid-Missouri's and Subsidiary Bank's representations and warranties include, among other things, those as to (i) their organization and good standing; (ii) their capitalization; (iii) the due authorization and execution of the Merger Agreement by each of Mid-Missouri and Subsidiary Bank, and the absence of the need (except as specified) for governmental or third party consents to the Merger; (iv) the accuracy of Mid-Missouri's financial statements and filings with the S.E.C.; (v) the absence of material adverse changes in the financial condition, results of operations, business or prospects of Mid-Missouri on a consolidated basis; (vi) the absence of material pending or threatened litigation or other such actions; (vii) certain reports required to be filed with various regulatory agencies; (viii) compliance with applicable laws and regulations; (ix) the accuracy of information supplied by Mid-Missouri and Subsidiary Bank in connection with the Registration Statement, this Proxy Statement/Prospectus and any other documents to be filed with the S.E.C. or any banking, thrift or other regulatory authority in connection with the transactions contemplated by the Merger Agreement; and (x) the absence of brokerage commissions or similar finder's fees in connection with the Merger.


CERTAIN OTHER AGREEMENTS

    Business of American Federal in Ordinary Course.  Pursuant to the Merger
    -----------------------------------------------
Agreement, American Federal has agreed, among other things, that it will (a) not declare or pay a dividend or make any other distribution to stockholders after December 6, 1996, and (b) conduct its business and engage in transactions only in the usual, regular and ordinary course as previously conducted, and that it will not, without the prior written consent of Mid-Missouri (which consent shall not be unreasonably withheld): (i) issue additional shares of American Federal Common or other capital stock, options, warrants or other rights to subscribe for or purchase shares of American Federal Common, or any other capital stock or any other securities convertible into or exchangeable for any capital stock of American Federal; (ii) directly or indirectly redeem, purchase or otherwise acquire American Federal Common or any other capital stock of American Federal;
(iii) effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in any capital stock or otherwise reorganize or recapitalize; (iv) change its charter or certificate or articles of incorporation or association, as the case may be, or bylaws; (v) grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to directors, officers or salaried employees, grant any stock options or, except as required by law, adopt or change any bonus, insurance, pension, or other employee plan, payment or arrangement made to, for or with any such directors, officers or employees; (vi) borrow or agree to borrow any amount of funds except for borrowing in the ordinary course of business from the Federal Home Loan Bank Advances; (vii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in excess of $100,000 (excepts for such extensions of credit secured by single family, non-agricultural residential property of one acre or less), or that would increase the aggregate credit outstanding to any one borrower or group of affiliated borrowers to more than $100,000; (viii) purchase or otherwise acquire any investment security for its own account having an average remaining maturity greater than five years or any asset-backed securities other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation;
(ix) increase or decrease the rate of interest paid on time deposits or certificates of deposit except in accordance with past practices; (x) enter into any agreement, contract or commitment out of the ordinary course of business having a term in excess of three months other than letters of credit, loan agreements, and other lending, credit and deposit agreements and documents made in the ordinary course of business; (xi) mortgage, pledge, subject to lien or charge or otherwise encumber any of its assets or properties except in the ordinary course of business; (xii) cancel, accelerate or waive any material indebtedness, claims or rights owing to American Federal except in the ordinary course of business; (xiii) sell or otherwise dispose of any real property or any material amount of tangible or intangible personal property; (xiv) foreclose or otherwise take title to or possess any real property, other than single family, non-agricultural residential property of one acre or less, without first obtaining a phase one environmental report which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; (xv) commit any act or fail to do any act which will result in a material breach of any agreement, contract or commitment which will materially adversely affect the business, financial condition or earnings of American Federal; (xvi) violate any law, statute, rule, governmental regulation or order which will materially adversely affect the business, financial condition or earnings of American Federal; (xvii) purchase any real or personal property or make any capital expenditure in excess of $20,000; (xviii) change accounting principles or practices, or the method of applying such principles or practices; or (xix) engage in any transaction or take any action that would render untrue, in any material respect, any of the representations and warranties made by American Federal in the Merger Agreement, if such representations or warranties were given as of the date of such transaction or action.

    Additional American Federal Reserves, Accruals, Charges and Expenses.  The
    --------------------------------------------------------------------
Merger Agreement provides that Mid-Missouri and American Federal will consult and cooperate with each other prior to the Effective Time to determine the amount and the timing for recognizing for financial accounting purposes the expenses of the Merger and the restructuring charges related to or to be incurred in connection with the Merger. At the request of Mid-Missouri, American Federal has agreed to establish and take such reserves and accruals as Mid-Missouri reasonably shall request so as to conform American Federal's loan, accrual, reserve and other accounting policies to Mid-Missouri's policies, and shall establish and take such accruals, reserves and changes in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments. American Federal will maintain and keep all of its benefit plans (including, but not limited to, defined contribution plans and deferred compensation plans) fully funded, and will, to the extent any such plan may not be fully or adequately funded, make such contributions as are necessary to fully fund any such plan.

    Other American Federal Agreements.  In addition, American Federal has agreed
    ---------------------------------
to: (i) give Mid-Missouri prompt written notice of any occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a failure of any condition precedent to any party's obligation to effect the Merger or breach of any of American Federal's representations or agreements in the Merger Agreement, or of the occurrence of any matter or event known to and directly involving American Federal (not including changes in conditions that affect the thrift industry generally) that is materially adverse to the business, operations, properties, assets or condition (financial or otherwise) of American Federal; (ii) use its best efforts to obtain all necessary consents with respect to any material leases, licenses, contracts, instruments and rights which require the consent of another person for their transfer or assumption pursuant to the Merger; (iii) use its best efforts to perform and fulfill all conditions and obligations to be performed or fulfilled under the Merger Agreement and to effect the Merger; and (iv) permit Mid-Missouri reasonable access to American Federal's properties and to disclose and make available all books, documents, papers and records relating to assets, stock ownership, properties, operations, obligations and liabilities in which Mid-Missouri may have a reasonable and legitimate interest in furtherance of the transactions contemplated by the Merger Agreement.

    Mid-Missouri's Agreements.  Pursuant to the Merger Agreement, Mid-Missouri
    -------------------------
has agreed, as applicable, among other things, to: (i) file all regulatory applications required in order to consummate the Merger and to keep American Federal reasonably informed as to the status of such applications; (ii) file the Registration Statement with the S.E.C. and use its best efforts to cause the Registration Statement to become effective; (iii) timely file all documents required to obtain all necessary permits and approvals under applicable state securities laws; (iv) prepare and file any other filings required under the Securities Exchange Act of 1934, as amended, relating to the Merger and related transactions; (v) promptly notify American Federal in writing should Mid-Missouri have knowledge of any event or condition which would cause or constitute a breach of any of its representations or agreements contained in the Merger Agreement; and (vi) use its best efforts to perform and fulfill all conditions and obligations to be performed or fulfilled under the Merger Agreement and to effect the Merger.

NO SOLICITATION

    The Merger Agreement provides that, unless and until the Merger Agreement has been terminated, American Federal will not solicit or encourage, or hold any discussions or negotiations with or provide any information to, any person in connection with any proposal from any person relating to the acquisition of all or a substantial portion of the business, assets or stock of American Federal. American Federal is required to promptly advise Mid-Missouri of its receipt of, and the substance of, any such proposal or inquiry, including the name of the other party or parties.

WAIVER AND AMENDMENT

    The conditions of the Merger Agreement may only be waived by notice to the other party waiving such condition. The failure of any party to require performance of any provision in the Merger Agreement does not affect the party's right to enforce the same at a later time. The Merger Agreement may not be amended or modified except by a written document duly executed by American Federal, Mid-Missouri and Subsidiary Bank.

FEDERAL INCOME TAX CONSEQUENCES

    The discussion set forth under this heading is a reflection of the preliminary tax opinion dated May 7, 1997, delivered to Mid-Missouri by its counsel, Lewis, Rice & Fingersh, L.C. A copy of such preliminary tax opinion is attached as Appendix G to this Proxy Statement/Prospectus and the holders of American Federal Common are urged to read carefully this preliminary tax opinion in its entirety.

    The Merger has been structured to qualify as a reorganization under Section 368(a) of the Code. Subject to the required delivery of the Representations (as hereinafter defined and discussed), and as set forth in the preliminary tax opinion of Lewis, Rice & Fingersh, L.C. attached hereto as Appendix G, except for stockholders perfecting their dissenters' rights, and cash received constituting the Cash Component of the Merger Consideration, holders of shares of American Federal Common will recognize no gain or dividend income on the receipt of Mid-Missouri Common in the Merger. Additionally, their aggregate basis in the shares of Mid-Missouri Common received in the Merger will be the same as their aggregate basis in their shares of American Federal Common converted in the Merger decreased by the amount of cash received by the stockholder and increased by the amount, if any, treated as a dividend and the amount of gain, if any, recognized by the stockholder on the exchange. Provided the shares surrendered are held as capital assets, the holding period of the shares of Mid-Missouri Common received by them will include the holding period of their shares of American Federal Common exchanged therefor. Cash received as the Cash Component of the Merger Consideration and cash received by stockholders exercising their dissenters' rights will be treated as a distribution in full payment of such interests, or shares surrendered in exercise of dissenters' rights, resulting in capital gain or ordinary income, as the case may be, depending upon each stockholder's particular situation. Subject to the required delivery of the Representations (as hereinafter defined and discussed), and as set forth in the preliminary tax opinion of Lewis, Rice & Fingersh, L.C. attached hereto as Appendix G, Mid-Missouri, American Federal and Subsidiary Bank should each be a "party to a reorganization" within the meaning of Section 368(b) of the Code and no gain should be recognized by Mid-Missouri, American Federal or Subsidiary Bank by reason of the Merger.

    Pursuant to Sections 6.01(h) and 6.02(g) of the Merger Agreement, consummation of the Merger is conditioned upon receipt by Mid-Missouri of an opinion of Mid-Missouri's accountant or counsel, to the effect that if the Merger is consummated in accordance with the terms set forth in the Merger
Agreement: (i) the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code; (ii) gain or income, if any, realized by each holder of shares of American Federal Common who receives both Mid-Missouri Common and cash in exchange for his or her shares of American Federal Common, will be recognized, but not in excess of the amount of cash received; (iii) the basis of shares of Mid-Missouri Common received by a stockholder of American Federal will be the same as the basis of his or her shares of American Federal Common exchanged therefor decreased by the amount of cash received by the stockholder and increased by the amount, if any, treated as a dividend and the amount of gain, if any, recognized by the stockholder in the exchange; and (iv) the holding period of the shares of Mid-Missouri Common received by such stockholders will include, in each instance, the holding period of the shares of American Federal Common exchanged therefor, provided such shares were held as capital assets as of the Effective Time. The preliminary tax opinion attached hereto as Appendix G is subject to certain assumptions and based on the delivery of certain representations of each of Mid-Missouri, American Federal and certain holders of American Federal Common (the "Representations"). Further, the preliminary tax opinion is based on current law, which could be amended, revoked, or modified with or without retroactive effect, in a manner which would change such opinion. If the Representations, as described above, are not delivered in connection with the closing of the Merger, the required final tax opinion to Mid-Missouri may not be delivered, which delivery is a condition to the closing of the proposed Merger.

    THE FOREGOING IS A GENERAL SUMMARY OF ALL OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO AMERICAN FEDERAL STOCKHOLDERS, WITHOUT REGARD TO THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH STOCKHOLDER'S TAX SITUATION AND STATUS. EACH AMERICAN FEDERAL STOCKHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING ANY SUCH SPECIFIC TAX SITUATION AND STATUS, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN LAWS AND THE POSSIBLE EFFECT OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

RESALE OF MID-MISSOURI COMMON

    Notwithstanding the foregoing discussion with respect to the tax opinion, the shares of Mid-Missouri Common issued pursuant to the Merger will be freely transferable under the Securities Act of 1933, as amended (the "Securities Act"), except for shares issued to any American Federal shareholder who may be deemed to be an "affiliate" of American Federal or Mid-Missouri for purposes of Rule 145 under the Securities Act. The Merger Agreement provides that each such affiliate will enter into an agreement with Mid-Missouri providing that such affiliate will not transfer any shares of Mid-Missouri Common received in the Merger except in compliance with the Securities Act. This Proxy Statement/Prospectus does not cover resales of shares of Mid-Missouri Common received by any person who may be deemed to be an affiliate of American Federal. Persons who may be deemed to be affiliates of American Federal generally include individuals who, or entities which, control, are controlled by or are under common control with American Federal and will include directors and certain executive officers of American Federal and may include principal stockholders of American Federal.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    As expressly discussed under this heading and under the heading "Management and Operations After the Merger" below (See "INFORMATION ABOUT AMERICAN FEDERAL
- Management and Operations After the Merger"), certain members of American Federal's management and Board of Directors have interests in the Merger that are in addition to, and separate from, the interests of stockholders of American Federal generally. For information about the percentage of American Federal Common owned by the directors and executive officers of American Federal, see "INFORMATION ABOUT AMERICAN FEDERAL -- Security Ownership of Certain Beneficial Owners and Management." None of the directors or executive officers of American Federal would own, on a pro forma basis giving effect to the Merger, more than 26% of the issued and outstanding shares of Mid-Missouri Common.

    Insurance; Indemnification.  Pursuant to Section 5.04 of the Merger
    --------------------------
Agreement, American Federal has obtained a one (1) year, One Million Dollar ($1,000,000) Officers and Directors Liability Bond, which is renewable annually for additional one (1) year terms for a period of five (5) years, to indemnify the present and former directors, officers, employees and agents of American Federal against any liability arising out of or related to actions or omissions occurring on or prior to the Effective Time, to the extent that such indemnification is then permitted under the laws of the United States and by American Federal's Federal Stock Charter as in effect on the date of the Merger Agreement.

ACCOUNTING TREATMENT

    The Merger will be accounted for by Mid-Missouri under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations", as amended. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. Income of the combined company will not include results of operations of American Federal prior to the Effective Time. See "PRO FORMA FINANCIAL DATA."

MANAGEMENT AND OPERATIONS AFTER THE MERGER

    Subsidiary Bank will be the surviving bank in the Merger. The Board of Directors of Subsidiary Bank will continue following the Merger. The Subsidiary Bank Board and the Mid-Missouri Board each currently include three individuals who are presently directors of American Federal: John W. Waller, James E. McIntosh and John M. Brummet. These directors will continue to serve the Subsidiary Bank and Mid-Missouri Boards following consummation of the Merger. The remaining members of the American Federal Board do not presently, and will not, serve on either the Subsidiary Bank Board or the Mid-Missouri Board.

    John W. Waller is presently Chairman of Mid-Missouri and Subsidiary Bank and Chairman and President of American Federal. Mr. Waller will continue as Chairman of Mid-Missouri and Subsidiary Bank following consummation of the proposed Merger. James E. McIntosh is presently Treasurer of Mid-Missouri and Vice President, Assistant Secretary and Assistant Treasurer of American Federal. Mr. McIntosh will continue as Treasurer of Mid-Missouri following consummation of the proposed Merger. Rita J. Heady, Executive Vice President and Managing Officer of American Federal, will become an executive officer of Mid-Missouri and Subsidiary Bank following consummation of the proposed Merger. No other officers of American Federal will continue as executive officers of either Subsidiary Bank or Mid-Missouri following consummation of the proposed Merger. None of the officers of Mid-Missouri, Subsidiary Bank or American Federal have, or will have (as applicable), written employment agreements with any of such institutions.

    Following consummation of the Merger, the present executive office of American Federal, which is owned by American Federal and is located directly across the street from the executive offices of Mid-Missouri and Subsidiary Bank, will not be maintained as a branch office of Subsidiary Bank and no branch activities will thereafter be conducted at that location. The Board of Directors and management of Mid-Missouri have not yet determined whether Mid-Missouri and/or Subsidiary Bank will utilize the present executive offices of American Federal or lease or sell the facility. The majority of the space in the building owned by American Federal and in which American Federal maintains its executive offices is presently leased to non-related businesses. Following consummation of the proposed Merger, Subsidiary Bank will continue to operate its main office facility located at 318 West Main Street, Sullivan, Missouri, its drive in facility located at Fisher and Springfield Streets, Sullivan, Missouri, and its full service branch located at 1 Meramec Plaza, Sullivan, Missouri. No additional facilities will be operated by Subsidiary Bank immediately following, and in connection with, the proposed Merger.

PRO FORMA FINANCIAL DATA

    The following unaudited pro forma combined condensed balance sheet as of December 31, 1996, and the pro forma combined condensed statement of income for the year ended December 31, 1996, give effect to the Merger based on the historical consolidated financial statements of Mid-Missouri and Subsidiary Bank and the historical consolidated financial statements of American Federal under the assumptions and adjustments set forth in the accompanying notes to the pro forma financial statements.

    The pro forma financial statements have been prepared by the management of Mid-Missouri and American Federal based upon their respective financial statements. The following pro forma combined condensed balance sheet and condensed statements of income include:

    (a) Mid-Missouri's historical consolidated financial information, which has been designated herein as "Mid-Missouri."

    (b) American Federal's historical consolidated financial information, which has been designated herein as "American Federal."

    (c) The combined statements of Mid-Missouri and American Federal which have been designated herein as "Pro Forma."

    The pro forma statements may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Mid-Missouri and American Federal incorporated by reference herein in this Proxy Statement/Prospectus. As described on page 1 of this Proxy Statement/Prospectus, there are a number of factors which may cause the actual results to differ materially from those provided herein. See "FORWARD LOOKING STATEMENTS."

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                           Mid-     American                           Pro Forma
                                                         Missouri    Federal       Adjustments          Combined
                                                        ----------  ----------     ------------        ---------
ASSETS:

Cash                                                     $  3,764    $   921          $ --             $  4,685
Interest-bearing deposits                                      --        495            --                  495
Investment securities

  Available for sale, at fair value                        23,498        218         (2239)  (1)         21,477
  Held to maturity, at cost                                16,202      8,985           (20)  (1)         25,167
Loans receivable, net                                      72,609      7,831            50   (1)         80,490
Real estate required through foreclosure, net                  --         --            --                   --
Stock in Federal Home Loan Bank                                --        156            --                  156
Office properties and equipment, net                        2,019        125           155   (1)          2,299
Deferred tax asset                                            177         --            --                  177
Excess of cost over fair value of assets acquired             672         --           650   (1)          1,322
                                                                                             (3)
Accrued income and other assets                             1,801        191            --                1,992
                                                         --------    -------       -------             --------
                                                          120,742     18,922        (1,404)             138,260
                                                         ========    =======       =======             ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Demand deposits                                             9,515         --            --                9,515
Savings deposits                                           34,296      3,972            --               38,268
Time deposits                                              51,944     11,034            --               62,978
Borrowed money                                             14,910         56           (56)  (2)         14,910
Deferred tax liability                                         --         --           120   (1)            142
                                                                                        22
Accrued expenses and other liabilities                        504        128            --   (2)            632
                                                         --------    -------       -------             --------
      Total liabilities                                   111,169     15,190            86              126,445
                                                         --------    -------       -------             --------
Stockholders equity:
  Common stock                                              2,000        152          (152)  (1)          2,312
                                                                                       312   (1)
  Additional paid-in capital                                5,827      1,304             2   (2)          7,757
                                                                                    (1,304)  (1)
                                                                                     1,087   (1)
                                                                                       841   (1)
  Retained earnings, subject to certain restriction         1,889      2,182        (2,182)  (1)          1,889
  Unrealized gain (loss) on assets available-for-sale
        securities                                           (143)       126          (126)  (1)           (143)
  Unamortized ESOP shares                                      --        (32)           32   (2)             --

  Treasury stock at cost:                                      --         --            --                   --
                                                         --------    -------       -------             --------

      Total stockholders' equity                            9,573      3,732        (1,490)              11,815
                                                         --------    -------       -------             --------
                                                          120,742     18,922        (1,404)             138,260
                                                         ========    =======       =======             ========

See Notes to Pro Forma Condensed Balance Sheet
(1) To record acquisition of American Federal by Mid-Missouri. Entries assume Liquidation of securities to fund cash payment to American Federal stockholders.

(2) To record termination of American Federal ESOP Plan in conjunction with the Merger.

(3) In order to calculate the amount of goodwill as reflected hereon, the following assumptions were made:


  Estimated Total Purchase Price
  ------------------------------
  Cash paid to American Federal stockholders                        $2,239,000
     (152,087 shares @ $14.72/share)
  Shares of American Federal outstanding        152,087
  Exchange Ratio                                x .2051
                                                -------
  Shares of Mid-Missouri to be issued            31,193
  Estimated "fair market value" per             $ 71.79
                                                -------
     share of Mid-Missouri Common

                                              2,240,000              2,240,000
                                                                    ----------

     Total Consideration                                            $4,479,000
                                                                    ==========

  The estimated value per share of Mid-Missouri Common was determined by management of Mid-Missouri and is based upon prices of similar institutions sold in Missouri, including published sources of such transactions. The price takes into consideration Mid-Missouri's relative size, capital structure and earnings compared to other financial institutions. Subsequently, the fairness opinion of Norman Backues & Associates, Inc. estimated the fair value of a share of Mid-Missouri common to be $72.00.

(4) Allocation of Purchase Price
    ----------------------------
    Total estimated Merger Consideration                            $4,479,000
                                                                    ==========
    Net assets of American Federal at
       historical book value                                        $3,732,000
    Adjustments to:
       Record loans at fair value                                       50,000
       Reduce ESOP debt                                                 56,000
       Record investments at fair value                                (22,000)
       Record real estate at fair value                                155,000
       Adjust deferred income taxes                                   (142,000)

    Goodwill                                                           650,000
                                                                    ----------

                                                                    $4,479,000
                                                                     =========


                  NOTES TO PRO FORMA CONDENSED BALANCED SHEET

The accompanying pro forma condensed consolidated financial statements were derived from the historical financial records of Mid-Missouri and American Federal and should be read in conjunction with the historical financial statements of Mid-Missouri and American Federal filed herewith.

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                        Mid-        American                                 Pro Forma
                                      Missouri      Federal            Adjustments           Combined
                                      ----------  --------------  --------------------  --------------
Interest and Dividend Income         $ 8,163       $ 1,380            $(134)                $  9,409
Interest Expense                       3,915           752                -                    4,667
                                    --------      --------           --------               --------
  Net Interest Income                  4,248           628             (134)                   4,742

Provision for loan losses                  0             0                -                     -0-
                                    --------      --------           --------               --------
Net Interest Income after              4,248           628             (134)                   4,742
  provision for loan losses

Noninterest income                       874            21               93                      802
Noninterest expense                    3,550           503             (140)                   3,913
                                    --------      --------          --------                --------
Income (loss) before income taxes      1,572           146              (87)                   1,631

Income tax expense                       459            44                2                      505
                                    --------      --------          --------                --------
Net income                             1,113           102              (89)                   1,126
                                    ========      ========          ========                ========
Net income available to                1,113           102              (89)                   1,126
  common shareholders               ========      ========          ========                ========

Net income per common share             5.57           .67             (.38)                    4.87
                                    ========      ========          ========                ========
Average shares outstanding           200,000       152,087          231,189                  231,189
                                    ========      ========          ========                ========

See Notes to Pro Forma Combined Condensed Statement of Income.

To record on a pro forma basis, the effects of the Merger on the Statement of Income including (in thousands):

Income Adjustments           Interest lost on investment securities sold                      $(136)
------------------           Accretion of discount on investment securities                   $   2
                             Total Income Adjustments                                         -----
                                                                                              $(134)

Expenses Eliminated          Director fees eliminated due to elimination of American Federal's Board of Directors
-------------------
                                                                                            $ 32

                             Employee Stock Ownership Plan expenses eliminated due to plan
                             termination                                                    $ 57

                             Building and equipment expenses eliminated due to the anticipated sale of the building located at 20
                             Hughes Ford Road and the retirement of equipment               $ 51
                                                                                              --
                             Total reduction in expenses                                   $ 140
                                                                                            ----

Expenses Incurred            Amortization over 7 years of excess of acquisition cost       $  93
-----------------            over fair value of assets acquired                            -----
                             Net increase in income before income taxes                      (87)

                             Less tax effects                                              $   2
                                                                                           -----

                                                                                             (89)
                                                                                           =====

                   DESCRIPTION OF MID-MISSOURI CAPITAL STOCK


     On February 28, 1997, the shareholders of Mid-Missouri approved a resolution amending Mid-Missouri's Articles of Incorporation to increase the number of authorized shares of Mid-Missouri Common from 200,000 to 300,000 shares in order to have a sufficient number of shares to satisfy the terms of the Merger Agreement. The Missouri Secretary of State issued a Certificate of Amendment with respect to this amendment to the Mid-Missouri Articles of Incorporation on March 5, 1997, causing such amendment then to become effective. Accordingly, the Articles of Incorporation of Mid-Missouri currently authorize the issuance of 300,000 shares of Mid-Missouri Common.

    As of December 31, 1996, 200,000 shares of Mid-Missouri Common were issued and outstanding.

    The following is a brief description of the terms of the Mid-Missouri
Common.

MID-MISSOURI COMMON

     Dividend Rights.  Mid-Missouri may, from time to time, declare dividends to
     ---------------
the holders of Mid-Missouri Common, who will be entitled to share equally in any such dividends.

     Voting Rights.  Each share of Mid-Missouri Common has the same relative
     -------------
rights and is identical in all respects with every other share of Mid-Missouri Common. The holders of Mid-Missouri Common possess exclusive voting rights in Mid-Missouri. Each holder of shares of Mid-Missouri Common is entitled to one vote for each share held of record on all matters submitted to a vote of holders of shares of Mid-Missouri Common, except that in all elections of directors, shareholders of Mid-Missouri have cumulative voting rights.

     Preemptive Rights.  Holders of Mid-Missouri Common do not have preemptive
     -----------------
rights with respect to any additional shares of Mid-Missouri Common which may be issued.

     Liquidation Rights.  In the event of a liquidation, dissolution or winding
     ------------------
up of Mid-Missouri, each holder of shares of Mid-Missouri Common would be entitled to receive, after payment of all debts and liabilities of Mid-Missouri, a pro rata portion of all assets of Mid-Missouri available for distribution to holders of Mid-Missouri Common.

     Assessment and Redemption.  Shares of Mid-Missouri Common will be, when
     -------------------------
issued, fully paid and nonassessable.

     Transfer Agent and Registrar.  Mid-Missouri is the transfer agent and
     ----------------------------
registrar for the Mid-Missouri Common.

                        COMPARISON OF SHAREHOLDER RIGHTS

     The rights of holders of shares of Mid-Missouri Common are governed by the General and Business Corporation Law of Missouri (the "Missouri Corporate Law"), the state of Mid-Missouri's incorporation, and by Mid-Missouri's Articles of Incorporation, Bylaws and other corporate documents. The rights of holders of shares of American Federal Common are governed by the laws of the United States (the "Federal Law") and by American Federal's Federal Stock Charter ("Charter"), First Amended By-laws ("Bylaws") and other corporate documents. The rights of holders of shares of American Federal Common differ in certain respects from the rights which they would have as shareholders of Mid-Missouri. A summary of the material differences between the respective rights of holders of American Federal Common and Mid-Missouri Common is set forth herein.

SHAREHOLDER VOTE REQUIRED FOR CERTAIN TRANSACTIONS

    Business Combinations.  The Missouri Corporate Law provides that unless a
    ---------------------
corporation's articles of incorporation or bylaws provide otherwise, certain business combinations including mergers require the approval of the holders of at least two-thirds of the outstanding shares entitled to vote on the subject transaction. The Mid-Missouri Bylaws and Articles of Incorporation do not amend the rights granted by Missouri Corporate Law.

    Federal Law provides that any merger, consolidation, or the transfer of all or substantially all of the assets of, or the assumption of all or substantially all of the liabilities of, a federal savings and loan association must be approved by the affirmative vote of the holders of two-thirds of such association's voting shares. The American Federal Bylaws and Charter do not amend the right granted by the Federal Law.

    The rights of shareholders of Mid-Missouri and of stockholders of American Federal are not materially different in these respects.

    Removal of Directors.  The Missouri Corporate Law provides that, unless
    --------------------
otherwise provided in a corporation's articles of incorporation or bylaws, one or more directors or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote in an election of the directors. Directors may be removed only at a meeting called expressly for that purpose. If a corporation's articles of incorporation or bylaws provide for cumulative voting in the election of directors and if less than the entire board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors or, if there are classes of directors, at an election of the class of directors of which he or she is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the articles of incorporation, any references to a vote of the holders of outstanding shares are to outstanding shares of that class and not to the vote of the outstanding shares as a whole. Any director of a corporation may be removed for cause by an action of a majority of the entire board of directors if the director fails to meet the qualifications stated in the corporation's articles of incorporation or bylaws for election as a director or is in breach of any agreement between such director and the corporation relating to such director's services as a director or employee of the corporation.
Notice of the proposed removal by the directors must be given to all directors of a corporation prior to action thereon. The Mid-Missouri Bylaws and Articles of Incorporation provide shareholders with cumulative voting rights in the election of directors and do not amend the corresponding rights granted by Missouri Corporate Law.

    American Federal's Bylaws provide that at a meeting of stockholders called expressly for the purpose of removing a director, any director may be removed for cause by a majority vote of the shares entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part.

    Because of the differences between Missouri Corporate Law and American Federal's Bylaws, it may be easier for a shareholder of Mid-Missouri to remove a director without cause than it is for a stockholder of American Federal.

    Amendments to Articles of Incorporation/Charter.  Under the Missouri
    -----------------------------------------------
Corporate Law, a corporation may amend its articles of incorporation upon receiving the affirmative vote of the holders of a majority of its voting shares and the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class; provided, however, that if the corporation's articles of incorporation or bylaws provide for cumulative voting in the election of directors, the number of directors of the corporation may not be decreased to less than three by amendment to the corporation's articles of incorporation when the number of shares voting against the proposal for decrease would be sufficient to elect a director if the shares were voted cumulatively at an election of three directors; and provided, further, that a proposed amendment which provides that Section 351.407 of the Missouri Corporate Law does not apply to "control share acquisitions" of shares of a corporation requires the affirmative vote of the holders of two-thirds of such corporation's voting shares. See "COMPARISON OF SHAREHOLDER RIGHTS -- Takeover Statutes."

    Article XII of the Articles of Incorporation of Mid-Missouri provides that Mid-Missouri may amend, alter, change or repeal provisions of its Articles of Incorporation in the manner provided by law.

    American Federal's Charter provides that, except as provided in Section 5 thereof (relating to capital stock designations), no amendment, addition, alteration, change or repeal of the Charter may be made unless it is first proposed by the Board of Directors, then preliminarily approved by the O.T.S. (which preliminary approval may be granted by the O.T.S. pursuant to regulations specifying preapproved charter amendments), and thereafter approved by the stockholders by a majority of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change or repeal so acted upon will be effective upon filing with the O.T.S. in accordance with regulatory procedures or on such other date as the O.T.S. may specify in its preliminary approval.

    The Missouri Corporate Law and provisions of Mid-Missouri Articles of Incorporation make it easier for the shareholders of Mid-Missouri to amend the Articles of Incorporation than it is for the shareholders of American Federal to amend its Charter. In addition, it may be easier for shareholders of Mid-Missouri to amend their Articles of Incorporation because, unlike American Federal, an amendment does not require O.T.S. approval.


VOTING RIGHTS

    Under the Missouri Corporate Law, unless otherwise provided in the articles of incorporation, each outstanding share is entitled to one vote on each matter submitted to a vote at a meeting of the shareholders. However, the Missouri Corporate Law provides that, unless the articles of incorporation or bylaws provide otherwise, each shareholder is entitled to cumulative voting when electing directors, which means that each shareholder has the right to cast as many votes in the aggregate equal to the number of votes held by such person multiplied by the number of directors to be elected at the election, and the person may cast the whole number of votes for one candidate or distribute them in any manner he or she desires.

    Mid-Missouri Bylaws provide that at all meetings of the shareholders each share is entitled to one vote on each matter submitted to a vote except that they provide for cumulative voting with regard to the election of directors.

    Holders of shares of American Federal Common are entitled to one vote per share in all matters to be voted upon by the stockholders generally. In addition, stockholders of American Federal are entitled to cumulate their votes in the election of directors; provided, however, that for a period of five years from the date of conversion of the American Federal from mutual to stock form (which occurred on January 6,

1993, and will end on January 6, 1998, the "5-Year Post-Conversion Period"), stockholders are not permitted to cumulate their votes for election of directors.

    Until January 6, 1998, the expiration of the 5-Year Post-Conversion Period American Federal stockholders are denied cumulative voting which would make it more difficult for minority stockholders of American Federal to elect one or more directors than it would be for stockholders of Mid-Missouri.


SPECIAL MEETINGS OF SHAREHOLDERS; SHAREHOLDER ACTION BY WRITTEN CONSENT

    The Missouri Corporate Law provides that special meetings of the shareholders may be called by the board of directors of the corporation or by any other persons authorized by the articles of incorporation or bylaws of the corporation. The Bylaws of Mid-Missouri provide that a special meeting of shareholders may be called by (i) the Chairman of the Board; (ii) the President;
(iii) resolution of Mid-Missouri Board of Directors whenever deemed necessary; or (iv) the holders of not less than one-fifth of all of the holders by giving signed written notice fixing the date and time of such meeting. The business transacted at any such special meeting will be confined to the purpose or purposes specified in the notice therefor and the matters germane thereto.

    American Federal's Bylaws provide that special meetings of the stockholders of American Federal may be called at any time, for any purpose or purposes, unless otherwise prescribed by the regulations of the O.T.S., by the Chairman of the Board, the President or a majority of the Board of Directors, and must be called by the Chairman of the Board, the President or the Secretary upon the written request of the holders of not less than 10% of all of the outstanding capital stock of American Federal entitled to vote at the meeting. Pursuant to American Federal's By-laws, any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of stockholders, may be taken without a meeting if all of the stockholders entitled to vote with respect to the subject matter consent in a writing setting forth the action so taken. However, during the 5-Year Post-Conversion Period, special meetings of stockholders relating to changes in control of American Federal or amendments to the Charter may only be called upon the direction of the Board of Directors.

    The Missouri Corporate Law provides that any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent, in writing, setting forth the action taken is signed by the holders of all of the shares entitled to vote on the subject matter.

    Until expiration of the 5-Year Post-Conversion Period, it may be more difficult for stockholders of American Federal to call a special meeting than for Mid-Missouri shareholders.

DISSENTERS' RIGHTS

    Under the Missouri Corporate Law, a shareholder of a corporation is entitled to receive payment for the fair value of his or her shares if such shareholder dissents from a sale or exchange of substantially all of the property and assets of the corporation or a merger or consolidation to which such corporation is a party. A shareholder is also entitled to receive payment for the fair value of his or her shares if such shareholder dissents from according voting rights to "control shares" in a control share acquisition, as further described herein. Because Mid-Missouri is not merging directly with American Federal, Mid-Missouri shareholders will not be entitled to assert such rights in connection with the Merger.

    Under the Federal Law, holders of American Federal Common who (i) dissent from the Merger, (ii) do not vote in favor of the Merger, and (iii) meet the procedural requirements, have the right to demand payment of the fair or appraised value of their stock. Any holders of American Federal Common electing to make a demand for the fair or appraised value of their stock must deliver to American Federal, before voting on the Merger, a writing identifying himself or herself and stating his or her intent thereby to demand appraisal of and payment for his or her shares. See "THE MERGER" - Dissenters' Rights".

    The rights of shareholders of Mid-Missouri and those of American Federal are not materially different in these respects.

TAKEOVER STATUTES

    The Missouri Corporate Law contains provisions regulating a broad range of business combinations, such as a merger or consolidation, between a Missouri corporation which is a "resident domestic corporation", as defined in the statute, with shares of its stock registered under the federal securities laws or that makes an election by appropriate provisions in its articles of incorporation to be subject to the provisions of this statute, and an "interested shareholder" (which is defined as any owner of 20% or more of the corporation's stock) for five years after the date on which such shareholder became an interested shareholder, unless, among other things, the stock acquisition which caused the person to become an interested shareholder was approved in advance by the corporation's board of directors. This so-called "five year freeze" provision is effective even if all the parties should subsequently decide that they wish to engage in a business combination. The Missouri Corporate Law also contains a "control share acquisition" provision which effectively denies voting rights to shares of a Missouri corporation acquired in control share acquisitions unless a resolution granting such voting rights is approved at a meeting of shareholders by affirmative majority vote of
(i) all outstanding shares entitled to vote at such meeting voting by class if required by the terms of such shares; and (ii) all outstanding shares entitled to vote at such meeting voting by class if required by the terms of such shares, excluding all interested shares. A control share acquisition is one by which a purchasing shareholder acquires more than one-fifth, one-third, or a majority, under various circumstances, of the voting power of the stock of an "issuing public corporation." An "issuing public corporation" is a Missouri corporation with: (i) one hundred or more shareholders; (ii) its principal place of business, principal office or substantial assets in Missouri; and (iii) either
(a) more than 10% of its shareholders are resident in Missouri, (b) more than 10% of its shares are owned by Missouri residents, or (c) 10,000 shareholders are resident in Missouri. Mid-Missouri has less than one hundred shareholders and therefore does not meet the statutory definition of an "issuing public corporation." Finally, if a control share acquisition should be made of a majority or more of the corporation's voting stock, and those shares are granted full voting rights, shareholders are granted dissenters' rights.

    The Charter of American Federal provides that for during the 5-Year Post-Conversion Period, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of any equity security of American Federal except for (i) a transaction in which American Federal forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights, (ii) the purchase of shares by underwriters in connection with a public offering, or (iii) the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under Section 574.3(c)(1)(vi) of the regulations of the O.T.S. In the event shares are acquired in violation of this prohibition, all shares beneficially owned by any person in excess of ten percent (10%) will not be counted as shares entitled to vote and will not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote.

    The differences between the Missouri Corporate Law and the American Federal Charter, make it more difficult to effect an unsolicited business combination with Mid-Missouri than it is to effect an unsolicited business combination with American Federal.


LIABILITY OF DIRECTORS; INDEMNIFICATION

    Section 351.355(1) and (2) of the Missouri Corporate Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355 of the Missouri Corporate Law further provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355 also provides that a Missouri corporation may provide additional indemnification to any person indemnifiable under subsection
(1) or (2) thereof, provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved by-law or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Mid-Missouri's Articles of Incorporation and Bylaws contain these indemnification provisions.

    A Missouri corporation also has the power to purchase and maintain insurance on behalf of any person against any liability asserted against such a person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the Missouri Corporate Law. Mid-Missouri's Bylaws authorize the Corporation to purchase and maintain insurance on behalf of directors.

    Pursuant to the Federal Law, federal savings associations are required to indemnify its directors, officers and employees against legal and other expenses incurred in defending lawsuits brought against them by reason of the performance of their official duties. Indemnification may be made to such person only if final judgment on the merits is in his favor or, in the case of (i) settlement;
(ii) final judgment against him; or (iii) final judgment in his favor, other than on the merits, if a majority of the directors of the savings bank determines that he was acting in good faith within the scope of his employment or authority as he could reasonably have perceived it under the circumstances and for a purpose he could have reasonably believed under the circumstances was in the best interest of the savings bank or its shareholders. If a majority of the directors of the savings bank concludes that, in connection with an action any person ultimately may become entitled to indemnification, the directors may authorize payment of reasonable costs and expenses arising from defense or settlement of such action.

    While the indemnification laws and provisions applicable to Mid-Missouri and American Federal are different from the perspective of officers and directors of the respective organizations, such laws and provisions are not materially different from the perspective of the shareholders thereof.


LIMITATION OF LIABILITY OF DIRECTORS

    The Missouri Corporate Law provides that a Missouri corporation may include any provision in its articles of incorporation that is not inconsistent with the law, but does not specifically prohibit or allow a provision limiting the liability of directors in the articles of incorporation of a Missouri corporation. Beyond the indemnification of directors discussed above, Mid-Missouri's Bylaws also provide that a director will not be liable for (i) dividends legally declared, distributions legally made to shareholders, or any other action taken in reliance in good faith upon financial statements represented to him to be correct by the Chairman of the Board, the President or the officer of the corporation in charge of the books of account, or certified by an accountant to fairly represent the financial condition of the corporation; or (ii) determining in good faith the amount available for dividends or distributions by considering the assets to be of their book value.

    The Federal Law provides that a Federal corporation may include any provision in its articles of incorporation which is not inconsistent with the Federal Law, including any provision which under the Federal Law is required or permitted to be set forth in the bylaws which the incorporators elect to set forth in the articles of incorporation for the regulation of the internal affairs of the corporation. The Federal Miscellaneous Corporation Laws Act provides that a corporation may limit the liability of its directors by provision in its articles of incorporation; provided, however, such provision may not limit the liability of a director to the extent the director is found liable for (i) breach of his or her duty of loyalty to the company or its shareholders, (ii) an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit, or (iv) an act or omission for which liability is expressly provided for by statute. American Federal's Charter does not contain such a provision limiting the liability of directors.


CONSIDERATION OF NON-SHAREHOLDER INTERESTS

    The Missouri Corporate Law provides that in exercising business judgment in consideration of acquisition proposals, a Missouri corporation's board of directors may consider the following factors, among others: (i) the consideration being offered; (ii) the existing political, economic, and other factors bearing on securities prices generally, or the corporation's securities in particular; (iii) whether the acquisition proposal may violate any applicable laws; (iv) social, legal and economic effects on employees, suppliers, customers and others having similar relationships with the corporation, and the communities in which the corporation conducts its businesses; (v) the financial condition and earning prospects of the person making the acquisition proposal; and (vi) the competence, experience and integrity of the person making the acquisition proposal.

    The Federal Law does not contain provisions comparable to those described above.

                        INFORMATION ABOUT MID-MISSOURI

BUSINESS OF MID-MISSOURI

    Mid-Missouri was organized in December 1993, as a Missouri corporation. Mid-Missouri is a bank holding company headquartered in Sullivan, Missouri. Mid-Missouri's principal offices are located at 318 West Main Street, Sullivan, Missouri. Mid-Missouri, through Subsidiary Bank, its wholly-owned Missouri state chartered bank, is primarily engaged in commercial banking and providing trust services. Mid-Missouri and Subsidiary Bank had, at December 31, 1996, consolidated total assets of approximately $120.7 million. Subsidiary Bank is engaged in the general banking business of accepting funds for deposit, making loans, renting safe deposit boxes and performing such other banking services as are usual and customary in banks of similar size and character. Subsidiary Bank offers real estate, commercial and consumer loans. Customers of Subsidiary Bank are offered regular checking, interest-bearing checking, money market, savings, certificates of deposit and IRA accounts. Customers of Subsidiary Bank are also offered the limited trust services of its trust department. The responsibility for management of Subsidiary Bank remains with the officers and directors thereof. Mid-Missouri provides Subsidiary Bank with assistance and service in auditing, record keeping, tax planning, trust operations, new business development, lending, regulatory compliance and human resources management.

    Mid-Missouri/Subsidiary Bank owns the main office facility located at 318 West Main Street, Sullivan, Missouri, the drive-in facility located at Fisher and Springfield Streets, Sullivan, Missouri, and the full service branch located at 1 Meramec Plaza, Sullivan, Missouri. Mid-Missouri/Subsidiary Bank do not own or lease any other materially important physical properties.

    Neither Mid-Missouri nor Subsidiary Bank has been or is currently involved in any bankruptcy, receivership or similar proceedings. Neither Mid-Missouri nor Subsidiary Bank has engaged in any material reclassifications, mergers (other than the proposed Merger) or consolidations, or acquired or disposed of any material amount of assets otherwise than in the ordinary course of business. There has been no material changes in the method of the conduct of the business of Mid-Missouri and Subsidiary Bank.

    Neither Mid-Missouri nor Subsidiary Bank is involved in any material pending legal proceedings, other than ordinary routine litigation incidental to their respective businesses.

    The following table indicates the principal occupation or employment for the past five years, age, other directorships, and the year first elected as a director of Mid-Missouri with respect to each director of Mid-Missouri. Information with respect to the business experience of each director of Mid-Missouri has been furnished by such director or has been obtained from the records of Mid-Missouri. Each director of Mid-Missouri serves a one-year term and is elected by the shareholders at each annual meeting. No director of Mid-Missouri has entered into any arrangement or understanding between him and any other person pursuant to which he was elected as a director of Mid-Missouri.

NAME, AGE, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS               SINCE
-------------------------------------------------------               -----

John W. Waller (76)                                                    1959
Attorney
 Chairman of the Board, Mid-Missouri;
 Chairman of the Board, American Federal;
 Chairman of the Board, Farmers & Merchants Bank of St. Clair.

Name, Age, Principal Occupation and Other Directorships                  Since
-------------------------------------------------------                  -----

E. Milt Branum, Jr. (55)                                                  1991
 President and CEO, Mid-Missouri;
 President and CEO, Subsidiary Bank;
 Director, Subsidiary Bank.

Gordian J. Mathias (81)                                                   1949
 Vice, President, Mid-Missouri;
 Director, Subsidiary Bank.

James E. McIntosh (83)                                                    1966
 Investor; Tresurer, Mid-Missouri;
 Vice President, Asst. Secretary, Asst. Treasurer,
     American Federal;
 Director, Subsidary Bank;
 Director, American Federal.

Edward Burke (78)                                                         1966
 Attorney;
 Vice President, Mid-Missouri;
 Director, Subsidiary Bank.

Norman Rubenstein (77)                                                    1966
 Chairman of the Board, family manufacturing business;
 Vice President, Mid-Missouri;
 Director, Subsidiary Bank.

Albert Schlueter (58)                                                     1988
 Attorney, LaTourette, Schlueter, Ebling & Byme;
 Vice President, Mid-Missouri;
 Director, Subsidiary Bank.

Edward C. Wallis (61)
 Retired Owner, Bourbon Roller Mill (farm feed store);                    1988
 Vice President, Mid-Missouri;
 Director, Subsidiary Bank.

T. Scott Waller (39)                                                      1995
 Operations Officer, Farmers & Merchants Bank of St. Clair;
 Voce President, Mid-Missouri;
 Director, Subsidiary Bank and Farmers & Merchants Bank of St. Clair;

John M. Brummet (75)                                                      1997
 Vice President, American Federal;
 Director, Subsidiary Bank and American Federal.

The following table sets forth information concerning the remuneration paid or accrued in 1996, 1995 and 1994 for E. Milt Branum, the President Chief Executive Officer of Mid-Missouri. None of the other executive officers of Mid-Missouri received total annual salary and bonuses exceeding One Hundred Thousand Dollars ($100,000) during the fiscal year ending December 31, 1996.

                                          SUMMARY COMPENSATION TABLE
====================================================================================================
                                                       ANNUAL           LONG TERM            ALL
                                                    COMPENSATION      COMPENSATION          OTHER
                                                                                        COMPENSATION
                                                  ----------------------------------

        NAME AND PRINCIPAL POSITION          YEAR  SALARY   BONUS         AWARDS
                                                                    ----------------
                                                     ($)     ($)        Securities             ($)
                                                                    Underlying Options
----------------------------------------------------------------------------------------------------
E. MILT BRANUM (55)                          1996  $98,000       $15,194    N/A               $-0-
  President, Chief Executive Officer and
  Director of Mid-Missouri and Subsidiary    1995   90,600        13,591    N/A               $-0-
  Bank
                                             1994   86,000         4,270    N/A               $-0-
----------------------------------------------------------------------------------------------------

Mid-Missouri does not maintain stock option, stock appreciation right, long-term incentive deferred compensation or similar plans and no stock options, stock appreciation rights, long-term incentive awards or similar benefits are issued or granted by Mid-Missouri to its directors, executive officers or employees.

Neither Mid-Missouri nor Subsidiary Bank has an employment agreement with any of their respective executive officers or other employees.

Mid-Missouri and Subsidiary Bank have had and expect to have in the future, loans and other banking transactions in the ordinary course of business with a number of its officers and directors and their associates. Such transactions were made and will be made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not and will not involve more than normal risk of collectibility or present other unfavorable features.

Directors of Mid-Missouri receive no fees for their service on the board of directors of Mid-Missouri. Directors of Subsidiary Bank receive $350.000 per regular meeting, with a limit of 12 such meetings annually. Board committee members receive $100.00 per committee meeting, other than John W. Waller and E. Milt Branum, Jr. who receive no compensation for committee meeting service. There are no other arrangements pursuant to which any director of Mid-Missouri/Subsidiary Bank was compensated during fiscal year 1996 for service as such .

Neither Mid-Missouri nor Subsidiary Bank has a Compensation Committee responsible for establishing compensation. Salaries and bonuses for executive officers (other than E. Milt Branum, Jr.) and employees of Mid-Missouri and Subsidiary Bank are determined by the action of the respective boards of directors of such entities at large upon recommendation of Mr. E. Milt Branum, Jr., the President and Chief Executive Officer of each such entity. Mr. Branum's recommendations in turn are based on (i) the report of an independent personnel review firm engaged by Mid-Missouri and Subsidiary Bank annually to evaluate salary and bonus levels of all executive officers and employees, (ii) experience levels of incumbents and present facts and circumstances with respect to each, and (iii) competitive compensation date. This information is available to and discussed with the other members of the boards of directors of Mid-Missouri and Subsidiary Bank as such boards determine salaries and bonuses.

The salary and bonus paid annually to E. Milt Branum, President and Chief Executive Officer of Mid-Missouri and Subsidiary Bank, is determined by the other members of the respective boards of directors of these entities. Mr. Branum does not participate in such deliberations. Mr. Branum's compensation for fiscal year 1996 was increased due to the positive performance of Mid-Missouri and Subsidiary Bank during such period.

Mid-Missouri has a non-contributory defined pension plan covering all employees who meet the eligibility requirements. To be eligible, an employee must be 21 years of age and have completed one year of continuous service. The plan provides benefits based on the career earnings of each participant. Mid-Missouri's funding policy is to make the minimum annual contribution that is required by applicable regulations, plus such amounts as Mid-Missouri may determine to be appropriate from time to time. See Note 10 to the Consolidated Financial Statements of Mid-Missouri set forth herein under the heading "FINANCIAL STATEMENTS FOR MID-MISSOURI AND AMERICAN FEDERAL" for more particular financial information regarding the pension plan maintained by Mid-Missouri.

During the previous calendar year, Subsidiary Bank has had commercial transactions in the ordinary course of business with companies with which certain of Mid-Missouri's directors are affiliated. No significant business or personal relationships with the subsidiaries of Mid-Missouri existed by virtue of a person's position in Mid-Missouri or in Subsidiary Bank, or ownership interest in Mid-Missouri.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MID-MISSOURI

  The following discussion and analysis is intended to review the significant factors affecting the financial condition and results of operations of Mid-Missouri for the three (3) year period ended December 31, 1996. It provides shareholders with a more comprehensive review than is otherwise apparent from the financial statements alone. Reference should be made to those statements and to the selected financial data presented elsewhere in this Proxy Statement/Prospectus for an understanding of the following review.

        FOR THE THREE (3) YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
        --------------------------------------------------------------

                              FINANCIAL CONDITION

  Mid-Missouri experienced substantial growth with total assets increasing $17,871,000 or 17.4% from $102,871,000 on December 31, 1995 to $120,742,000 on
December 31, 1996. Mid-Missouri realized a significant increase in deposits and securities sold under agreements to repurchase due to special marketing and promotion designed to provide funds for growth. In addition, Mid-Missouri increased federal funds purchased and borrowings with the Federal Home Loan Bank to meet loan demand and short term liquidity needs.

  Mid-Missouri had minimal growth with total assets increasing only $968,000 from $101,903,000 on December 31, 1994 to $102,871,000 on December 31, 1995.
Mid-Missouri realized a significant decrease in deposits due to competitive factors and a shift of funds to securities sold under agreements to repurchase. In addition, a shift in assets occurred between federal funds sold and loans as Mid-Missouri funded significant loan growth.

LOANS

  The loan portfolio constitutes the major earning asset of most banks and typically offers the best alternative for obtaining the maximum interest spread above the cost of funds.

  Loans increased $11,215,000 or 18.1% from $61,906,000 on December 31, 1995, to
$73,121,000 on December 31, 1996. The increase was primarily related to real estate loans, which increased $8,970,000 in 1996, and was supplemented by a $2,895,000 increase in commercial loans. The growth in loans reflects increased marketing efforts in communities adjacent to Sullivan, Missouri (i.e., within 20 miles). Additionally, the allowance for possible loan losses decreased $88,000 from $600,000 at December 31, 1995 to $512,000 at December 31, 1995, even though loans increased $11,215,000. This decrease reflects the continued strong loan quality and low delinquencies experienced by Mid-Missouri.

  Loans increased $4,625,000 or 8.1% from $57,281,000 on December 31, 1994, to
$61,906,000 on December 31, 1995. The increase was primarily related to real estate loans, which increased $6,650,000 in 1995 and was offset by a $2,799,000 decrease in commercial loans. Additionally, the allowance for loan losses increased only $1,000 from $599,000 at December 31, 1994 to $600,000 at December 31, 1995, even though loans increased $4,625,000. This small increase reflects the continued strong loan quality and low delinquencies experienced by Mid-Missouri.

  The following table presents loans outstanding at December 31, 1996 and 1995, as well as a maturity schedule of loans for December 31, 1996.

                             DECEMBER 31, 1996   DECEMBER 31, 1995
                             ------------------  ------------------
                                       PERCENT             PERCENT
                             AMOUNT   OF TOTAL   AMOUNT   OF TOTAL
                             -------  ---------  -------  ---------
                                     (DOLLARS IN THOUSANDS)
    Commercial, financial
      and agricultural       $10,270     14.05%  $ 7,375     11.91%

    Real Estate-
      Construction             2,526      3.45     1,720      2.78

    Real Estate-mortgage      53,625     73.34    45,461     73.44

    Installment loans to
      individuals              6,700      9.16     7,350     11.87
                             -------    ------   -------    ------

    Total loans              $73,121    100.00%  $61,906    100.00%
                             =======    ======   =======    ======

                                                        1996
                                                     AMOUNT DUE
                                                     ----------
                         1 YEAR OR LESS     GREATER THAN 1 YEAR THROUGH 5      AFTER 5 YEARS
                       -----------------    -------------------------------  -----------------
                       FIXED      VARIABLE         FIXED      VARIABLE       FIXED    VARIABLE
                       -------------------         -------------------       -----------------
   Commercial           $ 4,354  $ 5,102            $ 1,034  $    -          $   11   $      -

   Real Estate          $16,652  $23,495            $11,848  $2,218          $1,977   $      -

   Consumer             $ 3,137  $   229            $ 3,054  $    -          $   10   $      -

ALLOWANCE FOR LOAN LOSSES

  The allowance for possible loan losses provides a reserve against which loan losses are charged as those losses become evident. Management determines the appropriate level of the allowance for loan losses on a quarterly basis. These analyses take into consideration management's evaluation of the loan portfolio, as well as prevailing and anticipated economic conditions and historical losses by loan category.

  Management's quarterly analysis of the allowance for loan losses specifically considers past due loans and loans classified as nonaccrual, watch list, substandard, doubtful and loss. In evaluating the provision for 1996, management specifically considered the characteristics of the substantial loan growth, nonaccrual loans, delinquent loans and other classifications of loans. Important criteria considered included (a) the majority of the loan growth related to 1- to 4-family residential mortgages which have historically had very low charge-off rates, (b) substantially all of the nonaccrual balance was adequately collateralized and did not relate to growth loans, (c) a substantial portion of the commercial loan growth related to customers with known credit quality, (d) overall loan delinquencies were down, and (e) there have been no changes in loan underwriting policies. After considering these criteria and applying Mid-Missouri's loan loss reserve methodology, management determined that no provision for loan losses was necessary for 1996. Following are tables setting forth the activity for loan losses and the allocation of the allowance for possible loan losses, along with certain ratios for non-performing loans and total loans in 1996 and 1995.

                                  ALLOWANCES FOR POSSIBLE LOAN LOSSES
                                            1996         1995
                                          -------      -------
                                        (DOLLARS IN THOUSANDS)
  Balance at beginning                    $   600     $  599

  Loans charged off:
     Commercial & financial                    16          -
     Residential real estate                    -          -
     Consumer                                 121         55
                                          -------      -------

  Total charge-offs                           137         55


  Recoveries:
     Commercial & financial                    (7)       (11)
     Residential real estate                  (12)         -
     Consumer                                 (30)       (45)
                                          -------      -------

  Total recoveries                            (49)       (56)

  Net loans charged off                        88         (1)

  Provision for possible loans lossses
     charged against income                     -           -
                                          -------      -------

  Balance at end of peforming loans       $   512      $   600
                                          =======      =======

  Allowance total loan                       0.70%        0.97%

  Allowance/non-performing loans           148.84%      161.73%

  Net charge-offs/Average loans               .13%           -

The following table sets forth the allocation of the allowance for loan losses for the indicated categories of loans.

                                     1996                  1995
                                    -----                  ----
                                         PERCENT OF            PERCENT OF
                                           LOANS                 LOANS
                               RESERVE    IN EACH     RESERVE   IN EACH
                               BALANCE    CATEGORY    BALANCE   CATEGORY
                               -------   ----------   -------  ----------
    Commercial, financial
      and agricult                $172        14.05%    $ 223       11.91%

    Real Estate-
      Construction                  13         3.45         9        2.78

    Real Estate-mortgage           268        73.34       227       73.44

    Installment loans
      individuals                   59         9.16       141       11.87

    Unallocated                      -        00.00         -       00.00
                               -------                -------

    Total loans                   $512       100.00%    $ 600      100.00%
                               =======   ==========   =======  ==========

RISK ELEMENTS IN A LOAN PORTFOLIO; INTEREST RECOGNITION

  Risk elements in a loan portfolio includes loans accounted for on a non-accrual basis, accruing loans that are contractually past due ninety days or more as to interest or principal payments, troubled debt restructurings, loans where there are serious doubts as to the ability of the borrower to comply with the present loan repayment terms, other real estate and significant industry concentrations (such as real estate, energy or agricultural loans).

  Non-performing assets are defined as loans delinquent 90 or more days, non-accrual loans, restructured loans, and foreclosed assets. Such assets do not necessarily represent future losses to Mid-Missouri since underlying collateral can be sold, and the financial condition of the borrowers may improve.

  Mid-Missouri's policy is to discontinue accruing interest on loans when principal or interest is due and remains unpaid for 90 days or more, unless the loan is well secured and in the process of collection. The Subsidiary Bank would have recognized additional interest income of approximately $14,000 and $5,000, respectively, if contractual interest on non-accrual loans had been recognized.

                                         DECEMBER 31,
                                       1996        1995
                                    ----------  ----------
                                    (DOLLARS IN THOUSANDS)
  Non-accrual loans                    $ 159       $  55

  Loans past due 90 days or more       $ 185       $ 316

  Total non-performing loans           $ 344       $ 371

  Foreclosed loans                     $   -       $   2

  Total non-performing assets          $ 344       $ 373

INVESTMENTS

  The Subsidiary Bank's holdings of short-term investments and scheduled maturities of investment securities serve as a source of liquidity to meet depositor and borrower fund requirements.

  Investments in available-for-sale securities increased $11,876,000, or 102.2%, from $11,622,000 on December 31, 1995 to $23,498,000 on December 31, 1996. Mid-
Missouri's available-for-sale investments in U.S. Treasury and Agency securities increased $6,335,000 in 1996, while also adding $5,960,000 in state and political obligations. Investments in held-to-maturity investments decreased $5,834,000, principally in investments in U.S. government agency securities.
The decrease in held-to-maturity investments resulted from maturities which were either reinvested in loans or investments classified as available-for-sale. Excess deposits not used to fund loan growth were invested in available-for-sale securities as Mid-Missouri provided more flexibility and liquidity to fund future growth and expansion.

  Investments in available-for-sale securities decreased $877,000, or 7.0%, from $12,499,000 on December 31, 1994 to $11,622,000 on December 31, 1995. Mid-
Missouri's available-for-sale investments in U.S. Treasury and Agency securities decreased $3,655,000 in 1995, which was offset by a $2,779,000 increase in Mid-Missouri's available-for-sale investments in mortgage-backed securities. The investments were liquidated to meet loan demand and fund declines in saving deposits, NOW and money market deposits. Federal funds sold were also liquidated to meet loan demand.

  The following table presents the composition of investment securities allocated between held-to-maturity and available-for-sale. Weighted average yields by investment type are also presented for December 31,1996.

                                                 DECEMBER 31,            DECEMBER 31,
                                                     1996                   1995
                                                 ------------             ---------
                                                   CARRYING               CARRYING
                                                    AMOUNT       YIELD     AMOUNT
                                                 ------------  ---------  --------
HELD TO MATURITY:

 U.S. Treasury                                        $ 2,960      5.07%  $ 3,992

 U.S. Government agencies and corporations              3,595      5.93%    7,668

 State and political subdivisions                       5,474      5.42%    5,454

 Mortgage-backed securities                             4,173      5.47%    4,923
                                                      -------             -------

 Total investments held to maturity                   $16,202      5.48%  $22,037
                                                      =======             =======
AVAILABLE FOR SALE:

 U.S. Treasury                                        $ 2,239      5.90%  $ 3,625

 U.S. Government agencies and corporations             10,851      6.68%    3,130

 State and political subdivisions                       5,960      5.01%        -

 Mortgage-backed securities                             4,366      6.20%    4,787

 Other investments                                         82      0.00%       80
                                                      -------             -------

 Total investments available for sale                 $23,498      6.06%  $11,622
                                                      =======             =======

The following table shows the maturities and yields of investment securities as of December 31, 1996.

                                                           APPROXIMATE
                                                  AMORTIZE   FAIR
                                                    COST    VALUE     YIELD
                                                  -------   -----     ------
In one year or less                               $ 4,001   $ 4,010     5.68%

After one year through five years                  15,707    15,847     6.27%

After five through ten years                        5,297     5,289     5.53%

After ten years                                     6,001     5,990     5.48%

Not due on a single date                            8,666     8,774     5.84%
                                                  -------   -------
  Total                                           $39,672   $39,910     5.87%
                                                  =======   =======   ======

DEPOSITS

  The deposit base provides the major source for interest earning assets. Deposits increased $9,287,000 or 10.7%, from $86,468,000 on December 31, 1995 to $95,755,000 on December 31, 1996. The increase resulted from a $11,471,000 increase in time deposits, which was offset by a $1,928,000 decrease in savings, NOW and money market deposits as customers shifted funds to higher yielding deposit products. The deposit increase was also motivated by increased marketing efforts in Sullivan and surrounding communities. Further funding was provided by a $3,934,000 increase in securities sold under agreements to repurchase as several large deposit customers opened repurchase agreement accounts. Also, federal funds purchased and other borrowings increased $4,100,000 as Mid-Missouri used Federal Home Loan Bank borrowings to fund certain loan originations and used federal funds purchased to fund short term liquidity needs caused by Mid-Missouri's rapid growth.

  Deposits decreased $2,311,000 or 2.6%, from $88,779,000 on December 31, 1994 to $86,468,000 on December 31, 1995. The decrease resulted from a $6,672,000 decrease in savings, NOW and money market deposits, which was offset by a $4,673,000 increase in other time deposits as customers shifted funds to higher yielding deposit products. This was motivated to some extent by special promotions in time deposit products. Further funding was provided by a $1,942,000 increase in securities sold under agreements to repurchase as several large deposit customers opened accounts under repurchase agreements.

  Maturity of time deposits $100,000 and greater at December 31, 1996 is illustrated below:

                                     MATURITY OF TIME DEPOSIT MORE THAN $100,000
                                     -------------------------------------------
                                                                   PERCENT
                                                1996               OF TOTAL
                                                ----               --------
                                             (DOLLARS IN THOUSANDS)
    Three months or less                       $ 5,529              49.78%

    Over three through six months                4,333              39.01

    Over six months through twelve               1,245              11.21

    Over twelve months                               0               0.00
                                               -------             ------

      Total                                    $11,107             100.00%
                                               =======             ======

                             RESULTS OF OPERATIONS

1996 Compared to 1995.

  Net income for 1996 amounted to $1,113,000 or $5.57 per share. This represents an increase of $54,000 or $.27 per share over 1995 net income of $1,059,000 or $5.30 per share. The increase resulted from increases in net interest income which were partially offset by increases in operating expenses.

  The net interest income increased $116,000 or 2.8% in 1996. This resulted from a significant increase in income from loans which was offset by a higher cost of deposits. The net interest margin declined from 4.18% to 4.08%. Interest income increased $427,000 or 5.5% from $7,736,000 in 1995 to $8,163,000 in 1996. Interest expense increased $311,000 or 8.6% in 1996 from a balance of $3,604,000 in 1995 to $3,915,000 in 1996. Interest expense on deposits increased $107,000, while the remaining increase in interest expense of $204,000 was related to repurchase agreements and other borrowings. Also, in 1996, non-interest expenses increased $89,000 as virtually all categories experienced increases due to growth and inflation.

1995 Compared to 1994.

  Net income for 1995 amounted to $1,059,000 or $5.30 per share. This represents an increase of $392,000 or $1.97 per share over 1994 net income of $667,000 or $3.33 per share. The increase resulted from increases in net interest income and non-interest income which were partially offset by increases in operating expenses. Also, a large loss realized on the sale of investment securities in 1994 did not reoccur in 1995.

          Net interest income increased $224,000 or 5.7% in 1995. This resulted from a significant increase in loans which was offset by a higher cost of deposits. Net interest margin declined from 4.51% to 4.18%. Interest income increased $1,174,000 or 17.9% from $6,562,000 in 1994 to $7,736,000 in
     1995. Interest expense increased $949,000 or 35.7% in 1995 from a balance of $2,655,000 in 1994 to $3,604,000 in 1995. Interest expense on deposits increased $854,000, which accounted for 90.0% of the interest expense increase. Gain on investment securities transactions amounted to $10,000 in 1995, which represents an increase of $428,000 over the $418,000 loss on investment securities transactions in 1994. Also, in 1995, non-interest expenses increased $333,000 primarily due to increased salaries and employee benefits.

          The following tables demonstrate the changes in the components of interest income and interest expense.

                                                        1996                                        1995
                                                  PERCENT   INTEREST   AVERAGE                PERCENT   INTEREST     AVERAGE
                                      AVERAGE     OF TOTAL   INCOME/    YIELD/    AVERAGE     OF TOTAL   INCOME/      YIELD/
                                      BALANCE      ASSETS    EXPENSE     RATE     BALANCE      ASSETS    EXPENSE      RATE
                                     ---------    ---------  --------  ---------  ---------  ---------  --------    --------
                                                  (DOLLARS IN THOUSANDS)                     (DOLLARS IN THOUSANDS)
Interest earning assets

  Loans                               $ 67,968      61.49%   $6,030       8.87%  $ 59,408      56.62%    $5,339       8.99%
  Taxable securities                    28,745      26.01     1,730       6.02%    33,507      31.93%     2,056       6.14%
  Nontaxable securities                  7,106       6.43       379       5.33%     4,527       4.31%       261       5.77%
  Federal funds sold                       420       0.38        24       5.71%     1,348       1.28%        80       5.93%
                                      --------    -------    ------               -------     ------     ------

Total interest earning assets         $104,239      94.30    $8,163       7.83%  $ 98,790      94.15%    $7,736       7.83%
                                                             ======                                      ======
Non-interest bearing assets

  Cash & DFB                          $  3,159       2.86                        $  2,948       2.81
  Premises & Equipment                   1,983       1.79                           1,885       1.80
  Other Assets                           1,831       1.66                           1,968       1.88
  Reserve for loan losses                 (678)     (0.61)                           (664)     (0.63)
                                      --------    -------                         -------     ------

Total Assets                          $110,534     100.00%                       $104,927     100.00%
                                      ========    =======                        ========    =======

Interest-bearing liabilities

  NOW accounts                        $ 21,352      19.32%   $  484       2.27%  $ 22,957      21.88%    $  556       2.42%
  Savings accounts                      11,849      10.72       302       2.55%    13,489      12.86        401       2.97%
  Money market accounts                  1,843       1.67        63       3.42%     2,024       1.93         62       3.06%
  Time deposits                         45,449      41.12     2,548       5.61%    41,498      39.55      2,271       5.47%
  Short-term borrowings                 10,468       9.47       518       4.95%     6,230       5.94        314       5.04%
                                      --------    -------    ------               -------     ------     ------

Total interest-bearing liabilities      90,961      82.29    $3,915       4.30%    86,198      82.15     $3,604       4.18%
                                                             ======                                      ======
Non-interest bearing liabilities

  Demand deposits                        9,893       8.95                           9,849       9.39
  Other liabilities                        522       0.47                             508       0.48
                                      --------    -------                        --------    -------

Total liabilities                      101,376      91.71                          96,555      92.02

Stockholders' equity                     9,158       8.29                           8,372       7.98
                                      --------    -------                        --------    -------

Total liabilities and
  Stockholders' equity                $110,534     100.00%                       $104,927     100.00%
                                      ========    =======                        ========    =======

Net interest income                                          $4,248                                      $4,132

Interest rate spread                                                      3.53%                                       3.65%

Net interest margin                                                       4.08%                                       4.18%

  Net interest income is affected by the volume and rate of both interest-earning assets and interest bearing liabilities. The following table illustrates the dollar effect and rate changes for the different categories of interest-earning assets and interest bearing liabilities and the resultant change in interest income and interest expense. Non-performing loans are included in the following table.

                                          1996 COMPARED TO                       1995 COMPARED TO
                                            1995 INCREASE                          1994 INCREASE
                                          (DECREASE) DUE TO                      (DECREASE) DUE TO
                                         ------------------                      ------------------
                                    VOLUME            RATE       RATE/VOL     VOLUME          RATE        RATE/VOL
                                    ------            ----       --------    --------       -------      ---------
                                                                (DOLLARS IN THOUSANDS)
  INTEREST EARNED ON:
    Loans                           $ 769            $  (68)     $  (10)      $  724       $  350           $ 60
    Taxable Securities               (292)              (39)          6            2          (32)             -
    Nontaxable Securities             149               (20)        (11)          46           (1)             -
    Federal funds sold                (55)               (3)          2            8           15              2
                                    -----            ------      ------       ------       ------            ---

    Total interest income             571              (130)        (13)         780          332             62

  INTEREST PAID ON:
    NOW accounts                    $ (39)           $  (36)     $    2       $   10       $  (20)          $  -
    Savings accounts                  (49)              (57)          7          (41)          (4)             -
    Money market accounts              (6)                7          (1)           3            5              -
    Time deposits                     216                55           5          417          370            113
    Short-term borrowings             214                (6)         (4)          17           73              6
                                    -----            ------      ------       ------       ------         ------

    Total interest expense            336               (37)          9          406          424            119

    Net interest income             $ 235            $  (93)     $  (22)      $  374       $  (92)          $(57)
                                    =====            ======      ======       ======       ======         ======

 Net income as a percent of average assets and average equity for the last two years was:

                                  RETURN ON AVERAGE ASSETS       RETURN ON AVERAGE EQUITY
                                  ------------------------       ------------------------
                                         DECEMBER 31,                   DECEMBER 31,
                                       1996       1995                1996       1995
                                       ----       ----                ----       ----
    Net Income                        1.03%      1.01%              12.23%      12.66%

Dividends declared by Mid-Missouri Holding Company for the past two years were:

                                           1996       1995
                                           ----       ----
    Dividend Payout Ratio                  35.93%     28.32%

    Equity to Asset Ratio                  7.93%      8.57%

CAPITAL

  During 1996 Mid-Missouri increased retained earnings $713,000 through the retention of earnings. The change in unrealized depreciation of investments held as available-for-sale also decreased capital by $13,000. Capital as a percent of total assets was 7.93% at December 31, 1996 compared to 8.57% at December 31, 1995. Book value per share was $47.86 at December 31, 1996 compared to $44.37 at December 31, 1995.

  During 1995, Subsidiary Bank increased retained earnings $759,000 through the retention of earnings. The change in unrealized depreciation of investments held as available-for-sale increased capital by $245,000. Capital as a percent of total assets was 8.57% at December 31, 1995 compared to 7.78% at December 31, 1994. Book value per share was $44.37 at December 31, 1995 compared to $39.35 at December 31, 1994.

                                   LIQUIDITY

  The central objectives of liquidity management are to ensure that Subsidiary Bank has ready access to sufficient funds to meet maturing obligations and existing commitments to enable Subsidiary Bank to withstand fluctuations in deposit levels and to provide for customers' credit needs. Liquidity management is viewed from both asset and liability perspectives. The basic concept is the amount of assets maturing within certain time frames should relate to the amount of liabilities maturing within the same period. This procedure enables Subsidiary Bank to monitor its liquidity requirements, thereby facilitating the meeting of obligations as they mature and, at the same time, allowing Subsidiary Bank to respond to shifts in interest rates. Management believes that during the current period of economic uncertainty and interest rate volatility, this flexibility is imperative in maintaining liquidity and acceptable profit margins. Management has historically maintained an adequate liquidity position and will endeavor to do so in the future.

  The following table provides information on short-term borrowing which the bank uses to fund short-term liquidity needs.

                                                                        MAXIMUM
                                                        END OF YEAR   OUTSTANDING
                                         OUTSTANDING      WEIGHTED       AT ANY      AVERAGE      WEIGHTED
                                        AT END OF YEAR  AVERAGE RATE   MONTH END   OUTSTANDING  AVERAGE RATE
                                        --------------  -------------  ----------  -----------  -------------
    1996
  CATEGORY:
    Federal Home Loan Bank                  $1,000,000      6.07%     $5,000,000   $  969,399       6.01%
    Federal Funds Purchased                 $3,150,000      5.72%     $3,150,000   $  642,345       5.72%
    Securities Sold under Repurchase
     Plan                                   $3,206,548      5.10%     $3,206,548   $3,133,781       5.10%
    Sweep Accounts                          $7,553,838      4.60%     $7,553,838   $5,722,480       4.60%

    1995
  CATEGORY:
    Federal Home Loan Bank                  $        -       N/A      $2,300,000   $   69,126       5.72%
    Federal Funds Purchased                 $   50,000      6.20%     $2,300,000   $  268,288       6.20%
    Securities Sold under Repurchase
     Plan                                   $3,139,257      5.25%     $3,427,075   $3,253,685       5.25%
    Sweep Accounts                          $3,687,120      4.50%     $4,072,230   $2,707,927       4.54%

  Mid-Missouri actively manages its assets and liabilities through coordinating the levels of interest rate sensitive assets and liabilities to minimize changes in net interest income despite changes in market interest rates. Mid-Missouri defines interest rate sensitive assets and liabilities as any instrument that can be repriced within 180 days, either because the instrument will mature during the period or because it carries a variable interest rate. Changes in net interest income occur when interest rates on loans and investments change in a different time period from that of changes in interest rates on liabilities, or when the mix and volume of interest-earning assets and interest-bearing liabilities change. The interest rate sensitivity gap represents the dollar amount of difference between rate sensitive assets and rate sensitive liabilities within a given time period ("GAP"). A GAP ratio is determined by dividing rate sensitive assets by rate sensitive liabilities. A ratio of 1.0 indicates a matched position, in which case the effect on net interest income due to interest rate movement would be minimized.

  Mid-Missouri's strategy with respect to asset-liability management is to maximize net interest income while limiting Mid-Missouri's exposure to risks associated with volatile interest rates. As a general rule, Mid-Missouri's policy is to maintain a GAP position as a percent of total assets within a range from +20% to -20% in the 12 month time period.

  At December 31, 1996, Mid-Missouri was liability sensitive (rate sensitive liabilities in excess of rate sensitive assets) for the next 12 months, based on contractual maturities and asset payment assumptions. This means that Mid-Missouri's assets reprice more slowly than its deposits. In a declining interest rate environment, the interest cost of Mid-Missouri's deposits and other liabilities may be expected to fall faster than the interest received on its earning assets, thus increasing the net interest spread. In an increasing interest rate environment just the opposite may be expected to occur, in which case the interest cost for deposits and other liabilities would increase faster than interest received on earning assets, therefore decreasing the net interest spread.

  The following table provides information on the interest rate sensitivity of Subsidiary Bank.

                                                            INTEREST RATE SENSITIVITY ANALYSIS
                                                                  (DOLLARS IN THOUSANDS)
                                                          OVER THREE
                                                 THREE     THROUGH        OVER ONE
                                                MONTHS      TWELVE     THROUGH FIVE    OVER FIVE
                                                OR LESS     MONTHS         YEARS         YEARS      TOTAL
                                             --------------------------------------------------------------
INTEREST-EARNING ASSETS

   Investment securities                       $    775     $  3,226         $15,813     $19,886   $ 39,700

   Federal Funds Sold
   Loans                                         21,591       31,378          18,154       1,998     73,121
   Mortgage loans held for sale                       -            -               -           -          -
                                             --------------------------------------------------------------
       Total interest rate sensitive assets    $ 22,366     $ 34,604         $33,967     $21,884   $112,821
                                             ==============================================================

INTEREST-BEARING LIABILITIES

   Interest-bearing demand deposits            $  4,627     $  4,627         $ 9,254     $ 4,627   $ 23,136
   Savings deposits                               2,232        2,232           2,232       4,464     11,159
   Time deposits                                 20,385       23,636           7,923                 51,944
   Short-term debt                               13,911                                              13,911
   Long-term debt                                                              1,000                  1,000
                                             --------------------------------------------------------------
       Total rate sensitive liabilities        $ 41,155     $ 30,495         $20,409     $ 9,091   $101,150
                                             ==============================================================

INTEREST SENSITIVITY GAP

   Periodic                                     (18,789)       4,109          13,558      12,793     11,671
   Cumulative                                   (18,789)     (14,680)         (1,122)     11,671
                                             ==============================================================
   Cumulative GAP to total assets                -15.56%      -12.16%          -0.93%       9.67%

RATIO OF INTEREST-SENSITIVE ASSETS TO
  INTEREST-SENSITIVE LIABILITIES

   Periodic                                       54.35%      113.47%         166.43%        N/A
   Cumulative                                     54.35%       79.51%          98.78%     111.54%

                              EFFECTS IN INFLATION

  Inflation continues to affect Mid-Missouri as it does other businesses. Overhead costs for personnel, occupancy, and equipment tend to track inflation closely. The ability of Mid-Missouri to offset the effects of inflation on its operations must come from prudent management of its asset/liability mix, expense control, and realistic pricing of services.

                       INFORMATION ABOUT AMERICAN FEDERAL

BUSINESS OF AMERICAN FEDERAL

  American Federal was organized in 1962 as a federally chartered mutual savings association. In 1993 American Federal was converted to a stock company. American Federal accepts deposits and makes short term loans to individuals to acquire, improve or refinance 1-to-4 family residential dwellings and unimproved land loans. Most loans are made to borrowers located in Franklin County, Missouri particularly in the vicinity of Sullivan, Missouri.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AMERICAN FEDERAL

  The following discussion and analysis is intended to review the significant factors affecting the financial condition and results of operations of American Federal for the three (3) year period ended December 31, 1996. It provides shareholders with a more comprehensive review than is otherwise apparent from the financial statements alone. Reference should be made to those statements and to the selected financial data presented elsewhere in this Prospectus for an understanding of the following review.

         FOR THE THREE (3) YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
         --------------------------------------------------------------

                              FINANCIAL CONDITION

  American Federal experienced a minimal decrease in total assets as they decreased $395,000 from $19,317,000 on December 31, 1995 to $18,922,000 on
December 31, 1996. Even with a minimal decline in size, American Federal experienced a significant increase in loan demand which was funded by maturities of investment securities.

  In 1995, American Federal had minimal growth with total assets increasing only $238,000 from $19,079,000 on December 31, 1994 to $19,317,000 on December 31,
1995. American Federal also realized minimal loan and deposit growth due to competitive factors. A shift in assets occurred between interest-bearing certificates in other financial institutions and held-to-maturity securities as the certificates matured and the proceeds were reinvested in higher-yielding U.S. government agencies.

LOANS

  The loan portfolio constitutes the largest earning asset of most banks and typically offers the best alternative for obtaining the maximum interest spread above the cost of funds.

  Net loans increased $691,000 or 9.7% from $7,140,000 on December 31, 1995, to $7,831,000 on December 31, 1996. The increase was primarily related to real estate mortgage loans as the real estate market remained strong due to a low interest rate environment. Additionally, the allowance for possible loan losses remained the same as American Federal continued to experience strong asset quality and low delinquency rates.

  In 1995, loans remain constant with the prior year as new loans were offset by the reduction of existing loans due to payoffs or refinancing with outside competitors. The allowance for loan losses remained the same as American Federal continued to experience strong loan quality and low delinquencies.

          The following table presents gross loans outstanding at December 31, 1996 and 1995. As well as a maturity schedule of loans for December 31, 1996.

                                     DECEMBER 31, 1996         DECEMBER 31, 1995
                                     -----------------         -----------------
                                               PERCENT                     PERCENT
                                 AMOUNT       OF TOTAL       AMOUNT        OF TOTAL
                                 ------       --------       ------        --------
                                                  (DOLLARS IN THOUSANDS)
    Commercial, financial
      and agricultural           $    -         0.00%       $    -            0.00%

    Real Estate-
      Construction                    -         0.00             -            0.00

    Real Estate-mortgage          7,888        98.64         7,200           98.51

    Installment loans to
      individuals                   109         1.36           109            1.49
                                    ---         ----           ---            ----

    Gross loans                   7,997       100.00%        7,309          100.00%
                                              ======                        ======

    Less: Allowance for
      loan losses                   (50)                       (50)
      Undisbursed loans             (44)                       (54)
      Deferred loan fees            (72)                       (65)
                                 ------                     ------

    Net Loans                    $7,831                     $7,140
                                 ======                     ======


                                                          1996
                                                          ----
                                                       AMOUNT DUE
                                                       ----------
                             1 YEAR OR LESS   GREATER THAN 1 YEAR THROUGH 5    AFTER 5 YEARS
                             --------------   -----------------------------    -------------
   1-4 family residential
     mortgages                    1,336                  6,492                      60

   Loans secured by
     deposits                        47                     62

ALLOWANCE FOR LOAN LOSSES

  The allowance for possible loan loses provides a reserve against which loan losses are charged as those losses become evident. Management determines the appropriate level of the allowance for loan losses on a quarterly basis. These analysis take into consideration management's evaluation of the loan portfolio, as well as prevailing and anticipated economic conditions and historical losses by loan category.

  Following are tables setting forth the activity for loan losses and the allocation of the allowance for possible loan losses, along with certain ratios for non-performing loans and total loans in 1996 and 1995.

                                     ALLOWANCES FOR POSSIBLE LOAN LOSSES
                                           1996                1995
                                           ----                ----
                                           (DOLLARS IN THOUSANDS)
  Balance at beginning of period           $50                 $50

  Loans charged off:
     Commercial & financial                  0                   0
     Residential real estate                 0                   0
     Consumer                                0                   0
                                           ---                 ---

  Total charge-offs                          0                   0


  Recoveries:
     Commercial & financial                  0                   0
     Residential real estate                 0                   0
     Consumer                                0                   0
                                           ---                 ---

  Total recoveries                           0                   0

  Net loans charged off                      0                   0

  Provision for possible loan losses
     charged against income                  0                   0
                                           ---                 ---

  Balance at end of period                 $50                 $50
                                           ===                 ===

  Allowance/total loans                   0.63%               0.68%

  Allowance/non-performing loans        156.25%              60.24%

  Net charge-offs/average loans              -                   -

The following table sets forth the allocation of the allowance for loan losses for the indicated categories of loans.

                                       1996                   1995
                                       ----                   ----
                                            PERCENT OF            PERCENT OF
                                              LOANS                 LOANS
                                   RESERVE   IN EACH     RESERVE   IN EACH
                                   BALANCE   CATEGORY    BALANCE   CATEGORY
                                   -------  ----------   -------  ----------
    Commercial, financial
      and agricultural               $ -       0.00%      $   -        0.00%

    Real Estate-
      Construction                     -       0.00           -        0.00

    Real Estate-mortgage               -      98.64           -       98.51

    Installment loans to
      individuals                      -       1.36           -        1.49

    Unallocated                       50       0.00%         50        0.00%
                                     ---     ------       -----      ------
    Total loans                      $50     100.00%      $  50      100.00%
                                     ===     ======       =====      ======

RISK ELEMENTS IN A LOAN PORTFOLIO; INTEREST RECOGNITION

  Risk elements in a loan portfolio includes loans accounted for on a non-accrual basis, accruing loans that are contractually past due ninety days or more as to interest or principal payments, troubled debt restructurings, loans where there are serious doubts as to the ability of the borrower to comply with the present loan repayment tiers, other real estate and significant industry concentrations (such as real estate, energy or agricultural loans).

  Non-performing assets are defined as loans delinquent 90 or more days, non-accrual loans, restructured loans, and foreclosed assets. Such assets do not necessarily represent future losses to American Federal since underlying collateral can be sold, and the financial condition of the borrowers may improve. The following table sets forth the detail of non-performing assets.

  American Federal Savings & Loan's policy is to discontinue accruing interest on loans when principal or interest is due and remains unpaid for 90 days or more, unless the loan is well secured and in the process of collection.

                                         DECEMBER 31,
                                       1996        1995
                                    ----------  ----------
                                    (DOLLARS IN THOUSANDS)
  Non-accrual loans                   $   0       $   0

  Loans past due 90 days or more         32          83
                                      -----       -----

  Total non-performing loans             32          83
                                      -----       -----

  Foreclosed assets                       0           0
                                      -----       -----

  Total non-performing assets         $  32       $  83
                                      =====       =====

INVESTMENTS

  American Federal's holdings of short-term investments and scheduled maturities of investment securities serve as a source of liquidity to meet depositor and borrower fund requirements.

  Overall, investments decreased $1,418,000 or 13.4% from $10,620,000 on December 31, 1995 to $9,202,000 on December 31, 1996. American Federal's investment in U.S. government Treasury and Agency Securities designated as held-to-maturity decreased dramatically as American Federal funded its loan growth and increased its investment in mortgage-backed securities.

  Investment in held-to-maturity securities, principally U.S. government agencies, increased $689,000, or 7.1%, from $9,772,000 on December 31, 1994 to $10,461,000 on December 31, 1995. The increase was funded by interest-bearing certificates in other financial institutions which decreased $685,000 in 1995. The change in investment strategy was caused by the current interest rate environment which offered higher-yielding investment opportunities in the U.S. government agencies.

  The following table presents the composition of investment securities allocated between held-to-maturity and available-for-sale. Weighted average yields by investment type are also presented for December 31,1996.

                                                      DECEMBER 31,         DECEMBER 31,
                                                          1996                 1995
                                                      ------------         ------------
                                                         AMOUNT     YIELD    AMOUNT
                                                         ------     ------   -------
HELD TO MATURITY:

 U.S. Treasury                                          $  395       5.87%   $   894

 U.S. Government agencies and corporations               3,766       6.59%     5,042

 State and political subdivisions                          437       5.87%       539

 Mortgage-backed securities                              4,386       6.75%     3,986
                                                        ------               -------

 Total investments held to maturity                     $8,984       6.68%   $10,461
                                                        ======               =======

AVAILABLE FOR SALE:

 U.S. Treasury                                          $    -       0.00%   $     -

 U.S. Government agencies and corporations                   -       0.00%         -

 State and political subdivisions                            -       0.00%         -

 Mortgage-backed securities                                  -       0.00%         -

 Other investments                                         218       0.00%       159
                                                        ------               -------

 Total investments available for sale                   $  218       0.00%   $   159
                                                        ======               =======

The following table shows the maturities and yields of investment securities as of December 31, 1996.

                                                         APPROXIMATE
                                                 AMORTIZE    FAIR
                                                   COST      VALUE     YIELD
                                                 -------- ----------   -----
In one year or less                              $  399     $  400     6.48%

After one year through five years                 1,762      1,768     6.35%

After five through ten years                      2,236      2,232     6.69%

After ten years                                     202        201     8.27%

Not due on a single date                          4,398      4,581     6.75%
                                                 ------     ------

  Total                                          $8,997     $9,182     6.68%
                                                 ======     ======

DEPOSITS

  The deposit base provides a major source of funds for interest earning assets.

  Deposits decreased $461,000 or 3.0%, from $15,467,000 on December 31, 1995 to $15,006,000 on December 31, 1996. American Federal also continued to experience a shift from savings deposits to higher-yielding time deposits as customers sought higher-yielding deposit products.

  Deposits also remained constant as they grew only $97,000 or .6% to $15,370,000 on December 31, 1994 to $15,467,000 on December 31, 1995. The
increase resulted from a $1,023,000 decrease in savings deposits, which was offset by a $1,120,000 increase in time deposits as customers shifted funds to higher-yielding deposit products. This shift was motivated to some extent by special rate promotions of time deposit products.

  Maturity of time deposits $100,000 and greater at December 31, 1996 is illustrated below.

                                     MATURITY OF TIME DEPOSIT LESS THAN $100,000
                                     -------------------------------------------
                                                             PERCENT
                                           1996             OF TOTAL
                                           ----             --------
                                             (DOLLARS IN THOUSANDS)
    Three months or less                  $ 329               38.84%

    Over three through six months             0                0.00

    Over six months through twelve            0                0.00

    Over twelve months                      518               61.16
                                          -----              ------

      Total                               $ 847              100.00%
                                          =====              ======

                             Results of Operations

1996 Compared to 1995.

  Net income for 1996 amounted to $102,000 or $.67 per share. This represented a decrease of $29,000 or $.19 per share from 1995 net income of $131,000 or $.86 per share. The decrease resulted from a decline in net interest income and an increase in noninterest expense.

  Overall, net interest income decreased $43,000 or 6.3% in 1996 as American Federal's net interest margin declined to 3.36%. This was a result of a small increase in interest income and higher interest expense caused by the high cost of time deposits. Interest expense increased $43,000 or 6.1% from $708,000 in 1995 to $751,000 in 1996. An increase in noninterest expense of $23,000 principally related to the one time special deposit insurance assessment of $99,000, offset by decreases in salaries and other expenses.

1995 Compared to 1994.

  Net income for 1995 was $131,000 or $.86 per share. This represented a decrease of $91,000 or $.60 per share from 1994 net income of $223,000 or $1.46 per share. The decrease resulted from a decline in net interest income as interest expense increased dramatically due to customers moving savings deposits to higher-yielding time deposits while loan yields declined slightly due to a lower interest rate environment.

  Overall, the net interest margin decreased $151,000 or 18.4% in 1995. Interest income decreased $64,000 or 4.4% from $1,443,000 in 1994 to $1,379,000 in 1995. Interest expense increased $87,000 or 14.0% in 1995 from a balance of $621,000 in 1994 to $708,000 in 1995. Noninterest expenses and noninterest income remained consistent with 1994.

  The following table demonstrates the changes in the components of interest income and interest expense:

                                               1996                                        1995
                                        PERCENT    INTEREST    AVERAGE             PERCENT   INTEREST   AVERAGE
                             AVERAGE    OF TOTAL   INCOME/     YIELD/    AVERAGE   OF TOTAL   INCOME/   YIELD/
                             BALANCE     ASSETS    EXPENSE      RATE     BALANCE    ASSETS    EXPENSE    RATE
                             -------    ---------  --------   --------  ---------  ---------  --------  -------
                             (DOLLARS IN THOUSANDS)                     (DOLLARS IN THOUSANDS)
Interest earning assets

  Loans                       $ 7,566     39.28%   $  646       8.54%   $ 6,999     36.45%     $  597    8.53%
  Taxable securities            9,915     51.48       676       6.82%    10,573     55.06         725    6.86%
  Nontaxable securities           488      2.53        30       6.15%       385      2.00          25    6.49%
  Federal funds sold              556      2.89        28       5.04%       509      2.65          32    6.29%
                              -------   -------    ------                  ----   -------      ------

Total interest earning
 assets                        18,525     96.18     1,380       7.45%    18,466     96.16       1,379    7.47%

Non-interest bearing assets

  Cash & DFB                      171      0.89                             192      1.00
  Premises & Equipment            134      0.70                             146      0.76
  Other Assets                    480      2.49                             450      2.34
  Reserve for loan losses         (50)    (0.26)                            (50)    (0.26)
                              -------   -------                          ------    ------

Total Assets                  $19,260    100.00%                        $19,204    100.00%
                              =======   =======                         =======    ======

Interest-bearing
 liabilities

  NOW accounts                $     -              $    -               $     -     24.13%     $    -
  Savings accounts              4,144     21.52%      135       3.26%     4,633                   150    3.24%
  Money market accounts             -         -                               -     56.10           -
  Time deposits                11,216     58.23       616       5.49%    10,773      0.51         558    5.18%
  Short-term borrowings            75      0.39         7       9.33%        97                     9    9.28%
                              -------   -------    ------              --------                ------

Total interest-bearing
 liabilities                   15,435     80.14       758   *   4.91%    15,503     80.73         717  * 4.62%

Non-interest bearing
 liabilities

  Demand deposits                   -      0.00                               -      0.00
  Other liabilities               117      0.61                             100      0.52
                              -------   -------                           -----   -------

Total liabilities              15,552     80.75                          15,603     81.25
                              -------                                    ------

Stockholders' equity            3,708     19.25                           3,601     18.75
                              -------   -------                        --------   -------

Total liabilities and
  Stockholders' equity        $19,260    100.00%                        $19,204    100.00%
                              =======    ======                         =======    ======

Net interest income                               $   622   *                                  $  662  *
                                                  =======                                      ======

Interest rate spread                                            2.54%                                    2.85%

Net interest margin                                             3.36%                                    3.58%

* Included in the other borrowings is debt for American Federal's ESOP plan. The interest expense was classified as other operating expenses for financial statement purposes.

  Net interest income is affected by the volume and rate of both interest-earning assets and interest bearing liabilities. The following table illustrates the dollar effect and rate changes for the different categories of interest-earning assets and interest bearing liabilities and the resultant change in interest income and interest expense. Non-performing loans are included in the following table.

                                    1996 COMPARED TO                             1995 COMPARED TO
                                     1995 INCREASE                               1994 INCREASE
                                    (DECREASE) DUE TO                           (DECREASE) DUE TO
                                         VOLUME          RATE       RATE/VOL         VOLUME         RATE   RATE/VOL
                                     --------------  -------------  ---------  ------------------  ------  ---------
                                                                 (DOLLARS IN THOUSANDS)
  INTEREST EARNED ON:
    Loans                                 $ 48        $     1        $    0         $ (24)        $ (29)       $ 1
    Taxable Securities                     (45)            (4)            0           (21)           13          0
    Nontaxable Securities                    6             (1)            0            (2)           (1)         0
    Federal funds sold                       3             (6)           (1)          (10)           14         (4)
                                          ----        -------        ------         -----         -----        ---

    Total interest income                   12            (10)           (1)          (57)           (3)        (3)

  INTEREST PAID ON:
    NOW accounts                             0              0             0             0             0          0
    Savings accounts                       (16)             1             0           (36)           14         (3)
    Money market accounts                    0              0             0             0             0          0
    Time deposits                           23             34             1             6           105          1
    Short-term borrowings                   (2)             0             0            (1)            3          0
                                          ----        -------        ------         -----         -----        ---
    Total interest expense                   5             35             1           (31)          122         (2)

    Net interest income                   $  7        $   (45)       $    -         $ (26)        $(125)       $(1)
                                          ====        =======        ======         =====         =====        ===

Net income as a percent of average assets and average equity for the last two years was:

                                RETURN ON AVERAGE ASSETS       RETURN ON AVERAGE EQUITY
                                ------------------------       ------------------------
                                       DECEMBER 31,                   DECEMBER 31,
                                   1996         1995              1996         1995
                                   ----         ----              ----         ----
    Net Income                     0.53%        0.68%             2.75%        3.63%

Dividends declared by American Federal for the past two years were:

                                                        1996        1995
                                                        ----        ----
    Dividend Payout Ratio                              123.87%     69.47%

    Equity to Asset Ratio                               19.72%     18.98%

CAPITAL

  Stockholder's equity increased by $65,000 in 1996 primarily as a result of unrealized gains on available-for-sale securities and ESOP transactions.
Capital as a percent of total assets was 19.72% at December 31, 1996 compared to 18.98% at December 31, 1995. Book value per share was $24.54 at December 31, 1996 compared to $24.11 at December 31, 1995.

  During 1995, American Federal increased retained earnings $40,000 through the retention of earnings. Unrealized appreciation of investments held as available-for-sale and ESOP transactions also increased capital $82,000 overall. Capital as a percent of total assets was 18.98% at December 31, 1995 compared to 18.57% at December 31, 1994. Book value per share was $24.11 at December 31, 1995 compared to $23.30 at December 31, 1994.

                                   LIQUIDITY

  The central objectives of liquidity management are to ensure that American Federal has ready access to sufficient funds to meet maturing obligations and existing commitments to enable American Federal to withstand fluctuations in deposit levels and to provide for customers' credit needs. Liquidity management is viewed from both asset and liability perspectives. The basic concept is the amount of assets maturing within certain time frames should relate to the amount of liabilities maturing within the same period. This procedure enables American Federal to monitor its liquidity requirements, thereby facilitating the meeting of obligations as they mature and, at the same time, allowing American Federal to respond to shifts in interest rates. Management believes that during the current period of economic uncertainty and interest rate volatility, this flexibility is imperative in maintaining liquidity and acceptable profit margins. Management has historically maintained an adequate liquidity position.

                              EFFECTS IN INFLATION

  Inflation continues to affect American Federal as it does other businesses. Overhead costs for personnel, occupancy, and equipment tend to track inflation closely. The ability of American Federal to offset the effects of inflation on its operations must come from prudent management of its asset/liability mix, expense control, and realistic pricing of services.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of April 30, 1997, the names and addresses of each beneficial owner of more than five percent (5%) of American Federal Common known to the board of directors of American Federal, reflecting the amount and nature of such beneficial ownership, the names of each director and executive officer of American Federal, the number of shares of American Federal Common owned beneficially by each director and executive officer, and the number of shares of American Federal Common owned beneficially by all directors and executive officers as a group. None of the shareholders listed herein would own, on a pro forma basis giving effect to the Merger, more than 26% of the issued and outstanding shares of Mid-Missouri Common.

                                    SHARES OF AMERICAN FEDERAL
    NAME AND ADDRESS/(1)/                    COMMON                    PERCENT OF CLASS
                                        BENEFICIALLY OWNED
--------------------------          --------------------------       -----------------------
John W. Waller                           20,272/(2)/                         13.3%
101 County Lane
Sullivan, MO 63080

James E. McIntosh                        20,156/(2)/                         13.2%
P.O. Box 246
Sullivan, MO 63080

Rita J. Heady                            20,156/(2)/                         13.2%
Route 1, Box 406
Sullivan, MO 63080

Paul Blesi                                6,480                               4.3%

John M. Brummet                           6,480                               4.3%

Joseph G. Withington                      5,480                               3.6%

Directors and officers as a group        51,672/(3)/                         34.0%
(6 persons)

__________________________

  /(1)/ Addresses are provided only with respect to each beneficial owner of more than five percent (5%) of American Federal Common known to the Board of Directors of American Federal.

  /(2)/ Includes 13,676 shares of American Federal Common owned by the association's Employee Stock Ownership Plan (the "ESOP") for which Mr. Waller, Mr. McIntosh and Ms. Heady are trustees. These ESOP shares have been allocated to the accounts of the ESOP participants and thus are deemed issued and outstanding for corporate purposes. These shares are entitled to and shall be converted into the right to receive the Merger Consideration on the same basis as all other shares of American Federal Common issued and outstanding on the Record Date.

  /(3)/ This total includes the 13,676 shares of American Federal Common owned by the association's Employee Stock Ownership Plan for which Mr. Waller, Mr. McIntosh and Ms. Heady are trustees, which number of shares is counted only once in calculating the total number of shares of American Federal Common owned by directors and officers as a group.

FAMILY RELATIONSHIPS

  Mr. John Waller is the Chairman of the Board of each of Mid-Missouri, Subsidiary Bank and American Federal. Mr. Waller's son, T. Scott Waller, is a director and Vice President of Mid-Missouri and a director of Subsidiary Bank. There are no other family relationships among the executive officers and/or directors of Mid-Missouri, Subsidiary Bank or American Federal. See "INFORMATION ABOUT AMERICAN FEDERAL -- Security Ownership of Certain Beneficial Owners and Management."

                                 LEGAL OPINION

  The legality of the securities offered hereby will be passed upon by Lewis, Rice & Fingersh, L.C. Members of the Lewis, Rice & Fingersh, L.C. and attorneys employed by them owned, directly or indirectly, as of December 31, 1996, no shares of Mid-Missouri Common.


                                    EXPERTS

INDEPENDENT AUDITORS FOR MID-MISSOURI

  The consolidated financial statements of Mid-Missouri at December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 have been audited by Baird, Kurtz & Dobson, independent certified public accountants, as set forth in their report herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


INDEPENDENT AUDITORS FOR AMERICAN FEDERAL

  The financial statements of American Federal at December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, have been audited by Baird, Kurtz & Dobson, independent certified public accountants, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


PRESENCE AT SPECIAL MEETING

  Representatives of Baird, Kurtz & Dobson are expected to be present at the Special Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                             SHAREHOLDER PROPOSALS

  The annual meeting of Mid-Missouri was held on January 13, 1997. Shareholder proposals for the annual meeting of Mid-Missouri shareholders to be held in January of 1998 should be received at Mid-Missouri's executive office at 318 West Main St., P.O. Box 489, Sullivan, Missouri 63080, no later than September of 1997, in order to be considered for inclusion in the 1998 proxy statement.

  Upon receipt of any such proposal, Mid-Missouri will determine whether or not to include such proposal in the proxy statement and proxy in accordance with the S.E.C.'s regulations governing the solicitation of proxies.

                        _______________________________

        FINANCIAL STATEMENTS FOR MID-MISSOURI AND AMERICAN FEDERAL

                      MID-MISSOURI HOLDING COMPANY, INC.

                              ACCOUNTANTS' REPORT
                     AND CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994

                      MID-MISSOURI HOLDING COMPANY, INC.


                       DECEMBER 31, 1996, 1995 AND 1994



                               TABLE OF CONTENTS
                               -----------------

                                                                  PAGE
                                                                  ----
INDEPENDENT ACCOUNTANTS' REPORT......................................1


CONSOLIDATED FINANCIAL STATEMENTS

 Balance Sheets......................................................2
 Statements of Income................................................3
 Statements of Changes in Stockholders' Equity.......................5
 Statements of Cash Flows............................................6
 Notes to Financial Statements.......................................8

                        Independent Accountants' Report
                        -------------------------------


Board of Directors
Mid-Missouri Holding Company, Inc.
Sullivan, Missouri


   We have audited the accompanying consolidated balance sheets of MID-MISSOURI HOLDING COMPANY, INC., as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MID-MISSOURI HOLDING COMPANY, INC. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

   In 1994, the Company changed its method of accounting for investment securities as discussed in Note 13.


                             BAIRD, KURTZ & DOBSON



St. Louis, Missouri
February 7, 1997

                      MID-MISSOURI HOLDING COMPANY, INC.

                          CONSOLIDATED BALANCE SHEETS

                          DECEMBER 31, 1996 AND 1995

                                 ASSETS
                                 ------

                                                     1996          1995
                                                ------------  ------------
Cash and due from banks                         $  3,764,390  $  3,518,862
Available-for-sale securities                     23,497,514    11,621,924
Held-to-maturity securities                       16,202,182    22,036,516
Other investments                                    595,680       584,580
Loans                                             72,609,368    61,306,410
Bank premises and equipment                        2,019,415     1,899,840
Deferred income taxes                                176,656       159,742
Accrued interest receivable                        1,010,406       880,192
Excess of cost over fair value of net assets
 acquired, at amortized cost                         671,914       724,613
Prepaid expenses and other assets                    194,584       138,925
                                                ------------  ------------

      Total Assets                              $120,742,109  $102,871,604
                                                ============  ============

                  LIABILITIES AND STOCKHOLDERS' EQUITY
                  ------------------------------------

Non-interest bearing demand deposits            $  9,515,251  $  9,771,768
Savings, NOW and money market deposits            34,295,398    36,223,434
Time deposits, $100,000 and over                  11,107,323     8,868,945
Other time deposits                               40,836,656    31,604,036
                                                ------------  ------------
      Total Deposits                              95,754,628    86,468,183
Federal funds purchased                            3,150,000        50,000
Other borrowings from the Federal
  Home Loan Bank                                   1,000,000             -
Securities sold under agreements
  to repurchase                                   10,760,386     6,826,377
Accrued interest, taxes and other
  expenses                                           504,223       654,000
                                                ------------  ------------
      Total Liabilities                          111,169,237    93,998,560
                                                ------------  ------------

STOCKHOLDERS' EQUITY
 Common stock, $10 par value; authorized,
    issued and outstanding 200,000 shares          2,000,000     2,000,000
 Retained earnings                                 7,715,961     7,002,827
 Unrealized depreciation on investment
    securities, net of income taxes of
     $89,576 and $81,246                            (143,089)     (129,783)
                                                ------------  ------------
      Total Stockholders' Equity                   9,572,872     8,873,044
                                                ------------  ------------

      Total Liabilities and Stockholders'
        Equity                                  $120,742,109  $102,871,604
                                                ============  ============

See Notes to Consolidated Financial Statements

                      MID-MISSOURI HOLDING COMPANY, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                   1996        1995        1994
                                                ----------  ----------  -----------
INTEREST INCOME
 Loans (including fees)                         $6,030,197  $5,338,474  $4,204,589
 Investment securities - taxable                 1,729,896   2,055,954   2,085,586
 Investment securities - non-taxable               378,753     260,832     217,159
 Federal funds sold                                 24,006      81,146      55,517
                                                ----------  ----------  ----------
      Total Interest Income                      8,162,852   7,736,406   6,562,851
                                                ----------  ----------  ----------

INTEREST EXPENSE
 Deposits                                        3,397,326   3,290,094   2,436,461
 Federal funds purchased and securities sold
    under agreements to repurchase                 459,483     310,249     212,385
 Other borrowings                                   58,281       3,954       6,125
                                                ----------  ----------  ----------
                                                 3,915,090   3,604,297   2,654,971
                                                ----------  ----------  ----------

NET INTEREST INCOME                              4,247,762   4,132,109   3,907,880

PROVISION FOR LOAN LOSSES                                -           -           -
                                                ----------  ----------  ----------

NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES                       4,247,762   4,132,109   3,907,880
                                                ----------  ----------  ----------

OTHER OPERATING INCOME
 Service charges on deposits                       612,263     530,195     353,484
 Net realized gains (losses) on sales of
    available-for-sale securities                    8,297      10,135    (418,019)
 Other income                                      253,413     324,890     188,216
                                                ----------  ----------  ----------
      Total Other Operating Income                 873,973     865,220     123,681
                                                ----------  ----------  ----------

OTHER OPERATING EXPENSES
 Salaries                                        1,404,243   1,414,449   1,239,666
 Employee benefits                                 260,064     249,166     234,681
 Data processing expense                           272,513     244,981     250,142
 Occupancy expense                                 130,057     115,055      79,903
 Other expenses                                  1,482,559   1,436,569   1,323,253
                                                ----------  ----------  ----------
      Total Other Operating Expenses             3,549,436   3,460,220   3,127,645
                                                ----------  ----------  ----------

See Notes to Consolidated Financial Statements

                      MID-MISSOURI HOLDING COMPANY, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                 1996        1995        1994
                              ----------  ----------  ----------
INCOME BEFORE INCOME TAXES    $1,572,299  $1,537,109  $  903,916

PROVISION FOR INCOME TAXES       459,139     478,000     237,031
                              ----------  ----------  ----------

NET INCOME                    $1,113,160  $1,059,109  $  666,885
                              ==========  ==========  ==========


NET INCOME PER SHARE          $     5.57  $     5.30  $     3.33
                              ==========  ==========  ==========

     See Notes to Consolidated Financial Statements

                      MID-MISSOURI HOLDING COMPANY, INC.

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                  UNREALIZED
                                                                                 APPRECIATION
                                                     ADDITIONAL                  (DEPRECIATION)
                                         COMMON       PAID-IN      RETAINED     ON INVESTMENT
                                          STOCK       CAPITAL      EARNINGS    SECURITIES, NET      TOTAL
                                      -------------  ----------  ------------  ----------------  ------------
BALANCE, JANUARY 1,
 1994                                 $     400,000  $ 600,000   $ 6,826,833   $             -   $ 7,826,833

 Cumulative effect at
    January 1, 1994 of
    change in accounting
    for investment
    securities, net of income
    taxes $406,399                                -          -             -           649,182       649,182

 Net income                                       -          -       666,885                 -       666,885

 Cash dividends paid
    $1.25 per share                               -          -      (250,000)                -      (250,000)

 Change in unrealized
    depreciation on investment
    securities, net of income
    taxes of $640,723                             -          -             -        (1,023,492)   (1,023,492)
                                      -------------  ---------   -----------   ---------------   -----------

BALANCE, DECEMBER 31,
 1994                                       400,000    600,000     7,243,718          (374,310)    7,869,408

 Reclassification pursuant to
    merger of Bank with Mid-
    Missouri Holding Company, Inc.        1,600,000   (600,000)   (1,000,000)                -             -

 Net income                                       -          -     1,059,109                 -     1,059,109

 Cash dividends paid
    $1.50 per share                               -          -      (300,000)                -      (300,000)

 Change in unrealized
    depreciation on investment
    securities, net of income
    taxes of $153,078                             -          -             -           244,527       244,527
                                      -------------  ---------   -----------   ---------------   -----------

BALANCE, DECEMBER 31,
 1995                                     2,000,000          -     7,002,827          (129,783)    8,873,044

 Net income                                       -          -     1,113,160                 -     1,113,160

 Cash dividends paid
    $ 2.00 per share                              -          -      (400,026)                -      (400,026)

 Change in unrealized
    depreciation on investment
    securities, net of income
    taxes of $8,330                               -          -             -           (13,306)      (13,306)
                                      -------------  ---------   -----------   ---------------   -----------

BALANCE, DECEMBER 31,
 1996                                    $2,000,000  $       -   $ 7,715,961       $  (143,089)  $ 9,572,872
                                      =============  =========   ===========   ===============   ===========

     See Notes to Consolidated Financial Statements

                      MID-MISSOURI HOLDING COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                     1996            1995           1994
                                                                                  ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                                       $  1,113,160   $  1,059,109   $   666,885
 Items not requiring (providing) cash:
    Depreciation                                                                       227,527        211,803       153,240
    Amortization of organization costs                                                   7,500          5,200             -
    Amortization of excess of cost over fair value of
      net assets acquired                                                               52,699         48,865        10,052
    Realized loss on impairment of held-to-maturity
      securities                                                                        56,000              -             -
    Net amortization of premiums on
      investments securities                                                            56,976        156,607       105,355
    Net realized (gains) losses on sales of available-
      for-sale securities                                                               (9,144)       (10,135)      418,019
    Deferred income taxes                                                                9,000          9,084         2,737
    Loss on sale of bank premises and equipment                                              -              -        25,874
 Changes in:
    Accrued interest receivable                                                       (130,214)       (70,355)       67,504
    Prepaid expenses and other assets                                                  (36,936)        26,453      (126,196)
    Accrued interest, taxes and other expenses                                        (149,777)       283,373      (223,203)
                                                                                  ------------   ------------   -----------
      Net cash provided by operating activities                                      1,196,791      1,720,004     1,100,267
                                                                                  ------------   ------------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Net decrease in interest-bearing deposits
    with banks                                                                               -              -        99,000
 Net increase in loans                                                             (11,301,091)    (4,366,676)   (5,577,761)
 Net increase in other investments                                                     (11,100)        (2,100)     (582,480)
 Purchase of bank premises and equipment                                              (347,102)      (255,075)     (226,838)
 Proceeds from sales of available-for-sale securities                                2,499,873              -    16,393,185
 Proceeds from maturities, calls and paydowns of
    held-to-maturity securities                                                      6,086,466      1,218,001        36,367
 Proceeds from maturities, calls and paydowns of
    available-for-sale securities                                                    5,719,746     12,613,882     2,957,453
 Purchase of held-to-maturity securities                                              (281,315)    (2,383,632)   (1,621,778)
 Purchase of available-for-sale securities                                         (20,237,168)   (10,317,183)   (9,207,319)
 Acquisition of branch, net of cash acquired                                                 -              -      (437,487)
 Other                                                                                       -        (40,523)        7,241
                                                                                  ------------   ------------   -----------
      Net cash provided by (used in)
          investing activities                                                     (17,871,691)    (3,533,306)    1,839,583
                                                                                  ------------   ------------   -----------

     See Notes to Consolidated Financial Statements

                      MID-MISSOURI HOLDING COMPANY, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                           1996          1995          1994
                                                       ------------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Net increase (decrease) in time deposits              $11,470,999   $ 4,672,869   $ 2,757,917
 Net increase (decrease) in demand, savings, NOW
    and money market deposits                           (2,184,554)   (6,983,535)    2,471,534
 Net increase (decrease) in federal funds purchased      3,100,000        50,000    (4,925,000)
 Net increase in other borrowings from the Federal
    Home Loan Bank                                       1,000,000             -             -
 Net increase (decrease) in securities sold under
    agreements to repurchase                             3,934,009     1,942,005       764,983
 Dividends paid                                           (400,026)     (300,000)     (250,000)
                                                       -----------   -----------   -----------
      Net cash provided by (used in)
          financing activities                          16,920,428      (618,661)      819,434
                                                       -----------   -----------   -----------

INCREASE (DECREASE) IN CASH
 AND DUE FROM BANKS                                        245,528    (2,431,963)    3,759,284

CASH AND DUE FROM BANKS,
 BEGINNING OF YEAR                                       3,518,862     5,950,825     2,191,541
                                                       -----------   -----------   -----------

CASH AND DUE FROM BANKS,
 END OF YEAR                                           $ 3,764,390   $ 3,518,862   $ 5,950,825
                                                       ===========   ===========   ===========

     See Notes to Consolidated Statements

                      MID-MISSOURI HOLDING COMPANY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994


NOTE 1:   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
            ACCOUNTING POLICIES

FINANCIAL STATEMENT PRESENTATION AND NATURE OF OPERATIONS
---------------------------------------------------------

  Mid-Missouri Holding Company, Inc. (Company) is a one bank holding company which on May 3, 1995, acquired the Bank of Sullivan (Bank) through a tax free exchange of 100% of the stock of the Bank and the Company. The acquisition has been accounted for in a manner similar to a pooling of interests. The Company's activities through December 31, 1996 are comprised solely of the organization and acquisition of the Bank.

  The Bank is primarily engaged in providing a full range of banking and mortgage services to individual and corporate customers in Sullivan, Missouri. The Bank is subject to competition from other financial institutions. The Bank also is subject to the regulation of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

  The Bank's loans are primarily with customers in Sullivan, Missouri and surrounding counties. Although the Bank has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economic well-being of these communities.

PRINCIPLES OF CONSOLIDATION
---------------------------

  The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES
----------------

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      MID-MISSOURI HOLDING COMPANY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994


NOTE 1:    NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
            ACCOUNTING POLICIES, Continued

USE OF ESTIMATES, CONTINUED
---------------------------

  Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for loan losses and the valuation of foreclosed assets held for sale, management obtains independent appraisals for significant properties.

  Management believes that the allowances for losses on loans and the valuation of foreclosed assets held for sale are adequate. While management uses available information to recognize losses on loans and foreclosed assets held for sale, changes in economic conditions may necessitate revision of those estimates in future years. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and valuation of foreclosed assets held for sale. Such agencies may require the Bank to recognize additional losses based on their judgments of information available to them at the time of their examination.

INVESTMENTS IN DEBT AND EQUITY SECURITIES
-----------------------------------------

  Available-for-sale securities, which include any security for which the Bank has no immediate plans to sell, but which may be sold in the future, are carried at fair value. Realized gains and losses, based on the amortized cost of the specific security, are included in other income. Unrealized gains and losses are recorded, net of related income tax effects, in stockholders' equity. Premiums and discounts are amortized and accreted, respectively, to interest income using the level-yield method over the period to maturity.

  Held-to-maturity securities, which include any security for which the Bank has the positive intent and ability to hold until maturity, are carried at historical cost adjusted for amortization of premiums and accretion of discounts. Premiums and discounts are amortized and accreted, respectively, to interest income using the level-yield method over the period to maturity.

  Interest and dividends on investments in debt and equity securities are included in income when earned.

                      MID-MISSOURI HOLDING COMPANY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994

NOTE 1:   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
            ACCOUNTING POLICIES, Continued

LOANS
-----

  Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-offs are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

ALLOWANCES FOR LOAN LOSSES
--------------------------

  The allowance for loan losses is increased by provisions charged to expense and reduced by loans charged off, net of recoveries. The allowance is maintained at a level considered adequate to provide for potential loan losses, based on management's evaluation of the loan portfolio, as well as on prevailing and anticipated economic conditions and historical losses by loan category. General allowances have been established, based upon the aforementioned factors, and allocated to the individual loan categories. Allowances are accrued on specific loans evaluated for impairment for which the basis of each loan, including accrued interest, exceeds the discounted amount of expected future collections of interest and principal or, alternatively, the fair value of loan collateral.

  A loan is considered impaired when it is probable that the Bank will not receive all amounts due according to the contractual terms of the loan. This includes certain loans that are delinquent 90 days or more (and meet the Bank's criteria for non-accrual status) and certain other loans identified by management. Excluded from consideration of impaired loans are smaller-balance homogenous loans, such as consumer loans and residential mortgages, which are collectively evaluated for impairment. Non-accrual loans are loans in which principal or interest is past due 90 days or more and the loan is not well secured and not in the process of collection. When a loan is placed on non-accrual status accrual of interest is discontinued, and interest accrued and unpaid is removed. Interest is recognized for nonaccrual loans only upon receipt, and only after all principal amounts are current according to the terms of the contract.

EXCESS OF COST OVER FAIR VALUE OF NET ASSETS ACQUIRED
-----------------------------------------------------

  The excess of purchase price over the net assets of the branch acquired is being amortized on a straight-line basis over a period of 15 years.

                      MID-MISSOURI HOLDING COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994



NOTE 1:    NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
            ACCOUNTING POLICIES, Continued

FORECLOSED ASSETS HELD-FOR-SALE
-------------------------------

  Assets acquired by foreclosure or in settlement of debt and held for sale are valued at fair value as of the date of foreclosure and a related valuation allowance is provided for estimated costs to sell the assets. Management evaluates the value of foreclosed assets held for sale periodically and increases the valuation allowance for any subsequent declines in estimated fair value. Changes in the valuation allowance are charged or credited to other expenses.

BANK PREMISES AND EQUIPMENT
---------------------------

  Bank premises and equipment are stated at cost, less accumulated depreciation. Depreciation is charged to expense using the straight-line method over the estimated useful lives of the assets.

CASH EQUIVALENTS
----------------

  The Bank considers all liquid investments with original maturities of three months or less to be cash equivalents.

INCOME TAXES
------------

  Deferred tax liabilities and assets are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

RECLASSIFICATIONS
-----------------

  Certain reclassifications have been made to the 1994 financial statements to conform to the 1995 and 1996 financial statement presentation. These reclassifications had no effect on net earnings.

EARNINGS PER SHARE
------------------

  Earnings per share is computed based on the weighted average number of shares outstanding during the year, which totaled 200,000 during 1996, 1995 and 1994.

                      MID-MISSOURI HOLDING COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994

NOTE 2:   INVESTMENT SECURITIES

  The amortized cost and approximate fair value of available-for-sale securities are as follows:

                                                  DECEMBER 31, 1996
                                  -------------------------------------------------
                                                  GROSS       GROSS     APPROXIMATE
                                   AMORTIZED   UNREALIZED  UNREALIZED      FAIR
                                     COST        GAINS      (LOSSES)       VALUE
                                  -----------  ----------  -----------  -----------
U.S. Treasury                     $ 2,239,086    $  1,286   $  (1,314)  $ 2,239,058
State & political subdivisions      5,994,427       5,688     (39,869)    5,960,246
U.S. Government agencies
 and corporations                  10,742,098     112,741      (4,067)   10,850,772
Mortgage-backed securities          4,392,937      17,838     (45,337)    4,365,438
Other investments                     101,580           -     (19,580)       82,000
                                  -----------    --------   ---------   -----------

                                  $23,470,128    $137,553   $(110,167)  $23,497,514
                                  ===========    ========   =========   ===========

                                                   DECEMBER 31, 1995
                                  --------------------------------------------------
                                                 GROSS       GROSS      APPROXIMATE
                                   AMORTIZED   UNREALIZED  UNREALIZED      FAIR
                                     COST        GAINS      (LOSSES)       VALUE
                                  -----------  ----------  ----------   -----------

U.S. Treasury                     $ 3,605,550    $ 19,807   $       -   $ 3,625,357
U.S. Government agencies
 and corporations                   3,004,052     125,467           -     3,129,519
Mortgage-backed securities          4,789,229           -      (2,181)    4,787,048
Other investments                     101,580           -     (21,580)       80,000
                                  -----------    --------   ---------   -----------

                                  $11,500,411    $145,274   $ (23,761)  $11,621,924
                                  ===========    ========   =========   ===========

                      MID-MISSOURI HOLDING COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994

NOTE 2:  INVESTMENT SECURITIES, Continued

  Maturities of available-for-sale securities at December 31, 1996:

                                                           APPROXIMATE
                                              AMORTIZED        FAIR
                                                 COST         VALUE
                                             ------------  ------------
    One year or less                         $   751,761   $   751,638
    After one through five years              11,303,718    11,410,003
    After five through ten years               2,660,684     2,654,840
    After ten years                            4,259,448     4,233,595
    Not due on a single maturity date          4,494,517     4,447,438
                                             -----------   -----------

                                             $23,470,128   $23,497,514
                                             ===========   ===========

  The amortized cost and approximate fair value of held-to-maturity securities are as follows:

                                                             DECEMBER 31, 1996
                                          ----------------------------------------------------
                                                         GROSS         GROSS      APPROXIMATE
                                           AMORTIZED   UNREALIZED    UNREALIZED       FAIR
                                             COST         GAINS       (LOSSES)        VALUE
                                          -----------  -----------   -----------   -----------
 U.S. Treasury                            $ 2,959,522  $    52,733   $         -   $ 3,012,255
 U.S. Government agencies
   and corporations                         3,595,514       53,083       (39,889)    3,608,708
 State and political subdivisions           5,474,477        1,681       (12,042)    5,464,116
 Mortgage-backed securities                 4,172,669      154,434             -     4,327,103
                                          -----------  -----------   -----------   -----------

                                          $16,202,182  $   261,931   $   (51,931)  $16,412,182
                                          ===========  ===========   ===========   ===========

                                                            DECEMBER 31, 1995
                                          -----------------------------------------------------
                                                         GROSS         GROSS       APPROXIMATE
                                          AMORTIZED    UNREALIZED    UNREALIZED       FAIR
                                            COST         GAINS        (LOSSES)       VALUE
                                          -----------  -----------   -----------   -----------
 U.S. Treasury                            $ 3,992,356  $    60,757   $    (3,498)  $ 4,049,615
 U.S. Government agencies
   and corporations                         7,667,496       97,058       (41,513)    7,723,041
 State and political subdivisions           5,454,189       98,392             -     5,552,581
 Mortgage-backed securities                 4,922,475      162,679             -     5,085,154
                                          -----------  -----------   -----------   -----------

                                          $22,036,516  $   418,886   $   (45,011)  $22,410,391
                                          ===========  ===========   ===========   ===========

                      MID-MISSOURI HOLDING COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994

NOTE 2:  INVESTMENT SECURITIES, Continued

  Maturities of held-to-maturity securities at December 31, 1996:

                                                        APPROXIMATE
                                           AMORTIZED       FAIR
                                              COST         VALUE
                                           -----------  -----------
 One year or less                          $3,249,004   $ 3,258,121
 After one through five years               4,402,531     4,436,854
 After five through ten years               2,635,856     2,634,186
 After ten years                            1,742,122     1,755,918
 Not due on a single maturity date          4,172,669     4,327,103
                                           -----------  -----------

                                           $16,202,182  $16,412,182
                                           ===========  ===========

  Securities pledged as collateral, to secure public deposits and for other purposes, at December 31, 1996 and 1995, totaled:

                              1996         1995
                           -----------  -----------

 Amortized cost            $13,141,817  $17,633,544

 Approximate fair value    $13,031,345  $17,579,748

                      MID-MISSOURI HOLDING COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994

NOTE 2:  INVESTMENT SECURITIES, Continued

  Proceeds from calls of debt securities were $3,010,423 for 1996 resulting in gross gains of $9,143 and gross losses of $846. Proceeds from sales of debt securities were $698,425 for 1995, resulting in gross gains of $10,135. Proceeds from sales of debt securities were $16,393,185 for 1994, resulting in gross gains of $281,837 and gross losses of $699,856.

  As of December 31, 1995, the Company redesignated held-to-maturity securities with an aggregate amortized cost of $998,633 and net unrealized gains of $17,786 to the available-for-sale portfolio. The redesignation was prompted by the announcement by the Financial Accounting Standards Board to allow a one-time redesignation and reflects management's revised expectations of liquidity needs.

NOTE 3:    LOANS

 Composition of the loan portfolio as of December 31, 1996 and 1995, is as follows:

                                      1996         1995
                                   -----------  -----------
 Real estate - mortgage            $53,624,764  $45,460,977
 Real estate - construction          2,526,476    1,720,084
 Commercial loans                   10,270,389    7,375,131
 Consumer and other loans            6,699,659    7,349,771
                                   -----------  -----------
                                    73,121,288   61,905,963
 Less allowance for loan losses        511,920      599,553
                                   -----------  -----------

                                   $72,609,368  $61,306,410
                                   ===========  ===========

  Impaired loans totaled $11,074 and $28,475 at December 31, 1996 and 1995, respectively. An allowance for loan losses of $5,537 and $14,237 relates to impaired loans of $11,074 and $28,475, at December 31, 1996 and 1995.

  Interest of $1,484 and $5,157 was recognized on average impaired loans of $5,537 and $56,921 for 1996 and 1995, respectively. No interest was recognized on impaired loans on a cash basis during 1996 and 1995.

                      MID-MISSOURI HOLDING COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994

NOTE 3:   LOANS, Continued

  A summary of the transactions in the allowance for loan losses account for the years ended December 31, 1996, 1995 and 1994, is as follows:

                                            1996       1995      1994
                                          ---------  --------  ---------
  Balance, beginning of year              $599,553   $598,556  $646,001
  Provision charged to expense                   -          -         -
  Loans charged off, net of recoveries
   of $49,316 (1996), $56,594 (1995)
   and $83,055 (1994)                      (87,633)       997   (47,445)
                                          --------   --------  --------

  Balance, end of year                    $511,920   $599,553  $598,556
                                          ========   ========  ========

NOTE 4:   BANK PREMISES AND EQUIPMENT

  Major classifications of premises and equipment, stated at cost at December 31, 1996 and 1995, are as follows:

                                      1996        1995
                                   ----------  ----------
  Buildings and improvements       $2,225,860  $2,068,640
  Equipment                         1,640,905   1,451,023
                                   ----------  ----------
                                    3,866,765   3,519,663
  Less accumulated depreciation     1,847,350   1,619,823
                                   ----------  ----------

                                   $2,019,415  $1,899,840
                                   ==========  ==========

                      MID-MISSOURI HOLDING COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994


NOTE 5:    INCOME TAXES

  The provision for income taxes includes these components:

                                                                 1996        1995       1994
                                                              ----------  ---------  ---------
   Taxes currently payable                                    $ 450,139   $468,916   $234,294
   Deferred income taxes                                          9,000      9,084      2,737
                                                              ---------   --------   --------

                                                              $ 459,139   $478,000   $237,031
                                                              =========   ========   ========

  A reconciliation of income tax expense at the statutory rate to the Company's actual income tax expense is shown below:

                                                                 1996       1995       1994
                                                              ---------   --------   --------
   Computed at the statutory rate (34%)                       $ 535,000   $522,000   $307,000

   Increase (decrease) resulting from:
     Non-taxable interest income                               (111,000)   (78,000)   (66,000)
     State income taxes - net of federal
       tax benefit                                               36,000     39,000     16,000
     Other                                                         (861)    (5,000)   (19,969)
                                                              ---------   --------   --------

   Actual tax provision                                       $ 459,139   $478,000   $237,031
                                                              =========   ========   ========

  The tax effects of temporary differences related to deferred taxes shown on the December 31, 1996 and 1995 balance sheets were:

                                                                    1996          1995
                                                                 ----------    ----------
   Deferred tax assets:
     Allowance for loan losses                                   $124,124      $157,479
     Unrealized depreciation on
       investment securities                                       89,576        81,246
     Other                                                         49,569        12,250
                                                                 --------      --------
                                                                  263,269       250,975
   Deferred tax liabilities:
     Accumulated depreciation                                     (52,762)      (54,725)
     Other                                                        (33,851)      (36,508)
                                                                 --------      --------

         Net deferred tax asset                                  $176,656      $159,742
                                                                 ========      ========

                      MID-MISSOURI HOLDING COMPANY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994


NOTE 6:   RISK CONCENTRATION - FEDERAL FUNDS

  From time to time, the Bank has excess deposits or a need for additional funds. Excess deposits are loaned to other banks as federal funds sold, which represent overnight lending to other member banks of the Federal Reserve System. Additional funds are borrowed from other member banks as federal funds purchased, which represent overnight borrowing.

  At December 31, 1996 and 1995, $3,150,000 and $50,000 of federal funds purchased and sold, respectively, related to one bank in the St. Louis, Missouri area.


NOTE 7:   SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

  Securities sold under agreements to repurchase consist of U.S. treasury and U.S. agency securities with book values of $12,833,092 and $10,865,052 and fair values of $12,894,192 and $10,982,978 at December 31, 1996 and 1995,
respectively. Accrued interest receivable on these securities was $228,411 and $55,814 at December 31, 1996 and 1995, respectively.

  The Bank enters into sales of securities under agreements to repurchase. Repurchase agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the statement of financial condition. The securities underlying the agreements are book-entry securities. At December 31, 1996 and 1995, these agreements had a weighted-average interest rate of 4.9% and matured within 90 days.

  At December 31, 1996 and 1995, all of the agreements were agreements to repurchase the same securities. Securities sold under agreements to repurchase averaged $8,856,262 and $5,961,612 during 1996 and 1995, respectively, and the maximum amount outstanding at any month-end during 1996 and 1995, was $10,760,386 and $6,826,377, respectively.


NOTE 8:   OTHER BORROWINGS

  At December 31, 1996, the Bank had a $1,000,000 loan from the Federal Home Loan Bank. (FHLB). The loan is secured by a blanket assignment of 1-4 family home mortgage loans and bears interest at a rate of 6.07%. The loan matures on November 20, 2001.

                      MID-MISSOURI HOLDING COMPANY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994


NOTE 9:   OFF-BALANCE-SHEET AND CREDIT RISK

  The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include lines-of-credit, commitments to extend
credit and standby letters of credit.   The Bank's maximum exposure to credit
loss under lines of credit, commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

  Financial instruments whose contract amounts represent potential credit risk:

                                             1996          1995
                                          ----------    ----------
     Lines of credit                      $7,521,573    $7,882,407
     Commitments to extend credit         $1,561,179    $  777,102
     Standby letters of credit            $  527,910    $  319,073

  The Bank requires collateral to support financial instruments when it is deemed necessary. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained upon extension of credit
is based on management's credit evaluation of the counterparty.   Collateral
held varies, but may include income-producing commercial properties; accounts receivable; property, plant and equipment; and inventory.

  Commitments to extend credit and lines of credit are agreements to lend to a customer so long as there is no violation of any condition established in the lending contract. Lines of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

  Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing agreements. Management does not anticipate any material losses as a result of these transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

  At December 31, 1996, all of the Bank's credit commitments expire at various times through 2025.

                          MID-MISSOURI COMPANY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994


NOTE 10:  PENSION PLAN

  The Company has a non-contributory defined benefit pension plan covering all employees who meet the eligibility requirements. To be eligible, an employee must be 21 years of age and have completed one year of continuous service. The plan provides benefits based on the career earnings of each participant. The Company's funding policy is to make the minimum annual contribution that is required by applicable regulations, plus such amounts as the Company may determine to be appropriate from time to time.

  Net pension cost for the Company's defined benefit pension plan consisted of the following components for the years ended December 31, 1996, 1995 and 1994:

                                          1996       1995       1994
                                        ---------  ---------  ---------
      Service cost (benefits earned)    $ 47,000   $ 51,000   $ 46,000
      Interest cost on projected          37,000     38,000     37,000
          benefit obligation
      Actual return on plan assets       (24,000)   (24,000)   (26,000)
      Net amortization and deferral      (14,000)   (39,000)    (6,000)
                                        --------   --------   --------

                                        $ 46,000   $ 26,000   $ 51,000
                                        ========   ========   ========

  Assumptions used by the Company in the determination of pension plan information consisted of the following as of December 31, 1996, 1995 and 1994:

                                          1996       1995       1994
                                        ---------  ---------  ---------
      Discount rate                        7.50%      7.50%      7.50%
      Rate of increase in compensation     4.00%      4.00%      4.00%
          levels
      Expected long-term rate of return    7.50%      7.50%      7.50%
          on plan assets

  The following table sets forth the plan's funded status and amounts recognized in the accompanying balance sheets as of December 31, 1996 and 1995:

                                                     1996        1995
                                                  ----------  ----------
      Actuarial present value of
       benefit obligations:


      Vested benefits                             $(336,000)  $(354,000)
                                                  =========   =========

                       MID-MISSOURI HOLDING COMPANY INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994

      Accumulated benefits                $(350,000)  $(369,000)
                                          =========   =========

      Projected benefits                  $(534,000)  $(539,000)

      Plan assets at fair value             341,000     345,000
                                          ---------   ---------

      Projected benefit obligation         (193,000)   (194,000)
       in excess of plan assets
      Unrecognized net loss                  50,000      45,000
      Unrecognized net obligation           143,000     149,000
                                          ---------   ---------
       being recognized over 25 years

      Prepaid pension assets (or pension  $       0   $       0
                                          =========   =========
      liability) recognized in balance
      sheet

NOTE 11:  TRANSACTIONS WITH RELATED PARTIES

  At December 31, 1996, 1995 and 1994, the Bank had loans totaling $2,395,016, $1,976,887 and $3,228,343, respectively, to employees, officers, directors, principal stockholders and affiliated companies. In management's opinion, such loans were made in the ordinary course of business, and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons.

  The following is a summary of loan transactions involving principal stockholders, directors and executive officers for the year ended December 31, 1996:

   Balance, beginning of the year    $  820,601
   Loan originations                    759,200
   Loan payments                       (181,050)
                                     ----------

   Balance, end of year              $1,398,751
                                     ==========

                      MID-MISSOURI HOLDING COMPANY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1996 1995 AND 1994


NOTE 12:   REGULATORY MATTERS

  The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. At December 31, 1996, approximately $2,117,000 of retained earnings were available for dividend declaration without prior regulatory approval.

  The Bank is also subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

  As of December 31, 1996, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

  The Bank is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. December 31, 1996, approximately $1,800,000 of retained earnings were available for dividend declaration without prior regulatory approval.

                      MID-MISSOURI HOLDING COMPANY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1996 1995 AND 1994


NOTE 12:  REGULATORY MATTERS, Continued

  The Bank's actual capital amounts and ratios are also presented in the table.

                                                                              TO BE WELL
                                                                           CAPITALIZED UNDER
                                                         FOR CAPITAL       PROMPT CORRECTIVE
                                      ACTUAL          ADEQUACY PURPOSES    ACTION PROVISIONS
                                 ----------------    -----------------    ------------------
                                 AMOUNT     RATIO     AMOUNT     RATIO    AMOUNT      RATIO
                                 ------     -----    -------     -----    ------      -----
AS OF DECEMBER 31, 1996
 Total Capital
 (to Risk Weighted Assets)    $9,620,548    14.0%  $5,482,000     8.0%  $6,852,500    10.0%

 Tier I Capital
 (to Risk Weighted Assets)    $9,008,628    13.1%  $2,741,000     4.0%  $4,111,500     6.0%

 Tier I Capital
 (to Average Assets)          $9,008,628     8.1%  $4,448,475     4.0%  $5,560,594     5.0%


AS OF DECEMBER 31, 1995
 Total Capital
 (to Risk Weighted Assets)    $8,919,230   15.1.%  $4,735,760     8.0%  $5,919,700    10.0%

 Tier I Capital
 (to Risk Weighted Assets)    $8,219,677    13.9%  $2,367,880     4.0%  $3,551,820     6.0%

 Tier I Capital
 (to Average Assets)          $8,219,677     7.8%  $4,223,631     4.0%  $5,279,539     5.0%


NOTE 13:  ADOPTION OF FINANCIAL ACCOUNTING STANDARDS NO. 115

  At January 1, 1994, the Bank adopted Statement of Financial Accounting Standards No. 115 regarding investments in debt and equity securities. As described in Note 1, this statement created two categories of securities based upon management's intent. Securities meeting the criteria for the "available-for-sale" category were adjusted to their fair values as of January 1, 1994, with a corresponding valuation reserve, net of income taxes, reported in stockholders' equity. The cumulative effect of adopting SFAS 115 at January 1, 1994, was to increase stockholders' equity by $649,182.

                      MID-MISSOURI HOLDING COMPANY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994


NOTE 14:  ACQUISITION

  In October 1994, the Bank acquired substantially all of the assets and liabilities of the Sullivan branch of Meramec State Bank for $1,519,007 in cash. The acquisition was accounted for as a purchase by recording the assets and liabilities acquired at their estimated fair values. The operations of the Bank for the years ended December 31, 1996, 1995 and 1994, include the operations of the acquired branch subsequent to the acquisition date. Had the acquisition occurred at the beginning of the year, 1994 revenues would have increased by approximately $866,000 and there would have been no material effect on net income and earnings per share.



NOTE 15:  OTHER EXPENSES

  Other expenses include the following. Individual expenses exceeding 1% of total revenue are shown separately.

                                    1996        1995        1994
                                 ----------  ----------  ----------
  FDIC Insurance                 $   24,773  $  124,013  $  191,927
  Depreciation expense              162,939     159,570     149,570
  Stationary and Printing           105,214     103,791     118,826
  Legal and Professional Fees       155,798     141,567     154,929
  Other                           1,033,835     907,628     708,001
                                 ----------  ----------  ----------

                                 $1,482,559  $1,436,569  $1,323,253
                                 ==========  ==========  ==========

                      MID-MISSOURI HOLDING COMPANY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994

NOTE 16:  ADDITIONAL CASH FLOW INFORMATION

                                          1996         1995          1994
                                      ------------  -----------   -----------
  NONCASH INVESTING ACTIVITIES
  ----------------------------

     Other assets acquired
      through repossession            $    1,867    $    2,100    $    65,300
                                      ==========    ==========    ===========

     On October 1, 1994, the Bank
      purchased substantially
      all of the assets and
      liabilities of the Sullivan
      branch of Meramec State Bank.
      In conjunction with the
      acquisition, liabilities were
      assumed as follows:

       Cost of assets acquired        $        -    $        -    $13,056,315
       Cash paid                               -             -     (1,519,007)
                                      ----------    ----------    -----------

       Liabilities assumed            $        -    $        -    $11,537,308
                                      ==========    ==========    ===========

  ADDITIONAL CASH PAYMENT INFORMATION
  -----------------------------------

      Interest paid                   $3,873,141    $3,549,076    $ 2,563,391

      Income taxes paid               $  518,312    $  357,947    $   553,543


NOTE 17:  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

CASH AND CASH EQUIVALENTS
-------------------------

  For these short-term instruments, the carrying amount approximates fair value.

                      MID-MISSOURI HOLDING COMPANY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994

NOTE 17:  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS,
           Continued

AVAILABLE-FOR-SALE SECURITIES
-----------------------------

  Fair values for available-for-sale securities, which also are the amounts recognized in the balance sheets, equal quoted market prices, if available. If quoted market prices are not available, fair values are estimated based on quoted market prices of similar securities.

HELD-TO-MATURITY SECURITIES
---------------------------

  Fair values for investment securities equal quoted market prices, if available. If quoted market prices are not available, fair values are estimated based on quoted market prices of similar securities.

LOANS
-----

  The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics were aggregated for purposes of the calculations. The carrying amount of accrued interest approximates its fair value.

DEPOSITS
--------

  The fair value of demand deposits, savings accounts, NOW accounts, and certain money market deposits is the amount payable on demand at the reporting date (i.e., their carrying amount). The fair value of fixed-maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE AND OTHER BORROWINGS
-------------------------------------------------------------------

  For these short-term instruments, the carrying amount is a reasonable estimate of fair value.

                      MID-MISSOURI HOLDING COMPANY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994

NOTE 17:  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS,
           Continued

COMMITMENTS TO EXTEND CREDIT, LETTERS OF CREDIT AND LINES OF CREDIT
-------------------------------------------------------------------

  The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates. The fair value of letters of credit and lines of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate or otherwise settle the obligations with the counterparties at the reporting date.

    The following table presents estimated fair values of the Bank's financial instruments. The fair values of certain of these instruments were calculated by discounting expected cash flows, which method involves significant judgments by management and uncertainties. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, the Bank does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.

                                                              DECEMBER 31, 1996
                                                        ------------------------------
                                                            CARRYING          FAIR
                                                             AMOUNT           VALUE
                                                        -----------------  -----------
  Financial assets:
      Cash and due from banks                           $ 3,764,390        $ 3,764,390
      Available-for-sale securities                     $23,497,514        $23,497,514
      Held-to-maturity securities                       $16,202,182        $16,412,182
      Loans, net of allowance for loan loses            $72,609,368        $79,199,000

  Financial liabilities:
      Deposits                                          $95,754,628        $91,933,000
      Federal funds purchased and securities sold
        under agreements to repurchase                  $14,910,386        $14,910,386

  Unrecognized financial instruments
   (net of contract amount):
      Commitments to extend credit                      $         -        $         -
      Letters of credit                                 $         -        $         -
      Lines of credit                                   $         -        $         -


                      MID-MISSOURI HOLDING COMPANY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994

NOTE 17:  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS,
            Continued

COMMITMENTS TO EXTEND CREDIT, LETTERS OF CREDIT AND LINES OF CREDIT, CONTINUED
--------------------------------------------------------------------------------

                                                              DECEMBER 31, 1995
                                                         -----------------------------
                                                             CARRYING          FAIR
                                                              AMOUNT           VALUE
                                                         -----------------  -----------
  Financial assets:
      Cash and cash equivalents                         $ 3,518,862         $ 3,518,862
      Available-for-sale securities                     $11,621,924         $11,621,924
      Held-to-maturity securities                       $22,036,516         $22,410,391
      Loans, net of allowance for loan loses            $61,306,410         $61,200,687

  Financial liabilities:
      Deposits                                          $86,468,183         $86,526,000
      Federal funds purchased and securities sold
        under agreements to repurchase                  $ 6,876,377         $ 6,876,377

  Unrecognized financial instruments
   (net of contract amount):
      Commitments to extend credit                      $         -         $         -
      Letters of credit                                 $         -         $         -
      Lines of credit                                   $         -         $         -


                      MID-MISSOURI HOLDING COMPANY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994

NOTE 18:  PARENT COMPANY FINANCIAL INFORMATION

   Condensed financial information of Mid-Missouri Holding Company, Inc. (Parent Company only) are as follows:

CONDENSED BALANCE SHEET
-----------------------


                                     ASSETS
                                     ------

                                                1996        1995
                                             ----------  ----------

   Cash and due from banks                   $    7,596  $   22,756
   Investment in Bank of Sullivan             9,537,453   8,814,507
   Other assets                                  27,823      35,781
                                             ----------  ----------

      Total Assets                           $9,572,872  $8,873,044
                                             ==========  ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------


      Total Liabilities                      $        -  $        -
                                             ----------  ----------

      Stockholders' Equity                   $9,572,872  $8,873,044
                                             ==========  ==========


CONDENSED STATEMENT OF INCOME
-----------------------------

   Dividends from Bank of Sullivan           $  410,463  $  365,000
   Operating expenses                            33,580       6,463
                                             ----------  ----------
   Earnings before undistributed earnings
      of subsidiary                             376,883     358,537
   Undistributed earnings of subsidiary
      (Bank of Sullivan)                        736,277     700,572
                                             ----------  ----------

   Less:  pre-acquisition earnings
        of subsidiary                                 -    (290,940)
                                             ----------  ----------

      Net Income                             $1,113,160  $  768,169
                                             ==========  ==========

                      MID-MISSOURI HOLDING COMPANY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994

NOTE 18:  PARENT COMPANY FINANCIAL INFORMATION, Continued

CONDENSED 1996 STATEMENT OF CASH FLOWS
--------------------------------------

                                                         1996            1995
                                                         -----           ----
  Cash Flows From Operating Activities
   Net income                                           $1,113,160   $ 768,169
   Items not requiring (providing) cash:
      Equity in undistributed earnings of subsidiary      (736,277)   (409,632)
      Amortization                                           7,500       5,200
      Other                                                    483        (458)
                                                        ----------   ---------

      Net cash provided by operating activities            384,866     363,279
                                                        ----------   ---------

  Cash Flows From Investing Activities

   Payment of organization costs                                 -     (40,523)
                                                        ----------   ---------

      Net cash used in investing activities                      -     (40,523)
                                                        ----------   ---------

  Cash Flows From Financing Activities

   Dividends paid                                         (400,026)   (300,000)
                                                        ----------   ---------

      Net cash used in financing activities               (400,026)   (300,000)
                                                        ----------   ---------

  Increase in cash and due from banks                      (15,160)     22,756

  Cash and due from banks, beginning of year                22,756           -
                                                        ----------   ---------

  Cash and due from banks, end of year                  $    7,596   $  22,756
                                                        ==========   =========

  As discussed in Note 1, Mid-Missouri Holding Company acquired Bank of Sullivan during 1995.

                      MID-MISSOURI HOLDING COMPANY, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994

NOTE 19:  SUBSEQUENT EVENT

MERGER
------

  Mid-Missouri Holding Company, Inc. (Mid-MO) with its wholly-owned subsidiary, Bank of Sullivan (BOS), have entered into a plan of merger with American Federal Savings and Loan Association of Sullivan (AFSL) with BOS and Mid-MO being the surviving entities. The shareholders of AFSL will exchange 100% of their stock in exchange for cash and stock of Mid-MO. The transaction is subject to the approval of the shareholders and federal and state regulatory agencies.

                       AMERICAN FEDERAL SAVINGS AND LOAN
                            ASSOCIATION OF SULLIVAN

                              ACCOUNTANTS' REPORT
                           AND FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN



                       DECEMBER 31, 1996, 1995 AND 1994



                               TABLE OF CONTENTS
                               -----------------

                                                                      PAGE
                                                                      ----
INDEPENDENT ACCOUNTANTS' REPORT......................................  1

FINANCIAL STATEMENTS

  Balance Sheets.....................................................  2
  Statements of Income...............................................  3
  Statements of Stockholders' Equity.................................  4
  Statements of Cash Flows...........................................  7
  Notes to Financial Statements......................................  8

                        Independent Accountants' Report
                        -------------------------------

Board of Directors
American Federal Savings and Loan
 Association of Sullivan
Sullivan, Missouri


  We have audited the accompanying balance sheets of AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION OF SULLIVAN as of December 31, 1996 and 1995, and the related statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION OF SULLIVAN as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

  In 1994, the Association changed its method of accounting for the Employee Stock Ownership Plan (ESOP) as discussed in Note 8 and its method of accounting for investment securities as discussed in Note 10.


                                   BAIRD, KURTZ & DOBSON


St. Louis, Missouri
January 10, 1997

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                                BALANCE SHEETS

                          DECEMBER 31, 1996 AND 1995

                                    ASSETS
                                    ------

                                                1996        1995
                                             ----------  -----------

Cash                                         $   93,936  $   213,744
Federal Home Loan Bank overnight deposits       827,051      419,361
                                             ----------  -----------
      Total cash and cash equivalents           920,987      633,105




Interest-bearing certificates in other
 financial institutions                         495,000      397,000
Available-for-sale securities                   217,562      158,562
Held-to-maturity securities                   8,984,654   10,461,124
Loans, net                                    7,831,021    7,139,846
Premises and equipment                          125,587      138,875
Accrued interest receivable                     145,099      185,336
Federal Home Loan Bank stock                    155,700      152,700
Prepaid expenses and other assets                46,314       50,438
                                             ----------  -----------

       Total Assets                         $18,921,924  $19,316,986
                                            ===========  ===========


See Notes to Financial Statements

                     LIABILITIES AND STOCKHOLDERS' EQUITY
                     ------------------------------------

                                                                 1996           1995
                                                                 ----           ----
Savings deposits                                              $15,006,346   $15,466,780
Accrued interest payable                                           89,638        89,090
Other liabilities                                                  38,644        16,000
Long-term borrowing                                                55,544        78,811
                                                              -----------   -----------
       Total Liabilities                                       15,190,172    15,650,681
                                                              -----------   -----------

Stockholders' Equity
 Common stock, $1 par value; authorized
   and issued 152,087 shares                                      152,087       152,087
 Additional paid-in capital                                     1,304,458     1,265,774
 Retained earnings                                              2,181,641     2,205,888
 Unearned ESOP shares                                             (32,434)      (47,444)
 Unrealized appreciation on available-for-sale securities,
   net of income taxes of $80,000 and $57,000, in
   1996 and 1995, respectively                                    126,000        90,000
                                                              -----------   -----------
                                                                3,731,752     3,666,305
                                                              -----------   -----------

                                                              $18,921,924   $19,316,986
                                                              ===========   ===========

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                             STATEMENTS OF INCOME

                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                        1996        1995        1994
                                     ----------  ----------  ----------
INTEREST INCOME
 Loans                               $  645,995  $  596,894  $  648,627
 Investment securities                  351,777     415,375     398,806
 Mortgage-backed securities             313,518     289,246     279,234
 Other                                   68,366      77,683     116,590
                                     ----------  ----------  ----------
       Total Interest Income          1,379,656   1,379,198   1,443,257

INTEREST EXPENSE
 Deposits                               751,475     708,487     621,442
                                     ----------  ----------  ----------

NET INTEREST INCOME                     628,181     670,711     821,815

PROVISION FOR LOAN LOSSES                     -           -           -
                                     ----------  ----------  ----------

NET INTEREST INCOME AFTER
 PROVISION FOR LOAN LOSSES              628,181     670,711     821,815
                                     ----------  ----------  ----------

NON-INTEREST INCOME
 Rental income                           21,000      21,000      22,200
 Other                                      123         119          95
                                     ----------  ----------  ----------
       Total Non-Interest Income         21,123      21,119      22,295
                                     ----------  ----------  ----------

NON-INTEREST EXPENSE
 Salaries and employee benefits         213,375     238,671     242,226
 Occupancy expense                       50,878      57,300      62,937
 Insurance expense                      143,152      46,918      49,636
 Other operating expenses                95,786     137,583     133,606
                                     ----------  ----------  ----------
       Total Non-Interest Expense       503,191     480,472     488,405
                                     ----------  ----------  ----------

INCOME BEFORE INCOME TAXES              146,113     211,358     355,705

PROVISION FOR INCOME TAXES               44,525      80,000     133,000
                                     ----------  ----------  ----------

NET INCOME                           $  101,588  $  131,358  $  222,705
                                     ==========  ==========  ==========

NET INCOME PER SHARE                 $      .67  $      .86  $     1.46
                                     ==========  ==========  ==========


See Notes to Financial Statements

See Notes to Financial Statements


           AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION OF SULLIVAN

                      STATEMENTS OF STOCKHOLDERS' EQUITY

                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                                                UNREALIZED
                                                                               APPRECIATION
                                         ADDITIONAL                UNEARNED    ON AVAILABLE-
                                 COMMON    PAID-IN     RETAINED      ESOP        FOR-SALE
                                 STOCK     CAPITAL     EARNINGS     SHARES    SECURITIES, NET    TOTAL
                                --------  ----------  -----------  ---------  ---------------  ----------
BALANCE,
 JANUARY 1, 1996                $152,087  $1,265,774  $2,205,888   $(47,444)  $        90,000  $3,666,305

 Net income                            -           -     101,588          -                 -     101,588

 Dividend paid,
   $.83 per share                      -           -    (125,835)         -                 -    (125,835)

 Change in unrealized
   appreciation on
   available-for-sale
   securities, net of
   income taxes of
   $23,000                             -           -           -          -            36,000      36,000

 Excess of fair value
   over cost of ESOP
   shares released                     -      38,684           -          -                 -      38,684

 Cost of ESOP shares
   released, net of tax                -           -           -     15,010                 -      15,010
                                --------  ----------  ----------   --------   ---------------  ----------

BALANCE,
 DECEMBER 31, 1996              $152,087  $1,304,458  $2,181,641   $(32,434)  $       126,000  $3,731,752
                                ========  ==========  ==========   ========   ===============  ==========

See Notes to Financial Statements

           AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION OF SULLIVAN

                      STATEMENTS OF STOCKHOLDERS' EQUITY

                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                                                UNREALIZED
                                                                               APPRECIATION
                                          ADDITIONAL               UNEARNED    ON AVAILABLE-
                                 COMMON    PAID-IN     RETAINED      ESOP         FOR-SALE
                                 STOCK     CAPITAL     EARNINGS     SHARES    SECURITIES, NET     TOTAL
                                --------  ----------  -----------  ---------  ---------------  -----------
BALANCE,
 JANUARY 1, 1995                $152,087  $1,234,348  $2,165,782   $(61,948)          $54,000  $3,544,269

 Net income                            -           -     131,358          -                 -     131,358

 Dividend paid,
   $.60 per share                      -           -     (91,252)         -                 -     (91,252)

 Change in unrealized
   appreciation on
   available-for-sale
   securities, net of
   income taxes of
   $23,000                             -           -           -          -            36,000      36,000

 Excess of fair value
   over cost of ESOP
   shares released                     -      31,426           -          -                 -      31,426

 Cost of ESOP shares
   released, net of tax                -           -           -     14,504                 -      14,504
                                --------  ----------  ----------   --------   ---------------  ----------

BALANCE,
 DECEMBER 31, 1995              $152,087  $1,265,774  $2,205,888   $(47,444)          $90,000  $3,666,305
                                ========  ==========  ==========   ========   ===============  ==========

See Notes to Financial Statements

           AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION OF SULLIVAN

                      STATEMENTS OF STOCKHOLDERS' EQUITY

                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                                                     UNREALIZED
                                                                                    APPRECIATION
                                               ADDITIONAL               UNEARNED    ON AVAILABLE-
                                      COMMON    PAID-IN     RETAINED      ESOP        FOR-SALE
                                      STOCK     CAPITAL     EARNINGS     SHARES    SECURITIES, NET     TOTAL
                                     --------  ----------  -----------  ---------  ---------------  -----------
BALANCE,
 JANUARY 1, 1994                     $152,087  $1,203,609  $2,027,408   $(76,135)          $     -  $3,306,969

 Cumulative effect of
   change in accounting for
   available-for-sale
   securities, net of income
   taxes of $33,000                         -           -           -          -            53,000      53,000

 Net income                                 -           -     222,705          -                 -     222,705

 Dividend paid,
   $.60 per share                           -           -     (84,331)         -                 -     (84,331)

 Change in unrealized
   appreciation on
   available-for-sale
   securities, net of
   income taxes of
   $1,000                                   -           -           -          -             1,000       1,000

 Excess of fair value
   over cost of ESOP
   shares released                          -      30,739           -          -                 -      30,739

 Cost of ESOP shares
   released, net of tax                     -           -           -     14,187                 -      14,187
                                     --------  ----------  ----------   --------   ---------------  ----------

BALANCE,
 DECEMBER 31, 1994                   $152,087  $1,234,348  $2,165,782   $(61,948)          $54,000  $3,544,269
                                     ========  ==========  ==========   ========   ===============  ==========

See Notes to Financial Statements

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                           STATEMENTS OF CASH FLOWS

                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                        1996          1995          1994
                                                                        ----          ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                         $   101,588   $   131,358   $   222,705
 Items not requiring (providing) cash:
   Depreciation                                                          17,527        22,620        26,533
   Amortization (accretion) of premiums and discounts                   (42,131)       (9,546)       13,493
   Deferred income taxes                                                 (1,732)       (3,472)       (2,364)
   Deferred loan fees                                                     6,582         4,163        (6,471)
   ESOP compensation expense                                             61,426        53,402        52,236
 Changes in:
   Accrued interest receivable                                           40,237       (14,118)        4,955
   Prepaid expenses and other assets                                      4,124        (1,876)         (742)
   Accrued interest payable                                                 548        24,297        (6,623)
   Other liabilities                                                     (6,356)      (18,777)      (58,709)
                                                                    -----------   -----------   -----------
       Net cash provided by operating activities                        181,813       188,051       245,013
                                                                    -----------   -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Net (increase) decrease in loans                                      (697,757)      (10,718)      631,915
 Net (increase) decrease in interest-bearing certificates
   in other financial institutions                                      (98,000)      685,000        99,000
 Proceeds from call or maturities of held-to-maturity securities      2,000,000     4,450,000     1,075,000
 Purchases of held-to-maturity securities                              (103,000)   (5,143,000)     (905,000)
 Principal payments on mortgage-backed securities                       763,960       655,784     1,063,351
 Purchase of mortgage-backed securities                              (1,145,359)     (645,679)   (1,348,013)
 Purchase of equipment                                                   (4,239)       (4,970)      (27,871)
                                                                    -----------   -----------   -----------
       Net cash provided by (used in) investing activities              715,605       (13,583)      588,382
                                                                    -----------   -----------   -----------

 CASH FLOWS FROM FINANCING ACTIVITIES
  Payments on long-term borrowings                                      (23,267)      (19,703)      (19,703)
  Dividends paid                                                       (125,835)      (91,252)      (84,331)
  Net increase (decrease) in certificates of deposit                   (223,412)    1,120,021      (653,542)
  Net decrease in savings deposits                                     (237,022)   (1,023,492)     (698,727)
                                                                    -----------   -----------   -----------
       Net cash used in financing activities                           (609,536)      (14,426)   (1,456,303)
                                                                    -----------   -----------   -----------

INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                                       287,882       160,042      (622,980)

CASH AND CASH EQUIVALENTS,
 BEGINNING OF YEAR                                                      633,105       473,063     1,095,971
                                                                    -----------   -----------   -----------

CASH AND CASH EQUIVALENTS, END OF YEAR                              $   920,987   $   633,105   $   473,063
                                                                    ===========   ===========   ===========

See Notes to Financial Statements

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994



NOTE 1:   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
             ACCOUNTING POLICIES

NATURE OF OPERATIONS
--------------------

  American Federal Savings and Loan Association of Sullivan is a federally-chartered stock savings and loan association primarily engaged in residential mortgage lending. The Association is subject to competition from other financial institutions. The Association is also subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

  The Association's loans are primarily with customers in Sullivan, Missouri and surrounding counties. Although the Association has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economic well-being of these communities.

CONVERSION TO STOCK ASSOCIATION
-------------------------------

  In 1993, the Association converted from a federally-chartered mutual association to a federally-chartered stock association. Subsequent to the conversion, savings deposit account holders and borrowers do not have voting rights in the Association. Voting rights are vested exclusively with the stockholders of the Association. Savings deposit account holders continue to be insured by the Savings Association Insurance Fund. A liquidation account was established at the time of conversion in an amount equal to the total net worth of the Association as of the date of the latest balance sheet contained in the final offering circular. Each eligible deposit account holder is entitled to a proportionate share of this account in the event of a complete liquidation of the Association, and only in such event. This share will be reduced if the account holder's savings deposit falls below the amount on the dates of record and will cease to exist if the account is closed. The liquidation account will never be increased despite any increase after conversion in the related savings deposit of an account holder. The Association may not declare or pay a cash dividend, or purchase any of its stock, if the effect would be to reduce the net worth of the Association below the amount of its liquidation account or below its minimum regulatory capital.

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994



NOTE 1:   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
            ACCOUNTING POLICIES, Continued

USE OF ESTIMATES
----------------

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses.

  Management believes that the allowance for losses on loans is adequate. While management uses available information to recognize losses on loans, changes in economic conditions may necessitate revision of this estimate in future years. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Association's allowance for losses on loans. Such agencies may require the Association to recognize additions to the allowance based on their judgement of information available to them at the time of their examination.

CASH AND CASH EQUIVALENTS POLICY
--------------------------------

  The Association considers all liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 1996 and 1995, cash equivalents consisted primarily of Federal Home Loan Bank overnight deposits.

  Regulations require the Association to maintain an amount in cash and U.S. Government and other approved securities equal to 5.0% of savings deposits (net of loans on savings deposits), plus short-term borrowings.

INVESTMENTS IN DEBT AND EQUITY SECURITIES
-----------------------------------------

  Available-for-sale securities, which include any security for which the Association has no immediate plan to sell but which may be sold in the future, are carried at fair value. Realized gains and losses, based on the amortized cost of the specific security, are included in other income. Unrealized gains and losses are recorded, net of related income tax effects, in stockholders' equity. Premiums and discounts are amortized and accreted, respectively, to interest income using the level-yield method over the period to maturity.

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994



NOTE 1:   NATURE OR OPERATIONS AND SUMMARY OF SIGNIFICANT
            ACCOUNTING POLICIES, Continued

INVESTMENTS IN DEBT AND EQUITY SECURITIES, CONTINUED
----------------------------------------------------

  Held-to-maturity securities, which include any security for which the Association has the positive intent and ability to hold until maturity, are carried at historical cost adjusted for amortization of premiums and accretion of discounts. Premiums and discounts are amortized and accreted, respectively, to interest income using the level-yield method over the period to maturity.

  Interest and dividends on investments in debt and equity securities are included in income when earned.

LOANS
-----

  Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-offs are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs.

ALLOWANCE FOR LOAN LOSSES
-------------------------

  The allowance for loan losses is increased by provisions charged to expense and reduced by loans charged off, net of recoveries. The allowance is maintained at a level considered adequate to provide for potential loan losses, based on management's evaluation of the loan portfolio, as well as on prevailing and anticipated economic conditions and historical losses by loan category. General allowances have been established, based upon the aforementioned factors, and allocated to the individual loan categories. Allowances are accrued on specific loans evaluated for impairment for which the basis of each loan, including accrued interest, exceeds the discounted amount of expected future collections of interest and principal or, alternatively, the fair value of loan collateral.

  A loan is considered impaired when it is probable that the Bank will not receive all amounts due according to the contractual terms of the loan. This includes loans that are delinquent 90 days or more (nonaccrual loans) and certain other loans identified by management. Accrual of interest is discontinued, and interest accrued and unpaid is removed, at the time such amounts are delinquent 90 days. Interest is recognized for nonaccrual loans only upon receipt, and only after all principal amounts are current according to the terms of the contract.


                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994



NOTE 1:   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
            ACCOUNTING POLICIES, Continued

ALLOWANCE FOR LOAN LOSSES
-------------------------

  The allowance for loan losses is maintained at an amount considered adequate to provide for potential losses. The provision for loan losses is based on periodic analysis of the loan portfolio by management. In this regard, management considers numerous factors including, but not necessarily limited to, general economic conditions, loan portfolio composition, prior loss experience and independent appraisals. General economic conditions considered include the local real estate economy, inflation, local employment rates and local business development.

LOAN ORIGINATION FEES
---------------------

  Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized in interest income using the level-yield method over the life of the loan.

FORECLOSED ASSETS HELD FOR SALE
-------------------------------

  Assets acquired by foreclosure or in settlement of debt and held for sale are valued at fair value as of the date of foreclosure and a related valuation allowance is provided for estimated costs to sell the assets. Management evaluates the value of foreclosed assets held for sale periodically and increases the valuation allowance for any subsequent declines in estimated fair value. Changes in the valuation allowance are charged or credited to other expense.

PREMISES AND EQUIPMENT
----------------------

  Premises and equipment are stated at cost less accumulated depreciation. Depreciation is charged to expense using the straight line method over the estimated useful lives of the assets.

INCOME TAXES
------------

  Deferred tax liabilities and assets are recognized for the tax effects of differences between the financial statement and tax bases of assets and liabilities. A valuation allowance is established to reduce deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994



NOTE 1:   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
            ACCOUNTING POLICIES, Continued

EARNINGS PER SHARE
------------------

  Earnings per share is computed based on the weighted average number of shares outstanding during the year, which totaled 152,087 during 1996, 1995 and 1994.


NOTE 2:  INVESTMENTS IN DEBT AND EQUITY SECURITIES

  The amortized cost and approximate fair value of available-for-sale securities are as follows:

                                          1996
                          -------------------------------------
                                         GROSS      APPROXIMATE
                           AMORTIZED   UNREALIZED       FAIR
                             COST         GAINS        VALUE
                          -----------  -----------  -----------
     Equity securities        $11,562     $206,000     $217,562
                          ===========  ===========  ===========

                                           1995
                          --------------------------------------
                                         GROSS       APPROXIMATE
                           AMORTIZED   UNREALIZED       FAIR
                             COST        GAINS          VALUE
                          -----------  -----------  ------------
     Equity securities        $11,562     $147,000      $158,562
                          ===========  ===========  ============

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                 OF SULLIVAN

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994

NOTE 2:   INVESTMENT SECURITIES, Continued

 The amortized cost and approximate fair value of held-to-maturity securities are as follows:

                                                     1996
                              --------------------------------------------------
                                              GROSS        GROSS     APPROXIMATE
                              AMORTIZED   UNREALIZED    UNREALIZED      FAIR
                                 COST        GAINS        LOSSES        VALUE
                              ----------  -----------  ------------  ----------

MORTGAGE BACKED SECURITIES
----------------------------

 Certificates backed
  by GNMA                     $1,851,099   $  21,766    $  (20,990)  $1,851,875

 Certificates backed
  by FNMA                      1,161,520       3,087       (21,292)   1,143,315

 Certificates backed
  by FHLMC                     1,373,767      20,121       (26,068)   1,367,820
                              ----------   ---------    ----------   ----------

   Total Mortgage
    Backed Securities          4,386,386      44,974       (68,350)   4,363,010
                              ----------   ---------    ----------   ----------

OTHER SECURITIES
----------------

 U.S. treasury obligations       395,406       3,241        (3,834)     394,813

 Obligations of U.S.
  government agencies          3,765,558      29,830       (35,900)   3,759,488

 Obligations of states and
  political subdivisions         437,304      11,192        (1,801)     446,695
                              ----------   ---------    ----------   ----------

   Total Other Securities      4,598,268      44,263       (41,535)   4,600,996
                              ----------   ---------    ----------   ----------

                              $8,984,654   $  89,237     $(109,885)  $8,964,006
                              ==========   =========    ==========   ==========

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 AND 1994



NOTE 2:   INVESTMENT SECURITIES, Continued

                                                    1995
                              -------------------------------------------------
                                             GROSS        GROSS     APPROXIMATE
                              AMORTIZED   UNREALIZED    UNREALIZED      FAIR
                                 COST        GAINS        LOSSES       VALUE
                              ----------  -----------  ------------  ----------
MORTGAGE BACKED SECURITIES
----------------------------

 Certificates backed
  by GNMA                     $1,248,484   $  62,497   $    (5,635) $ 1,305,346

 Certificates backed
  by FNMA                      1,366,443      33,913        (6,983)   1,393,373

 Certificates backed
  by FHLMC                     1,370,999      16,660       (10,952)   1,376,707
                              ----------    --------   -----------  -----------

   Total Mortgage
    Backed Securities          3,985,926     113,070       (23,570)   4,075,426
                              ----------    --------   -----------  -----------

OTHER SECURITIES
----------------

 U.S. treasury obligations       894,264      15,145        (1,846)     907,563

 Obligations of U.S.
  government agencies          5,042,242      86,653       (11,425)   5,117,470

 Obligations of states and
  political subdivisions         538,692      22,631          (267)     561,056
                              ----------    --------   -----------  -----------

   Total Other Securities      6,475,198     124,429       (13,538)   6,586,089
                              ----------    --------   -----------  -----------

                             $10,461,124   $ 237,499   $   (37,108) $10,661,515
                            ============   =========   ===========  ===========

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 AND 1994



NOTE 2:   INVESTMENT SECURITIES, Continued

 Maturities of held-to-maturity securities at December 31, 1996, were:

                                           1996
                                  ----------------------
                                   AMORTIZED
                                     COST     FAIR VALUE
                                  ----------  ----------
In one year or less               $  398,855  $  400,187
After one through five years       1,761,902   1,767,580
After five through ten years       2,235,741   2,232,041
After ten years                      201,770     201,188
Mortgage backed securities not
 due on a single maturity date     4,386,386   4,363,010
                                  ----------  ----------

                                  $8,984,654  $8,964,006
                                  ==========  ==========

 The Association had no sales of debt securities during 1996, 1995 or 1994.

  The weighted average interest rate on mortgage-backed securities was 6.81% and 6.94% at December 31, 1996 and 1995, respectively. None of the Association's mortgage-backed securities mature on a single maturity date. The Association had no sales of mortgage-backed securities during 1996, 1995 or 1994.

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 AND 1994
NOTE 3:    LOANS

 Loans at December 31, 1996 and 1995, are summarized as follows:

                                               1996         1995
                                            -----------  -----------
 1-4 family residential mortgage loans      $7,887,638   $7,200,103
 Loans secured by deposits                     109,656      109,120
                                            ----------   ----------
                                             7,997,294    7,309,223
 Allowance for loan losses                     (50,000)     (50,000)
 Undisbursed portion of loans-in-process       (44,398)     (54,084)
 Deferred loan fees, net                       (71,875)     (65,293)
                                            ----------   ----------

                                            $7,831,021   $7,139,846
                                            ==========   ==========

  A summary of the activity in the allowance for loan losses for the years ended December 31, 1996, 1995 and 1994, is as follows:


                                           1996       1995      1994
                                           ----       ----      ----
 Balance, beginning of year              $  50,000  $50,000  $50,000
 Provision charged to operations                 -        -        -
 Loans charged off, net of recoveries            -        -        -
                                         ---------  -------  -------

 Balance, end of year                    $  50,000  $50,000  $50,000
                                         =========  =======  =======

  The total loan portfolio had a weighted average interest rate of 8.10% and 8.06% at December 31, 1996 and 1995, respectively.

  Impaired loans totaled $39,621 and $180,242 at December 31,1996 and 1995, respectively. None of the allowance for loan losses relates to impaired loans.

  Interest of $8,904 and $11,771 was recognized on average impaired loans of $109,932 and $146,041 for 1996 and 1995, respectively. No interest was recognized on impaired loans on a cash basis during 1996 and 1995.

  At December 31, 1996 and 1995, the Association had loans totaling $113,376 and $51,723, respectively, to employees, officers, directors, principal stockholders and companies with which the Association's officers or directors are affiliated. In management's opinion, such loans were made in the ordinary course of business, and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons.

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 AND 1994



NOTE 4:   PREMISES AND EQUIPMENT

 At December 31, 1996 and 1995, premises and equipment consisted of the following:

                                         1996        1995
                                      ----------  ----------
 Land                                 $  70,000   $  70,000
 Building and improvements              215,500     215,500
 Furniture, fixtures and equipment      192,703     188,464
                                      ---------   ---------
                                        478,203     473,964
 Less accumulated depreciation         (352,616)   (335,089)
                                      ---------   ---------

                                      $ 125,587   $ 138,875
                                      =========   =========


NOTE 5:   COMMITMENTS AND CREDIT RISK

  The Association requires collateral to support financial instruments when it is deemed necessary. The Association evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held includes first mortgage deeds of trust and savings accounts.

  The Association is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist of commitments to extend credit. Commitments to extend credit are agreements to lend to a customer so long as there is no violation of any condition established in the lending contract. Commitments generally have fixed expiration dates or other termination clauses. Since some of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 AND 1994



NOTE 5:  COMMITMENTS AND CREDIT RISK, Continued

  The Association's maximum exposure to credit loss under commitments to extend credit is represented by the contractual amount of those instruments. The Association uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

 At December 31, 1996, the Association had no credit commitments outstanding.

NOTE 6:   SAVINGS DEPOSITS

 Savings deposits consist of the following at December 31, 1996 and 1995:

                                   1996
                        --------------------------
                         STATED RATE     AMOUNT
                        -------------  -----------

Passbook accounts           3.25%      $ 3,972,371
                                       -----------

Certificate accounts     3.25% - 4.99%   1,589,703
Certificate accounts     5.00% - 6.49%   8,606,340
Certificate accounts        6.50%          837,932
                                       -----------
                                        11,033,975
                                       -----------

                                       $15,006,346
                                       ===========

                                   1995
                        --------------------------
                         STATED RATE     AMOUNT
                        -------------  -----------

Passbook accounts           3.25%      $ 4,209,393
                                       -----------

Certificate accounts     3.25% - 4.99%   2,992,759
Certificate accounts     5.00% - 6.49%   7,454,304
Certificate accounts        6.50%          810,324
                                       -----------
                                        11,257,387
                                       -----------

                                       $15,466,780
                                       ===========

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 AND 1994



NOTE 6:   SAVINGS DEPOSITS, Continued

  The aggregate amount of certificates of deposit with a minimum denomination of $100,000 or more was $847,081 and $744,988 on December 31, 1996 and 1995,
respectively.

  The weighted average interest rate on certificates of deposit at December 31, 1996 and 1995 was 5.44% and 5.39%, respectively.

 Maturities of certificate accounts at December 31, 1996, were:

                             1997            $ 6,411,982
                             1998              3,446,429
                             1999              1,175,564
                                             -----------

                                             $11,033,975
                                             ===========

 A summary of interest expense on deposits is as follows:

                                 1996        1995       1994
                                --------   --------   --------
  Passbook accounts             $135,022   $150,430   $175,015
  Certificate accounts           618,253    558,196    448,949
  Early withdrawal penalties      (1,800)      (139)    (2,522)
                                --------   --------   --------
                                $751,475   $708,487   $621,442
                                ========   ========   ========


NOTE 7: INCOME TAXES

PROVISION FOR INCOME TAXES
--------------------------

 The provision for income taxes consists of the following:

                               1996       1995       1994
                             --------   --------   --------
   Taxes currently payable   $ 46,257   $ 83,472   $135,364
   Deferred income taxes       (1,732)    (3,472)    (2,364)
                             --------   --------   --------

                             $ 44,525   $ 80,000   $133,000
                             ========   ========   ========

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                         NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 AND 1994



NOTE 7:   INCOME TAXES, Continued

PROVISION FOR INCOME TAXES, CONTINUED
-------------------------------------

  A reconciliation of income tax expense at the statutory rate to the Association's actual income tax expense is shown below:

                                                 1996      1995       1994
                                               --------  ---------  ---------
 Computed at the statutory rate (34%)          $50,000   $ 72,000   $121,000
 Increase (decrease) in taxes resulting from:
  State taxes                                    7,950     12,200     14,700
  Municipal interest                            (8,700)    (7,500)    (8,800)
  Graduated federal rates and other             (4,725)     3,300      6,100
                                               -------   --------   --------
 Actual tax provision                         $ 44,525   $ 80,000   $133,000
                                               =======   ========   ========

DEFERRED INCOME TAXES
---------------------

 The tax effects of temporary differences related to deferred taxes included in other assets on the balance sheets are:

                                            1996       1995
                                            ----       ----
  Deferred tax assets:
   Deferred loan fees                     $ 30,000   $ 25,000
   Unearned ESOP compensation               22,000     33,000
                                          --------   --------
                                            52,000     58,000
                                          --------   --------
  Deferred tax liabilities:
   Accumulated depreciation                 (3,000)    (3,000)
   Allowance for loan loss                  (4,000)    (4,000)
   Unrealized gains on available-
    for-sale securities                    (80,000)   (57,000)
   Stock dividend                           (1,000)    (1,000)
                                          --------   --------
                                           (88,000)   (65,000)
                                          --------   --------

     Net deferred tax liability            (36,000)  $ (7,000)
                                           =======   ========

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994



NOTE 7:  INCOME TAXES, Continued

DEFERRED INCOME TAXES, CONTINUED
--------------------------------

  Through 1996, if certain conditions were met in determining taxable income, the Association was allowed a specific bad-debt deduction based on a percentage of taxable income (presently 8 percent) or on specified experience formulas. In 1996 and 1995, the Association was not allowed a bad-debt deduction based on a percentage of taxable income due to tax limitations. Beginning January 1, 1997, tax laws require that all savings and loan associations change to the "experience method" in accounting for bad debts and recapture any "applicable excess reserves". The Association will not be required to recapture any "applicable excess reserves" for tax purposes.

  Retained earnings at December 31, 1996 and 1995 includes approximately $525,000 for which no deferred federal income tax liability has been recognized. This amount represents an allocation of income to bad debt deductions for tax purposes only. Reduction of amounts so allocated for purposes other than tax bad debt losses or adjustments arising from carryback or net operating losses would create income for tax purposes only, which would be subject to the then-current corporate income tax rate. The deferred income tax liability on the preceding amounts that would have been recorded if they were expected to reverse into taxable income in the foreseeable future totaled approximately $200,000 at December 31, 1996 and 1995.


NOTE 8:   EMPLOYEE STOCK OWNERSHIP PLAN

  The Association has established an employee stock ownership plan (ESOP) for the benefit of all employees who meet eligibility requirements. The ESOP borrowed $137,920 to purchase 13,792 shares of the Association's stock. The ESOP's loan is due December 15, 1999 and requires semi-annual interest payments and annual principal payments. Interest is paid at the prime rate semi-annually. The Association's contributions are determined annually by the board of directors. To date, the board has approved contributions sufficient to pay principal and interest on the ESOP debt.

  During 1994 the Association prospectively adopted AICPA Statement of Position 93-6 "Employers' Accounting for Employee Stock Ownership Plans". In accordance with SOP 93-6 the ESOP's debt is reflected in the Association's balance sheet as long-term borrowing, with a corresponding reduction in stockholders' equity termed "Unearned ESOP Shares," net of tax. The estimated fair value of unearned ESOP shares at December 31, 1996 and 1995 totaled $135,000 and $196,000, respectively, based on an independent appraisal of the Association's stock.

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994



NOTE 8:   EMPLOYEE STOCK OWNERSHIP PLAN, Continued

  Unearned ESOP shares are allocated to ESOP participants on the basis of the ratio of current year debt service payments to total current and future debt service. Compensation expense is accrued based on the estimated fair value of shares committed to be released each year. Dividends on unallocated ESOP shares are used to make debt service payments; dividends on allocated shares are recorded as reductions of retained earnings.

  ESOP compensation expense totaled $50,226, $53,402 and $52,236 for the years ended December 31, 1996, 1995 and 1994, respectively.

 At December 31, 1996, ESOP shares were as follows:


     Shares allocated                                  6,551

     Shares committed to be released                   2,274

     Unallocated shares                                4,967

  The Association has an obligation to repurchase any shares distributed to ESOP participants if, at the time of distribution, the stock is not publicly traded. The estimated fair value of shares subject to this repurchase obligation totaled $240,000 at December 31, 1996.

  The adoption of SOP 93-6 had no effect on prior year financial statements. In prior years, ESOP compensation expense was computed based on the cost, rather than fair value, of unearned ESOP shares using the shares allocated method. The adoption of SOP 93-6 increased 1994 ESOP compensation expense by $30,739.

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994



NOTE 9:   REGULATORY MATTERS

  The Association is subject to certain restrictions on the amount of dividends that it may declare without prior regulatory approval. At December 31, 1996, approximately $1,300,000 of retained earnings were available for dividend declaration without prior regulatory approval.

  The Association also is subject to various regulatory capital requirements administered by the federal regulatory agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Association's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines that involve quantitative measures of the Association's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Association's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I, Tangible and Core capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Association meets all capital adequacy requirements to which it is subject.

  As of December 31, 1996, the most recent notification from the Office of Thrift Supervision categorized the Association as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Association must maintain minimum total risk-based, Tier I risk-based, Tier I leverage, Tangible and Core capital ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994



NOTE 9:   REGULATORY MATTERS, Continued

  The Associations actual capital amounts and ratios are also presented in the table. No deduction from capital was made for interest-rate risk.

                                                                             TO BE WELL
                                                                          CAPITALIZED UNDER
                                                        FOR CAPITAL       PROMPT CORRECTIVE
                                       ACTUAL        ADEQUACY PURPOSES    ACTION PROVISIONS
                                  ---------------    -----------------    -----------------
                                  AMOUNT    RATIO     AMOUNT    RATIO      AMOUNT    RATIO
                                  ------    -----     ------    -----      ------    -----
AS OF DECEMBER 31, 1996
 Total Capital
   (to Risk Weighted Assets)    $3,781,752  62.6%    $482,960   8.0%      $603,700   10.0%

 Tier I Capital
   (to Risk Weighted Assets)    $3,605,752  59.7%    $241,480   4.0%      $362,220    6.0%

 Tier I Capital
   (to Average Assets)          $3,605,752  18.9%    $764,778   4.0%      $955,973    5.0%

 Tangible Capital
   (to Average Assets)          $3,605,752  18.9%    $286,792   1.5%      $286,792    1.5%

 Core Capital
   (to Average Assets)          $3,605,752  18.9%    $573,584   3.0%      $573,584    3.0%

AS OF DECEMBER 31, 1995
 Total Capital
   (to Risk Weighted Assets)    $3,716,305  63.6%    $467,520   8.0%      $584,400   10.0%

 Tier I Capital
   (to Risk Weighted Assets)    $3,576,305  61.1%    $233,760   4.0%      $350,640    6.0%

 Tier I Capital
   (to Average Assets)          $3,576,305  18.6%    $767,923   4.0%      $959,904    5.0%

 Tangible Capital
   (to Average Assets)          $3,576,305  18.6%    $287,971   1.5%      $287,977    1.5%

 Core Capital
   (to Average Assets)          $3,576,305  18.6%    $575,942   3.0%      $575,942    3.0%

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994



NOTE 10:  ADOPTION OF STATEMENT OF FINANCIAL ACCOUNTING STANDARDS
                    NO. 115

  At January 1, 1994, the Association adopted Statement of Financial Accounting Standards No. 115 regarding investments in debt and equity securities. As described in Note 1, this statement creates categories of securities based upon management's intent. Securities meeting the criteria for the "available for sale" category were adjusted to their fair values as of January 1, 1994, with a corresponding valuation reserve, net of income taxes, reported in stockholders' equity. The cumulative effect of adopting FAS 115 at January 1, 1994 was to increase stockholders' equity by $53,000.



NOTE 11:  ADDITIONAL CASH FLOW INFORMATION


                                                            1995        1996
                                                            ----        ----
  ADDITIONAL CASH INFORMATION
  ---------------------------

      Interest paid                                       $757,426    $692,948

      Income taxes paid                                   $ 22,313    $109,624


NOTE 12:  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

CASH AND CASH EQUIVALENTS
-------------------------

 For these short-term instruments, the carrying amount approximates fair value.

INTEREST-BEARING CERTIFICATES
-----------------------------

  For interest-bearing certificates in other financial institutions, the carrying amount approximates fair value.

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994



NOTE 12:  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

AVAILABLE-FOR-SALE SECURITIES
-----------------------------

  Fair values for available-for-sale securities, which also are the amounts recognized in the balance sheets, equal quoted market prices, if available. If quoted market prices are not available, fair values are estimated based on quoted market prices of similar securities.

HELD-TO-MATURITY SECURITIES
---------------------------

  Fair values for investment securities equal quoted market prices, if available. If quoted market prices are not available, fair values are estimated based on quoted market prices of similar securities.

LOANS
-----

  The fair value of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Loans with similar characteristics were aggregated for purposes of the calculations. The carrying amount of accrued interest approximates its fair value.

DEPOSITS
--------

  The fair value of savings accounts is the amount payable on demand at the reporting date (i.e., their carrying amount). The fair value of fixed-maturity time deposits is estimated using a discounted cash flow calculation that applies the rates currently offered for deposits of similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

LONG-TERM BORROWING
-------------------

  Rates currently available to the Association for debt with similar terms and remaining maturities are used to estimate fair value of existing debt.

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994


NOTE 12:  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS,
          Continued

FAIR VALUE TABLE
----------------

  The following table presents estimated fair values of the Association's financial instruments. The fair values of certain of these instruments were calculated by discounting expected cash flows, which method involves significant judgements by management and uncertainties. Fair value is the estimated amount at which financial assets or liabilities could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Because no market exists for certain of these financial instruments and because management does not intend to sell these financial instruments, the Association does not know whether the fair values shown below represent values at which the respective financial instruments could be sold individually or in the aggregate.

                                     DECEMBER 31, 1996          DECEMBER 31, 1995
                                   ----------------------     ----------------------
                                     CARRYING     FAIR          CARRYING     FAIR
                                      AMOUNT      VALUE          AMOUNT      VALUE
                                   -----------  ---------     -----------  ---------
Financial assets:

  Cash and cash equivalents        $   920,987  $  920,987    $   633,105  $   633,105

  Interest-bearing certificates
   in other financial
   institutions                    $  495,000   $  495,000    $   397,000  $   397,000

  Available-for-sale securities    $  217,562   $  217,562    $   158,562  $   158,562

  Held-to-maturity securities      $8,984,654   $8,964,006    $10,461,124  $10,661,515

  Interest receivable              $  145,099   $  145,099    $   185,336  $   185,336

  Loans, net of allowance
   for loan losses                 $7,831,021   $7,809,456    $ 7,139,846  $ 7,148,727

                 AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION
                                  OF SULLIVAN

                         NOTES TO FINANCIAL STATEMENTS

                       DECEMBER 31, 1996, 1995 AND 1994


NOTE 12:  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS,
Continued

FAIR VALUE TABLE, CONTINUED
---------------------------

                                     DECEMBER 31, 1996          DECEMBER 31, 1995
                                   -------------------------------------------------
                                     CARRYING     FAIR          CARRYING     FAIR
                                      AMOUNT      VALUE          AMOUNT      VALUE
                                   -----------  ---------     -----------  ---------
 Financial liabilities:

  Deposits                         $15,024,049  $15,024,049   $15,466,780  $15,499,770

  Long-term borrowing              $    55,544  $    55,544   $    78,811  $    78,811

  Interest payable                 $    89,638  $    89,638   $    89,090  $    89,090

NOTE 13:  SIGNIFICANT ESTIMATES AND CONCENTRATIONS

  Generally accepted accounting principles require disclosure of certain significant estimates and current vulnerabilities due to certain concentrations. Estimates related to the allowance for loan losses are reflected in the footnote regarding loans. Current vulnerabilities due to certain concentrations of credit risk are discussed in the footnote on commitments and credit risk.

NOTE 14:  SUBSEQUENT EVENT

MERGER
------

  American Federal Savings and Loan Association of Sullivan (AFSL) and Mid-Missouri Holding Company, Inc. (Mid-MO) with its wholly-owned subsidiary, Bank of Sullivan (BOS), have entered into a plan of merger with Mid-MO and BOS being the surviving entity. Under the plan, the shareholders of AFSL will exchange 100% of their stock in exchange for cash and stock of Mid-MO. The transaction is subject to the approval of the shareholders and federal and state regulatory agencies.

                                                                      APPENDIX A
                                                                      ----------

________________________________________________________________________________
________________________________________________________________________________



                          AGREEMENT AND PLAN OF MERGER



                                  by and among



            AMERICAN FEDERAL SAVINGS & LOAN ASSOCIATION OF SULLIVAN,
                    a Federal savings and loan association,



                      MID-MISSOURI HOLDING COMPANY, INC.,
                             a Missouri corporation



                                      and



                               BANK OF SULLIVAN,
                                a Missouri bank



                             Dated December 6, 1996



________________________________________________________________________________
________________________________________________________________________________

TABLE OF CONTENTS
-----------------

                                                                                 PAGE
                                                                                 ----
ARTICLE ONE -- TERMS OF THE MERGER AND CLOSING..................................   A-1
     Section 1.01.  The Merger..................................................   A-1
     Section 1.02.  Merging Institution.........................................   A-1
     Section 1.03.  Surviving Institution.......................................   A-1
     Section 1.04.  Effect of the Merger........................................   A-1
     Section 1.05.  Merger Consideration; Conversion of Shares..................   A-2
     Section 1.06.  The Closing.................................................   A-3
     Section 1.07.  Closing Date................................................   A-3
     Section 1.08.  Exchange Procedures; Surrender of Certificates..............   A-3
     Section 1.09.  Actions At Closing..........................................   A-4
     Section 1.10.  Tax Consequences............................................   A-5

ARTICLE TWO -- REPRESENTATIONS OF AMERICAN FEDERAL..............................   A-6
     Section 2.01.  Organization and Capital Stock..............................   A-6
     Section 2.02.  Authorizations; No Defaults.................................   A-6
     Section 2.03.  Subsidiaries; Partnerships; Joint Ventures..................   A-7
     Section 2.04.  Financial Information.......................................   A-7
     Section 2.05.  Absence of Changes..........................................   A-7
     Section 2.06.  Regulatory Enforcement Matters..............................   A-7
     Section 2.07.  Tax Matters.................................................   A-7
     Section 2.08.  Litigation..................................................   A-7
     Section 2.09.  Employment Agreements.......................................   A-8
     Section 2.10.  Reports.....................................................   A-8
     Section 2.11.  Investment Portfolio........................................   A-8
     Section 2.12.  Loan Portfolio..............................................   A-8
     Section 2.13.  Employee Matters and ERISA..................................   A-8
     Section 2.14.  Title to Properties; Insurance..............................  A-10
     Section 2.15.  Environmental Matters.......................................  A-10
     Section 2.16.  Compliance with Law.........................................  A-11
     Section 2.17.  Brokerage...................................................  A-11
     Section 2.18.  Undisclosed Liabilities.....................................  A-11
     Section 2.19.  Statements True and Correct.................................  A-11

ARTICLE THREE -- REPRESENTATIONS OF MID-MISSOURI
                 AND SUBSIDIARY BANK............................................  A-11
     Section 3.01.  Organization and Capital Stock..............................  A-11
     Section 3.02.  Authorization...............................................  A-12
     Section 3.03.  Financial Information.......................................  A-12
     Section 3.04.  Absence of Changes..........................................  A-13
     Section 3.05.  Litigation..................................................  A-13
     Section 3.06.  Reports.....................................................  A-13
     Section 3.07.  Compliance With Law.........................................  A-13
     Section 3.08.  Brokerage...................................................  A-13
     Section 3.09.  Statements True and Correct.................................  A-13

ARTICLE FOUR -- AGREEMENTS OF AMERICAN FEDERAL..................................  A-14
     Section 4.01.  Business in Ordinary Course.................................  A-14
     Section 4.02.  Breaches....................................................  A-16
     Section 4.03.  Submission to Stockholders..................................  A-16
     Section 4.04.  Consents to Contracts and Leases............................  A-16
     Section 4.05.  Conforming Accounting and Reserve Policies..................  A-17
     Section 4.06.  Consummation of Agreement...................................  A-17
     Section 4.07.  Environmental Reports.......................................  A-18
     Section 4.08.  Access to Information.......................................  A-18
     Section 4.09.  Restriction on Resales......................................  A-18

ARTICLE FIVE -- AGREEMENTS OF MID-MISSOURI......................................  A-19
     Section 5.01.  Regulatory Approvals and Registration Statement.............  A-19
     Section 5.02.  Breaches....................................................  A-19
     Section 5.03.  Consummation of Agreement...................................  A-19
     Section 5.04.  Directors' and Officers' Liability Insurance and
                    Indemnification.............................................  A-19

ARTICLE SIX -- CONDITIONS PRECEDENT TO THE MERGER...............................  A-20
     Section 6.01.  Conditions to Obligations of Mid-Missouri and
                    Subsidiary Bank.............................................  A-20
     Section 6.02.  Conditions to American Federal's Obligations................  A-21

ARTICLE SEVEN -- TERMINATION OR ABANDONMENT.....................................  A-22
     Section 7.01.  Mutual Agreement............................................  A-22
     Section 7.02.  Breach of Agreements........................................  A-22
     Section 7.03.  Environmental Reports.......................................  A-22
     Section 7.04.  Failure of Conditions.......................................  A-22
     Section 7.05.  Approval Denial.............................................  A-22
     Section 7.06.  Shareholder Approval Denial.................................  A-22
     Section 7.07.  Regulatory Enforcement Matters..............................  A-22
     Section 7.08.  Automatic Termination.......................................  A-23

ARTICLE EIGHT -- GENERAL........................................................  A-23
     Section 8.01.  Confidential Information....................................  A-23
     Section 8.02.  Publicity...................................................  A-23
     Section 8.03.  Return of Documents.........................................  A-23
     Section 8.04.  Notices.....................................................  A-23
     Section 8.05.  Liabilities.................................................  A-24
     Section 8.06.  Expenses....................................................  A-25
     Section 8.07.  Nonsurvival of Representations and Warranties...............  A-25
     Section 8.08.  Entire Agreement............................................  A-25
     Section 8.09.  Headings and Captions.......................................  A-25
     Section 8.10.  Waiver, Amendment or Modification...........................  A-25
     Section 8.11.  Rules of Construction.......................................  A-25
     Section 8.12.  Counterparts................................................  A-25
     Section 8.13.  Successors and Assigns......................................  A-25
     Section 8.14.  Governing Law; Assignment...................................  A-25
     Section 8.15.  Time........................................................  A-25

SIGNATURES......................................................................  A-26

EXHIBITS
--------

EXHIBIT 1.07          -       Statutory Merger Agreement
EXHIBIT 1.09(a)       -       American Federal's Legal Opinion Matters
EXHIBIT 1.09(b)       -       Mid-Missouri's Legal Opinion Matters
EXHIBIT 4.09          -       Form of Affiliate Agreement

SCHEDULES
---------

AMERICAN FEDERAL'S DISCLOSURE SCHEDULE

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

    This is an AGREEMENT AND PLAN OF MERGER (this "Agreement") made December 6, 1996, by and among AMERICAN FEDERAL SAVINGS & LOAN ASSOCIATION OF SULLIVAN, a Federal savings and loan association ("American Federal"), MID-MISSOURI HOLDING CO., a Missouri corporation ("Mid-Missouri"), and BANK OF SULLIVAN, a Missouri bank ("Subsidiary Bank").

    In consideration of the premises and the mutual terms and provisions set forth in this Agreement, the parties agree as follows.


                                  ARTICLE ONE
                                  -----------

                        TERMS OF THE MERGER AND CLOSING
                        -------------------------------

    SECTION 1.01. THE MERGER.  Pursuant to the terms and provisions of this
    ------------  ----------
Agreement and the Home Owners' Loan Act of 1934, the regulations of the Office of Thrift Supervision (the "O.T.S.") promulgated thereunder, the banking laws of the State of Missouri and the regulations of the Missouri Division of Finance (the "Division") promulgated thereunder (together, the "Corporate Law"), American Federal shall merge with and into Subsidiary Bank under the charter of the latter (the "Merger").

    SECTION 1.02.  MERGING INSTITUTION.  American Federal shall be the merging
    ------------   -------------------
institution in the Merger and its corporate identity and existence, separate and apart from Subsidiary Bank, shall cease upon consummation of the Merger.

    SECTION 1.03.  SURVIVING INSTITUTION.  Subsidiary Bank shall be the
    ------------   ---------------------
surviving institution in the Merger (sometimes referred to as the "Surviving Bank" when reference is made as of the Effective Time (as defined in Section
1.07 hereof) or thereafter). The Charter and Bylaws of the Surviving Bank shall read in their entirety as do the Charter and Bylaws of Subsidiary Bank as of the date hereof.

    SECTION 1.04.  EFFECT OF THE MERGER.  The Merger shall have all of the
    ------------   --------------------
effects provided by the Corporate Law. The business of the Surviving Bank shall be that of a Missouri-chartered commercial bank. This business shall be conducted by the Surviving Bank at its main office and at all legally established branch offices. The number of directors which the Surviving Bank shall have shall be ten (10) and the board of directors of Subsidiary Bank at the Effective Time shall be the board of directors of the Surviving Bank. The terms which the directors shall serve shall be as provided in the Bylaws of Subsidiary Bank or until their successors are duly elected and qualified. At the Effective Time, the Surviving Bank shall be considered the same business and corporate entity as each of Subsidiary Bank and American Federal (collectively, the "Constituent Institutions") and thereupon and thereafter all the property, rights, privileges, powers and franchises of each of the Constituent Institutions shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties, including any liquidation account maintained by the Constituent Institutions, of each of the Constituent Institutions and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. In addition, any reference to either of the Constituent Institutions in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceedings to which either of the Constituent Institutions is a party shall not be deemed to have been abated and shall have the same force and effect as if the Merger had not occurred; or the Surviving Bank may be substituted as a party to such action or proceedings, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Institutions if the Merger had not occurred. The liquidation account maintained by American Federal shall be assumed by the Surviving Bank and shall be and become the liquidation account of the Surviving Bank upon consummation of the Merger.

    SECTION 1.05.  MERGER CONSIDERATION; CONVERSION OF SHARES.
    ------------   ------------------------------------------

    (a) At the Effective Time, each share of common stock, par value $1.00 per share, of American Federal (the "American Federal Common") issued and outstanding immediately prior to the Effective Time, other than shares any holders of which have duly exercised and perfected their dissenters' rights under the Corporate Law, shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive, in the proportions described in Section 1.05(c) hereof, a combination of cash and common stock, par value $10.00 per share, of Mid-Missouri (the "Mid-Missouri Common") in an aggregate amount equal to the per share Closing Book Value (as defined in Section 1.05(b) hereof) of American Federal (such aggregate amount of cash and Mid-Missouri Common is hereinafter referred to as the "Merger Consideration").

    (b) The term "Closing Book Value" shall mean the amount of the consolidated shareholders' equity accounts, exclusive of preferred stock, of American Federal, reduced by any and all accruals, expenses, charge-offs, deductions or adjustments to the accounts of American Federal in connection with the Merger. The Closing Book Value shall be determined as of the last day of the month immediately preceding the month in which the Closing Date occurs by the accounting firm of Baird, Kurtz & Dobson in accordance with generally accepted accounting principles consistently applied ("GAAP").

    (c) The aggregate number of shares of Mid-Missouri Common issued in the Merger (the "Stock Component") will equal the quotient of (A) divided by (B), where (A) equals seven percent (7%) of the Total Assets of American Federal, and
(B) equals the per share Book Value of Mid-Missouri Common. For purposes of this Section 1.05(c), the "Total Assets" of American Federal shall mean the total assets as shown on the books of American Federal as of the last day of the month immediately preceding the month in which the Closing Date occurs, and the "Book Value" of Mid-Missouri Common shall mean the amount of the consolidated shareholders' equity accounts, exclusive of preferred stock, of Mid-Missouri as of the last day of the month immediately preceding the month in which the Closing Date occurs. The aggregate cash portion of the purchase price (the "Cash Component") shall equal the difference between the Merger Consideration minus the aggregate Book Value of the Stock Component as described above. No fractional shares of Mid-Missouri Common shall be issued and, in lieu thereof, holders of shares of American Federal Common who would otherwise be entitled to a fractional share interest in Mid-Missouri Common (after taking into account all shares of American Federal Common held by such holder) shall be paid an amount in cash (which such cash shall be added to, and considered a part of, the Cash Component, as defined below) in an amount equal to the product of such fractional share interest and the Book Value of a share of Mid-Missouri Common. Notwithstanding the foregoing, the number of whole shares of Mid-Missouri Common issued to each shareholder of American Federal will be increased, as necessary, and the Cash Component of the Merger Consideration payable to each shareholder of American Federal will be decreased, as necessary, such that the aggregate Book Value of the Stock Component, determined as of the Closing Date, will be not less than 40% of the aggregate Merger Consideration payable to all shareholders of American Federal.

    (d) At the Effective Time, all of the outstanding shares of American Federal Common, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of American Federal Common (the "Certificates") shall thereafter cease to have any rights with respect to such shares, except the right of such holders to receive, without interest, the Merger Consideration upon the surrender of such Certificate or Certificates in accordance with
Section 1.08 hereof or the right provided under Section 1.05(g) hereof, as applicable.

    (e) At the Effective Time, each share of American Federal Common, if any, held in the treasury of American Federal (other than shares held in trust accounts for the benefit of others or in other fiduciary, nominee or similar capacities) immediately prior to the Effective Time shall be canceled.

    (f) Each share of common stock, par value $20.00 per share, of Subsidiary Bank outstanding immediately prior to the Effective Time shall remain outstanding unaffected by the Merger.

    (g) If holders of American Federal Common are entitled to and do object to the Merger and demand payment of the value of their shares under the Corporate Law, any issued and outstanding shares of American Federal Common held by an objecting holder shall not be converted as described in this Section 1.05 but from and after the Effective Time shall represent only the right to receive such value as may be determined to be due to such objecting holder pursuant to the Corporate Law; provided, however, that each share of American Federal Common outstanding immediately prior to the Effective Time and held by an objecting holder who shall, after the Effective Time, either withdraw his or her demand for payment of value or lose his or her right to so object shall have only such rights as are provided under the Corporate Law.

    SECTION 1.06.  THE CLOSING.  The closing of the Merger (the "Closing") shall
    ------------   -----------
take place at the main offices of Mid-Missouri at 10:00 A.M. Central Time on the Closing Date described in Section 1.07 of this Agreement.

    SECTION 1.07.  CLOSING DATE.  The Closing shall take place at the close of
    ------------   ------------
business on the last business day of the month during which each of the conditions in Sections 6.01 and 6.02 is satisfied or waived by the appropriate party or on such other date after such satisfaction or waiver as Mid-Missouri and American Federal may agree (the "Closing Date"). The effective time of the Merger (the "Effective Time") shall be the time of filing for record, in the office of the recorder of deeds of each of Franklin County and Crawford County, Missouri, a copy of the short-form merger agreement attached hereto as Exhibit
1.07 and executed on the date hereof (the "Statutory Merger Agreement"), together with such other documents as may be required by the Corporate Law.

    SECTION 1.08.  EXCHANGE PROCEDURES; SURRENDER OF CERTIFICATES.
    ------------   ----------------------------------------------

    (a) _________________________________________ shall act as Exchange Agent in the Merger (the "Exchange Agent").

    (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each record holder of any Certificate or Certificates whose shares were converted into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Mid-Missouri may reasonably specify) (each such letter, the "Merger Letter of Transmittal") and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender to the Exchange Agent of a Certificate, together with a Merger Letter of Transmittal duly executed and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor solely the Merger Consideration. No interest on the Merger Consideration issuable upon the surrender of the Certificates shall be paid or accrued for the benefit of holders of Certificates. If the Merger Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to the Exchange Agent any required transfer or other taxes or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

    (c) At any time following six (6) months after the Effective Time, Mid-Missouri shall be entitled to terminate the Exchange Agent relationship, and thereafter holders of Certificates shall be entitled to look only to Mid-Missouri (subject to abandoned property, escheat or other similar laws) with respect to the Merger Consideration issuable upon surrender of their Certificates.

    (d) No dividends that are otherwise payable on shares of Mid-Missouri Common constituting the Stock Component of the Merger Consideration shall be paid to persons entitled to receive such shares of Mid-Missouri Common until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the shares of Mid-Missouri Common shall be issued any dividends which may have become payable with respect to such shares of Mid-Missouri Common (without interest and less the amount of taxes, if any, which may have been imposed thereon), between the Effective Time and the time of such surrender.

    (e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Mid-Missouri, the posting by such person of a bond in such amount as Mid-Missouri may determine is necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

    SECTION 1.09.  ACTIONS AT CLOSING.
    ------------   ------------------

    (a) At the Closing, American Federal shall deliver to Mid-Missouri:

              (i) a certified copy of the Charter of American Federal;

             (ii) a Certificate signed by an appropriate officer of American Federal stating that (A) each of the representations and warranties contained in Article Two is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, (B) all of the conditions set forth in Sections 6.01(b) and 6.01(d) (but, with respect to the latter section, only to approvals which

    American Federal is required by law to obtain) have been satisfied or waived as provided therein and (C) this Agreement and the Statutory Merger Agreement have been approved by the requisite vote of American Federal's stockholders in accordance with the Corporate Law and with American Federal's Charter and Bylaws;

            (iii) a certified copy of the resolutions of American Federal's Board of Directors and stockholders, as required for valid approval of the execution of this Agreement and the Statutory Merger Agreement and the consummation of the Merger and the other transactions contemplated in connection therewith;

             (iv) Certificate of the O.T.S., dated a recent date, stating that American Federal is in good standing;

              (v) such documents as may be required of American Federal pursuant to the Corporate Law to cause the Merger to become effective at Closing; and

             (vi) a legal opinion from counsel for American Federal, in form reasonably acceptable to Mid-Missouri's counsel, opining with respect to the matters listed on Exhibit 1.09(a) hereto.

    (b) At the Closing, Mid-Missouri shall deliver to American Federal:

              (i) a Certificate signed by an appropriate officer of Mid-Missouri stating that (A) each of the representations and warranties contained in Article Three is true and correct in all material respects at the time of the Closing with the same force and effect as if such representations and warranties had been made at Closing, and (B) all of the conditions set forth in Sections 6.02(b) and 6.02(d) (but excluding the approval of American Federal's shareholders) have been satisfied or waived as provided therein;

             (ii) a certified copy of the resolutions of Mid-Missouri's Board of Directors authorizing the execution of this Agreement and the Statutory Merger Agreement and the consummation of the Merger and the other transactions contemplated in connection therewith;

            (iii) a certified copy of the resolutions of Subsidiary Bank's Board of Directors and stockholder, as required for valid approval of the execution of this Agreement and the Statutory Merger Agreement and the consummation of the Merger and the other transactions contemplated in connection therewith;

             (iv) a legal opinion from counsel for Mid-Missouri, in form reasonably acceptable to American Federal's counsel, opining with respect to the matters listed on Exhibit 1.09(b) hereto.

    (c) At the Closing, Mid-Missouri shall deposit with the Exchange Agent pursuant to the Exchange Agreement immediately available funds in the amount of the aggregate Cash Component of the Merger Consideration for the American Federal Common and certificates representing the shares of Mid-Missouri Common to be issued pursuant to Section 1.05 in exchange for outstanding shares of American Federal Common.

    SECTION 1.10.  TAX CONSEQUENCES.  It is intended that the Merger shall
    ------------   ----------------
constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.


                                  ARTICLE TWO
                                  -----------

                      REPRESENTATIONS OF AMERICAN FEDERAL
                      -----------------------------------

    American Federal hereby makes the following representations and warranties:

    SECTION 2.01.  ORGANIZATION AND CAPITAL STOCK.
    ------------   ------------------------------

    (a) American Federal is a federally chartered, stock-form savings and loan association duly organized, validly existing and in good standing under the laws of the United States with full corporate power and all necessary governmental authorizations to own all of its properties and assets, to incur all of its liabilities and to carry on its business as presently conducted.

    (b) The authorized capital stock of American Federal consists of 152,087 shares of American Federal Common, of which, as of the date hereof, 152,087 shares are issued and outstanding. No shares of preferred stock have been authorized or issued. All of the issued and outstanding shares of American Federal Common are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of American Federal Common has been issued in violation of any preemptive rights of the current or past stockholders of American Federal. As of the date hereof, American Federal has neither granted nor is there outstanding any warrants, stock options or the like representing the right to acquire any shares of American Federal Common. Except as disclosed in Section 2.01(b) of that certain confidential writing delivered by American Federal to Mid-Missouri and executed by American Federal and Mid-Missouri concurrently with the delivery and execution of this Agreement (the "Disclosure Schedule"), each Certificate representing shares of American Federal Common issued by American Federal in replacement of any Certificate theretofore issued by it which was claimed by the record holder thereof to have been lost, stolen or destroyed was issued by American Federal only upon receipt of an affidavit of lost stock certificate and a bond sufficient to indemnify American Federal against any claim that may be made against it on account of the alleged loss, theft or destruction of any such Certificate or the issuance of such replacement Certificate.

    (c) Except as set forth in subsection 2.01(b) hereof, there are no shares of capital stock or other equity securities of American Federal outstanding and no outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of American Federal or contracts, commitments, understandings or arrangements by which American Federal is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

    SECTION 2.02.  AUTHORIZATIONS; NO DEFAULTS.  American Federal's Board of
    ------------   ---------------------------
Directors has, by all appropriate action, approved this Agreement and the Merger and authorized the execution hereof on its behalf by its duly authorized officers and the performance by American Federal of its obligations hereunder. Nothing in the Charter or Bylaws of American Federal, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which it is bound or subject would prohibit or inhibit American Federal from consummating this Agreement and the Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by American Federal and constitutes a legal, valid and binding obligation of American Federal, enforceable against American Federal in accordance with its terms. American Federal is not in default under or in violation of any provision of its charter or articles of incorporation, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement which is material to American Federal.

    SECTION 2.03.  SUBSIDIARIES; PARTNERSHIPS; JOINT VENTURES.  American Federal
    ------------   ------------------------------------------
has no subsidiaries and is not a party to any partnership or joint venture.

    SECTION 2.04.  FINANCIAL INFORMATION.  The audited balance sheets of
    ------------   ---------------------
American Federal as of December 31, 1995 and 1994, and related audited statements of income, changes in stockholders' equity and cash flows for the three (3) years ended December 31, 1995, together with the notes thereto, and the unaudited balance sheet of American Federal as of September 30, 1996, and the related unaudited income statement and statement of changes in shareholders' equity and cash flows for the nine (9) months then ended, all of which are included in Section 2.04 of the Disclosure Schedule (together, the "American Federal Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as disclosed therein) and fairly present the financial position and the results of operations, changes in stockholders' equity and cash flows of American Federal as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

    SECTION 2.05.  ABSENCE OF CHANGES.  Since December 31, 1995, there has not
    ------------   ------------------
been any material adverse change in the financial condition, the results of operations or the business or prospects of American Federal, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the American Federal Financial Statements not misleading. Since the date of the most recent O.T.S. examination reports, there has been no material adverse change in the financial condition, the results of operations or the business or prospects of American Federal.

    SECTION 2.06.  REGULATORY ENFORCEMENT MATTERS.  Except as may be disclosed
    ------------   ------------------------------
in Section 2.06 of the Disclosure Schedule, American Federal is not subject to, and has not received any notice or advice that it may become subject to, any order, agreement, memorandum of understanding or any other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of thrifts or thrift holding companies or engaged in the insurance of thrift deposits or any other governmental agency having supervisory or regulatory authority with respect to American Federal.

    SECTION 2.07.  TAX MATTERS.  American Federal has filed all federal, state
    ------------   -----------
and local tax returns due in respect of any of its business or properties in a timely fashion and has paid or made provision for all amounts due as shown on such returns. All such returns fairly reflect the information required to be presented therein. All provisions for accrued but unpaid taxes contained in the American Federal Financial Statements were made in accordance with generally accepted accounting principles and in the aggregate do not materially fail to provide for anticipated tax liabilities.

    SECTION 2.08.  LITIGATION.  Except as may be disclosed in Section 2.08 of
    ------------   ----------
the Disclosure Schedule, there is no litigation, claim or other proceeding pending or, to the knowledge of American Federal, threatened, against American Federal, or of which the property of American Federal is or would be subject.

    SECTION 2.09.  EMPLOYMENT AGREEMENTS.  Except as may be disclosed in Section
    ------------   ---------------------
2.09 of the Disclosure Schedule, American Federal is not a party to or bound by any contract for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent, consultant or other person or entity which, by its terms, is not terminable by American Federal on thirty (30) days written notice or less without the payment of any amount by reason of such termination. A true, accurate and complete copy of each such agreement, together with any and all amendments or supplements thereto, is included in
Section 2.09 of the Disclosure Schedule.

    SECTION 2.10.  REPORTS.  Except as may be disclosed in Section 2.10 of the
    ------------   -------
Disclosure Schedule, American Federal has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the O.T.S., (ii) any applicable state securities or banking or thrift authorities, and (iii) any other governmental authority with jurisdiction over American Federal. As of their respective dates, each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    SECTION 2.11.  INVESTMENT PORTFOLIO.  All United States Treasury securities,
    ------------   --------------------
obligations of other United States Government agencies and corporations, obligations of States and political subdivisions of the United States and other investment securities held by American Federal, as reflected in the latest balance sheet of American Federal included in the American Federal Financial Statements, are carried in the aggregate at no more than cost adjusted for amortization of premiums and accretion of discounts, except as otherwise required by FASB 115.

    SECTION 2.12.  LOAN PORTFOLIO.  Except as may be disclosed in Section 2.12
    ------------   --------------
of the Disclosure Schedule, (i) all loans and discounts shown on the American Federal Financial Statements at September 30, 1996 or which were entered into after September 30, 1996, but before the Closing Date, were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of the business of American Federal, in accordance in all material respects with sound banking practices, and are not subject to any known defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the notes or other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be, in all material respects, enforceable, valid, true and genuine and what they purport to be; and (iii) American Federal has complied and will prior to the Closing Date comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any such loan.

    SECTION 2.13.  EMPLOYEE MATTERS AND ERISA.
    ------------   --------------------------

    (a) American Federal has not entered into any collective bargaining agreement with any labor organization with respect to any group of employees of American Federal and to the knowledge of

American Federal there is no present effort nor existing proposal to attempt to unionize any group of employees of American Federal.

    (b) Except as may be disclosed in Section 2.13(b) of the Disclosure Schedule, American Federal has not entered into any employment agreement with respect to any of its employees.

    (c) Except as may be disclosed in Section 2.13(c) of the Disclosure Schedule, (i) American Federal is and has been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and American Federal is not engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against American Federal pending or, to the knowledge of American Federal, threatened before the National Labor Relations Board; (iii) there is no labor dispute, strike, slowdown or stoppage actually pending or, to the knowledge of American Federal, threatened against or directly affecting American Federal; and (iv) American Federal has not experienced any work stoppage or other labor difficulty during the past five (5) years.

    (d) Except as may be disclosed in Section 2.13(d) of the Disclosure Schedule, American Federal does not maintain, contribute to or participate in or have any liability under any employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs for the benefit of former or current employees of American Federal (the "Employee Plans"). No present or former employee of American Federal has been charged with breaching nor has breached a fiduciary duty under any of the Employee Plans. American Federal does not participate in, nor has it in the past five
(5) years participated in, nor has it any present or future obligation or liability under, any multiemployer plan (as defined at Section 3(37) of ERISA). Except as may be disclosed in Section 2.13(d) of the Disclosure Schedule, American Federal does not maintain, contribute to, or participate in, any plan that provides health, major medical, disability or life insurance benefits to former employees of American Federal except as provided in Section 4980B of the Code.

    (e) American Federal does not maintain, nor has it maintained for the past ten (10) years, any Employee Plans subject to Title IV of ERISA or Section 412 of the Code. No reportable event (as defined in Section 4043 of ERISA) has occurred with respect to any Employee Plans as to which a notice would be required to be filed with the Pension Benefit Guaranty Corporation. No claim is pending, and American Federal has not received notice of any threatened or imminent claim with respect to any Employee Plan (other than a routine claim for benefits for which plan administrative review procedures have not been exhausted) for which American Federal would be liable after September 30, 1996, except as will be reflected on the American Federal Financial Statements. American Federal does not have any liabilities for excise taxes under Sections 4971, 4975, 4976, 4977, 4979 or 4980B of the Code or for a fine under Section 502 of ERISA with respect to any Employee Plan. All Employee Plans have been operated, administered and maintained in accordance with the terms thereof and in substantial compliance with the requirements of all applicable laws, orders, rules and regulations, including, without limitation, ERISA and the Code.

    (f) Except as may be disclosed in Section 2.13(f) of the Disclosure Schedule, each benefit plan maintained by American Federal for the benefit of its directors, officers and employees (including, but not limited to, defined contribution or savings plans and deferred compensation plans) is fully funded and, except with respect to the vested rights of participants in any such plan, unencumbered.

    SECTION 2.14.  TITLE TO PROPERTIES; INSURANCE.  American Federal has good
    ------------   ------------------------------
and marketable title, insurable at standard rates, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the American Federal Financial Statements and easements, rights-of-way, and other restrictions which are not material and further excepting in the case of Other Real Estate Owned ("O.R.E.O."), as such real estate is internally classified on the books of American Federal, rights of redemption under applicable law) to all of its real properties. All leasehold interests for real property and any material personal property used by American Federal in its business are held pursuant to lease agreements which are valid and enforceable in accordance with their terms. All such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of American Federal, threatened with respect to such properties. American Federal has valid title or other ownership or license rights under licenses to all material intangible personal or intellectual property used by American Federal in its business, free and clear of any claim, defense or right of any other person or entity which is material to such property, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not materially adversely interfere with the use of such property. All material insurable properties owned or held by American Federal are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with thrift institutions of similar size.

    SECTION 2.15.  ENVIRONMENTAL MATTERS.
    ------------   ---------------------

    (a) As used in this Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which American Federal has done business or owned, leased or operated property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

    (b) Except as disclosed in Section 2.15(b) of the Disclosure Schedule, neither the conduct nor operation of American Federal nor any condition of any property presently or previously owned, leased or operated by it violates or violated Environmental Laws in any material respect and no condition has existed or event has occurred with respect to it or any such property that, with notice or the passage of time, or both, would constitute a violation of Environmental Laws or obligate (or potentially obligate) American Federal to remedy, stabilize, neutralize or otherwise alter the environmental condition of any such property where the aggregate cost of such actions would be material to American Federal. Except as may be disclosed in Section 2.15(b) of the Disclosure Schedule, American Federal has not received any notice from any person or entity that American Federal or the operation or condition of any facility or any property ever owned (including, without limitation, O.R.E.O.), leased or operated by it are or were in violation of any Environmental Laws or that American Federal is responsible (or potentially responsible) for remedying, or the cleanup of, any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

    (c) Except as disclosed in Section 2.15(c) of the Disclosure Schedule, American Federal has not received notice and does not have knowledge that any property in which American Federal has a security interest, lien or other encumbrance violates or violated Environmental Laws in any material respect.

    SECTION 2.16.  COMPLIANCE WITH LAW.  American Federal has all licenses,
    ------------   -------------------
franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business in all material respects and is in compliance in all material respects with all applicable laws and regulations.

    SECTION 2.17.  BROKERAGE.  There are no claims or agreements for brokerage
    ------------   ---------
commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by American Federal.

    SECTION 2.18.  UNDISCLOSED LIABILITIES.  American Federal has no material
    ------------   -----------------------
liability, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against American Federal giving rise to any such liability), except (i) for liabilities set forth in the American Federal Financial Statements, and (ii) as may be disclosed in Section 2.18 of the Disclosure Schedule.

    SECTION 2.19.  STATEMENTS TRUE AND CORRECT.  None of the information
    ------------   ---------------------------
supplied or to be supplied by American Federal for inclusion in (i) the Registration Statement (as defined in Section 4.06 hereof), (ii) the Proxy Statement/Prospectus (as defined in Section 4.03 hereof), and (iii) any document to be filed with the Securities and Exchange Commission (the "S.E.C.") or any banking or thrift or other regulatory authority in connection with the transactions contemplated by this Agreement, will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective, and, with respect to the Proxy Statement/Prospectus, when first mailed to the stockholders of American Federal, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting (as defined in Section 4.03 hereof), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting.
All documents that American Federal is responsible for filing with the O.T.S. or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.


                                 ARTICLE THREE
                                 -------------

              REPRESENTATIONS OF MID-MISSOURI AND SUBSIDIARY BANK
              ---------------------------------------------------

    Mid-Missouri and, where applicable, Subsidiary Bank hereby make the following representations and warranties:

    SECTION 3.01.  ORGANIZATION AND CAPITAL STOCK.
    ------------   ------------------------------

    (a) Mid-Missouri is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Missouri with full corporate power and authority to own all of its properties and assets, to incur all of its liabilities and to carry on its business as it is now being conducted. Subsidiary Bank is a commercial bank duly organized, validly existing and in good standing under the laws of the State of Missouri with full corporate power and authority to own all of its properties and assets, to incur all of its liabilities and to carry on its business as it is now being conducted.

    (b) The authorized capital stock of Mid-Missouri consists of (i) 200,000 shares of Mid-Missouri Common, of which, as of September 30, 1996, 200,000 shares were issued and outstanding. Mid-Missouri has no authorized shares of preferred stock and none are issued or outstanding. All of the issued and outstanding shares of Mid-Missouri Common are duly and validly issued and outstanding and are fully paid and non-assessable.

    (c) The shares of Mid-Missouri Common that are to be issued to the shareholders of American Federal pursuant to the Merger have been duly authorized and, when so issued in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

    SECTION 3.02.  AUTHORIZATION.  The Boards of Directors of Mid-Missouri and
    ------------   -------------
Subsidiary Bank have, by all appropriate action, approved this Agreement and the Merger and authorized the execution hereof on its behalf Mid-Missouri and Subsidiary Bank by their respective duly authorized officers and the performance by them of their obligations hereunder. Nothing in the articles of incorporation or bylaws of Mid-Missouri or Subsidiary Bank, as amended, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which they or any of their subsidiaries are bound or subject would prohibit or inhibit Mid-Missouri or Subsidiary Bank from entering into and consummating this Agreement and the Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by Mid-Missouri and Subsidiary Bank and constitutes a legal, valid and binding obligation of them, enforceable against them in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other laws affecting creditors rights generally or the rights of creditors of financial institutions, the accounts of which financial institutions are insured by the Federal Deposit Insurance Corporation ("F.D.I.C.") or laws relating to the safety and soundness of insured financial institutions and by judicial discretion in applying principles of equity, and no other corporate acts or proceedings are required to be taken by Mid-Missouri or Subsidiary Bank to authorize the execution, delivery and performance of this Agreement. Except for the requisite approvals of the Division, the F.D.I.C., the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the O.T.S., no notice to, filing with, authorization by, or consent or approval of, any federal or state regulatory authority is necessary for the execution and delivery of this Agreement or consummation of the Merger by Mid-Missouri and Subsidiary Bank.

    SECTION 3.03.  FINANCIAL INFORMATION.  The audited consolidated balance
    ------------   ---------------------
sheets of Mid-Missouri and Subsidiary Bank as of December 31, 1995 and 1994 and related audited consolidated statements of income, changes in stockholders' equity and cash flows for the three (3) years ended December 31, 1995, together with the notes thereto (together, the "Mid-Missouri Financial Statements"), have been prepared in accordance with generally accepted accounting principles consistently applied (except as disclosed therein) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of Mid-Missouri and Subsidiary Bank as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material, and the absence of footnotes).

    SECTION 3.04.  ABSENCE OF CHANGES.  Since December 31, 1995, Mid-Missouri,
    ------------   ------------------
on a consolidated basis, has not experienced or suffered a material adverse change excluding declines from interest rate movements, and there have not been any events or transactions having such a material adverse affect which should be disclosed in order to make the Mid-Missouri Financial Statements not misleading.

    SECTION 3.05.  LITIGATION.  There is no litigation, claim or other
    ------------   ----------
proceeding pending or, to the knowledge of Mid-Missouri, threatened, against Mid-Missouri or Subsidiary Bank, or of which the property of Mid-Missouri or Subsidiary Bank is or would be subject which, if adversely determined, would have a material adverse effect on the business of Mid-Missouri and Subsidiary Bank taken as a whole.

    SECTION 3.06.  REPORTS.  Mid-Missouri and Subsidiary Bank have filed all
    ------------   -------
reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the S.E.C., (ii) the Federal Reserve Board, (iii) the F.D.I.C., (iv) any state securities or banking authorities having jurisdiction, and (v) any other governmental authority with jurisdiction over Mid-Missouri or Subsidiary Bank. As of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    SECTION 3.07.  COMPLIANCE WITH LAW.  Mid-Missouri and Subsidiary Bank have
    ------------   -------------------
all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations.

    SECTION 3.08.  BROKERAGE.  There are no claims or agreements for brokerage
    ------------   ---------
commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement payable by Mid-Missouri.

    SECTION 3.09.  STATEMENTS TRUE AND CORRECT.  None of the information
    ------------   ---------------------------
supplied or to be supplied by Mid-Missouri for inclusion in (i) the Registration Statement (as defined in Section 4.06 hereof), (ii) the Proxy Statement/Prospectus (as defined in Section 4.03 hereof) and (iii) any document to be filed with the S.E.C., or any banking or thrift or other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective, and, with respect to the Proxy Statement/Prospectus, when first mailed to the stockholders of American Federal, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting. All documents that Mid-Missouri or Subsidiary Bank is responsible for filing with the S.E.C., the F.D.I.C., the O.T.S., the Federal Reserve Board or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and any rules and regulations thereunder.

                                 ARTICLE FOUR
                                 ------------

                         AGREEMENTS OF AMERICAN FEDERAL
                         ------------------------------

    SECTION 4.01.  BUSINESS IN ORDINARY COURSE.
    ------------   ---------------------------

    (a) American Federal shall not declare or pay a dividend or make any other distribution to stockholders, whether in cash, stock or other property, after the date of this Agreement.

    (b) American Federal shall continue to carry on, after the date hereof, its business and the discharge or incurrence of obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, American Federal will not, without the prior written consent of Mid-Missouri (which shall not be unreasonably withheld):

              (i) issue any American Federal Common or other capital stock or any options, warrants, or other rights to subscribe for or purchase American Federal Common or any other capital stock or any securities convertible into or exchangeable for any capital stock; or

             (ii) directly or indirectly redeem, purchase or otherwise acquire any American Federal Common or any other capital stock of American Federal; or

            (iii) effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in or to any capital stock or otherwise reorganize or recapitalize; or

             (iv) change its charter or certificate or articles of incorporation or association, as the case may be, or bylaws; or

              (v) grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to directors, officers or salaried employees or grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension, or other Employee Plan, payment or arrangement made to, for or with any of such directors, officers or employees; or

             (vi) borrow or agree to borrow any funds, except for Federal Home Loan Bank Advances in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any obligations of others; or

            (vii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, in principal amounts in excess of $100,000 (except for such extensions of credit secured by single family, non-agricultural residential property of one acre or less) or that would increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than $100,000 (excluding for this purpose any accrued interest or overdrafts), without the prior written consent of Mid-Missouri acting through its Chief Credit Officer or such other designee as Mid-Missouri may give notice of to American Federal; or

           (viii) purchase or otherwise acquire any investment security for its own account having an average remaining life to maturity greater than five (5) years or any asset-backed securities other than those issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation (and American Federal shall consult and confer with Mid-Missouri with respect to all securities transactions, even in circumstances where approval is not required hereunder); or

             (ix) increase or decrease the rate of interest paid on time deposits, or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; or

              (x) enter into any agreement, contract or commitment out of the ordinary course of business or having a term in excess of three (3) months other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit agreements and documents made in the ordinary course of business; or

             (xi) except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance; or

            (xii) except in the ordinary course of business, cancel or accelerate any material indebtedness owing to American Federal or any claims which American Federal may possess or waive any material rights of substantial value; or

           (xiii) sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness to American Federal; or

            (xiv) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon which indicates that the property is free of pollutants, contaminants or hazardous or toxic waste materials; provided, however, that American Federal shall not be required to obtain such a report with respect to single family, non-agricultural residential property of one acre or less to be foreclosed upon unless it has reason to believe that such property might contain any such waste materials or otherwise might be contaminated; or

             (xv) commit any act or fail to do any act which will cause a breach of any agreement, contract or commitment and which will have a material adverse effect on American Federal's business, financial condition, or earnings; or

            (xvi) violate any law, statute, rule, governmental regulation, or order, which violation might have a material adverse effect on American Federal's business, financial condition, or earnings; or

           (xvii) purchase any real or personal property or make any other capital expenditure where the amount paid or committed therefor is in excess of Twenty Thousand Dollars ($20,000); or

          (xviii) change accounting principles or practices, or the method of applying such principles or practices.

    (c) American Federal shall not, without the prior written consent of Mid-Missouri, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of American Federal contained in Article Two hereof, if such representations and warranties were given as of the date of such transaction or action.

    (d) American Federal shall promptly notify Mid-Missouri in writing of the occurrence of any matter or event known to and directly involving American Federal, which would not include any changes in conditions that affect the thrift industry generally, that is materially adverse to the business, operations, properties, assets, or condition (financial or otherwise) of American Federal.

    (e) American Federal shall not, on or before the earlier of the Closing Date or the date of termination of this Agreement, directly or indirectly, through any of its officers, directors, agents, or affiliates, solicit or encourage, or hold any discussions or negotiations with or provide any information to, any person in connection with, any proposal from any person for the acquisition of all or a substantial portion of the business, assets, shares of American Federal Common or other securities of American Federal. American Federal shall promptly advise Mid-Missouri of its receipt of any such proposal or inquiry concerning any possible such proposal, including the name of the other party or parties and the substance of such inquiry, offer or proposal.

    SECTION 4.02.  BREACHES.  American Federal shall, in the event it has
    ------------   --------
knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to Mid-Missouri and use its best efforts to prevent or promptly remedy the same.

    SECTION 4.03.  SUBMISSION TO STOCKHOLDERS.  American Federal shall cause to
    ------------   --------------------------
be duly called and held, on a date mutually selected by Mid-Missouri and American Federal, a special meeting of its shareholders (the "Stockholders' Meeting") for submission of this Agreement, the Statutory Merger Agreement and the Merger for approval of such shareholders as required by law. In connection with the Stockholders' Meeting, (i) American Federal shall cooperate and assist Mid-Missouri in preparing and filing a Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") with the S.E.C., the O.T.S. and the Federal Reserve Board, if required, and, upon approval from the O.T.S. and the Federal Reserve Board, if such approval is required, American Federal shall mail such Proxy Statement/Prospectus to its shareholders, (ii) American Federal shall furnish Mid-Missouri all information concerning itself that Mid-Missouri may reasonably request in connection with such Proxy Statement/Prospectus, and (iii), subject to its fiduciary duty as advised by counsel, the Board of Directors of American Federal shall recommend to its stockholders the approval of this Agreement, the Statutory Merger Agreement and the Merger and use its best efforts to obtain such stockholder approval.

    SECTION 4.04.  CONSENTS TO CONTRACTS AND LEASES.  American Federal shall use
    ------------   --------------------------------
its best efforts to obtain all necessary consents with respect to all interests of American Federal in any material leases, licenses, contracts, instruments and rights which require the consent of another person for their transfer or assumption pursuant to the Merger, if any.

    SECTION 4.05.  CONFORMING ACCOUNTING AND RESERVE POLICIES.
    ------------   ------------------------------------------

    (a) Notwithstanding that American Federal believes that it has established all reserves and taken all provisions for possible loan losses required by generally accepted accounting principles and applicable laws, rules and regulations, American Federal recognizes that Mid-Missouri's banking subsidiary may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). From and after the date of this Agreement to the Effective Time, American Federal and Mid-Missouri shall consult and cooperate with each other with respect to conforming, as specified in a written notice from Mid-Missouri to American Federal, based upon such consultation and as hereinafter provided, American Federal's loan, accrual and reserve policies to those policies of Subsidiary Bank.

    (b) In addition, from and after the date of this Agreement to the Effective Time, American Federal and Mid-Missouri shall consult and cooperate with each other with respect to determining, as specified in a written notice from Mid-Missouri to American Federal, based upon such consultation and as hereinafter provided, appropriate accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger.

    (c) American Federal and Mid-Missouri shall consult and cooperate with each other with respect to determining, as specified in a written notice from Mid-Missouri to American Federal, based upon such consultation and as hereinafter provided, the amount and the timing for recognizing for financial accounting purposes the expenses of the Merger and the restructuring charges related to or to be incurred in connection with the Merger.

    (d) At the request of Mid-Missouri, American Federal shall establish and take such reserves and accruals as Mid-Missouri shall request to conform American Federal's loan, accrual and reserve policies to Mid-Missouri's or Subsidiary Bank's policies, shall establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are mutually agreeable to Mid-Missouri and American Federal.

    (e) From and after the date of this Agreement to the Effective Time, American Federal shall maintain and keep all of its benefit plans (including, but not limited to, defined contribution plans and deferred compensation plans) fully funded, and shall, to the extent any such benefit plan may not be fully or adequately funded, make such contributions as are necessary to fully fund any such inadequately funded benefit plan.

    SECTION 4.06.  CONSUMMATION OF AGREEMENT.  American Federal shall use its
    ------------   -------------------------
best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement, to effect the Merger in accordance with the terms and provisions hereof and to obtain all necessary approvals and consents on its part to be obtained pursuant to this Agreement. American Federal shall furnish to Mid-Missouri in a timely manner all information, data and documents in the possession or under the control of American Federal requested by Mid-Missouri as may be required to obtain any necessary regulatory or other approvals of the Merger or to file with the S.E.C. a registration statement on Form S-4 (the "Registration Statement") relating to the shares of Mid-Missouri Common that may be issued to the shareholders of American Federal pursuant to the Merger and this Agreement and shall otherwise cooperate fully with Mid-Missouri to carry out the purpose and intent of this Agreement.

    SECTION 4.07.  ENVIRONMENTAL REPORTS.  On or before the fifteenth (15th) day
    ------------   ---------------------
after the date of this Agreement, Mid-Missouri may request American Federal to provide a report of a phase one environmental investigation on any or all real parcels of property owned (including, without limitation, OREO), leased or operated by American Federal as of the date of such request (other than space in retail and similar establishments leased by American Federal for automatic teller machines). American Federal shall provide Mid-Missouri with a report of such phase one environmental investigation on any or all such parcels of property within forty-five (45) days of such request. If required by the phase one investigation in Mid-Missouri's reasonable opinion, American Federal shall provide to Mid-Missouri a report of a phase two investigation on properties requiring such additional study. Mid-Missouri shall have fifteen (15) business days from the receipt of any such phase two investigation report to notify American Federal of any objection to the contents of such report. Should the cost of taking all remedial and corrective actions and measures (i) required by applicable law, or (ii) recommended or suggested by such report or reports, or
(iii) prudent in light of serious life, health or safety concerns, in the aggregate, exceed the sum of $50,000 as reasonably estimated by an environmental expert retained for such purpose by Mid-Missouri and reasonably acceptable to American Federal, or if the cost of such actions and measures cannot be so reasonably estimated by such expert to be $50,000 or less with any reasonable degree of certainty, then Mid-Missouri shall have the right pursuant to Section
7.03 hereof, for a period of fifteen (15) business days following receipt of such estimate or indication that the cost of such actions and measures can not be so reasonably estimated, to terminate this Agreement.

    SECTION 4.08.  ACCESS TO INFORMATION.  American Federal shall permit Mid-
    ------------   ---------------------
Missouri reasonable access in a manner which will avoid undue disruption or interference with American Federal's normal operations to its properties and shall disclose and make available to Mid-Missouri all books, documents, papers and records relating to its assets, stock, ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers (if available and subject to the respective independent accountants' consent), litigation files, plans affecting employees, and any other business activities or prospects in which Mid-Missouri may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained herein, American Federal will include in the Disclosure Schedule all available environmental information, including without limitation environmental and regulatory reports, studies, notices, claims and any material of whatever kind. Mid-Missouri will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 8.01 hereof.

    SECTION 4.09.  RESTRICTION ON RESALES.  American Federal shall obtain and
    ------------   ----------------------
deliver to Mid-Missouri, at least 31 days prior to the Closing Date, the signed agreement, in the form of Exhibit 4.09 hereto, of each person who may reasonably be deemed an "affiliate" of American Federal within the meaning of such term as used in Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), regarding compliance with the provisions of Rule 145.

                                 ARTICLE FIVE
                                 ------------

                          AGREEMENTS OF MID-MISSOURI
                          --------------------------

    SECTION 5.01.  REGULATORY APPROVALS AND REGISTRATION STATEMENT.  Mid-
    ------------   -----------------------------------------------
Missouri shall use its best efforts to file all regulatory applications required in order to consummate the Merger, including but not limited to the necessary applications for the prior approval of the Division and F.D.I.C. Mid-Missouri shall keep American Federal reasonably informed as to the status of such applications and make available to American Federal, upon reasonable request by American Federal from time to time, copies of such applications and any supplementally filed materials. The shares of Mid-Missouri Common to be exchanged for the shares of American Federal Common shall be issued from treasury shares held by Mid-Missouri. Mid-Missouri shall file with the S.E.C. the Registration Statement relating to the shares of Mid-Missouri Common to be issued to the shareholders of American Federal pursuant to this Agreement, and shall use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement shall comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the shareholders of American Federal, at the time of the Stockholders' Meeting and at the Effective Time the Proxy Statement/Prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading. Mid-Missouri shall timely file all documents required to obtain all necessary permits and approvals from state securities agencies or authorities, if any, required to carry out the transactions contemplated by this Agreement, shall pay all expenses incident thereto and shall use its best efforts to obtain such permits and approvals on a timely basis. Mid-Missouri shall promptly and properly prepare and file any other filings required under the Securities Exchange Act of 1934 (the "Exchange Act") relating to the Merger and the transactions contemplated herein.

    SECTION 5.02.  BREACHES.  Mid-Missouri shall, in the event it has knowledge
    ------------   --------
of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to American Federal and use its best efforts to prevent or promptly remedy the same.

    SECTION 5.03.  CONSUMMATION OF AGREEMENT.  Mid-Missouri shall use its best
    ------------   -------------------------
efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement, to effect the Merger in accordance with the terms and conditions of this Agreement, and to obtain all necessary approvals and consents on its part to be obtained pursuant to this Agreement.

    SECTION 5.04.  DIRECTORS' AND OFFICERS' LIABILITY INSURANCE AND
    ------------   ------------------------------------------------
INDEMNIFICATION.    The officers of American Federal have agreed and have
---------------
applied for a one (1) year, One Million Dollar ($1,000,000.00) Officers and Directors Liability Bond, which is renewable annually for additional one (1) year terms for a period of five (5) years.

                                  ARTICLE SIX
                                  -----------

                      CONDITIONS PRECEDENT TO THE MERGER
                      ----------------------------------

    SECTION 6.01.  CONDITIONS TO OBLIGATIONS OF MID-MISSOURI AND SUBSIDIARY
    ------------   --------------------------------------------------------
BANK.  The obligations of Mid-Missouri and Subsidiary Bank to effect the Merger
----
shall be subject to the satisfaction (or waiver by Mid-Missouri and Subsidiary
Bank) prior to or on the Closing Date of the following conditions:

    (a) The representations and warranties made by American Federal in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

    (b) American Federal shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date under this Agreement;

    (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any bank or thrift regulatory authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

    (d) All necessary regulatory approvals, consents, authorizations and other approvals required by law for consummation of the Merger shall have been obtained and all waiting periods required by law shall have expired;

    (e) Mid-Missouri shall have received any environmental reports that it has requested of American Federal pursuant to Section 4.07 hereof, and shall not have elected, pursuant to Section 7.03 hereof, to terminate and cancel this Agreement;

    (f) Mid-Missouri shall have received all documents required to be received from American Federal on or prior to the Closing Date, all in form and substance reasonably satisfactory to Mid-Missouri;

    (g) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceedings for such purpose pending before or threatened by the S.E.C.;

    (h) Mid-Missouri shall have received an opinion of its accountants or counsel to the effect that if the Merger is consummated in accordance with the terms set forth in this Agreement, (i) the Merger will constitute a reorganization within the meaning of Section 368 of the Code; (ii) gain, if any, will be recognized by each American Federal shareholder upon receipt of Mid-Missouri Common and cash, but not in excess of the amount of cash received;
(iii) the aggregate tax basis of shares of Mid-Missouri Common received by each shareholder of American Federal will be the same as the aggregate tax basis of shares of American Federal Common exchanged therefor decreased by the amount of cash received by the shareholder and increased by the amount, if any, treated as a dividend and the amount of gain recognized by the shareholder on the exchange; and (iv) the holding period of the shares of Mid-Missouri

Common received by each American Federal shareholder will include the holding period of the shares of American Federal Common exchanged therefor, provided the shares of American Federal Common are held as a capital asset as of the Effective Time; and

    (i) Mid-Missouri shall have received a legal opinion substantially in the form of Exhibit 1.09(a) attached hereto.

    SECTION 6.02.  CONDITIONS TO AMERICAN FEDERAL'S OBLIGATIONS.  American
    ------------   --------------------------------------------
Federal's obligation to effect the Merger shall be subject to the satisfaction (or waiver by American Federal) prior to or on the Closing Date of the following conditions:

    (a) The representations and warranties made by Mid-Missouri and Subsidiary Bank in this Agreement shall be true in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on the Closing Date;

    (b) Mid-Missouri and Subsidiary Bank shall have performed and complied in all material respects with all of their obligations and agreements hereunder required to be performed prior to the Closing Date under this Agreement;

    (c) No Injunction preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any thrift regulatory authority or other governmental agency seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

    (d) All necessary regulatory approvals, consents, authorizations and other approvals, if any, to be obtained by Mid-Missouri, Subsidiary Bank and American Federal including the requisite approval of this Agreement, the Statutory Merger Agreement and the Merger by the shareholders of American Federal, required by law for consummation of the Merger shall have been obtained and all waiting periods required by law shall have expired;

    (e) American Federal shall have received all documents required to be received from Mid-Missouri or Subsidiary Bank on or prior to the Closing Date, all in form and substance reasonably satisfactory to American Federal;

    (f) The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect or proceeding for such purpose pending before or threatened by the S.E.C.;

    (g) American Federal shall have received a copy of the opinion of Mid-Missouri's accountants or counsel contemplated by Section 6.01(h) of this Agreement; and

    (h) American Federal shall have received a legal opinion substantially in the form of Exhibit 1.09(b) attached hereto.

                                 ARTICLE SEVEN
                                 -------------

                          TERMINATION OR ABANDONMENT
                          --------------------------

    SECTION 7.01.  MUTUAL AGREEMENT.  This Agreement may be terminated by the
    ------------   ----------------
mutual written agreement of the parties at any time prior to the Closing Date, regardless of whether stockholder approval of this Agreement, the Statutory Merger Agreement and the Merger by the shareholders of American Federal shall have been previously obtained.

    SECTION 7.02.  BREACH OF AGREEMENTS.  In the event that there is a material
    ------------   --------------------
breach in any of the representations and warranties or agreements of Mid-Missouri and Subsidiary Bank, on one hand, or American Federal, on the other hand, which breach is not cured within thirty (30) days after written notice to cure such breach is given by the non-breaching party, then the non-breaching party, regardless of whether shareholder approval of this Agreement, the Statutory Merger Agreement and the Merger shall have been previously obtained, may terminate and cancel this Agreement by providing written notice of such action to the other party hereto.

    SECTION 7.03.  ENVIRONMENTAL REPORTS.  Mid-Missouri and Subsidiary Bank may
    ------------   ---------------------
terminate this Agreement to the extent provided by Section 4.07 by giving written notice thereof to American Federal.

    SECTION 7.04.  FAILURE OF CONDITIONS.  In the event any of the conditions to
    ------------   ---------------------
the obligations of either party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section 7.02 has lapsed, then such party may, regardless of whether shareholder approval of this Agreement, the Statutory Merger Agreement and the Merger shall have been previously obtained, terminate and cancel this Agreement by delivery of written notice of such action to the other party on such date.

    SECTION 7.05.  APPROVAL DENIAL.  If any regulatory application filed
    ------------   ---------------
pursuant to Section 5.01 should be finally denied or disapproved by the respective regulatory authority, or if Mid-Missouri should fail to obtain any regulatory approvals required to consummate the Merger on or before February 28, 1997, then either party may terminate this Agreement by delivery of written notice of such termination to the other party within thirty (30) calendar days of such date; provided, however, that a request for additional information or undertaking by Mid-Missouri, as a condition for approval, shall not be deemed to be a denial or disapproval so long as Mid-Missouri diligently provides the requested information or undertaking. In the event an application is denied pending an appeal, petition for review, or similar such act on the part of Mid-Missouri (hereinafter referred to as the "appeal"), then the application will be deemed denied unless Mid-Missouri prepares and timely files such appeal, continues the appellate process and obtains the necessary approval by February 28, 1997.

    SECTION 7.06.  SHAREHOLDER APPROVAL DENIAL.  If the Merger is not approved
    ------------   ---------------------------
by the requisite vote of the shareholders of American Federal at the Stockholders' Meeting, then either party may terminate this Agreement, without liability to the other party.

    SECTION 7.07.  REGULATORY ENFORCEMENT MATTERS.  In the event that American
    ------------   ------------------------------
Federal shall become a party or subject to any new or amended written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding with any federal or state agency charged with the supervision or regulation of thrifts or banks after the date of this Agreement which is significant to its overall business, operations or financial condition, then Mid-Missouri may terminate this Agreement.

    SECTION 7.08.  AUTOMATIC TERMINATION.  If the Closing Date does not occur on
    ------------   ---------------------
or prior to March 31, 1997, then this Agreement may be terminated by either party by giving written notice to the other; provided, however, a party who is then in breach of its obligation or covenants under this Agreement in any material respect may not exercise such right of termination unless the other party is also in breach of its obligations or covenants under this Agreement in any material respect.


                                 ARTICLE EIGHT
                                 -------------

                                    GENERAL
                                    -------

    SECTION 8.01.  CONFIDENTIAL INFORMATION.  The parties acknowledge the
    ------------   ------------------------
confidential and proprietary nature of the "Information" (as hereinafter described) which has heretofore been exchanged and which will be received from each other hereunder and agree to hold and keep the same confidential. Such "Information" will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the other, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in evaluating the transaction. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party.

    SECTION 8.02.  PUBLICITY.  Mid-Missouri and American Federal shall cooperate
    ------------   ---------
with each other in the development and distribution of, and mutually agree upon the form and content of, all news releases and other written public disclosures concerning this Agreement and the Merger and shall not issue any news release or make any other written public disclosure without the prior consent of the other party, unless such is required by law or the written advice of counsel or is in response to published newspaper or other mass media reports regarding the transaction contemplated hereby, in which such latter event the parties shall consult with each other regarding such responsive public disclosure.

    SECTION 8.03.  RETURN OF DOCUMENTS.  Upon termination of this Agreement
    ------------   -------------------
without the Merger becoming effective, each party shall deliver to the other originals and all copies of all Information made available to such party and will not retain any copies, extracts or other reproductions in whole or in part of such Information.

    SECTION 8.04.  NOTICES.  Any notice or other communication shall be in
    ------------   -------
writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

    (a)  if to Mid-Missouri:

                              E. Milt Branum, Jr.
                              President
                              Mid-Missouri Holding Co.
                              318 West Main Street
                              Sullivan, Missouri 63080
                              Facsimile:  (573) 468-1400

         with a copy to:

                              John K. Pruellage, Esq.
                              Lewis, Rice & Fingersh, L.C.
                              500 North Broadway, Suite 2000
                              St. Louis, Missouri  63102
                              Facsimile:  (314) 241-6056

and

    (b)  if to American Federal:

                              Rita J. Heady
                              Executive Vice President
                              American Federal Savings & Loan Association of
                               Sullivan
                              20 Hughes Ford Road
                              P.O. Box 250
                              Sullivan, Missouri  63080
                              Facsimile:  (573) 468-7970

         with a copy to:

                              Michael W. Forster, Esq.
                              Sandberg, Phoenix & von Gontard, P.C.
                              1 City Centre, 15th Floor
                              St. Louis, Missouri  63101
                              Facsimile:  (314) 241-7604

or to such other address as any party may from time to time designate by notice to the others.

    SECTION 8.05.  LIABILITIES.  In the event that this Agreement is terminated
    ------------   -----------
pursuant to the provisions of Article Seven hereof, no party hereto shall have any liability to any other party for costs, expenses, damages or otherwise; provided, however, that, notwithstanding the foregoing, in the event that this Agreement is terminated pursuant to Section 7.02 hereof on account of a willful breach of any of the representations and warranties set forth herein or a willful breach of any of the agreements set forth herein, then the non-breaching party shall be entitled to recover appropriate damages from the breaching party.

    SECTION 8.06.  EXPENSES.  Each of the parties to this Agreement shall bear
    ------------   --------
their respective costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

    SECTION 8.07.  NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES.  Except as
    ------------   ---------------------------------------------
provided in this Section 8.07, no representation, warranty or covenant contained in this Agreement shall survive the Effective Time or the earlier termination of this Agreement. The agreements set forth in Sections 1.03, 1.04, 1.05, 1.08 and
5.04 shall survive the Effective Time, and the agreements set forth in Sections 8.01, 8.02, 8.03, 8.05 and 8.06 hereof shall survive the Effective Time or the earlier termination of this Agreement.

    SECTION 8.08.  ENTIRE AGREEMENT.  This Agreement, including the Exhibits and
    ------------   ----------------
Schedules hereto, constitute the entire agreement between the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings and agreements between the parties relating to the subject matter hereof.

    SECTION 8.09.  HEADINGS AND CAPTIONS.  The captions of Articles and Sections
    ------------   ---------------------
hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

    SECTION 8.10.  WAIVER, AMENDMENT OR MODIFICATION.  The conditions of this
    ------------   ---------------------------------
Agreement which may be waived may only be waived by notice to the other party waiving such condition. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto.

    SECTION 8.11.  RULES OF CONSTRUCTION.  Unless the context otherwise
    ------------   ---------------------
requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (c) "or" is not exclusive; and (d) words in the singular may include the plural and in the plural include the singular.

    SECTION 8.12.  COUNTERPARTS.  This Agreement may be executed in two or more
    ------------   ------------
counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

    SECTION 8.13.  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon
    ------------   ----------------------
and inure to the benefit of the parties hereto and their respective successors and assigns. Except as expressly provided in this Agreement, there shall be no third party beneficiaries hereof.

    SECTION 8.14.  GOVERNING LAW; ASSIGNMENT.  THIS AGREEMENT SHALL BE GOVERNED
    ------------   -------------------------
BY THE LAWS OF THE STATE OF MISSOURI, EXCEPT TO THE EXTENT THAT APPLICABLE FEDERAL LAWS AND REGULATIONS MUST GOVERN ASPECTS OF THE MERGER PROCEDURES AND SHAREHOLDER RIGHTS RELATED THERETO. THIS AGREEMENT MAY NOT BE ASSIGNED BY EITHER OF THE PARTIES HERETO.

    SECTION 8.15.  TIME.  Time is of the essence in connection with this
    ------------   ----
Agreement.

    (THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY)

    IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                   AMERICAN FEDERAL SAVINGS & LOAN
                                   ASSOCIATION OF SULLIVAN



                                   By  /s/ Rita J. Heady
                                     -------------------------------
                                   Name:   Rita J. Heady
                                        ----------------------------
                                   Title: Executive Vice President
                                          --------------------------


                                   MID-MISSOURI HOLDING CO.



                                   By /s/ E. Milt Branum, Jr.
                                     -------------------------------
                                   Name:   E. Milt Branum, Jr.
                                        ----------------------------
                                   Title:   President
                                         ---------------------------


                                   BANK OF SULLIVAN



                                   By  /s/ E. Milt Branum, Jr.
                                     -------------------------------
                                   Name:   E. Milt Branum, Jr.
                                        ----------------------------
                                   Title:   President
                                         ---------------------------

STATE OF MISSOURI           )
                            ) SS.
COUNTY OF FRANKLIN          )

    On this 12th day of December, 1996, before me personally appeared E. Milt Branum, Jr. personally known, who, being by me duly sworn, did say that s/he is the President of Mid-Missouri Holding Company, Inc., a corporation of the State of Missouri, and that the foregoing agreement was signed and sealed on behalf of such corporation, by authority of its Board of Directors; and such E. Milt Branum, Jr. acknowledged the foregoing instrument to be the free act and deed of such corporation.

    IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                                             /s/ Connie L. Richardson
                                           ------------------------------
                                           Notary Public

My Commission Expires:



STATE OF MISSOURI               )
                                ) SS.
COUNTY OF FRANKLIN              )

    On this 12th day of December, 1996, before me personally appeared E. Milt Branum, Jr. personally known, who, being by me duly sworn, did say that s/he is the President of Bank of Sullivan, a bank of the State of Missouri, and that the foregoing agreement was signed and sealed on behalf of such bank, by authority of its Board of Directors; and such E. Milt Branum, Jr. acknowledged the foregoing instrument to be the free act and deed of such corporation.

    IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                                             /s/ Connie L. Richardson
                                           --------------------------
                                           Notary Public

My Commission Expires:

STATE OF MISSOURI               )
                                ) SS.
COUNTY OF FRANKLIN              )

    On this 12th day of December, 1996, before me personally appeared Rita J. Heady personally known, who, being by me duly sworn, did say that s/he is the Executive Vice President of American Federal Savings and Loan Association of Sullivan, a federal savings association, and that the foregoing agreement was signed and sealed on behalf of such association, by authority of its Board of Directors; and such Rita J. Heady acknowledged the foregoing instrument to be the free act and deed of such corporation.

    IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                                             /s/ Connie L. Richardson
                                           ------------------------------
                                           Notary Public

My Commission Expires:

                                 EXHIBIT 1.07
                                 ------------

                          STATUTORY MERGER AGREEMENT

                             AGREEMENT FOR MERGER
                                      OF
            AMERICAN FEDERAL SAVINGS & LOAN ASSOCIATION OF SULLIVAN
                                 WITH AND INTO
                               BANK OF SULLIVAN


    THIS AGREEMENT FOR MERGER (this "Agreement") dated as of December 6, 1996, by and among BANK OF SULLIVAN, a Missouri state chartered bank (hereinafter referred to as "Subsidiary Bank"), MID-MISSOURI HOLDING COMPANY, INC., a Missouri corporation and holding company of Subsidiary Bank (hereinafter referred to as "Mid-Missouri"), and AMERICAN FEDERAL SAVINGS & LOAN ASSOCIATION OF SULLIVAN, a Federal savings and loan association (hereinafter referred to as "American Federal").

    WHEREAS, Subsidiary Bank is a state chartered bank duly organized under the laws of the State of Missouri, with its principal office and place of business at 318 West Main Street, Sullivan, Missouri, and having, as of September 30, 1996, authorized capital of 20,000 shares of stock, par value $20.00 per share, 20,000 of which were issued and outstanding, with capital of approximately $2,000,000, surplus of approximately $5,027,000, and other capital accounts of approximately $2,280,000, in accordance with the balance sheet reflecting its condition as of the close of business on that date; and

    WHEREAS, American Federal is a federally chartered thrift duly organized under the laws of the United States of America, with its principal office and place of business at 20 Hughes Ford Road, Sullivan, Missouri, and having, as of September 30, 1996, authorized capital of 152,087 shares of stock, par value $1.00 per share, 152,087 of which were issued and outstanding, with capital of approximately $152,000, surplus of approximately $1,287,000, and other capital accounts of approximately $2,278,000, in accordance with the balance sheet reflecting its condition as of the close of business on that date;

    WHEREAS, on November 12, 1996, a majority of the entire board of directors of Mid-Missouri and, on November 15, 1996, a majority of the entire board of directors of American Federal, deemed it, and on January 13, 1997, the entire board of directors of Subsidiary Bank is expected to deem it, advisable, for the general welfare and advantage of each of such respective institutions and the respective shareholders of each, that American Federal merge with and into Subsidiary Bank (the "Merger"), and approved this Agreement and authorized its execution; and

    WHEREAS, the sole shareholder of Subsidiary Bank is expected to approve and confirm this Agreement by written consent, and the shareholders of American Federal are expected to approve and confirm this Agreement at a meeting of such shareholders to be duly called and held.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, Subsidiary Bank, Mid-Missouri and American Federal enter into this Agreement and prescribe the terms and conditions of the Merger and the mode of carrying it into effect, as follows:

    1. American Federal shall be merged into Subsidiary Bank, with Subsidiary Bank being the survivor (the "Surviving Bank") under the charter of Subsidiary Bank and under the title of "Bank of Sullivan".

    2. The business of the Surviving Bank shall be that of a Missouri state chartered banking corporation. This business shall be conducted by the Surviving Bank at its main office which shall be located at 318 West Main Street, Sullivan, Missouri, and at its branch offices located at Fisher & Springfield Streets, Sullivan, Missouri, and 1 Meramec Plaza, Sullivan, Missouri.

    3. All assets of Subsidiary Bank and American Federal, as they exist immediately prior to the Effective Time (as defined in Section 6 hereof) of the Merger, shall pass to and vest in the Surviving Bank without any conveyance or other transfer, and the Surviving Bank shall be responsible for all of the liabilities of every kind and description of each of Subsidiary Bank and American Federal existing immediately prior to the Effective Time.

    4. (a) Each share of common stock, $20.00 par value per share, of Subsidiary Bank issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unaffected by the Merger.

         (b) Each share of common stock, $1.00 par value per share, of American Federal issued and outstanding immediately prior to the effective time of the Merger, other than shares any holders of which have duly exercised and perfected their dissenters' rights under applicable law, shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the consideration set forth in Section 1.05 of the certain Agreement and Plan of Merger of even date herewith between Mid-Missouri, Subsidiary Bank and American Federal (the "Master Merger Agreement").

    5.   The board of directors of the Surviving Bank shall be as follows:

                            E. Milt Branum, Jr.
                            Mr. John M. Brummet
                            Edward P. Burke
                            Gordian J. Mathias
                            James E. McIntosh
                            Norman N. Rubenstein
                            Albert M. Schlueter
                            John W. Waller
                            T. Scott Waller
                            Edward C. Wallis

    6. This Agreement has been approved and confirmed by the written consent of the sole shareholder of Subsidiary Bank. This Agreement is expected to be approved and confirmed by the shareholders of American Federal owning two-thirds of its capital stock outstanding, at a meeting of such shareholders to be duly called and held. The Merger shall become effective at the time specified in
Section 362.700 of the Revised Statutes of Missouri, upon completion of the acts therein described (the "Effective Time").

    7. This Agreement shall terminate, and shall thereafter be of no further force or effect, regardless of whether shareholder approval has been obtained, immediately upon the termination of the Master Merger Agreement.

    IN WITNESS WHEREOF, Mid-Missouri, Subsidiary Bank and American Federal have caused this Agreement For Merger to be executed in multiple copies by their duly authorized officers, and have caused their seals to be affixed hereto, as of the date first above written.

                              MID-MISSOURI HOLDING COMPANY, INC.



                              By:  /s/ E. Milt Branum, Jr.
                                 -----------------------------
                                E. Milt Branum, Jr., President
                                and Chief Executive Officer

Attest:

By:  /s/ Carol Markham
   ---------------------
  Secretary


                              BANK OF SULLIVAN



                              By:  /s/ E. Milt Branum, Jr.
                                 ----------------------------
                                E. Milt Branum, Jr., President
                                and Chief Executive Officer

Attest:

By:  /s/ Carol Markham
   ------------------------
  Secretary


                              AMERICAN FEDERAL SAVINGS & LOAN ASSOCIATION
                              OF SULLIVAN



                              By:  /s/ Rita J. Heady
                                 ------------------------------------
                              Rita J. Heady, Executive Vice President

Attest:

By:  /s/ Joseph Withington
   ---------------------------
  Secretary

STATE OF MISSOURI           )
                            ) SS.
COUNTY OF FRANKLIN          )

    On this 12th day of December, 1996, before me personally appeared E. Milt Branum, Jr. personally known, who, being by me duly sworn, did say that he is the President and Chief Executive Officer of Mid-Missouri Holding Company, Inc., a corporation of the State of Missouri, and that the foregoing agreement was signed and sealed on behalf of such corporation, by authority of its Board of Directors; and such E. Milt Branum, Jr. acknowledged the foregoing instrument to be the free act and deed of such corporation.

    IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                                     /s/ Connie L. Richardson
                                            Notary Public

My Commission Expires:



STATE OF MISSOURI               )
                                ) SS.
COUNTY OF FRANKLIN              )

    On this 12th day of December, 1996, before me personally appeared E. Milt Branum, Jr. personally known, who, being by me duly sworn, did say that he is the President and Chief Executive Officer of Bank of Sullivan, a bank of the State of Missouri, and that the foregoing agreement was signed and sealed on behalf of such bank, by authority of its Board of Directors; and such E. Milt Branum, Jr. acknowledged the foregoing instrument to be the free act and deed of such bank.

    IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                                       /s/ Connie L. Richardson
                                              Notary Public

My Commission Expires:

STATE OF MISSOURI               )
                                ) SS.
COUNTY OF FRANKLIN              )

    On this 12th day of December, 1996, before me personally appeared Rita J. Heady personally known, who, being by me duly sworn, did say that she is the Executive Vice President of American Federal Savings and Loan Association of Sullivan, a federal savings association, and that the foregoing agreement was signed and sealed on behalf of such association, by authority of its Board of Directors; and such Rita J. Heady acknowledged the foregoing instrument to be the free act and deed of such association.

    IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

                                         /s/ Connie L. Richardson
                                                Notary Public
My Commission Expires:

                                                                 EXHIBIT 1.09(A)
                                                                 ---------------


                   AMERICAN FEDERAL'S LEGAL OPINION MATTERS


    1. The due organization, valid existence and good standing of American Federal under the laws of the United States, its power and authority to own and operate its properties and to carry on its business as now conducted, and its power to execute, enter into, deliver and perform its obligations under the Agreement and the Statutory Merger Agreement, to merge with Subsidiary Bank in accordance with the terms of such agreements and to consummate the transactions contemplated thereby.

    2. With respect to American Federal, (i) the number of authorized, issued and outstanding shares of capital stock of American Federal immediately prior to the Closing, (ii) the nonexistence of any violation of the preemptive or subscription rights of any person, (iii) the nonexistence of any outstanding options, warrants, or other rights to acquire, or securities convertible into, any equity security of American Federal, (iv) the nonexistence of any obligation, contingent or otherwise, to reacquire any shares of capital stock of American Federal, and (v) the nonexistence of any outstanding stock appreciation, phantom stock or similar rights.

    3. The due and proper performance of all corporate acts and other proceedings necessary or required to be taken by American Federal to authorize the execution, delivery and performance of the Agreement and the Statutory Merger Agreement, the due execution of the Agreement and the Statutory Merger Agreement by American Federal, and the Agreement and the Statutory Merger Agreement as valid and binding obligations of American Federal, enforceable against American Federal in accordance with their respective terms (subject to the provisions of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion).

    4. The execution of the Agreement and the Statutory Merger Agreement by American Federal, and the consummation of the Merger and the other transactions contemplated thereby, does not violate or cause a default under American Federal's charter or articles of incorporation or association or bylaws, or any statute, regulation or rule or any judgment, order or decree against or any material agreement binding upon American Federal.

    5. The receipt of all required consents, approvals (including the requisite approval of the shareholders of American Federal), orders or authorizations of, or registrations, declarations or filings with or notices to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other person or group of persons or entity required to be obtained or made by American Federal in connection with the execution and delivery of the Agreement and the Statutory Merger Agreement or the consummation of the transactions contemplated thereby.

    6. The nonexistence of any material actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting American Federal which, if adversely determined, would have a material adverse effect upon its properties or assets or the transactions contemplated by the Agreement or the Statutory Merger Agreement.

                                                                 EXHIBIT 1.09(B)
                                                                 ---------------


                     MID-MISSOURI'S LEGAL OPINION MATTERS


    1. The due incorporation, valid existence and good standing of Mid-Missouri under the laws of the State of Missouri, and its power and authority to enter into the Agreement and to consummate the transactions contemplated thereby.

    2. The due and proper performance of all corporate acts and other proceedings required to be taken by Mid-Missouri to authorize the execution, delivery and performance of the Agreement and the Statutory Merger Agreement, the due execution and delivery of the Agreement and the Statutory Merger Agreement by Mid-Missouri, and the Agreement and the Statutory Merger Agreement as valid and binding obligations of Mid-Missouri enforceable against Mid-Missouri in accordance with their respective terms (subject to the provisions of bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally from time to time in effect, and equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion).

    3. The due authorization and, when issued to shareholders of American Federal in accordance with the terms of the Agreement and the Statutory Merger Agreement, the valid issuance of shares of Mid-Missouri Common to be issued pursuant to the Merger, such shares being fully paid and nonassessable.

    4. The execution and delivery of the Agreement and the Statutory Merger Agreement by Mid-Missouri, and the consummation of the transactions contemplated thereby, as neither conflicting with, in breach of in default under, resulting in the acceleration of, creating in any party the right to accelerate, terminate, modify or cancel, or violate, any provision of Mid-Missouri's articles of incorporation or bylaws, or any statute, regulation, rule, judgment, order or decree binding upon Mid-Missouri which would be materially adverse to the business of Mid-Missouri and the Subsidiary Bank taken as a whole.

    5. The receipt of all required consents, approvals, orders or authorizations of, or registrations, declarations or filings with or without notices to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other person or entity required to be obtained or made by or with respect to Mid-Missouri in connection with the execution and delivery of the Agreement and the Statutory Merger Agreement or the consummation of the transactions contemplated thereby.

                                                                    EXHIBIT 4.09
                                                                    ------------



                           ___________________, 1996



Mid-Missouri Holding Company, Inc.
318 West Main Street
Sullivan, Missouri 63080


    RE: AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER ___, 1996 (THE "ACQUISITION AGREEMENT"), BY AND AMONG AMERICAN FEDERAL SAVINGS AND LOAN ASSOCIATION OF SULLIVAN ("AMERICAN FEDERAL"), MID-MISSOURI HOLDING COMPANY, INC. ("MID-MISSOURI") AND BANK OF SULLIVAN

Ladies and Gentlemen:

    I have been advised that I may be deemed to be an affiliate of American Federal, as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") of the Rules and Regulations of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Securities Act").

    Pursuant to the terms and conditions of the Acquisition Agreement, each share of common stock of American Federal owned by me as of the effective time of the merger contemplated by the Acquisition Agreement (the "Merger") may be converted into the right to receive a combination of cash and shares of common stock of Mid-Missouri (the "Mid-Missouri Shares"). This letter is delivered to Mid-Missouri pursuant to Section 4.10 of the Acquisition Agreement.

    A.   I represent and warrant to Mid-Missouri and agree that:

         1. I shall not make any sale, transfer or other disposition of the Mid-Missouri Shares I receive pursuant to the Merger in violation of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

         2. I understand that the issuance of the Mid-Missouri Shares to me pursuant to the Merger will be registered with the Commission under the Securities Act. I also understand that because I may be deemed an "affiliate" of American Federal and because any distributions by me of the Mid-Missouri Shares will not be registered under the Securities Act, such Mid-Missouri Shares must be held by me unless (i) the sale, transfer or other distribution has been registered under the Securities Act, (ii) the sale, transfer or other distribution of such Mid-Missouri Shares is made in accordance with the provisions of Rule 145, or (iii) in the opinion of counsel acceptable to Mid-Missouri some other exemption from registration under the Securities Act is available with respect to any such proposed distribution, sale, transfer or other disposition of such Mid-Missouri Shares.

    B.   I understand and agree that:

         1. Stop transfer instructions will be issued with respect to the Mid-Missouri Shares and there will be placed on the certificates representing such Mid-Missouri Shares, or any certificate delivered in substitution therefor, a legend stating in substance:

         "The shares represented by this Certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applied. The shares represented by this certificate may be transferred only in accordance with the terms of a letter agreement dated ___________________, 199_, by the registered holder in favor of Mid-Missouri Holding Company, Inc., a copy of which agreement is on file at the principal offices of Mid-Missouri Holding Company, Inc."

         2. Unless the transfer by me of Mid-Missouri Shares is a sale made in compliance with the provisions of Rule 145(d) or made pursuant to an effective registration statement under the Securities Act, Mid-Missouri reserves the right to place the following legend on the Certificates issued to my transferee:

         "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended, and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933, as amended, applied. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended, and may not be sold or otherwise transferred unless the shares have been registered under the Securities Act of 1933, as amended, or an exemption from registration is available."

    I understand and agree that the legends set forth in paragraphs 1 and 2 above shall be removed by delivery of substitute Certificates without any legend if I deliver to Mid-Missouri a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance satisfactory to Mid-Missouri, to the effect that no such legend is required for the purpose of the Securities Act.

    I have carefully read this letter and the Acquisition Agreement and understand the requirements of each and the limitations imposed upon the distribution, sale, transfer or other disposition of Mid-Missouri Shares by me.

                                          Very truly yours,

                              FIRST AMENDMENT TO
                         AGREEMENT AND PLAN OF MERGER

    This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "First Amendment") is made and entered into as of the 13th day of February, 1997, by and among AMERICAN FEDERAL SAVINGS & LOAN ASSOCIATION OF SULLIVAN, a Federal savings and loan association ("American Federal"), MID-MISSOURI HOLDING COMPANY, INC., a Missouri corporation ("Mid-Missouri"), and BANK OF SULLIVAN, a Missouri bank ("Subsidiary Bank").

                                   RECITALS
                                   --------

    WHEREAS, American Federal, Mid-Missouri and Subsidiary Bank entered into that certain Agreement and Plan of Merger dated December 6, 1996, (the "Merger Agreement") pursuant to which American Federal has agreed to merge with and into Subsidiary Bank under the charter of Subsidiary Bank; and

    WHEREAS, American Federal, Mid-Missouri and Subsidiary Bank now desire to amend the Merger Agreement as expressly provided herein.

                                   AMENDMENT
                                   ---------

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this First Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Merger Agreement as follows:

    SECTION 1.   AMENDMENT.    Section 7.05 of the Merger Agreement is hereby
    ---------    ---------
amended by deleting the two references therein to "February 28, 1997," and substituting in lieu thereof "May 16, 1997."

    SECTION 2.   FURTHER AMENDMENT.    Section 7.08 of the Merger Agreement is
    ---------    -----------------
hereby amended by deleting the reference therein to "March 31, 1997," and substituting in lieu thereof "June 20, 1997."

    SECTION 3.   FURTHER AMENDMENT.    Section 6.01 of the Merger Agreement is
    ---------    -----------------
hereby amended by adding thereto the following:

              (j) The shareholders of Mid-Missouri shall have duly authorized and approved, and the Missouri Secretary of State shall have certified, an amendment to the Articles of Incorporation of Mid-Missouri providing for an additional number of authorized shares of Mid-Missouri Common equal to or greater than the number of such shares constituting the Stock Component.

    SECTION 4.   CONTINUED FORCE AND EFFECT.    Except as expressly amended
    ---------    --------------------------
hereby, the Merger Agreement shall remain in full force and effect. Nothing contained in this First Amendment shall prevent further amendment or modification of any provision of the Merger Agreement.

    SECTION 5.   MULTIPLE COUNTERPARTS.    This First Amendment may be executed
    ---------    ---------------------
in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same document.

    IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment as of the day and year first above written.

                        AMERICAN FEDERAL SAVINGS & LOAN ASSOCIATION
                        OF SULLIVAN, a Federal savings and loan association



                        By:  /s/ Rita J. Heady
                           --------------------------------
                            Rita J. Heady
                            Executive Vice President


                        MID-MISSOURI HOLDING COMPANY, INC., a Missouri corporation



                        By:  E. Milt Branum, Jr.
                           --------------------------------
                               E. Milt Branum, Jr.
                               President



                        BANK OF SULLIVAN, a Missouri bank



                        By:  E. Milt Branum, Jr.
                           --------------------------------
                               E. Milt Branum, Jr.
                               President

                              SECOND AMENDMENT TO
                         AGREEMENT AND PLAN OF MERGER


    This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Second Amendment") is made and entered into as of the 7th day of May, 1997, by and among AMERICAN FEDERAL SAVINGS & LOAN ASSOCIATION OF SULLIVAN, a Federal savings and loan association ("American Federal"), MID-MISSOURI HOLDING COMPANY, INC., a Missouri corporation ("Mid-Missouri"), and BANK OF SULLIVAN, a Missouri bank ("Subsidiary Bank").

                                   RECITALS
                                   --------

    WHEREAS, American Federal, Mid-Missouri and Subsidiary Bank entered into that certain Agreement and Plan of Merger dated December 6, 1996, as amended on February 13, 1997 (as amended, the "Merger Agreement") pursuant to which American Federal has agreed to merge with and into Subsidiary Bank under the charter of Subsidiary Bank; and

    WHEREAS, American Federal, Mid-Missouri and Subsidiary Bank now desire to further amend the Merger Agreement as expressly provided herein.

                                   AMENDMENT
                                   ---------

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Second Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Merger Agreement as follows:

    SECTION 1.   AMENDMENT.    Section 7.05 of the Merger Agreement is hereby
    ---------    ---------
amended by deleting the two references therein to "May 16, 1997," and substituting in lieu thereof "June 30, 1997."

    SECTION 2.   FURTHER AMENDMENT.    Section 7.08 of the Merger Agreement is
    ---------    -----------------
hereby amended by deleting the reference therein to "June 20, 1997," and substituting in lieu thereof "July 31, 1997."

    SECTION 3.   CONTINUED FORCE AND EFFECT.    Except as expressly amended
    ---------    --------------------------
hereby, the Merger Agreement shall remain in full force and effect. Nothing contained in this Second Amendment shall prevent further amendment or modification of any provision of the Merger Agreement.

    SECTION 4.   MULTIPLE COUNTERPARTS.    This Second Amendment may be executed
    ---------    ---------------------
in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same document.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment as of the day and year first above written.

                       AMERICAN FEDERAL SAVINGS & LOAN ASSOCIATION
                       OF SULLIVAN, a Federal savings and loan association



                       By: /s/ Rita J. Heady
                          ---------------------------------------
                               Rita J. Heady
                               Executive Vice President


                       MID-MISSOURI HOLDING COMPANY, INC., a Missouri corporation



                       By: /s/ E. Milt Branum, Jr.
                          ---------------------------------------
                               E. Milt Branum, Jr.
                               President


                       BANK OF SULLIVAN, a Missouri bank



                       By:  /s/ E. Milt Branum, Jr.
                          ---------------------------------------
                               E. Milt Branum, Jr.
                               President

                                                                      APPENDIX B
                                                                      ----------

          SECTION 8 OF THE FEDERAL STOCK CHARTER OF AMERICAN FEDERAL


SECTION 8. CERTAIN PROVISIONS APPLICABLE FOR FIVE YEARS. Notwithstanding anything contained in the Association's charter or Bylaws to the contrary, for a period of five years from the date of completion of the conversion of the Association form mutual to stock form, the following provisions shall apply:

A. BENEFICIAL OWNERSHIP LIMITATION. No person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10 percent of any class of any equity security of the Association. This limitation shall not apply to a transaction in which the Association forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal right, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under Section 574.3(c)(1)(vi) of the regulations of the OTS.

     In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of 10 percent shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

     (1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Association.

     (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

     (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

     (4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any other contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

     B. CUMULATIVE VOTING LIMITATION. Stockholders shall not be permitted to cumulate their votes for the election of directors.

     C. CALL FOR SPECIAL MEETINGS. Special meetings of stockholders relating to changes in control of the Association or amendments to its charter shall be called only upon direction of the Board of Directors.

                                                                      APPENDIX C
                                                                      ----------

                  PROPOSED STOCKHOLDER RESOLUTIONS REGARDING

                THE MERGER AGREEMENT AND THE CHARTER AMENDMENT

                         RESOLUTIONS TO BE ADOPTED BY
                                STOCKHOLDERS OF
            AMERICAN FEDERAL SAVINGS & LOAN ASSOCIATION OF SULLIVAN


                             AMENDMENT OF CHARTER
                             --------------------

     RESOLVED, that Section 8.A of the Charter of the Association, be, and it hereby is, deleted in its entirety.

     RESOLVED, FURTHER, that Sections 8.B and 8.C of the Charter of the Association be, and they hereby are, redesignated as Sections 8.A and 8.B respectively.

     RESOLVED, FURTHER, that the Board of Directors and officers of the Association are hereby authorized and directed to take all such actions, make all such applications, and execute all such documents as may be necessary to carry out the foregoing amendments to the Charter of the Association.


                              APPROVAL OF MERGER
                              ------------------

     RESOLVED, that the Merger Agreement dated December 6, 1996 (as amended) between the Association, Mid-Missouri Holding Company, Inc. and Bank of Sullivan, whereunder the Association will be merged into Bank of Sullivan (with Bank of Sullivan being the surviving party) be and it hereby is approved and ratified in all respects.

     RESOLVED, FURTHER, that the Board of Directors and officers of the Association are hereby authorized and directed to take all such actions, make all such applications, and execute all such documents as may be necessary to carry out the provisions and intent of the Merger Agreement and to complete the merger of the Association into Bank of Sullivan pursuant to the terms of the Merger Agreement.

                                                                      APPENDIX D
                                                                      ----------

                              FAIRNESS OPINION OF

                    NORMAN BACKUES & ASSOCIATES, INC.

                [NORMAN BACKUES & ASSOCIATES, INC. LETTERHEAD]

March 20, 1997


Board of Directors
American Federal Savings & Loan Association of Sullivan
20 Hughes Ford Road
Sullivan, Missouri 63080-0250

Members of the Board:

American Federal Savings & Loan Association of Sullivan (the "Bank"), under date of March 7, 1997, requested and authorized our firm to conduct the necessary investigation to produce a fairness opinion for your bank suitable for the fulfillment of the requirements of the banking laws of the State of Missouri and the regulations of the Missouri Division of Finance. Our opinion as to the fairness was the consideration to be paid by Mid-Missouri Holding Company, Inc. (the "Company") in connection with the proposed transaction of the Bank (the "Transaction"). The terms of the proposed Transaction are contained in the Agreement and Plan of Reorganization dated December 1996 ("the Agreement") between the Company and the Bank and the related merger Agreement between the Mid-Missouri Holding Company, Inc. and Bank, and provide for, among other things, each share of the Bank's common stock to be converted into the right to receive shares of stock in the Company as per the formula included in the Agreement.

In conducting our investigation and analysis, and in arriving at the opinion as expressed herein, we have reviewed and analyzed, among other data:

     (1) the financial statements of the Bank and the Company for the years ending 1995 and 1996;

     (2)  the Agreement;

     (3) publicly available information regarding the performance of certain other banking companies whose business activities we believe to be generally comparable with the Bank and the Company;

     (4)  other information we deemed relevant.

The Internal Revenue Service has prescribed various factors to be considered in the valuation of closely-held businesses. Accordingly, we have considered all of the factors described in various Revenue Rulings, including:

          a.   nature and history of the business
          b.   economic outlook and condition of the industry
          c.   book value of stock and financial condition of the business
          d.   earning capacity of the company
          e.   dividend paying capacity
          f.   goodwill and other intangibles
          g.   prior sales and size of the block to be valued
          h.   market price of similar stocks actively traded in open markets

Further, we have taken into account our assessment of general economic, market and financial conditions, our experience in bank valuation, the nature and terms of certain other acquisition transactions involving commercial banks and bank holding companies whose business characteristics are reasonably comparable to the Bank and the Company, respectively, and our knowledge of the banking industry generally.

We understand that our appraisal will be used for fairness opinion purposes only. No other purpose is intended or should be inferred.

For purposes of this appraisal, we define the term fair value as the price which property will bring when it is offered for sale by one who is willing but not obligated to sell it, and is bought by one who is willing or desires to purchase, but is not compelled to do so.

As it relates to the stock of the Bank, when no market exists for a stock, or the stock is thinly traded resulting in a potential distortion of fair value, the appraiser must resort to an analysis of relevant intrinsic factors to determine fair value.

Shares of the Company are not publicly traded and the value of the shares used in our valuation is based upon the information that is readily available (see Exhibits V, VI and IX). Based upon our review of the data, the fair value of a share of Mid-Missouri Holding Company, Inc. common stock, as of December 31, 1996, was $72 per share.

Shares of the Bank are not publicly traded and the value of the shares used in our valuation is based upon the information that is readily available (See Exhibits III, IV, VII and VIII). Based upon our review of the data, the fair value of a share of American Federal Savings & Loan Association of Sullivan common stock, as of December 31, 1996, was $28 per share.

In our review and analysis, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available without independent verification. Further, we have not made any evaluations or appraisals of the investment and loan portfolios or the properties and facilities of the Bank.

Based upon the foregoing and such other factors as we deem relevant, it is our opinion as consultants that, as of the date hereof, the terms of the Transaction are fair, from a financial point of view, to the holders of the Bank's common stock as well as the holders of the Company's common stock. We understand that we are not obligated to revise our opinion due to events and fluctuating economic conditions occurring subsequent to the date of this opinion.

The attached exhibits are an integral part of this letter and our opinion.

Sincerely,

NORMAN BACKUES & ASSOCIATES, INC.


Thomas B. Fahnestock, C.P.A.
Senior Consultant

TBF/si
REVIEW: NB

Exhibits:

          I.     Statement of Appraisal Assumptions and Limiting Conditions
          II.    Appraisal Certification
          III. American Federal Savings Discounted Cash Flow Assumptions as of December 1996
          IV. American Federal Savings Discounted Cash Flow Analysis as of December 1996
          V. Mid-Missouri Holding Company, Inc. Discounted Cash Flow Assumptions as of December 1996
          VI. Mid-Missouri Holding Company, Inc. Discounted Cash Flow Analysis as of December 1996
          VII. American Federal / Mid-Missouri Conversion of Shares Formula as of December 31, 1996
          VIII. American Federal Savings & Loan Estimation of Fair Value as of December 31, 1996
          IX. Mid-Missouri Holding Company, Inc. Estimation of Fair Value as of December 31, 1996
          X.     Other Resources Used for Analysis as of December 31, 1996

                                                                       EXHIBIT I

          Statement of Appraisal Assumptions and Limiting Conditions
          ----------------------------------------------------------


This valuation opinion report has been prepared pursuant to the following general assumptions and general limiting conditions:

1. We assume no responsibility for the legal description or matters including legal or title considerations. Title to the subject assets, properties, or business interests are assumed to be good and marketable unless otherwise stated.

2. The subject assets, properties, or business interests are appraised free and clear of any or all liens or encumbrances unless otherwise stated.

3. We assume responsible ownership and competent management with respect to the subject assets, properties, or business interests.

4. The information furnished by others is believed to be reliable. However, we issue no warranty or other form of assurance regarding its accuracy.

5. We assume that there is full compliance with all applicable Federal, state, and local regulations and laws unless noncompliance is stated, defined, and considered in the appraisal report.

6. We assume that all required licenses, certificates of occupancy, consents, or legislative or administrative authority from any local, state, or national government, private entity or organization have been or can be obtained or renewed for any use on which the valuation opinion contained in this report is based.

7. Possession of this valuation opinion report, or a copy thereof, does not carry with it the right of publication. It may not be used for any purpose by any person other than the party to whom it is addressed without our written consent and, in any event, only with proper written qualifications and only in its entirety.

8. We, by reason of this valuation, are not required to furnish a complete valuation report, or to give testimony, or to be in attendance in court with reference to the assets, properties, or business interests in question unless arrangements have been previously made.

9. No part of the contents of this report especially any conclusions of value, the identity of the appraisers, or the firm with which the appraisers are associated) shall be disseminated to the public through advertising, public relations, news, sales, or other media without our prior written consent and approval.

10. We assume no responsibility for any financial reporting judgements which are appropriately those of management. Management accepts the responsibility for any related financial reporting with respect to the assets, properties, or business interests encompassed by this appraisal.

                                                                      EXHIBIT II

                            Appraisal Certification
                            -----------------------

We hereby certify the following statements regarding this appraisal:

1. We have personally inspected the assets, properties, or business interests encompassed by this appraisal, as deemed necessary.

2. We have no present or contemplated future interest in the assets, properties, or business interests that are the subject of this appraisal report.

3. We have no personal interest or bias with respect to the subject matter of this report or the parties involved.

4. Our compensation for making the appraisal is in no way contingent upon the value reported.

5. To the best of our knowledge and belief, the statements of facts contained in this report, upon which the analyses, conclusions and opinions expressed herein are based, are true and correct.

6. This valuation report has been prepared in conformity with generally accepted appraisal standards and is subject to the requirements of the code of professional ethics and standards of professional conduct of the professional organizations of which Mr. Fahnestock is a member.

7. No persons other than the appraiser, whose qualifications were included in our proposal, have prepared the analyses, conclusions and opinions concerning the assets, properties, or business interests set forth in this report.

                                                                     EXHIBIT III


                           AMERICAN FEDERAL SAVINGS
                       DISCOUNTED CASH FLOW ASSUMPTIONS
                              AS OF DECEMBER 1996
                                    (000's)

==============================================================================================================================
             VARIABLE                YEAR 1   YEAR 2   YEAR 3   YEAR 4   YEAR 5   YEAR 6   YEAR 7   YEAR 8   YEAR 9   YEAR 10
             --------               --------  -------  -------  -------  -------  -------  -------  -------  -------  --------
ASSET GROWTH RATE                     -3.00%   -3.00%   -3.00%   -3.00%   -3.00%   -3.00%   -3.00%   -3.00%   -3.00%    -3.00%
TOTAL ASSETS $18,922                 18,354   17,804   17,270   16,752   16,249   15,761   15,289   14,830   14,385    13,954
AVERAGE ASSETS                       18,638   18,079   17,537   17,011   16,500   16,005   15,525   15,059   14,608    14,169
NET INTEREST INCOME
 AS A PERCENT OF AVERAGE ASSETS        3.72%    3.72%    3.72%    3.72%    3.72%    3.72%    3.72%    3.72%    3.72%     3.72%
PROVISION FOR LOAN LOSSES
 AS A PERCENT OF AVERAGE ASSETS        0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%     0.00%
NON-INTEREST INCOME
 AS A PERCENT OF AVERAGE ASSETS        0.11%    0.11%    0.11%    0.11%    0.11%    0.11%    0.11%    0.11%    0.11%     0.11%
NON-INTEREST EXPENSE
 AS A PERCENT OF AVERAGE ASSETS        2.28%    2.28%    2.28%    2.28%    2.28%    2.28%    2.28%    2.28%    2.28%     2.28%

INCOME TAX RATE                       34.00%   34.00%   34.00%   34.00%   34.00%   34.00%   34.00%   34.00%   34.00%    34.00%

DEPRECIATION AND AMORTIZATION
 AS A PERCENT OF AVERAGE ASSETS        0.12%    0.12%    0.12%    0.12%    0.12%    0.12%    0.12%    0.12%    0.12%     0.12%
ADDITIONAL CAPITAL REQUIREMENTS
 AS PERCENT OF CHANGE IN ASSETS        0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%    0.00%     0.00%
DISCOUNT RATE - EXPECTED R.O.E.       16.00%   16.00%   16.00%   16.00%   16.00%   16.00%   16.00%   16.00%   16.00%    16.00%
RESIDUAL GROWTH RATE                   4.00%
RESIDUAL CAPITALIZATION RATE           5.00%
RESIDUAL PRESENT VALUE FACTOR        0.6139
EQUITY CAPITAL                      $ 3,732
CAPITAL TO ASSET RATIO                19.72%
REQUIRED CAPITAL AT 7% OF ASSETS    $ 1,325

=========================================================
                                                REQUIRED
                                                CAPITAL
ASSET GROWTH RATE
TOTAL ASSETS $18,922                                  977
AVERAGE ASSETS
NET INTEREST INCOME
 AS A PERCENT OF AVERAGE ASSETS
PROVISION FOR LOAN LOSSES
 AS A PERCENT OF AVERAGE ASSETS
NON-INTEREST INCOME
 AS A PERCENT OF AVERAGE ASSETS
NON-INTEREST EXPENSE
 AS A PERCENT OF AVERAGE ASSETS

INCOME TAX RATE

DEPRECIATION AND AMORTIZATION
 AS A PERCENT OF AVERAGE ASSETS
ADDITIONAL CAPITAL REQUIREMENTS
 AS PERCENT OF CHANGE IN ASSETS
DISCOUNT RATE - EXPECTED R.O.E.
RESIDUAL GROWTH RATE
RESIDUAL CAPITALIZATION RATE
RESIDUAL PRESENT VALUE FACTOR
EQUITY CAPITAL
CAPITAL TO ASSET RATIO
REQUIRED CAPITAL AT 7% OF ASSETS

                                                                      EXHIBIT IV


                                 AMERICAN FEDERAL SAVINGS
                               DISCOUNTED CASH FLOW ANALYSIS
                                    AS OF DECEMBER 1996
                                          (000's)

----------------------------------------------------------------------------------------------------------------------------------
BANK CASH FLOW                            YEAR 1   YEAR 2   YEAR 3   YEAR 4   YEAR 5   YEAR 6   YEAR 7   YEAR 8   YEAR 9  YEAR 10
==================================================================================================================================
NET INTEREST INCOME                      $   693  $   673  $   652  $   633  $   614  $   595  $   578  $   560  $   543  $   527
PROVISION FOR LOAN LOSSES                      0        0        0        0        0        0        0        0        0        0
NON-INTEREST INCOME                           21       20       19       19       18       18       17       17       16       16
NON-INTEREST EXPENSE                         425      412      400      388      376      365      354      343      333      323
                                         -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
INCOME BEFORE SECURITY TRANSACTIONS      $   289  $   280  $   272  $   264  $   256  $   248  $   241  $   233  $   226  $   220
INCOME TAXES                                  98       95       92       90       87       84       82       79       77       75
                                         -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
NET INCOME                               $   191  $   185  $   179  $   174  $   169  $   164  $   159  $   154  $   149  $   145
                                         ========================================================================================

PLUS: DEPRECIATION                            22       22       21       20       20       19       19       18       18       17
LESS: ADDITIONAL CAP REQUIREMENTS              0        0        0        0        0        0        0        0        0        0
                                         -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
AVAILABLE CASH FLOW                      $   213  $   207  $   200  $   194  $   189  $   183  $   177  $   172  $   167  $   162

PRESENT VALUE FACTOR                      0.8621   0.7561   0.6575   0.5718   0.4972   0.4323   0.3759   0.3269   0.2843   0.2472
                                         -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
DISCOUNTED CASH FLOWS                    $   184  $   156  $   132  $   111  $    94  $    79  $    67  $    56  $    47  $    40
                                         =========================================================================================
SUM OF DISCOUNTED CASH FLOWS             $   966
PRESENT VALUE OF RESIDUAL                  1,138
                                         -------

FAIR MARKET VALUE OF CAPITAL
 ACCOUNTS                                $ 2,105
PLUS: PRESENT CAPITAL IN EXCESS OF 7%      2,407
                                         -------

FAIR MARKET VALUE OF EQUITY ON A                                           DIFFERENCES IN CALCULATED AMOUNTS
 CONTROLLING, NON-MARKETABLE BASIS       $ 4,512                               MAY EXIST DUE TO ROUNDING
                                       =========

VALUE PER SHARE -                        $    30
ISSUED SHARES 152,087
-------------------------------------------------------------------

                                                           RESIDUAL
                                                            VALUE
===================================================================
NET INTEREST INCOME
PROVISION FOR LOAN LOSSES
NON-INTEREST INCOME
NON-INTEREST EXPENSE

INCOME BEFORE SECURITY TRANSACTIONS
INCOME TAXES

NET INCOME

PLUS: DEPRECIATION
LESS: ADDITIONAL CAP REQUIREMENTS

AVAILABLE CASH FLOW                                        $1,854

PRESENT VALUE FACTOR

DISCOUNTED CASH FLOWS

                                                                       EXHIBIT V


                      MID-MISSOURI HOLDING COMPANY, INC.
                       DISCOUNTED CASH FLOW ASSUMPTIONS
                             AS OF DECEMBER 1996
                                   (000's)


===============================================================================================================================
         VARIABLE             YEAR 1    YEAR 2    YEAR 3    YEAR 4    YEAR 5    YEAR 6    YEAR 7    YEAR 8    YEAR 9    YEAR 10
         --------             ------    ------    ------    ------    ------    ------    ------    ------    ------    -------
ASSET GROWTH RATE             6.50%     6.50%     6.50%     6.50%     6.50%     6.50%     6.50%     6.50%     6.50%     6.50%
TOTAL ASSETS $120,742         128,590   136,949   145,850   155,331   165,427   176,180   187,631   199,827   212,816   226,649
AVERAGE ASSETS                124,666   132,769   141,399   150,590   160,379   170,803   181,906   193,729   206,322   219,733
NET INTEREST INCOME
AS A PERCENT OF AVERAGE
  ASSETS                      3.88%     3.88%     3.88%     3.88%     3.88%     3.88%     3.88%     3.88%     3.88%     3.88%
PROVISION FOR LOAN LOSSES
AS A PERCENT OF AVERAGE
  ASSETS                      0.01%     0.01%     0.01%     0.01%     0.01%     0.01%     0.01%     0.01%     0.01%     0.01%
NON-INTEREST INCOME
 AS A PERCENT OF AVERAGE
  ASSETS                      0.64%     0.64%     0.64%     0.64%     0.64%     0.64%     0.64%     0.64%     0.64%     0.64%
NON-INTEREST EXPENSE
 AS A PERCENT OF AVERAGE
  ASSETS                      3.18%     3.18%     3.18%     3.18%     3.18%     3.18%     3.18%     3.18%     3.18%     3.18%

INCOME TAX RATE               34.00%    34.00%    34.00%    34.00%    34.00%    34.00%    34.00%    34.00%    34.00%    34.00%

DEPRECIATION AND
 AMORTIZATION
 AS A PERCENT OF AVERAGE
  ASSETS                      0.17%     0.17%     0.17%     0.17%     0.17%     0.17%     0.17%     0.17%     0.17%     0.17%
ADDITIONAL CAPITAL
 REQUIREMENTS
 AS PERCENT OF CHANGE IN
  ASSETS                      0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
DISCOUNT RATE - EXPECTED
 R.O.E.                      16.00%    16.00%    16.00%    16.00%    16.00%    16.00%    16.00%    16.00%    16.00%    16.00%
RESIDUAL GROWTH RATE          4.00%
RESIDUAL CAPITALIZATION
 RATE                         5.00%
RESIDUAL PRESENT VALUE
 FACTOR                       0.6139
EQUITY CAPITAL               $9,573
CAPITAL TO ASSET RATIO        7.93%
REQUIRED CAPITAL AT 7% OF
 ASSETS                      $8,433

                                        REQUIRED
                                        CAPITAL
ASSET GROWTH RATE
TOTAL ASSETS $120,742                      15,865
AVERAGE ASSETS
NET INTEREST INCOME
AS A PERCENT OF AVERAGE
  ASSETS
PROVISION FOR LOAN LOSSES
AS A PERCENT OF AVERAGE
  ASSETS
NON-INTEREST INCOME
 AS A PERCENT OF AVERAGE
  ASSETS
NON-INTEREST EXPENSE
 AS A PERCENT OF AVERAGE
  ASSETS

INCOME TAX RATE

DEPRECIATION AND
 AMORTIZATION
 AS A PERCENT OF AVERAGE
  ASSETS
ADDITIONAL CAPITAL
 REQUIREMENTS
 AS PERCENT OF CHANGE IN
  ASSETS
DISCOUNT RATE - EXPECTED
 R.O.E.
RESIDUAL GROWTH RATE
RESIDUAL CAPITALIZATION
 RATE
RESIDUAL PRESENT VALUE
 FACTOR
EQUITY CAPITAL
CAPITAL TO ASSET RATIO
REQUIRED CAPITAL AT 7% OF
 ASSETS

                                                                      EXHIBIT VI


                           AMERICAN FEDERAL SAVINGS
                         DISCOUNTED CASH FLOW ANALYSIS
                              AS OF DECEMBER 1996
                                    (000's)

----------------------------------------------------------------------------------------------------------------------------------
BANK CASH FLOW                           YEAR 1   YEAR 2   YEAR 3   YEAR 4   YEAR 5   YEAR 6   YEAR 7   YEAR 8   YEAR 9   YEAR 10
==================================================================================================================================
NET INTEREST INCOME                      $ 4,837  $ 5,151  $ 5,486  $ 5,843  $ 6,223  $ 6,627  $ 7,058  $ 7,517  $ 8,005  $ 8,526
PROVISION FOR LOAN LOSSES                     12       13       14       15       16       17       18       19       21       22
NON-INTEREST INCOME                          798      850      905      964    1,026    1,093    1,164    1,240    1,320    1.406
NON-INTEREST EXPENSE                       3,964    4,222    4,497    4,789    5,100    5,432    5,785    6,161    6,561    6,988
                                         -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
INCOME BEFORE SECURITY TRANSACTIONS      $ 1,658  $ 1,766  $ 1,881  $ 2,003  $ 2,133  $ 2,272  $ 2,419  $ 2,577  $ 2,744  $ 2,922
INCOME TAXES                                 564      600      639      681      725      772      823      876      933      994
                                         -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
NET INCOME                               $ 1,094  $ 1,165  $ 1,241  $ 1,322  $ 1,408  $ 1,499  $ 1,597  $ 1,701  $ 1,811  $ 1,929
                                         ========================================================================================

PLUS: DEPRECIATION                       $   208  $   222  $   236  $   251  $   268  $   285  $   304  $   324  $   345  $   367
LESS: ADDITIONAL CAP REQUIREMENTS              0        0        0        0        0        0        0        0        0        0
                                         -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
AVAILABLE CASH FLOW                      $ 1,303  $ 1,387  $ 1,477  $ 1,573  $ 1,676  $ 1,785  $ 1,901  $ 2,024  $ 2,156  $ 2,296

PRESENT VALUE FACTOR                      0.8621   0.7561   0.6575   0.5718   0.4972   0.4323   0.3759   0.3269   0.2843   0.2472
                                         -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
DISCOUNTED CASH FLOWS                    $ 1,123  $ 1,049  $   971  $   900  $   833  $   771  $   714  $   662  $   613  $   568
                                         =========================================================================================
SUM OF DISCOUNTED CASH FLOWS             $ 8,204
PRESENT VALUE OF RESIDUAL                  7,248
                                         -------

FAIR MARKET VALUE OF CAPITAL ACCOUNTS    $15,452
PLUS: PRESENT CAPITAL IN EXCESS OF 7%      1,140
                                         -------

FAIR MARKET VALUE OF EQUITY ON A
 CONTROLLING, NON-MARKETABLE BASIS       $16,592                                    DIFFERENCES IN CALCULATED AMOUNTS
                                       =========                                        MAY EXIST DUE TO ROUNDING

VALUE PER SHARE -                        $    83
 ISSUED SHARES 200,000
---------------------------------------------------------

                                          RESIDUAL
                                           VALUE
=========================================================
NET INTEREST INCOME
PROVISION FOR LOAN LOSSES
NON-INTEREST INCOME
NON-INTEREST EXPENSE

INCOME BEFORE SECURITY TRANSACTIONS
INCOME TAXES

NET INCOME


PLUS: DEPRECIATION
LESS: ADDITIONAL CAP REQUIREMENTS

AVAILABLE CASH FLOW                        $11,806

PRESENT VALUE FACTOR

DISCOUNTED CASH FLOWS

                                                                     EXHIBIT VII


                         AMERICAN FEDERAL/MID-MISSOURI

                         CONVERSION OF SHARES FORMULA
                            AS OF DECEMBER 31, 1996

STOCK COMPONENT:
----------------------
7% OF TOTAL ASSETS
OF THE BANK                   $18,921,924 x 7.00%            $1,324,535
---------------------  =      ---------------           =    ----------                       =      27,673
PER SHARE BOOK VALUE OF       $9,572,872 / 200,000           $48                                     SHARES
MID-MISSOURI COMMON

CASH COMPONENT:
----------------------
                                                                                              (Rounded to 000's)
 BOOK VALUE OF AMERICAN FEDERAL                                                                       $3,732,000

 LESS STOCK COMPONENT                31,189 SHARES                                                     1,493,000
                                                                                                       ---------

 CASH COMPONENT                                                                                       $2,239,000
                                                                                                       =========

STOCK COMPONENT PER SHARE         31,189 SHARES              $72                                      $2,240,000
                                                             (ESTIMATED VALUE OF
                                                             MID-MISSOURI SHARE)

CASH COMPONENT
 AS CALCULATED ABOVE                                                                                  $2,239,000
                                                                                                       ---------

FAIR VALUE OF MERGER CONSIDERATION                                                                    $4,479,000
                                                                                                       =========

MERGER CONSIDERATION PER SHARE                          152,087 SHARES                                      $ 29

ESTIMATED VALUE PER SHARE OF AMERICAN FEDERAL                                                               $ 28

BOOK VALUE PER SHARE                                                                                        $ 25

MERGER CONSIDERATION AS A RATIO OF BOOK VALUE                                                               1.16

                                                                    EXHIBIT VIII


                        AMERICAN FEDERAL SAVINGS & LOAN
                            ASSOCIATION OF SULLIVAN

                           ESTIMATION OF FAIR VALUE
                            AS OF DECEMBER 31, 1996

                                                  WEIGHTED
                              FAIR                  FAIR
 VALUATION                    VALUE     WEIGHT      VALUE
METHODOLOGY                   -----     -------     -----
-----------
INCOME APPROACH               $  30       50%       $  15

BOOK VALUE                    $  25       50%       $  13
                                         ----        ----

TOTAL                                    100%       $  28
                                         ====        ====

                                                                      EXHIBIT IX


                      MID-MISSOURI HOLDING COMPANY, INC.

                           ESTIMATION OF FAIR VALUE
                            AS OF DECEMBER 31, 1996


                                                  WEIGHTED
                              FAIR                  FAIR
VALUATION                     VALUE     WEIGHT      VALUE
METHODOLOGY                   -----     -------     -----
-----------
INCOME APPROACH               $  83       70%       $  58

BOOK VALUE                    $  48       30%       $  14
                                         ----        ----

TOTAL                                    100%       $  72
                                         ====        ====


    Note:
         More weight is given to the income approach because of the growth and earning potential of the company versus the bank.

                                                                       EXHIBIT X


                       OTHER RESOURCES USED FOR ANALYSIS
                            AS OF DECEMBER 31, 1996


FINANCIAL INFORMATION

     A.   Mid-Missouri Holding Company, Inc.
          December 31, 1995 and 1996 Audited Financial Statement

     B.   American Federal Savings & Loan Association of Sullivan
          Audited Financial Statements for years ended December 31, 1995 and December 31, 1996

     C.   Agreement of Plan & Merger

     D. Data contained in the draft of the Securities & Exchange Commission Form S-4

                                                                      APPENDIX E
                                                                      ----------


                              FAIRNESS OPINION OF

                       LEXINGTON FINANCIAL GROUP, L.L.C.

LEXINGTON FINANCIAL GROUP, L.L.C.
-----------------------------------
March 14, 1997



Board of Directors
Mid-Missouri Holding Company, Inc.
318 West Main Street
P.O. Box 489
Sullivan, MO 63080-0489

Gentlemen:

American Federal Savings & Loan Association of Sullivan, a Federal savings and loan association ("American Federal"), Mid-Missouri Holding Company, Inc., a Missouri Corporation ("Mid-Missouri"), and Bank of Sullivan, a Missouri bank and wholly owned subsidiary of Mid-Missouri ("Subsidiary Bank"), have entered into an Agreement and Plan of Merger ("Merger Agreement") dated December 6, 1996. Pursuant to Merger Agreement, and subject to certain conditions and provisions set forth therein, American Federal will be merged with and into Subsidiary Bank in a transaction ("The Merger") in which each share of American Federal common stock will be converted into the right to receive the "Merger Consideration" (as defined hereafter) in common stock and cash. Therefore, you have requested our opinion as to the fairness of the Merger Consideration, from a financial point of view, for the benefit of the shareholders of Mid-Missouri.

Pursuant to the Merger Agreement, the Merger Consideration will consist of the right to receive cash and common stock for each issued and outstanding share of American Federal Common Stock, subject to certain adjustments set forth in the Merger Agreement. The shares received will be shares of common stock of Mid-Missouri in the proportion as described hereafter.

In the Merger, shares of American Federal Common will be converted into a combination of cash and Mid-Missouri Common having an aggregate value equal to the per share Closing Book Value (as herein defined) of American Federal. From hereon, the term "Book Value" means the total amount of an entity's consolidated stockholders' equity accounts, less preferred stock, reduced by any adjustments to the accounts in connection with the Merger. The date of record to determine the Book Value will be the last day of the month immediately preceding the month in which the date of the closing of the Merger occurs.

The aggregate value of the Merger Consideration received by all stockholders of American Federal will be payable in a combination of cash and shares of Mid-Missouri Common. The amount of cash will be the difference between the Merger Consideration and the aggregate Closing Book Value of the stock portion provided. The number of shares of Mid-Missouri Common will be calculated as follows:

--------------------------------------------------------------------------------
                            [LETTER HEAD APPEARS]

LEXINGTON FINANCIAL GROUP, L.L.C.
-------------------------------------
                    Total Assets of American Federal X. 07
                -----------------------------------------------
                  Per Share Book Value of Mid-Missouri Common

As used herein, the term "Total Assets" means the total assets as shown on the books of American Federal as of the last day of the month preceding the month in which the Closing Date occurs and the term "Per Share Book Value" means the amount of the consolidated shareholders' equity accounts, exclusive of preferred stock, of Mid-Missouri as of the last day of the month immediately preceding the month in which the Closing Date occurs divided by the number of shares of common stock of Mid-Missouri outstanding on such date. The Stock Component issuable pursuant to the Merger Agreement will be increased, as necessary, and the amount of the Cash Component payable will be decreased, as necessary, such that the aggregate Book Value of the Stock, determined as of the Closing Date, will not be less than forty percent (40%) of the Merger Consideration.

VALUE OF THE MERGER

Based on the approximate Book Value of American Federal at December 31, 1996, calculated in accordance with the terms of the Merger Agreement as described above, the Merger Consideration had an approximate per share value of $24.54 ($14.72 cash and .2051 share of Mid-Missouri Common) and an approximate total value of $3.7 million to holders of American Federal Common. The value of the Merger Consideration estimated above may increase or decrease depending on the components making up the determination of American Federal's Book Value and the date on which the Effective Time occurs.

The actual value of the Merger Consideration to be received by stockholders of American Federal, including the number of shares of Mid-Missouri Common constituting the Stock Component and the value of the Cash Component, cannot be calculated as of the date of this opinion.

Lexington Financial Group, L.L.C. is a financial advisory and consulting firm that specializes in bank holding companies, commercial banking, and savings bank industries. We are largely engaged for purposes of valuation of securities in connection with merger and acquisition transactions, recapitalizations, and Employee Stock Ownership Plans. We have not been retained to advise in any capacity, other than that previously stated, in this Merger by any of the parties involved.

In arriving at the opinion expressed hereafter, we have among other things:

1) Reviewed the Draft of the Form S-4 Registration Statement to be filed with the Securities and Exchange Commission in compliance with the securities laws which govern this transaction.

2) Reviewed the audited financial statements of both American Federal and Mid-Missouri dated December 31, 1996, 1995, and 1994.

3) Reviewed the Merger Agreement, dated December 6, 1996 between American Federal and Mid-Missouri and compared the proposed financial terms of the transactions anticipated by the Merger Agreement with the financial terms of certain other transactions we believe to be relevant.

LEXINGTON FINANCIAL GROUP, L.L.C
---------------------------------------
4) Reviewed the prospectus relating to this transaction and the financial information provided therein.

5) Reviewed performance of similar institutions, considered to be peer companies, for comparative analysis of operations, earnings, asset growth and capital retention.

6) Reviewed general economic conditions, market and specific financial industry trends that may impact the transaction at hand.

In rendering this opinion, we have relied, without independent verification, upon the accuracy and completeness of the financial and other information and the representations provided to us by American Federal and Mid-Missouri. In addition, we have accepted all forecasts and projected values purported to us to be reasonable and prudent. We have not tested the assets for integrity and accept that all charge-offs are valid and all provisions adequate. We assume that there will be no material adverse changes in the assets, financial condition and capital accounts on the part of American Federal or Mid-Missouri prior to the closing date of the Merger. This opinion, therefore, is based solely upon all conditions, whether market or economic, as they exist at this time.

Based upon the analysis and conditions as outlined above, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid by Mid-Missouri, pursuant to the terms of the Agreement, is fair to the shareholders of Mid-Missouri from a financial point of view.



                             Lexington Financial Group, L.L.C.

                                                                      APPENDIX F
                                                                      ----------

         EXCERPTS OF TITLE 12 - BANKS AND BANKING (DISSENTERS' RIGHTS)


(S) 552.14 DISSENTER AND APPRAISAL RIGHTS.

     (a) Right to demand payment of fair or appraised value. Except as provided in paragraph (b) of this section, any stockholder of a Federal stock association combining in accordance with (S) 552.13 of this part shall have the right to demand payment of the fair or appraised value of his stock: Provided, That such stockholder has not voted in favor of the combination and complies with the provisions of paragraph (c) of this section.

     (b) Exceptions. No stockholder required to accept only qualified consideration for his or her stock shall have the right under this section to demand payment of the stock's fair or appraised value, if such stock was listed on a national securities exchange or quoted on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") on the date of the meeting at which the combination was acted upon or stockholder action is not required for a combination made pursuant to (S) 552.13(h)(2) of this part. "Qualified consideration" means cash, shares of stock of any association or corporation which at the effective date of the combination will be listed on a national securities exchange or quoted on NASDAQ, or any combination of such shares of stock and cash.

     (c) Procedure-(1) Notice. Each constituent Federal stock association shall notify all stockholders entitled to rights under this section, not less than twenty days prior to the meeting at which the combination agreement is to be submitted for stockholder approval, of the right to demand payment of appraised value of shares, and shall include in such notice a copy of this section. Such written notice shall be mailed to stockholders of record and may be part of management's proxy solicitation for such meeting.

     (2) Demand for appraisal and payment. Each stockholder electing to make a demand under this section shall deliver to the Federal stock association, before voting on the combination, a writing identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the combination by the stockholder.

     (3) Notification of effective date and written offer. Within ten days after the effective date of the combination, the resulting association shall:

     (i) Give written notice by mail to stockholders of constituent Federal stock associations who have complied with the provisions of paragraph (c)(2) of this section and have not voted in favor of the combination, of the effective date of the combination;

     (ii) Make a written offer to each stockholder to pay for dissenting shares at a specified price deemed by the resulting association to be the fair value thereof; and

     (iii) Inform them that, within sixty days of such date, the respective requirements of paragraphs (c)(5) and (c)(6) of this section (set out in the notice) must be satisfied.

The notice and offer shall be accompanied by a balance sheet and statement of income of the association the shares of which the dissenting stockholder holds, for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

     (4) Acceptance of offer. If within sixty days of the effective date of the combination the fair value is agreed upon between the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section, payment therefor shall be made within ninety days of the effective date of the combination.

     (5) Petition to be filed if offer not accepted. If within sixty days of the effective date of the combination the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section do not agree as to the fair value, then any such stockholder may file a petition with the Office, with a copy by registered or certified mail to the resulting association, demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under this section who fails to file such petition within sixty days of the effective date of the combination shall be deemed to have accepted the terms offered under the combination.

     (6) Stock certificates to be noted. Within sixty days of the effective date of the combination, each stockholder demanding appraisal and payment under this section shall submit to the transfer agent his certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholder who fails to submit his or her stock certificates for such notation shall no longer be entitled to appraisal rights under this section and shall be deemed to have accepted the terms offered under the combination.

     (7) Withdrawal of demand. Notwithstanding the foregoing, at any time within sixty days after the effective date of the combination, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the combination.

     (8) Valuation and payment. The Director shall, as he or she may elect, either appoint one or more independent persons or direct appropriate staff of the Office to appraise the shares to determine their fair market value, as of the effective date of the combination, exclusive of any element of value arising from the accomplishment or expectation of the combination. Appropriate staff of the Office shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares, direct payment by the resulting association of the appraised fair value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the combination, at a rate deemed equitable by the Director.

     (9) Costs and expenses. The costs and expenses of any proceeding under this section may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section.

     (10) Voting and distribution. Any stockholder who has demanded appraisal rights as provided in paragraph (c)(2) of this section shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distribution payable to, or a vote to be taken by stockholders of record at a date which is on or prior to, the effective date of the combination): Provided, That if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the combination, such stockholder shall thereupon be entitled to vote and receive the distributions described above.

   (11) Status. Shares of the resulting association into which shares of the stockholders demanding appraisal rights would have been converted or exchanged, had they assented to the combination, shall have the status of authorized and unissued shares of the resulting association.

                                                                      APPENDIX G
                                                                      ----------


                           PRELIMINARY TAX OPINION OF

                          LEWIS, RICE & FINGERSH, L.C.

                          A LIMITED LIABILITY COMPANY

                                ATTORNEYS AT LAW

                          500 N. BROADWAY, SUITE 2000
                         ST. LOUIS, MISSOURI 63102-2147

                               TEL (314) 444-7600
                               FAX (314) 241-6056
  ST. LOUIS, MISSOURI   KANSAS CITY, MISSOURI   CLAYTON, MISSOURI   JEFFERSON
 CITY, MISSOURI   WASHINGTON, MISSOURI   BELLEVILLE, ILLINOIS   HAYS, KANSAS
                                LEAWOOD, KANSAS


                                  May 7, 1997



Board of Directors
Mid-Missouri Holding Company, Inc.
318 West Main Street
Sullivan, Missouri 63080



     RE: MERGER OF AMERICAN FEDERAL SAVINGS & LOAN ASSOCIATION OF SULLIVAN INTO BANK OF SULLIVAN

Gentlemen:

     You have requested our opinions as to the federal income tax consequences of the proposed merger ("Merger") of American Federal Savings & Loan Association of Sullivan ("American Federal") into Bank of Sullivan ("Bank") pursuant to the Agreement and Plan of Merger, dated December 6, 1996, as amended ("Merger Agreement"), by and among Mid-Missouri Holding Company, Inc. ("Mid-Missouri"), American Federal and Bank.

     In issuing the opinions set forth in this letter, we have relied upon (1) the factual representations made by Mid-Missouri, and Bank, dated March 10, 1997 and March 11, 1997, respectively, and factual representations, substantially similar to representations set forth in Revenue Procedure 86-42, 1986-2 C.B. 722, which have been requested from American Federal (the "Representations"),
(2) the Merger Agreement, and (3) the facts, information and documentation set forth in the Registration Statement on Form S-4 of Mid-Missouri filed with the Securities and Exchange Commission in connection with the Merger ("Registration Statement").

     The opinions set forth in this letter are predicated upon our understanding of the facts set forth in the Merger Agreement, the Representations, and the Registration Statement. Any change in such facts may adversely affect our opinions. Furthermore, our opinions are based upon our understanding of the existing provisions of the Internal Revenue Code of 1986, as amended ("Code"), currently applicable regulations promulgated under the Code, current published administrative positions of the Internal Revenue Service such as revenue rulings and revenue procedures, and existing judicial decisions, all of which are subject to change either prospectively or retroactively. Any change in such authorities may adversely affect our

Board of Directors
May 7, 1997                  LEWIS, RICE & FINGERSH
Page 2


opinions. We assume no obligation to update our opinions for any deletions or additions to or modification of any law applicable to the Merger.

     Based on the authority described above and on our review of the Merger Agreement, the Representations and the Registration Statement, and assuming that
(i) the Representations will be received from American Federal in substantially the form requested and (ii) the transactions described in all of the above documents are completed as described, our opinions as to the federal income tax consequences of the Merger are as follows.

     1.     The Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code.

     2. Pursuant to Section 356(a)(1) of the Code, gain, if any, will be realized by each shareholder of American Federal common stock who receives both Mid-Missouri common stock and cash in exchange for his American Federal common stock and will be recognized, but not in excess of the amount of cash received.

     3. Pursuant to Section 358(a)(1) of the Code, the aggregate tax basis of the Mid-Missouri common stock received by each shareholder of American Federal will be the same as the aggregate tax basis of the American Federal common stock surrendered in exchange therefor decreased by the amount of cash received by the shareholder and increased by the amount, if any, treated as a dividend and the amount, if any, of gain recognized by the shareholder in the exchange.

     4. Pursuant to Section 1223(1) of the Code, the holding period of Mid-Missouri common stock received by each shareholder of American Federal will include, in each instance, the period during which the American Federal shareholder held the American Federal common stock surrendered in exchange therefor, provided that such American Federal stock is held as a capital asset in the hands of such American Federal shareholder on the date of the exchange.

     We express no opinion with regard to the federal income tax consequences of the Merger not addressed expressly by the above opinions. In addition, we express no opinion as to any state or local tax consequences with respect to the Merger.

     The shareholders of American Federal should consult with a qualified tax advisor with respect to any reporting requirements which may be applicable, or any other tax considerations not expressly mentioned herein.

Board of Directors
May 7, 1997                  LEWIS, RICE & FINGERSH
Page 2


     We consent to the use of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              LEWIS, RICE & FINGERSH, L.C.



cc.: Rita J. Heady
     Executive Vice President
     American Federal Savings & Loan Association of Sullivan

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, the corporation may not indemnify such persons against judgments and fines and no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses. Section 351.355 further provides that, to the extent that a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred in connection with such action, suit or proceeding. Section 351.355 also provides that a Missouri corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation's articles of incorporation or an amendment thereto or by a shareholder-approved by-law or agreement, and provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Article XIII of the Articles of Incorporation of registrant provides that registrant shall indemnify its directors and certain of its executive officers to the full extent specified in Section 351.355 and, in addition, shall indemnify each of them against all expenses incurred in connection with service for or at the request of the registrant in any of the capacities referred to in Section 351.355 or arising out of his or her status in any such capacity, provided that he or she may not be indemnified against conduct finally adjudged to have been liable for negligence or misconduct.

     Pursuant to a policy of directors' and officers' liability insurance, with total annual limits of $500,000, registrant's officers and directors are insured, subject to the limits, retention, exceptions and other terms and conditions of such policy, against liability for any actual or alleged error, misstatement, misleading statement, act or omission, or neglect or breach of duty by the directors or officers of registrant in the discharge of their duties solely in their capacity as directors or officers of registrant, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers of registrant.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  The following exhibits are filed as part of this Registration
          Statement:

          (2)(a) Agreement and Plan of Merger, dated December 6, 1996, by and among American Federal Savings & Loan Association of Sullivan, Mid-Missouri Holding Company, Inc., and Bank of Sullivan, as amended by the First Amendment to Agreement and Plan of Merger, dated as of February 13, 1997 (Appendix A to Proxy Statement/Prospectus). The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request;

          (3)(a) Articles of Incorporation of Mid-Missouri Holding Company, Inc., as amended;

          (3)(b)    By-laws of Mid-Missouri Holding Company, Inc.;

          (5)       Opinion of Lewis, Rice & Fingersh, L.C. re legality;

          (8) Preliminary Tax Opinion of Lewis, Rice & Fingersh, L.C. (Appendix A to Proxy Statement/Prospectus).

          (23)(a)   Consent of Baird, Kurtz & Dobson;

          (23)(b)   Consent of Baird, Kurtz & Dobson;

          (23)(c) Consent of Lewis, Rice & Fingersh, L.C. (in opinion re legality);

          (23)(d) Consent of Lewis, Rice & Fingersh, L.C. (in opinion re federal income tax consequences);

          (23)(e)   Consent of Norman Backues & Associates, Inc.;

          (23)(f)   Consent of Lexington Financial Group, L.L.C.;

          (24)      Powers of Attorney;

          (99)(a) Form of Proxy Card for American Federal Savings & Loan Association of Sullivan Special Meeting;

          (99)(b) Form of Letter to Stockholders of American Federal Savings & Loan Association of Sullivan to accompany Proxy Statement/Prospectus;


          (99)(c) Form of Notice of American Federal Savings & Loan Association of Sullivan Special Meeting;

          (99)(d) Fairness Opinion of Norman Backues & Associates, Inc. regarding fairness of merger consideration to stockholders of American Federal Savings & Loan Association of Sullivan (Appendix D to Proxy Statement/Prospectus);

          (99)(e) Fairness Opinion of Lexington Financial Group, L.L.C. regarding fairness of merger consideration to stockholders of the Registrant (Appendix E to Proxy
                    Statement/Prospectus);

          (99)(f) Excerpts of Title 12 - Banks and Banking Dissenters' Rights) (Appendix F to Proxy Statement/Prospectus).


     (b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) or (c) of this Form.


ITEM 22.  UNDERTAKINGS.

     (1) The undersigned Registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated document by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (4) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (5) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sullivan, State of Missouri, on March 19, 1997.

                              MID-MISSOURI HOLDING COMPANY, INC.



                              By:      /s/ E. Milt Branum, Jr.
                                    --------------------------------------------
                                    E. Milt Branum, Jr.
                                    President and Chief Executive Officer
                                    (Principal Executive Officer)



                              By:      /s/ Alan Brueske
                                    --------------------------------------------
                                    Alan Brueske
                                    Financial Officer
                                    (Principal Accounting Officer)



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 19, 1997, by the following persons in the capacities indicated.


Name                                Title/Position
----                                --------------


   /s/ John W. Waller               Chairman of the Board
----------------------------
John W. Waller


   /s/ E. Milt Branum, Jr.          President, Chief Executive Officer,
----------------------------
E. Milt Branum, Jr.                 Principal Accounting Officer and Director


   /s/ Edward P. Burke              Director
----------------------------
Edward P. Burke

   /s/ Gordian J. Mathias           Director
----------------------------
Gordian J. Mathias


   /s/ James E. McIntosh            Director
----------------------------
James E. McIntosh


   /s/ Norman M. Rubenstein         Director
----------------------------
Norman M. Rubenstein


   /s/ Albert M. Schlueter          Director
----------------------------
Albert M. Schlueter


   /s/ T. Scott Waller              Director
----------------------------
T. Scott Waller


   /s/ Edward C. Wallis             Director
----------------------------
Edward C. Wallis


   /s/ John M. Brummet              Director
----------------------------
John M. Brummet

                               INDEX TO EXHIBITS

Number                             Exhibit
------                             -------

(2)(a) Agreement and Plan of Merger, dated December 6, 1996, by and among American Federal Savings & Loan Association of Sullivan, Mid-Missouri Holding Company, Inc., and Bank of Sullivan, as amended by the First Amendment to Agreement and Plan of Merger, dated as of February 13, 1997 (Appendix A to Proxy Statement/Prospectus). The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request;

(3)(a) Articles of Incorporation of Mid-Missouri Holding Company, Inc., as amended;

(3)(b)   By-laws of Mid-Missouri Holding Company, Inc.;

(5)      Opinion of Lewis, Rice & Fingersh, L.C. re legality;

(8) Preliminary Tax Opinion of Lewis, Rice & Fingersh, L.C. (Appendix G to Proxy Statement/Prospectus)

(23)(a)  Consent of Baird, Kurtz & Dobson;

(23)(b)  Consent of Baird, Kurtz & Dobson;

(23)(c)  Consent of Lewis, Rice & Fingersh, L.C. (in opinion re legality);

(23)(d) Consent of Lewis, Rice & Fingersh, L.C. (in opinion re federal income tax consequences);

(23)(e)  Consent of Norman Backues & Associates, Inc.;

(23)(f)  Consent of Lexington Financial Group, L.L.C.;

(24)     Powers of Attorney;

(99)(a) Form of Proxy Card for American Federal Savings & Loan Association of Sullivan Special Meeting;

(99)(b) Form of Letter to Stockholders of American Federal Savings & Loan Association of Sullivan to accompany Proxy Statement/Prospectus;

(99)(c) Form of Notice of American Federal Savings & Loan Association of Sullivan Special Meeting;

(99)(d) Fairness Opinion of Norman Backues & Associates, Inc. regarding fairness of merger consideration to stockholders of American Federal Savings & Loan Association of Sullivan (Appendix D to Proxy Statement/Prospectus);

(99)(e) Fairness Opinion of Lexington Financial Group, L.L.C. regarding fairness of merger consideration to stockholders of the Registrant (Appendix E to Proxy Statement/Prospectus);

(99)(f) Excerpts of Title 12 - Banks and Banking Dissenters' Rights) (Appendix F to Proxy Statement/Prospectus).